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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on July 11, 2013

Registration No. 333-188900

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CVR REFINING, LLC
COFFEYVILLE FINANCE INC.
(as Issuers)

CVR REFINING, LP
(as Parent Guarantor)
(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	2911 2911 2911 (Primary Standard Industrial Classification Code Number)	90-0889775 27-2184230 37-1702463 (I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

2277 Plaza Drive, Suite 500
Sugar Land, TX 77479
(281) 207-3200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John J. Lipinski
2277 Plaza Drive, Suite 500
Sugar Land, TX 77479
(281) 207-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Levitt, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000

Approximate date of commencement of proposed exchange offer:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6.500% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$68,200

Guarantees of 6.500% of Senior Notes due 2022	$500,000,000	(2)	(2)	(2)

Total Registration Fee	—	—	—	$68,200(3)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)
No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

(3)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Coffeyville Resources Crude Transportation, LLC	Delaware	2911	20-0466180
Coffeyville Resources Pipeline, LLC	Delaware	2911	20-0466161
Coffeyville Resources Refining & Marketing, LLC	Delaware	2911	20-0465932
Coffeyville Resources Terminal, LLC	Delaware	2911	20-0466222
Wynnewood Energy Company, LLC	Delaware	2911	84-0964517
Wynnewood Refining Company, LLC	Delaware	2911	84-1313011

(1)
The address for each of the additional registrant guarantors is c/o CVR Refining, LP, 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.

Subject to Completion, dated July 11, 2013

Prospectus

CVR Refining, LLC

Coffeyville Finance Inc.

(as Issuers)

CVR Refining, LP

(as Parent Guarantor)

Exchange Offer for
$500,000,000
6.500% Senior Notes due 2022

        We are offering to exchange up to $500,000,000 of our 6.500% senior notes due 2022 (the "exchange notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $500,000,000 of our outstanding 6.500% senior notes due 2022, which we issued on October 23, 2012 (the "outstanding notes"). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act. The terms of the exchange notes are identical to the terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

        There is no existing public market for the exchange notes offered hereby. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

        The exchange offer will expire at 5:00 p.m., New York City time on                    , 2013, unless we extend it.

        Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must acknowledge that they will deliver this prospectus in any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        You should consider carefully the "Risk Factors" beginning on page 16 of this prospectus.

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2013.

        You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, to any person in any jurisdiction in which such an offer to sell or solicitation would be unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and we undertake no duty to update or supplement such information.

        CVR Refining, LLC is a Delaware limited liability company and is a wholly-owned subsidiary of CVR Refining, LP. Our principal executive offices are located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, and our telephone number is (281) 207-3200.

        This prospectus includes trademarks belonging to CVR Energy, Inc., including COFFEYVILLE RESOURCES® and the CVR Refining logo, each of which is registered or for which we are applying for federal registration with the United States Patent and Trademark Office. This prospectus also contains trademarks, service marks, copyrights and trade names of other companies.

INDUSTRY AND MARKET DATA

        The data included in this prospectus regarding the refining industry, including trends in the market and our position and the position of our competitors within the refining industry, is based on a variety of sources, including independent industry publications, government publications and other published independent sources, information obtained from customers, distributors, suppliers, trade and business organizations and publicly available information (including the reports and other information our competitors file with the Securities and Exchange Commission, which we did not participate in preparing and as to which we make no representation), as well as our good faith estimates, which have been derived from management's knowledge and experience in the areas in which our business operates. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain. Accordingly, investors should not place undue weight on the industry and market share data presented in this prospectus.

CERTAIN DEFINITIONS

        We use the following defined terms within this prospectus (in all cases, unless the context otherwise requires or where otherwise indicated):

  (1)
  "the Issuers" refer to CVR Refining, LLC, or Refining LLC, and Coffeyville Finance Inc., or Coffeyville Finance, the issuers of the notes, and not to any of their subsidiaries;

  (2)
  "Refining LLC," as well as "we," "our," "us" or like terms, when used in a present or future context, refer to CVR Refining, LLC, which is a wholly-owned subsidiary of Refining LP;

  (3)
  "Refining LP" refers to CVR Refining, LP, a publicly-traded limited partnership listed on the New York Stock Exchange ("NYSE"), and its consolidated subsidiaries;

  (4)
  "CVR Energy" refers to CVR Energy, Inc., a publicly-traded company listed on the NYSE, and its consolidated subsidiaries;

  (5)
  "CVR Refining GP" or the "general partner" refer to CVR Refining GP, LLC, an indirect wholly-owned subsidiary of CVR Energy and the general partner of Refining LP;

  (6)
  "Coffeyville Resources" or "CRLLC" refer to Coffeyville Resources, LLC, an indirect wholly-owned subsidiary of CVR Energy, which indirectly owns the general partner of Refining LP and a majority of the limited partner interests of Refining LP;

  (7)
  "CVR Partners" refers to CVR Partners, LP, a publicly-traded limited partnership listed on the NYSE that owns and operates a nitrogen fertilizer facility based in Coffeyville, Kansas, adjacent to our Coffeyville refinery;

  (8)
  "CVR Refining Holdings" refers to CVR Refining Holdings, LLC, a wholly-owned subsidiary of Coffeyville Resources that owns the general partner of Refining LP and a majority of the limited partner interests of Refining LP;

  (9)
  "Refining IPO" refers to the initial public offering of Refining LP pursuant to a registration statement on Form S-1, which was consummated on January 23, 2013; and

  (10)
  "Refining IPO Transactions" refers to the transactions that were entered into in connection with the Refining IPO, which are described under "Prospectus Summary—The Refining IPO Transactions" in this prospectus.

        Notwithstanding the foregoing, with respect to the historical financial information and other data presented in this prospectus, including under the headings "Prospectus Summary—Summary Historical Consolidated and Combined Financial and Operating Data," "Ratio of Earnings to Fixed Charges," "Capitalization," "Selected Historical Consolidated and Combined Financial and Operating Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as in the financial statements included elsewhere in this prospectus, all references to "we," "our," "us" or like terms mean CVR Refining, LP, whose historical financial statements reflect the historical operations of the petroleum refining and logistics business of CVR Energy.

        You should also see the "Glossary of Selected Industry Terms" beginning on page 226 for the definitions of some of the terms we use to describe our business and industry.

EXPLANATION OF CERTAIN FINANCIAL MATTERS

        In connection with the consummation of the Refining IPO, Refining LLC became a wholly-owned subsidiary of Refining LP, which is a guarantor of the notes. In this prospectus, we have included the financial statements of Refining LP, which reflect the historical consolidated and combined financial and operating results of the petroleum refining and related logistics business of CVR Energy. In connection with the offering of the outstanding notes, Coffeyville Resources, a wholly-owned subsidiary of CVR Energy, contributed all of its interests in the operating subsidiaries which constitute its petroleum refining and logistics business, as well as Coffeyville Finance to Refining LLC. In connection with the closing of the Refining IPO, CVR Refining Holdings, LLC contributed its 100% membership interest in Refining LLC to Refining LP. Refining LP has no material assets other than the stock of its subsidiaries and conducts substantially all of its operations through the Issuers (as defined below) and the guarantors.

        We use non-GAAP financial measures in this prospectus, including EBITDA and Adjusted EBITDA. For a reconciliation of EBITDA and Adjusted EBITDA to net income, see footnote 6 under "Management's Discussion & Analysis of Financial Condition and Results of Operations—Results of Operations."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements." The words "believe," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," "attempt," "appears," "forecast," "outlook," "estimate," "project," "potential," "may," "will," "are likely" or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate, and any and all of our forward-looking statements in this prospectus may turn out to be inaccurate.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under "Risk Factors" that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

  •
  the price volatility of crude oil, other feed stocks and refined products;

  •
  the ability of Refining LP's general partner to modify or revoke Refining LP's distribution policy at any time;

  •
  our ability to forecast our future financial condition and results of operations and our future revenues and expenses;

  •
  the effects of transactions involving forward and derivative instruments;

  •
  our ability in the future to obtain an adequate crude oil supply pursuant to supply agreements or at all;

  •
  our continued access to crude oil and other feedstock and refined products pipelines;

  •
  the level of competition from other petroleum refiners;

  •
  changes in our credit profile;

  •
  potential operating consequences from accidents, fire, severe weather, floods or other natural disasters, or other operating hazards resulting in unscheduled downtime;

  •
  our ability to purchase gasoline and diesel renewable identification numbers ("RINs") on a timely and cost effective basis;

  •
  costs of compliance with existing, or compliance with new, environmental laws and regulations, as well as the potential liabilities arising from, and capital expenditures required to remediate, current or future contamination;

  •
  the seasonal nature of our business;

  •
  our dependence on significant customers;

  •
  our potential inability to obtain or renew permits;

  •
  our ability to continue safe, reliable operations without unplanned maintenance events prior to and when approaching the end-of-cycle turnaround operations;

  •
  new regulations concerning the transportation of hazardous chemicals, risks of terrorism and the security of chemical manufacturing facilities;

  •
  our lack of asset diversification;

  •
  the potential loss of our transportation cost advantage over our competitors;

  •
  our ability to comply with employee safety laws and regulations;

  •
  potential disruptions in the global or U.S. capital and credit markets;

  •
  the success of our acquisition and expansion strategies;

  •
  our reliance on CVR Energy's senior management team;

  •
  the risk of a substantial increase in costs or work stoppages associated with negotiating collective bargaining agreements with the unionized portion of our workforce;

  •
  the potential shortage of skilled labor or loss of key personnel;

  •
  successfully defending against third-party claims of intellectual property infringement;

  •
  our significant indebtedness;

  •
  our potential inability to generate sufficient cash to service all of our indebtedness, including the exchange notes;

  •
  the limitations contained in our debt agreements that limit our flexibility in operating our business;

  •
  the dependence on our subsidiaries for cash to meet our debt obligations;

  •
  the inaccessibility of the assets of any non-guarantor subsidiaries;

  •
  lack of an active trading market for the exchange notes;

  •
  our limited operating history as a stand-alone entity;

  •
  potential increases in costs and the distraction of management resulting from the requirements that Refining LP faces with respect to being a publicly traded partnership;

  •
  risks relating to evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  the risk that we or Refining LP could become subject to material amounts of entity-level taxation;

  •
  risks relating to our and Refining LP's relationships with CVR Energy;

  •
  risks relating to CVR Energy's control of our company and its control over the general partner of Refining LP;

  •
  the conflicts of interest faced by our senior management team, which operate Refining LP, CVR Energy and Refining LP's general partner; and

  •
  limitations on the duties owed by Refining LP's general partner that are included in Refining LP's partnership agreement.

        You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus, or to reflect the occurrence of unanticipated events, unless required by law.

v

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, for a more complete understanding of the exchange offer before making an investment decision.

 Overview

        We are an independent downstream energy company with refining and related logistics assets that operates in the mid-continent region. Our direct parent, CVR Refining, LP, is a limited partnership whose common units are listed on the NYSE under the symbol "CVRR."

        We are a petroleum refiner and own two of only seven refineries in the underserved Group 3 of the PADD II region of the United States. We own and operate a 115,000 bpd complex full coking medium-sour crude oil refinery in Coffeyville, Kansas and a 70,000 barrels per day ("bpd") medium complexity crude oil refinery in Wynnewood, Oklahoma capable of processing 20,000 bpd of light sour crude oils (within its 70,000 bpd capacity). In addition, we also control and operate supporting logistics assets including approximately 350 miles of owned pipelines, over 125 owned crude oil transports, a network of strategically located crude oil gathering tank farms, and over 6.0 million barrels of owned and leased crude oil storage capacity. The strategic location of our refineries, combined with our supporting logistics assets, provide us with a significant crude oil cost advantage relative to our competitors. Furthermore, our Coffeyville and Wynnewood refineries are located approximately 100 miles and 130 miles, respectively, from the crude oil hub at Cushing, Oklahoma, and have access to inland domestic and Canadian crude oils that are priced based on the price of West Texas Intermediate crude oil ("WTI"). For the year ended December 31, 2012 and the three months ended March 31, 2013, the crude oil consumed at the refineries was at a discount to the price of WTI of $2.26 per barrel and $4.98 per barrel, respectively.

        Our refineries' complexity allows us to optimize the yields (the percentage of refined product that is produced from crude oil and other feedstocks) of higher value transportation fuels (gasoline and diesel). Complexity is a measure of a refinery's ability to process lower quality crude oil in an economic manner. Our two refineries' capacity weighted average complexity is 11.5. As a result of key investments in our refining assets, our Coffeyville refinery's complexity increased to 12.9 in 2012 from 12.2 in 2010. Our Wynnewood refinery, which we acquired in December 2011, currently has a complexity of 9.3, and is capable of processing a variety of crudes, including West Texas sour, West Texas Intermediate, sweet and sour Canadian and U.S. Gulf Coast crudes. We expect to spend approximately $50.0 million on a hydrocracker project that will increase the conversion capability and the ultra-low sulfur diesel ("ULSD") yield of the Wynnewood refinery. Our high complexity provides us the flexibility to increase our refining margin over comparable refiners with lower complexities.

        For the year ended December 31, 2012, our Coffeyville refinery's product yield included gasoline (mainly regular unleaded) (50%), diesel fuel (primarily ultra-low sulfur diesel) (42%), and pet coke and other refined products such as natural gas liquids ("NGLs") (propane and butane), slurry, sulfur and gas oil (8%). Our Wynnewood refinery's product yield included gasoline (51%), diesel fuel (primarily ultra-low sulfur diesel) (32%), asphalt (8%), jet fuel (5%) and other products (4%) (slurry, sulfur and gas oil, and specialty products such as propylene and solvents).

        We currently gather approximately 50,000 bpd of price-advantaged crudes from our gathering area, which includes Kansas, Nebraska, Oklahoma, Missouri and Texas. In aggregate, these crudes have been sourced at a discount to WTI because of our proximity to the sources of crude oil, existing logistics infrastructure and quality differences. We also have 35,000 bpd of contracted capacity on the Keystone and Spearhead pipelines that allow us to supply price-advantaged Canadian and Bakken crudes to our refineries.

        Since the beginning of 2011, WTI crude has priced at a considerable discount to the price of Brent crude oil ("Brent"). Other imported waterborne crude oils, and crude oil produced on-shore and off-shore in the Gulf Coast region are priced based on the price of Brent. This price advantage for the crudes that we refine is the result of increasing mid-continent domestic and Canadian crude oil production, decreasing North Sea production, economic transportation infrastructure limitations, and geopolitical factors. We expect WTI to continue to trade at a discount to Brent over the long term, but anticipate that this discount will vary over time. For example, the recent reversal of the Seaway crude oil pipeline to make it flow from Cushing to the Gulf Coast and the ongoing and planned capacity expansion of the pipeline will ameliorate some of the current transportation infrastructure limitations by increasing mid-continent producers' ability to transport crude oil to Gulf Coast refiners in an economic manner and may reduce the robust Brent-WTI price differential. Over time, continued increases in mid-continent domestic and Canadian crude oil production, ongoing infrastructure constraints that limit the amount of crude that can be transported through the more economic pipeline network as opposed to rail or truck and continuing decline in North Sea production should continue to support wider Brent-WTI price differentials.

        Our logistics businesses have grown substantially since 2005. We have grown our crude oil gathering system from 7,000 bpd in 2005 to approximately 50,000 bpd currently. The system is supported by approximately 350 miles of owned pipelines associated with our gathering operations, over 125 crude oil transports and associated storage facilities located along our pipelines and third-party pipelines for gathering crude oil purchased from independent crude oil producers in Kansas, Nebraska, Oklahoma, Missouri and Texas. We have a 145,000 bpd pipeline system that transports crude oil from our Broome Station tank farm to our Coffeyville refinery as well as a total of 6.0 million barrels of owned and leased crude oil storage capacity, including approximately 6% of the total crude oil storage capacity at Cushing. Crude oil is transported to our Wynnewood refinery via two separate third-party pipelines and received into storage tanks at terminals located at or near the refinery. Our crude oil gathering and pipeline systems provide us with price advantages relative to the price of WTI.

        For the year ended December 31, 2012 and the three months ended March 31, 2013, we generated net sales of $8.3 billion and $2.3 billion, respectively, and operating income of $993.9 million and $335.6 million, respectively.

Our History

        Our Coffeyville refining business was operated as a small component of Farmland Industries, Inc. ("Farmland") until March 3, 2004, the date on which Coffeyville Resources completed the acquisition of these assets and the adjacent nitrogen fertilizer plant, now operated by CVR Partners, through a bankruptcy court auction.

        On June 24, 2005, our Coffeyville refinery and related businesses (as well as the adjacent nitrogen fertilizer plant now operated by CVR Partners), were acquired by Coffeyville Acquisition LLC ("CALLC"), a newly formed entity principally owned by funds affiliated with Goldman, Sachs & Co. and Kelso & Company.

        On October 26, 2007, CVR Energy completed its initial public offering and its common stock was listed on the NYSE under the symbol "CVI." CVR Energy was formed as a wholly-owned subsidiary of CALLC in September 2006 in order to complete the initial public offering of the businesses acquired by CALLC. At the time of its initial public offering, CVR Energy operated our business and indirectly owned all of the limited partner interests in CVR Partners. In April 2011, CVR Partners completed its initial public offering. CVR Partners' common units were listed on the NYSE under the symbol "UAN."

        On December 15, 2011, CRLLC acquired all of the issued and outstanding shares of Gary-Williams Energy Corporation (subsequently converted to Gary-Williams Energy Company, LLC and now known as Wynnewood Energy Company, LLC) for $593.4 million, consisting of an initial cash payment of $525.0 million, capital expenditure adjustments of $1.8 million and $66.6 million for working capital (the "Wynnewood Acquisition"). The assets acquired included a 70,000 bpd refinery in Wynnewood, Oklahoma and approximately 2.0 million barrels of storage tanks. We refer to Wynnewood Energy Company, LLC and its subsidiaries as "WEC."

        In May 2012, affiliates of Icahn Enterprises, L.P. ("Icahn Enterprises") acquired a majority of CVR Energy's common stock. Icahn Enterprises and its affiliates owned approximately 82% of CVR Energy's common stock as of March 31, 2013.

        Refining LP and Refining LLC were formed by CVR Energy in September 2012 in order to own and operate petroleum and auxiliary businesses as a limited partnership. In preparation for the Refining IPO, CRLLC contributed its refineries and logistics assets to Refining LLC in October 2012, and CVR Refining Holdings, a subsidiary of CRLLC, contributed Refining LLC to Refining LP on December 31, 2012.

        On January 23, 2013, Refining LP completed the Refining IPO. Refining LP sold 24,000,000 common units at a price of $25.00 per common unit, resulting in gross proceeds to us of $600.0 million. Of the common units issued, 4,000,000 units were purchased by an affiliate of Icahn Enterprises. Additionally, on January 30, 2013, the underwriters closed their option to purchase an additional 3,600,000 common units at a price of $25.00 per common unit, resulting in gross proceeds to Refining LP of $90.0 million. The common units, which are listed on the NYSE, began trading on January 17, 2013 under the symbol "CVRR." In connection with the Refining IPO, Refining LP paid approximately $32.5 million in underwriting fees and incurred approximately $3.9 million of other offering costs.

        On June 10, 2013, Refining LP completed its offering of 13,209,236 common units to the public, generating net proceeds, after giving effect to underwriting discounts, of approximately $394.0 million. The net proceeds were used to redeem from CVR Refining Holdings, a wholly-owned subsidiary of CRLLC, an equal number of common units. Accordingly, the number of common units of Refining LP did not change as a result of these transactions.

Conflicts of Interest and Fiduciary Duties

        CVR Refining Holdings, an indirect wholly-owned subsidiary of CVR Energy, owns the general partner of Refining LP. Refining LP's general partner has a legal duty to manage Refining LP in good faith. However, the officers and directors of Refining LP's general partner also have fiduciary duties to manage Refining LP's general partner in a manner beneficial to its indirect owner, CVR Energy. As a result, conflicts of interest may arise in the future between Refining LP and Refining LLC, on the one hand, and Refining LP's general partner and CVR Energy, on the other hand.

        For a more detailed description of the conflicts of interest and the fiduciary duties of Refining LP's general partner, see "Risk Factors." For a description of other relationships with our affiliates, see "Certain Relationships and Related Transactions, and Director Independence."

Our Relationship with CVR Energy and Icahn Enterprises, L.P.

        We are a wholly-owned subsidiary of Refining LP (NYSE: CVRR), a publicly-traded limited partnership. CVR Energy owns a majority of the limited partner interests of Refining LP as well as CVR Refining GP. Accordingly, CVR Energy controls the management and operations of our company. CVR Energy (NYSE: CVI) is a publicly traded Delaware corporation which, in addition to its interests in Refining LP, indirectly owns the general partner and approximately 53% of the common units of CVR Partners (NYSE: UAN), a publicly-traded limited partnership that is an independent producer and marketer of upgraded nitrogen fertilizers in the form of ammonia and urea ammonium nitrate

("UAN"). Icahn Enterprises (NASDAQ: IEP), a master limited partnership which holds interests in operating subsidiaries engaged in various industries, is the holder of 82% of the common stock of CVR Energy.

The Refining IPO Transactions

        The following transactions occurred prior to or in connection with the consummation of the Refining IPO:

  •
  On December 20, 2012, we entered into the Amended and Restated ABL Credit Facility, which replaced our previous ABL credit facility.

  •
  On January 23, 2013, we entered into a new $150 million senior unsecured revolving credit facility with Coffeyville Resources as the lender (the "intercompany credit facility").

  •
  On January 23, 2013, CVR Refining Holdings contributed its 100% membership interest in Refining LLC to Refining LP, and Coffeyville Resources, on behalf of CVR Refining Holdings, contributed to Refining LP an amount of cash such that it had approximately $340 million of cash on hand on January 23, 2013, less any amount paid to fund the turnaround of our Wynnewood refinery in the fourth quarter of 2012.

  •
  On January 23, 2013 and January 30, 2013, Refining LP entered into a Services Agreement, pursuant to which Refining LP and its general partner obtain certain management and other services from CVR Energy.

  •
  On January 23, 2013 and January 30, 2013, Refining LP issued and sold 27,600,000 common units to the public and received net proceeds, after giving effect to underwriting discounts and other offering expenses, of $653.6 million.

  •
  Refining LP used or will use the net proceeds from the Refining IPO as follows: (i) approximately $253.0 million was used to redeem our 10.875% senior secured notes due 2017 ("the Second Lien Notes"), (ii) approximately $160.0 million will be used to prefund certain maintenance and environmental capital expenditures through 2014, (iii) approximately $54.0 million was used to fund the turnaround expenses of our Wynnewood refinery in the fourth quarter of 2012, (iv) approximately $85.1 million was distributed to Coffeyville Resources and (v) the balance will be used for general partnership purposes.

        We refer to the above transactions throughout this prospectus as the "Refining IPO Transactions."

About Us

        Refining LLC was formed in Delaware in September 2012 and is a wholly-owned subsidiary of Refining LP, a publicly-traded limited partnership. Our principal executive offices are located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, and our telephone number is (281) 207-3200. Refining LP's website is www.cvrrefining.com. Information contained on Refining LP's website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. Refining LP makes its periodic reports and other information filed with or furnished to the Securities and Exchange Commission (the "SEC") available, free of charge, through its website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

 Organizational Structure and Related Ownership

        The following chart illustrates our organizational structure and the organizational structure of CVR Energy and Refining LP as of the date of this prospectus.(1)

1.
The organizational structure gives effect to the closing of the recent Refining LP offering and recent CVR Partners offering and the sale of Refining LP units to Icahn Enterprises.

Summary of the Exchange Offer

        On October 23, 2012, we sold $500,000,000 aggregate principal amount of 6.500% senior notes due 2022, or the outstanding notes, in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). We are conducting this exchange offer to satisfy our obligations contained in the registration rights agreement that we entered into in connection with the sales of the outstanding notes. You should read the discussion under the headings "The Exchange Offer" and "Description of Exchange Notes" for further information regarding the exchange notes to be issued in the exchange offer.

Securities Offered	Up to $500,000,000 aggregate principal amount of 6.500% senior notes due 2022 registered under the Securities Act, or the exchange notes and, together with the outstanding notes, the notes.

The terms of the exchange notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

The Exchange Offer

We are offering exchange notes in exchange for a like principal amount of our outstanding notes. You may tender your outstanding notes for exchange notes by following the procedures described under the heading "The Exchange Offer."

Tenders; Expiration Date; Withdrawal

The exchange offer will expire at 5:00 p.m., New York City time, on                , 2013, unless we extend it. You may withdraw any outstanding notes that you tender for exchange at any time prior to the expiration of this exchange offer. See "The Exchange Offer—Terms of the Exchange Offer" for a more complete description of the tender and withdrawal period.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or applicable interpretations of the staff of the SEC.
The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange.
Procedures for Tendering Outstanding Notes

To participate in this exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your outstanding notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

If a holder of outstanding notes desires to tender such notes and the holder's outstanding notes are not immediately available, or time will not permit the holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus.

See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."
Material United States Federal Income Tax Considerations

The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent

Wells Fargo Bank, National Association, the trustee under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading "The Exchange Offer—Exchange Agent."

Consequences of Failure to Exchange Your Outstanding Notes

Outstanding notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the outstanding notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act. If your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding notes.

Resales of the Exchange Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that you may offer for sale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

• you are not a broker-dealer tendering notes acquired directly from us;

• you acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an "affiliate" of our company, as that term is defined in Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any exchange notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers.

 Summary of The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of Exchange Notes" for a more detailed description of the terms and conditions of the exchange notes.

Issuer	CVR Refining, LLC and Coffeyville Finance Inc. Coffeyville Finance Inc. has only nominal assets and does not currently conduct any operations.
Securities Offered	Up to $500,000,000 aggregate principal amount of 6.500% senior notes due 2022.
Maturity Date	November 1, 2022.
Interest Payment Dates	May 1 and November 1 of each year commencing on May 1, 2013.
Guarantees

The notes are fully and unconditionally guaranteed, jointly and severally, by Refining LP and each of Refining LLC's existing domestic subsidiaries. However, Refining LP is not subject to the covenants and other restrictions set forth in the indenture governing the notes. CVR Energy and CVR Partners do not guarantee the notes. For more information, see "Description of Exchange Notes—The Note Guarantees".

Security

None. The notes were initially secured by (i) a second priority lien on substantially all of our assets and the assets of the guarantors, other than inventory and accounts that previously secured the ABL credit facility of Coffeyville Resources on a first priority basis and (ii) a third priority lien on the inventory and accounts that previously secured the ABL credit facility of Coffeyville Resources. However, all of such security was automatically released on January 23, 2013 upon consummation of the Refining IPO.

Ranking	The notes and the guarantees thereof:
• rank effectively junior to all of the Issuers' and the guarantors' secured indebtedness to the extent of the collateral securing such indebtedness;
• rank structurally junior to the claims of creditors of any of our non-guarantor subsidiaries, including trade creditors;
• rank equally in right of payment with all of the Issuers' and the guarantors' existing and future senior indebtedness, without giving effect to security interests; and
• rank senior to all of the Issuers' and the guarantors' existing and future subordinated indebtedness.

As of March 31, 2013, total indebtedness of the Issuers and guarantors was $500.0 million, excluding approximately $27.2 million of outstanding letters of credit. In addition, as of March 31, 2013, the Issuers had availability of $372.8 million under the Amended and Restated ABL Credit Facility, which would rank senior to the notes to the extent of the security therefor, and had availability of $150.0 million under the intercompany credit facility, which would rank equal to the notes.

We have no non-guarantor subsidiaries and no subordinated indebtedness.
Optional Redemption

We may redeem the notes at any time on or after November 1, 2017 at the redemption prices described under the heading "Description of Exchange Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

Additionally, we may redeem all or part of the notes at any time prior to November 1, 2017 at a redemption price equal to 100% of the principal amount of notes redeemed, plus a "make whole" premium, and accrued and unpaid interest, if any, to the date of redemption.

For more information, see "Description of Exchange Notes—Optional Redemption."
Optional Redemption After Equity Offering	At any time before November 1, 2015, we may redeem up to 35% of the aggregate principal amount of the notes issued with an amount equal to the net proceeds of certain equity offerings, so long as:
• we pay 106.500% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption;
• we redeem the notes within 90 days of completing the equity offering; and
• at least 65% of the aggregate principal amount of the notes remains outstanding afterwards.
Change of Control

If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest. For more information, see "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control."

Asset Sale Proceeds

If we or our subsidiaries engage in certain asset sales, we generally must either invest the net cash proceeds from such asset sales in our business within a specific period of time, prepay our or the guarantors' debt or make an offer to purchase a principal amount of the notes with the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount plus accrued and unpaid interest, if any. For more information, see "Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales."

Covenants	The indenture governing the notes contains covenants limiting our and our restricted subsidiaries' ability to:
• incur additional indebtedness or issue certain preferred shares;
• incur liens on certain assets to secure debt;
• pay dividends or make other equity distributions;
• purchase or redeem capital stock;
• make certain investments;
• sell assets;
• agree to certain restrictions on the ability of restricted subsidiaries to make payments to us;
• consolidate, merge, sell or otherwise dispose of all or substantially all our assets;
• engage in transactions with affiliates; and
• designate our restricted subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. Although Refining LP is a guarantor of the notes, these covenants do not apply to Refining LP. In addition, the covenants do not apply to CVR Energy, Coffeyville Resources or CVR Partners, which are not guarantors or otherwise party to the indenture governing the notes. For more information, see "Description of Exchange Notes—Certain Covenants."

Governing Law	The indenture and the notes are governed by the laws of the State of New York.

No Assurance of Active Trading Market

The exchange notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the exchange notes will exist or be maintained. If an active or liquid trading market for the exchange notes is not maintained, the market price and liquidity of the exchange notes may be adversely affected. See "Risk Factors—Risks Related to the Exchange Notes—There is no prior public market for the exchange notes. If an actual trading market does not exist or is not maintained for the exchange notes, you may not be able to resell them quickly, for the price that you paid or at all."

Risk Factors	See "Risk Factors" and the other information contained in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

        For additional information regarding the notes, see the "Description of Exchange Notes" section of this prospectus.

Summary Historical Consolidated and Combined Financial and Operating Data

        You should read the summary historical consolidated and combined financial data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and combined financial statements and related notes of Refining LP included elsewhere in this prospectus.

        The summary consolidated and combined financial information presented below under the caption "Statements of Operations Data" for the years ended December 31, 2012, 2011 and 2010 and the summary consolidated and combined financial information presented below under the caption "Balance Sheet Data" as of December 31, 2012 and 2011 have been derived from the audited consolidated and combined financial statements of Refining LP included elsewhere in this prospectus, which financial statements have been audited by KPMG LLP, an independent registered public accounting firm. The summary combined financial information presented below under the caption "Statements of Operations Data" for the year ended December 31, 2009 and the summary combined financial information presented below under the caption "Balance Sheet Data" at December 31, 2010 is derived from the audited combined financial statements of Refining LP that are not included in this prospectus. The summary combined financial information presented below under the caption "Statements of Operations Data" for the year ended December 31, 2008 and the summary combined financial information presented under the caption "Balance Sheet Data" at December 31, 2009 and 2008 has been derived from the unaudited financial statements of Refining LP that are not included in this prospectus. The summary consolidated and combined financial information presented below under the caption "Statements of Operations Data" for the three months ended March 31, 2013 and 2012, and the summary consolidated and combined financial information presented below under the caption "Balance Sheet Data" as of March 31, 2013, have been derived from the unaudited interim condensed consolidated and combined financial statements of Refining LP included in this prospectus. The unaudited interim condensed consolidated and combined financial statements were prepared on a basis consistent with the audited consolidated and combined financial statements. In our opinion, the unaudited interim condensed consolidated and combined financial statements include all adjustments necessary for the fair presentation of those statements. The historical results are not necessarily indicative of future results and the results for the three months ended March 31, 2013 are not necessarily indicative of the results for the full 2013 fiscal year.

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011(1)	2010	2009	2008
	(unaudited)			(in millions)			(unaudited)
Statements of Operations Data:
Net sales	$2,274.0	$1,898.5	$8,281.7	$4,752.8	$3,905.6	$2,936.5	$4,774.3
Cost of product sold(2)	1,805.8	1,630.7	6,667.5	3,927.6	3,539.8	2,515.9	4,449.4
Direct operating expenses(2)	86.0	92.7	426.5	247.7	153.1	142.2	159.2
Selling, general and administrative expenses(2)	18.6	20.2	86.2	51.0	43.1	40.0	27.6
Depreciation and amortization	28.0	26.3	107.6	69.8	66.4	64.4	62.7
Goodwill(3)	—	—	—	—	—	—	42.8

Operating income	$335.6	$128.6	$993.9	$456.7	$103.2	$174.0	$32.6
Interest expense and other financing costs	(14.2)	(18.8)	(76.2)	(53.0)	(49.7)	(43.8)	(38.7)
Realized loss on derivatives, net	(52.5)	(19.1)	(137.6)	(7.2)	(2.1)	(27.5)	(122.6)
Unrealized gain (loss) on derivatives, net	32.5	(128.1)	(148.0)	85.3	0.6	(37.8)	247.9
Loss on extinguishment of debt	(26.1)	—	(37.5)	(2.1)	(16.6)	(2.1)	(10.0)
Other income, net	0.1	—	0.7	0.6	2.8	1.8	1.2

Net income (loss)(4)	$275.4	$(37.4)	$595.3	$480.3	$38.2	$64.6	$110.4

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011(1)	2010	2009	2008
	(unaudited)			(in millions)		(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$525.1		$153.1	$2.7	$2.3	$2.7	$0.6
Working capital	866.2		382.6	384.7	138.7	173.7	64.7
Total assets	2,693.3		2,258.5	2,262.4	1,072.8	1,104.4	1,079.0
Total debt, including current portion	552.0		773.2	729.9	469.0	479.5	484.3
Total partners' capital/divisional equity	1,678.3		980.8	1,018.6	418.8	485.4	405.6
Cash Flow Data:							(unaudited)
Net cash flow provided by (used in):
Operating activities	239.5	145.0	917.3	352.7	167.0	31.9	(13.6)
Investing activities	(44.6)	(35.4)	(119.8)	(655.9)	(21.1)	(33.6)	(60.5)
Financing activities(5)	177.0	(70.1)	(647.1)	303.6	(146.3)	3.8	71.3

Net increase (decrease) in cash and cash equivalents	371.9	39.5	150.4	0.4	(0.4)	2.1	(2.8)
Other Financial Data:
Capital expenditures for property, plant and equipment	44.6	35.5	120.2	68.8	21.2	34.0	60.5

(1)
We acquired WEC on December 15, 2011, and its results of operations are included from the date of acquisition. In addition, we incurred approximately $11.0 million and $5.2 million of transaction and integration costs related to the acquisition of WEC in fiscal years 2012 and 2011, respectively. These transactions impact the comparability of our summary historical consolidated and combined selected financial data.

(2)
Amounts are shown exclusive of depreciation and amortization.

(3)
Upon applying the goodwill impairment testing criteria under existing accounting rules during the fourth quarter of 2008, we determined that our goodwill was impaired, which resulted in a goodwill impairment of $42.8 million. This represented a write-off of the entire balance of goodwill.

(4)
The following are certain charges and costs incurred in each of the relevant periods that are meaningful to understanding our net income and in evaluating our performance due to their unusual or infrequent nature:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)			(in millions)			(unaudited)
Loss on extinguishment of debt(a)	$26.1	$—	$37.5	$2.1	$16.6	$2.1	$10.0
Loss on disposition of assets	0.1	0.5	—	2.5	1.3	—	1.9
Wynnewood acquisition transaction fees and integration expenses	—	3.7	11.0	5.2	—	—	—
Major scheduled turnaround expense(b)	—	21.0	123.7	66.4	1.2	—	—
Share-based compensation	3.5	1.8	18.5	8.9	11.5	2.5	(7.8)

(a)
(1) For 2012, represents the write-off of deferred financing costs, unamortized premium and premiums paid upon the extinguishment of the 9.0% First Lien Senior Secured Notes due 2015 (the "First Lien Notes"), which contributed to $33.4 million of the loss on extinguishment. Additionally, $4.1 million of the loss on extinguishment of debt was attributable to the write-off of a portion of previously deferred financing costs associated with our previous ABL credit facility, which was replaced with the Amended and Restated ABL Credit Facility; (2) For 2011, represents the write-off of a portion of previously deferred financing costs upon the replacement of the first priority credit facility (as defined below) with the ABL credit facility, which contributed to $1.9 million of the loss on extinguishment. Additionally, $0.2 million of the loss on extinguishment of debt was attributable to the write-off of previously deferred financing costs and unamortized original issue discount associated with the repurchase of $2.7 million of First Lien Notes; (3) For 2010, represents a premium of 2.0% paid in connection with unscheduled prepayments and payoff of our tranche D term loan (as defined below), which contributed $9.6 million of the loss on extinguishment. Additionally, $5.4 million of the loss on extinguishment of debt was attributable to the write-off of previously deferred financing costs associated with the payoff of the tranche D term loan. Concurrent with the issuance of the Old Notes (as defined below), $0.1 million of third-party costs were immediately expensed. In December 2010, we made a voluntary unscheduled principal payment on our Old Notes resulting in a premium payment of 3.0% and a partial write-off of previously deferred financing costs and unamortized original issue discount totaling $1.6 million; (4) For 2009, represents the write-off of $2.1 million of previously deferred financing costs in connection with the reduction, effective June 1, 2009, and eventual termination of the first priority funded letter of credit facility on October 15, 2009; (5) For 2008, represents the write-off of $10.0 million of previously deferred financing costs in connection with the second amendment to our first priority credit facility (as defined below) on December 22, 2008; and (6) For the three months ended March 31, 2013, represents the repurchase of the 2017 Notes, which resulted in a loss extinguishment of debt of approximately $26.1 million and includes the write-off of previously deferred financing fees of $3.7 million and unamortized original issue discount of $1.8 million.

(b)
Represents expense associated with a major scheduled turnaround at our refineries.
(5)
Prior to December 31, 2012, CRLLC provided cash as necessary to support our operations and retained excess cash generated by our operations. Historical cash received, or paid by, CRLLC on our behalf has been recorded as net contributions from, or net distributions to, parent, respectively, as a component of divisional equity in our historical combined financial statements, and as a financing activity in our Combined Statement of Cash Flows. Net contributions from (distributions to) parent included in cash flows from financing activities were $(651.6) million, $110.6 million, $(116.3) million, $12.6 million and $76.2 million for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively.

RISK FACTORS

        You should carefully consider the following risk factors together with all of the other information included in this prospectus before making a decision to participate in the exchange offer. If any of the following risks were to occur, our business, financial condition, results of operations and cash flows would be materially adversely affected. In such cases, we might not be able to make interest payments on the exchange notes, the trading price of the exchange notes could decline and you could lose all or part of your investment.

 Risks Inherent in Our Business

The price volatility of crude oil and other feedstocks, refined products and utility services may have a material adverse effect on our results of operations and cash flows.

        Our financial results are primarily affected by the relationship, or margin, between refined product prices and the prices for crude oil and other feedstocks. When the margin between refined product prices and crude oil and other feedstock prices tightens, our earnings, profitability and cash flows are negatively affected. Refining margins historically have been volatile and are likely to continue to be volatile, as a result of a variety of factors including fluctuations in prices of crude oil, other feedstocks and refined products. Continued future volatility in refining industry margins may cause a decline in our results of operations, since the margin between refined product prices and crude oil and other feedstock prices may decrease below the amount needed for us to generate net cash flow sufficient for our needs. Although an increase or decrease in the price for crude oil generally results in a similar increase or decrease in prices for refined products, there is normally a time lag in the realization of the similar increase or decrease in prices for refined products. The effect of changes in crude oil prices on our results of operations therefore depends in part on how quickly and how fully refined product prices adjust to reflect these changes. A substantial or prolonged increase in crude oil prices without a corresponding increase in refined product prices, or a substantial or prolonged decrease in refined product prices without a corresponding decrease in crude oil prices, could have a significant negative impact on our earnings, results of operations and cash flows.

        Our profitability is also impacted by the ability to purchase crude oil at a discount to benchmark crude oils, such as WTI, as we do not produce any crude oil and must purchase all of the crude oil we refine. Crude oil differentials can fluctuate significantly based upon overall economic and crude oil market conditions. Declines in crude oil differentials can adversely impact refining margins, earnings and cash flows. For example, infrastructure and logistical improvements could result in a reduction of the Brent-WTI differential that has recently provided us with increased profitability. In addition, our purchases of crude oil, although based on WTI prices, have historically been at a discount to WTI because of our proximity to the sources, existing logistics infrastructure and quality differences. Any change in the sources of our crude oil, infrastructure or logistical improvements or quality differences could result in a reduction of our historical discount to WTI and may result in a reduction of our cost advantage.

        Refining margins are also impacted by domestic and global refining capacity. Downturns in the economy reduce the demand for refined fuels and, in turn, generate excess capacity. In addition, the expansion and construction of refineries domestically and globally can increase refined fuel production capacity. Excess capacity can adversely impact refining margins, earnings and cash flows.

        During 2011 and 2012, favorable crack spreads and access to a variety of price-advantaged crude oils resulted in higher Adjusted EBITDA (as defined below) and cash flow generation that was greater than usual. There can be no assurance that these favorable conditions will continue and, in fact, crack spreads, refining margins and crude oil prices could decline, possibly materially, at any time. In particular, Enbridge Inc.'s purchase of 50% of the Seaway crude oil pipeline and the recent reversal of the pipeline to make it flow from Cushing to the U.S. Gulf Coast and the Seaway capacity expansion project may contribute to the decline of such favorable conditions by providing mid-continent producers with the ability to transport crude oil to Gulf Coast refiners in an economic manner. Crude oil began flowing through the Seaway Pipeline from Cushing to the Gulf Coast in May 2012, and an expansion project increasing total capacity from 150,000 bpd to 400,000 bpd was completed in January 2013. Moreover, the planned construction of a loop (twin) of the Seaway Pipeline, a new pipeline designed to parallel the existing right-of-way from Cushing to the Gulf Coast, is expected to more than double Seaway's capacity to 850,000 bpd by mid-2014. A significant deterioration of the current favorable conditions would have a material adverse effect on our results of operations and cash flows.

        Volatile prices for natural gas and electricity also affect our manufacturing and operating costs. Natural gas and electricity prices have been, and will continue to be, affected by supply and demand for fuel and utility services in both local and regional markets.

Our refining business faces operating hazards and interruptions, including unplanned maintenance or downtime. We could face potentially significant costs to the extent these hazards or interruptions cause a material decline in production and are not fully covered by our existing insurance coverage. Insurance companies that currently insure companies in the energy industry may cease to do so, may change the coverage provided or may substantially increase premiums in the future.

        Our operations are subject to significant operating hazards and interruptions. If our refineries or logistics assets experience a major accident or fire, are damaged by severe weather, flooding or other natural disaster, or are otherwise forced to significantly curtail their operations or shut down, we could incur significant losses which could have a material adverse effect on our results of operations, financial condition and cash flows.

        Operations at either or both of our refineries could be curtailed or partially or completely shut down, temporarily or permanently, as the result of a number of circumstances, most of which are not within our control, such as:

  •
  unplanned maintenance or catastrophic events such as a major accident or fire, damage by severe weather, flooding or other natural disaster;

  •
  labor difficulties that result in a work stoppage or slowdown;

  •
  environmental proceedings or other litigation that compel the cessation of all or a portion of the operations;

  •
  state and federal agencies changing interpretations and enforcement of historical environmental rules and regulations; and

  •
  increasingly stringent environmental regulations.

        The magnitude of the effect on us of any shutdown will depend on the length of the shutdown and the extent of the plant operations affected by the shutdown. Our refineries require a planned maintenance turnaround every four to five years for each unit. A major accident, fire, flood, or other event could damage our facilities or the environment and the surrounding community or result in injuries or loss of life. For example, the flood that occurred during the weekend of June 30, 2007 shut down our Coffeyville refinery for seven weeks and required significant expenditures to repair damaged equipment. In addition, our Coffeyville refinery experienced an equipment malfunction and small fire in connection with its fluid catalytic cracking unit on December 28, 2010, which led to reduced crude oil throughput for approximately one month and required significant expenditures to repair. Similarly, the Wynnewood refinery experienced a small explosion and fire in its hydrocracker process unit due to metal failure in December 2010. In addition, on September 28, 2012, a boiler explosion occurred at the Wynnewood refinery, fatally injuring two employees. We have completed an internal investigation into the cause of the boiler explosion, which occurred as operators were restarting a boiler that had been temporarily shut down as part of the refinery's turnaround process. Damage at the refinery was limited to the boiler. This matter is currently under investigation by OSHA and the Oklahoma Department of Labor ("ODL"), which could impose penalties if they determine that a violation of OSHA standards has occurred. Scheduled and unscheduled maintenance could reduce our net income and cash flows during the period of time that any of our units is not operating. Any unscheduled future downtime could have a material adverse effect on our results of operations, financial condition and cash flows.

        If we experience significant property damage, business interruption, environmental claims or other liabilities, our business could be materially adversely affected to the extent the damages or claims exceed the amount of valid and collectible insurance available to us. Our property and business interruption insurance policies that cover the Coffeyville refinery have a $1.25 billion limit, with a $2.5 million deductible for physical damage and a 45- to 60-day waiting period (depending on the insurance carrier) before losses resulting from business interruptions are recoverable. We are fully exposed to all losses in excess of the applicable limits and sub-limits and for losses due to business interruptions of fewer than 45 to 60 days. Our Wynnewood refinery, effective November 1, 2012, is insured with a $1.0 billion limit, a $10.0 million property damage deductible and a 75 days waiting period deductible for business interruption. The property and business interruption insurance policies insuring our Coffeyville and Wynnewood assets contain various sub-limits, exclusions, and conditions that could have a material adverse impact on the insurance indemnification of any particular catastrophic loss occurrence. For example, our current property policy contains varying specific sub-limits of $128.5 million (for Coffeyville assets) and $115.3 million (for Wynnewood assets) for damage caused by flooding. Insurance policy language and terms maintained by us are generally consistent with standards for the energy industry.

        The insurance market for the energy industry is highly specialized with a finite aggregate capacity of insurance. It is currently not feasible to purchase insurance limits up to the maximum foreseeable loss occurrence due to insurance capacity constraints. Our insurance program is renewed annually, and our ability to maintain current levels of insurance is dependent on the conditions and financial stability of the commercial insurance markets serving our industry. Factors that impact insurance cost and availability include, but are not limited to: industry-wide losses, natural disasters, specific losses incurred by us, and the investment returns earned by the insurance industry. The energy insurance market underwrites many refineries having coastal hurricane risk exposure and offshore platforms, thus a significant hurricane occurrence could impact a number of refineries and have a catastrophic impact on the financial results of the entire insurance and reinsurance market serving our industry. If the supply of commercial insurance is curtailed due to highly adverse financial results we may not be able to continue our present limits of insurance coverage, or obtain sufficient insurance capacity to adequately insure our risks for property damage or business interruption.

If we are required to obtain our crude oil supply without the benefit of a crude oil supply agreement, our exposure to the risks associated with volatile crude oil prices may increase and our liquidity may be reduced.

        Since December 31, 2009, we have obtained substantially all of our crude oil supply for the Coffeyville refinery, other than the crude oil we gather, through our Crude Oil Supply Agreement (the "Vitol Agreement") with Vitol Inc. ("Vitol"). The Vitol Agreement was amended and restated on August 31, 2012 to include the provision of crude oil intermediation services to our Wynnewood refinery. The agreement, whose initial term expires on December 31, 2014, minimizes the amount of in-transit inventory and mitigates crude oil pricing risks by ensuring pricing takes place close to the time when the crude oil is refined and the yielded products are sold. If we were required to obtain our crude oil supply without the benefit of a supply intermediation agreement, our exposure to crude oil pricing risks may increase, despite any hedging activity in which we may engage, and our liquidity would be negatively impacted due to increased inventory and the negative impact of market volatility.

Disruption of our ability to obtain an adequate supply of crude oil could reduce our liquidity and increase our costs.

        For the Coffeyville refinery, in addition to the crude oil we gather locally in Kansas, Oklahoma, Missouri, and Nebraska, we purchased an additional 70,000 to 75,000 bpd of crude oil to be refined into liquid fuels in 2012. Although the Wynnewood refinery has historically acquired most of its crude oil from Texas and Oklahoma, it also purchases crude oil from other regions. Coffeyville obtains a portion of its non-gathered crude oil, approximately 17% in 2012, from foreign sources and Wynnewood obtained approximately 7% of its non-gathered crude oil from foreign sources as well. The majority of these foreign sourced crude oil barrels were derived from Canada. The actual amount of foreign crude oil we purchase is dependent on market conditions and will vary from year to year. We are subject to the political, geographic, and economic risks attendant to doing business with foreign suppliers. Disruption of production in any of these regions for any reason could have a material impact on other regions and our business and ability to make distributions. In the event that one or more of our traditional suppliers becomes unavailable to us, we may be unable to obtain an adequate supply of crude oil, or we may only be able to obtain our crude oil supply at unfavorable prices. As a result, we may experience a reduction in our liquidity and our results of operations could be materially adversely affected.

If our access to the pipelines on which we rely for the supply of our crude oil and the distribution of our products is interrupted, our inventory and costs may increase and we may be unable to efficiently distribute our products.

        If one of the pipelines on which either of the Coffeyville or Wynnewood refineries relies for supply of crude oil becomes inoperative, we would be required to obtain crude oil through alternative pipelines or from additional tanker trucks, which could increase our costs and result in lower production levels and profitability. Similarly, if a major refined fuels pipeline becomes inoperative, we would be required to keep refined fuels in inventory or supply refined fuels to our customers through an alternative pipeline or by additional tanker trucks, which could increase our costs and result in a decline in profitability.

The geographic concentration of our refineries and related assets creates an exposure to the risks of the local economy and other local adverse conditions. The location of our refineries also creates the risk of increased transportation costs should the supply/demand balance change in our region such that regional supply exceeds regional demand for refined products.

        As our refineries are both located in the southern portion of Group 3 of the PADD II region, we primarily market our refined products in a relatively limited geographic area. As a result, we are more susceptible to regional economic conditions than the operations of more geographically diversified competitors, and any unforeseen events or circumstances that affect our operating area could also materially adversely affect our revenues and our ability to make distributions. These factors include, among other things, changes in the economy, weather conditions, demographics and population, increased supply of refined products from competitors and reductions in the supply of crude oil.

        Should the supply/demand balance shift in our region as a result of changes in the local economy, an increase in refining capacity or other reasons, resulting in supply in the region exceeding demand, we may have to deliver refined products to customers outside of the region and thus incur considerably higher transportation costs, resulting in lower refining margins, if any.

If sufficient RINs are unavailable for purchase or if we have to pay a significantly higher price for RINs, or if we are otherwise unable to meet the EPA's Renewable Fuels Standard mandates, our business, financial condition and results of operations could be materially adversely affected.

        Pursuant to the Energy Independence and Security Act of 2007, the U.S. Environmental Protection Agency ("EPA") has promulgated the Renewable Fuel Standard, or RFS, which requires refiners to blend "renewable fuels," such as ethanol, with their petroleum fuels or purchase renewable energy credits, known as RINs, in lieu of blending. Under the RFS, the volume of renewable fuels refineries like us are obligated to blend into their finished petroleum products increases annually over time until 2022. Beginning in 2011, our Coffeyville refinery was required to blend renewable fuels into its gasoline and diesel fuel or purchase RINs in lieu of blending. Our Wynnewood refinery is required to comply beginning in 2013. We currently purchase RINs for some fuel categories on the open market, as well as waiver credits for cellulosic biofuels from the EPA, in order to comply with the RFS. Existing laws or regulations could change, and the minimum volumes of renewable fuels that must be blended with refined petroleum products may increase. In the future, we may be required to purchase additional RINs on the open market and waiver credits from EPA in order to comply with the RFS. Recently the price of RINs has been extremely volatile with pricing increases. We cannot predict the future prices of RINs or waiver credits, but the costs to obtain the necessary number of RINs and waiver credits could likely be material. Additionally, because we do not produce renewable fuels, increasing the volume of renewable fuels that must be blended into our products displaces an increasing volume of our refineries' product pool, potentially resulting in lower earnings and materially adversely affecting our cash flows.

        If we are unable to pass the costs of compliance with RFS on to our customers, our profits would be significantly lower. Moreover, if sufficient RINs are unavailable for purchase or if we have to pay a significantly higher price for RINs, or if we are otherwise unable to meet the EPA's RFS mandates, our business, financial condition and results of operations and cash flows could be materially adversely affected.

We face significant competition, both within and outside of our industry. Competitors who produce their own supply of crude oil or other feedstocks, have extensive retail outlets, make alternative fuels or have greater financial resources than we do may have a competitive advantage over us.

        The refining industry is highly competitive with respect to both crude oil and other feedstock supply and refined product markets. We may be unable to compete effectively with our competitors within and outside of our industry, which could result in reduced profitability. We compete with numerous other companies for available supplies of crude oil and other feedstocks and for outlets for our refined products. We are not engaged in the petroleum exploration and production business and therefore we do not produce any of our crude oil feedstocks. We do not have a retail business and therefore are dependent upon others for outlets for our refined products. We do not have any long-term arrangements (those exceeding more than a twelve-month period) for much of our output. Many of our competitors obtain significant portions of their crude oil and other feedstocks from company-owned production and have extensive retail outlets. Competitors that have their own production or extensive retail outlets with brand-name recognition are at times able to offset losses from refining operations with profits from producing or retailing operations, and may be better positioned to withstand periods of depressed refining margins or feedstock shortages.

        A number of our competitors also have materially greater financial and other resources than us. These competitors may have a greater ability to bear the economic risks inherent in all aspects of the refining industry. An expansion or upgrade of our competitors' facilities, price volatility, international political and economic developments and other factors are likely to continue to play an important role in refining industry economics and may add additional competitive pressure on us.

        In addition, we compete with other industries that provide alternative means to satisfy the energy and fuel requirements of our industrial, commercial and individual customers. There are presently significant governmental incentives and consumer pressures to increase the use of alternative fuels in the United States. The more successful these alternatives become as a result of governmental incentives or regulations, technological advances, consumer demand, improved pricing or otherwise, the greater the negative impact on pricing and demand for our products and our profitability.

Instability and volatility in the capital, credit and commodity markets in the global economy could negatively impact our business, financial condition, results of operations and cash flows.

        Our business, financial condition and results of operations could be negatively impacted by difficult conditions and volatility in the capital, credit and commodities markets and in the global economy. For example:

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  Although we believe we have sufficient liquidity under the Amended and Restated ABL Credit Facility and the intercompany credit facility to operate both the Coffeyville and Wynnewood refineries, under extreme market conditions there can be no assurance that such funds would be available or sufficient, and in such a case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

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  Market volatility could exert downward pressure on the price of our parent company's common units, which may make it more difficult for Refining LP to raise additional capital and thereby limit our ability to grow.

        In addition, market conditions could result in our significant customers experiencing financial difficulties. We are exposed to the credit risk of our customers, and their failure to meet their financial obligations when due because of bankruptcy, lack of liquidity, operational failure or other reasons could result in decreased sales and earnings for us.

Changes in our credit profile may affect our relationship with our suppliers, which could have a material adverse effect on our liquidity and our ability to operate our refineries at full capacity.

        Changes in our credit profile may affect the way crude oil suppliers view our ability to make payments and may induce them to shorten the payment terms for our purchases or require us to post security prior to payment. Given the large dollar amounts and volume of our crude oil and other feedstock purchases, a burdensome change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers. This, in turn, could cause us to be unable to operate our refineries at full capacity. A failure to operate our refineries at full capacity could adversely affect our profitability and cash flows.

Our commodity derivative contracts may limit our potential gains, exacerbate potential losses and involve other risks.

        We enter into commodity derivatives contracts to mitigate our crack spread risk with respect to a portion of our expected refined products production. However, our hedging arrangements may fail to fully achieve these objectives for a variety of reasons, including our failure to have adequate hedging contracts, if any, in effect at any particular time and the failure of our hedging arrangements to produce the anticipated results. We may not be able to procure adequate hedging arrangements due to a variety of factors. Moreover, such transactions may limit our ability to benefit from favorable changes in margins. In addition, our hedging activities may expose us to the risk of financial loss in certain circumstances, including instances in which:

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  the volumes of our actual use of crude oil or production of the applicable refined products is less than the volumes subject to the hedging arrangement;

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  the counterparties to our futures contracts fail to perform under the contracts; or

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  a sudden, unexpected event materially impacts the commodity or crack spread subject to the hedging arrangement.

        As a result, the effectiveness of our risk mitigation strategy could have a material adverse impact on our financial results and cash flows.

The adoption of derivatives legislation by the U.S. Congress could have an adverse effect on our ability to hedge risks associated with our business.

        The U.S. Congress has adopted the Dodd-Frank Act, comprehensive financial reform legislation that establishes federal oversight and regulation of the over-the-counter derivatives market and entities that participate in that market, and requires the Commodities Futures Trading Commission ("CFTC") to institute broad new position limits for futures and options traded on regulated exchanges. The Dodd-Frank Act requires the CFTC and the SEC to promulgate rules and regulations implementing the new legislation. The rulemaking process is still ongoing, and we cannot predict the ultimate outcome of the rulemakings. New regulations in this area may result in increased costs and cash collateral requirements for derivative instruments we may use to hedge and otherwise manage our financial risks related to volatility in oil and gas commodity prices.

Existing design, operational, and maintenance issues associated with acquisitions may not be identified immediately and may require unanticipated capital expenditures that could impact our financial condition, results of operations or cash flows.

        Our due diligence associated with asset acquisitions may result in assuming liabilities associated with unknown conditions or deficiencies, as well as known but undisclosed conditions and deficiencies that we may have limited, if any, recourse for cost recovery. Many acquisition agreements have similar terms, conditions and timing of cost recovery that may not become evident until sometime after cost recovery provisions, if any, have expired.

We must make substantial capital expenditures on our refineries and other facilities to maintain their reliability and efficiency. If we are unable to complete capital projects at their expected costs and/or in a timely manner, or if the market conditions assumed in our project economics deteriorate, our financial condition, results of operations or cash flows could be adversely affected.

        Delays or cost increases related to the engineering, procurement and construction of new facilities, or improvements and repairs to our existing facilities and equipment, could have a material adverse effect on our business, financial condition, results of operations or cash flows. Such delays or cost increases may arise as a result of unpredictable factors in the marketplace, many of which are beyond our control, including:

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  denial or delay in obtaining regulatory approvals and/or permits;

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  unplanned increases in the cost of equipment, materials or labor;

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  disruptions in transportation of equipment and materials;

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  severe adverse weather conditions, natural disasters or other events (such as equipment malfunctions, explosions, fires or spills) affecting our facilities, or those of our vendors and suppliers;

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  shortages of sufficiently skilled labor, or labor disagreements resulting in unplanned work stoppages;

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  market-related increases in a project's debt or equity financing costs; and/or

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  nonperformance or force majeure by, or disputes with, our vendors, suppliers, contractors or sub-contractors.

        Our refineries have been in operation for many years. Equipment, even if properly maintained, may require significant capital expenditures and expenses to keep it operating at optimum efficiency. For example, we have spent approximately $88.8 million on the most recently completed turnaround at the Coffeyville refinery and we incurred approximately $102.5 million associated with the turnaround for the Wynnewood refinery, which we completed in December 2012. These costs do not result in increases in unit capacities, but rather are focused on trying to maintain safe, reliable operations.

        Any one or more of the occurrences noted above could have a significant impact on our business. If we were unable to make up the delays or to recover the related costs, or if market conditions change, it could materially and adversely affect our financial position, results of operations or cash flows.

Environmental laws and regulations could require us to make substantial capital expenditures to remain in compliance or to remediate current or future contamination that could give rise to material liabilities.

        Our operations are subject to a variety of federal, state and local environmental laws and regulations relating to the protection of the environment, including those governing the emission or discharge of pollutants into the environment, product specifications and the generation, treatment, storage, transportation, disposal and remediation of solid and hazardous wastes. Violations of these laws and regulations or permit conditions can result in substantial penalties, injunctive orders compelling installation of additional controls, civil and criminal sanctions, permit revocations and/or facility shutdowns.

        In addition, new environmental laws and regulations, new interpretations of existing laws and regulations, increased governmental enforcement of laws and regulations or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. These expenditures or costs for environmental compliance could have a material adverse effect on our results of operations, financial condition and profitability.

        Our facilities operate under a number of federal and state permits, licenses and approvals with terms and conditions containing a significant number of prescriptive limits and performance standards in order to operate. All of these permits, licenses, approval limits and standards require a significant amount of monitoring, record keeping and reporting in order to demonstrate compliance with the underlying permit, license, approval limit or standard. Non-compliance or incomplete documentation of our compliance status may result in the imposition of fines, penalties and injunctive relief. Additionally, due to the nature of our manufacturing and refining processes, there may be times when we are unable to meet the standards and terms and conditions of our permits, licenses and approvals due to operational upsets or malfunctions, which may lead to the imposition of fines and penalties or operating restrictions that may have a material adverse effect on our ability to operate our facilities and accordingly our financial performance. For a discussion of environmental laws and regulations and their impact on our business and operations, please see "Business—Environmental Matters."

We could incur significant cost in cleaning up contamination at our refineries, terminals, and off-site locations.

        Our businesses are subject to the occurrence of accidental spills, discharges or other releases of petroleum or hazardous substances into the environment. Past or future spills related to any of our current or former operations, including our refineries, pipelines, product terminals, or transportation of products or hazardous substances from those facilities, may give rise to liability (including strict liability, or liability without fault, and potential cleanup responsibility) to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. For example, we could be held strictly liable under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and similar state statutes for past or future spills without regard to fault or whether our actions were in compliance with the law at the time of the spills. Pursuant to CERCLA and similar state statutes, we could be held liable for contamination associated with facilities we currently own or operate (whether or not such contamination occurred prior to our acquisition thereof), facilities we formerly owned or operated (if any) and facilities to which we transported or arranged for the transportation of wastes or byproducts containing hazardous substances for treatment, storage, or disposal.

        The potential penalties and cleanup costs for past or future releases or spills, liability to third parties for damage to their property or exposure to hazardous substances, or the need to address newly discovered information or conditions that may require response actions could be significant and could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, we may incur liability for alleged personal injury or property damage due to exposure to chemicals or other hazardous substances located at or released from our facilities. We may also face liability for personal injury, property damage, natural resource damage or for cleanup costs for the alleged migration of contamination or other hazardous substances from our facilities to adjacent and other nearby properties.

        Three of our facilities, including our Coffeyville refinery, the now-closed Phillipsburg terminal (which operated as a refinery until 1991), and the Wynnewood refinery, have environmental contamination. We have assumed Farmland's responsibilities under certain administrative orders under the Resource Conservation and Recovery Act ("RCRA") related to contamination at or that originated from the Coffeyville refinery and the Phillipsburg terminal. The Wynnewood refinery is required to conduct investigations to address potential off-site migration of contaminants from the west side of the property. Other known areas of contamination at the Wynnewood refinery have been partially addressed but corrective action has not been completed, and some portions of the Wynnewood refinery have not yet been investigated to determine whether corrective action is necessary. If significant unknown liabilities are identified at any of our facilities, that liability could have a material adverse effect on our results of operations, financial condition and cash flows and may not be covered by insurance.

        We may incur future liability relating to the off-site disposal of hazardous wastes. Companies that dispose of, or arrange for the treatment, transportation or disposal of, hazardous substances at off-site locations may be held jointly and severally liable for the costs of investigation and remediation of contamination at those off-site locations, regardless of fault. We could become involved in litigation or other proceedings involving off-site waste disposal and the damages or costs in any such proceedings could be material.

We may be unable to obtain or renew permits necessary for our operations, which could inhibit our ability to do business.

        We hold numerous environmental and other governmental permits and approvals authorizing operations at our facilities. Future expansion of our operations is predicated upon securing the necessary environmental or other permits or approvals. A decision by a government agency to deny or delay issuing a new or renewed material permit or approval, or to revoke or substantially modify an existing permit or approval, could have a material adverse effect on our ability to continue operations and on our financial condition, results of operations and cash flows. For example, the Wynnewood refinery's Clean Water Act permit ("OPDES permit") has expired and is in the renewal process. At this time, the Wynnewood refinery is operating under expired permit terms and conditions (called a permit shield) until the state regulatory agency renews the permit. The renewal permits may contain different terms and conditions that would require unplanned or unanticipated costs.

Climate change laws and regulations could have a material adverse effect on our results of operations, financial condition and cash flows.

        Various regulatory and legislative measures to address greenhouse gas emissions (including carbon dioxide ("CO2"), methane and nitrous oxides) are in different phases of implementation or discussion. In the aftermath of its 2009 "endangerment finding" that greenhouse gas emissions pose a threat to human health and welfare, the EPA has begun to regulate greenhouse gas emissions under the Clean Air Act.

        In October 2009, the EPA finalized a rule requiring certain large emitters of greenhouse gases to inventory and report their greenhouse gas emissions to the EPA. In accordance with the rule, we have begun monitoring and reporting our greenhouse gas emissions at our Coffeyville and Wynnewood refineries and are reporting the emissions to the EPA. In May 2010, the EPA finalized the "Greenhouse Gas Tailoring Rule," which established new greenhouse gas emissions thresholds that determine when stationary sources, such as our refineries, must obtain permits under the New Source Review/Prevention of Significant Deterioration ("PSD") and Title V programs of the federal Clean Air Act. In cases where a new source is constructed or an existing major source undergoes a major modification, the facility is required to undergo PSD review and to evaluate and implement or install best available control technology ("BACT") for its greenhouse gas emissions. Phase-in permit requirements began for the largest stationary sources in 2011. A major modification resulting in a significant expansion of production and a significant increase in greenhouse gas emissions at the nitrogen fertilizer plant or the refineries may require the installation of BACT as part of the permitting process.

        In the meantime, in December 2010, the EPA reached a settlement agreement with numerous parties under which it agreed to promulgate NSPS to regulate greenhouse gas emissions from petroleum refineries. The EPA may propose New Source Performance Standards ("NSPS") in 2013.

        During a State of the Union address in February 2013, President Obama indicated that the United States would take action to address climate change. At the federal legislative level, this could mean Congressional passage of legislation adopting some form of federal mandatory greenhouse gas emission reduction, such as a nationwide cap-and-trade program. It is also possible that Congress may pass alternative climate change bills that do not mandate a nationwide cap-and-trade program and instead focus on promoting renewable energy and energy efficiency.

        In addition to potential federal legislation, a number of states have adopted regional greenhouse gas initiatives to reduce CO2 and other greenhouse gas emissions. In 2007, a group of Midwestern states, including Kansas (where our Coffeyville refinery is located), formed the Midwestern Greenhouse Gas Reduction Accord, which calls for the development of a cap-and-trade system to control greenhouse gas emissions and for the inventory of such emissions. However, the individual states that have signed on to the accord must adopt laws or regulations implementing the trading scheme before it becomes effective, and it is unclear whether Kansas still intends to do so.

        Alternatively, the EPA may take further steps to regulate greenhouse gas emissions. The implementation of EPA regulations will result in increased costs to (i) operate and maintain our facilities, (ii) install new emission controls on our facilities and (iii) administer and manage any greenhouse gas emissions program. Increased costs associated with compliance with any current or future legislation or regulation of greenhouse gas emissions, if it occurs, may have a material adverse effect on our results of operations, financial condition and cash flows.

        In addition, climate change legislation and regulations may result in increased costs not only for our business but also users of our refined products, thereby potentially decreasing demand for our products. Decreased demand for our products may have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to strict laws and regulations regarding employee and process safety, and failure to comply with these laws and regulations could have a material adverse effect on our results of operations, financial condition and profitability.

        We are subject to the requirements of OSHA and comparable state statutes that regulate the protection of the health and safety of workers, and the proper design, operation and maintenance of our refinery equipment. In addition, OSHA and certain environmental regulations require that we maintain information about hazardous materials used or produced in our operations and that we provide this information to employees and state and local governmental authorities. Failure to comply with these requirements, including general industry standards, record keeping requirements and monitoring and control of occupational exposure to regulated substances, may result in significant fines or compliance costs, which could have a material adverse effect on our results of operations, financial condition and cash flows.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

        In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers and suppliers, and personally identifiable information of our employees, in our facilities and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, disrupt our operations, damage our reputation, and cause a loss of confidence, which could adversely affect our business.

Deliberate, malicious acts, including terrorism, could damage our facilities, disrupt our operations or injure employees, contractors, customers or the public and result in liability to us.

        Intentional acts of destruction could hinder our sales or production and disrupt our supply chain. Our facilities could be damaged or destroyed, reducing our operational production capacity and requiring us to repair or replace our facilities at substantial cost. Employees, contractors and the public could suffer substantial physical injury for which we could be liable. Governmental authorities may impose security or other requirements that could make our operations more difficult or costly. The consequences of any such actions could adversely affect our operating results, financial condition and cash flows.

Our business depends on significant customers and the loss of several significant customers may have a material adverse impact on our results of operations, financial condition and our cash flows.

        Both the Coffeyville and the Wynnewood refineries have a significant concentration of customers. Our five largest customers represented 36% of our sales for the year ended December 31, 2012. Given the nature of our business, and consistent with industry practice, we do not have long-term minimum purchase contracts with any of our customers. The loss of several of these significant customers, or a significant reduction in purchase volume by several of them, could have a material adverse effect on our results of operations, financial condition and cash flows.

Our plans to expand the gathering assets making up part of our supporting logistics businesses, which assist us in reducing our costs and increasing our processing margins, may expose us to significant additional risks, compliance costs and liabilities.

        We plan to continue to make investments to enhance the operating flexibility of our refineries and to improve our crude oil sourcing advantage through additional investments in our gathering and logistics operations. If we are able to successfully increase the effectiveness of our supporting logistics businesses, including our crude oil gathering operations, we believe we will be able to enhance our crude oil sourcing flexibility and reduce related crude oil purchasing and delivery costs. However, the acquisition of infrastructure assets to expand our gathering operations may expose us to risks in the future that are different than or incremental to the risks we face with respect to our refineries and existing gathering and logistics operations. The storage and transportation of liquid hydrocarbons, including crude oil and refined products, are subject to stringent federal, state, and local laws and regulations governing the discharge of materials into the environment, operational safety and related matters. Compliance with these laws and regulations could adversely affect our operating results, financial condition and cash flows. Moreover, failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory and remedial liabilities, the issuance of injunctions that may restrict or prohibit our operations, or claims of damages to property or persons resulting from our operations.

        Any businesses or assets that we may acquire in connection with an expansion of our crude oil gathering operations could expose us to the risk of releasing hazardous materials into the environment. These releases would expose us to potentially substantial expenses, including cleanup and remediation costs, fines and penalties, and third-party claims for personal injury or property damage related to past or future releases. Accordingly, if we do acquire any such businesses or assets, we could also incur additional expenses not covered by insurance which could be material.

More stringent trucking regulations may increase our costs and negatively impact our results of operations.

        In connection with the trucking operations conducted by our crude gathering division, we operate as a motor carrier and therefore are subject to regulation by the U.S. Department of Transportation and various state agencies. These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations and regulatory safety, and hazardous materials labeling, placarding and marking. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment and product handling requirements. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes include increasingly stringent environmental regulations, changes in the hours of service regulations that govern the amount of time a driver may drive in any specific period, onboard black box recorder devices or limits on vehicle weight and size.

        To a large degree, intrastate motor carrier operations are subject to state safety regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations. Furthermore, from time to time, various legislative proposals are introduced, such as proposals to increase federal, state or local taxes, including taxes on motor fuels, which may increase our costs or adversely impact the recruitment of drivers. We cannot predict whether, or in what form, any increase in such taxes will be enacted or the extent to which they will apply to us and our operations.

The acquisition and expansion strategy of our business involves significant risks.

        Our management will consider pursuing acquisitions and expansion projects in order to continue to grow and increase profitability. However, we may not be able to consummate such acquisitions or expansions, due to intense competition for suitable acquisition targets, the potential unavailability of financial resources necessary to consummate acquisitions and expansions, difficulties in identifying suitable acquisition targets and expansion projects or in completing any transactions identified on sufficiently favorable terms and the failure to obtain requisite regulatory or other governmental approvals. In addition, any future acquisitions and expansions may entail significant transaction costs and risks associated with entry into new markets and lines of business.

        In addition to the risks involved in identifying and completing acquisitions described above, even when acquisitions are completed, integration of acquired entities can involve significant difficulties, such as:

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  unforeseen difficulties in the integration of the acquired operations and disruption of the ongoing operations of our business;

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  failure to achieve cost savings or other financial or operating objectives contributing to the accretive nature of an acquisition;

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  strain on the operational and managerial controls and procedures of our business, and the need to modify systems or to add management resources;

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  difficulties in the integration and retention of customers or personnel and the integration and effective deployment of operations or technologies;

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  assumption of unknown material liabilities or regulatory non-compliance issues;

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  amortization of acquired assets, which would reduce future reported earnings;

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  possible adverse short-term effects on our cash flows or operating results; and

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  diversion of management's attention from the ongoing operations of our business.

        Failure to manage these acquisition and expansion growth risks could have a material adverse effect on our results of operations, financial condition and cash flows . There can be no assurance that we will be able to consummate any acquisitions or expansions, successfully integrate acquired entities, or generate positive cash flow at any acquired company or expansion project.

We are a holding company and depend upon our subsidiaries for our cash flow.

        We are a holding company, and our subsidiaries conduct all of our operations and own substantially all of our assets. Consequently, our cash flow depends upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of distributions, tax sharing payments or otherwise. The ability of our subsidiaries to make any payments to us will depend on, among other things, their earnings, the terms of their indebtedness, tax considerations and legal restrictions.

Our internally generated cash flows and other sources of liquidity may not be adequate for our capital needs.

        Refining businesses such as ours are capital intensive, and working capital needs may vary significantly over relatively short periods of time. For instance, crude oil price volatility can significantly impact working capital on a week-to-week and month-to-month basis. If we cannot generate adequate cash flow or otherwise secure sufficient liquidity to meet our working capital needs or support our short-term and long-term capital requirements, we may be unable to meet our debt obligations, pursue our business strategies or comply with certain environmental standards, which would have a material adverse effect on our business and results of operations.

A substantial portion of our workforce is unionized and we are subject to the risk of labor disputes and adverse employee relations, which may disrupt our business and increase our costs.

        As of December 31, 2012, approximately 53% of the employees at the Coffeyville refinery and 62% of the employees at the Wynnewood refinery were represented by labor unions under collective bargaining agreements. At Coffeyville, the collective bargaining agreement with six unions of the Metal Trades Council of the AFL-CIO ("Metal Trade Unions") (which covers union members who work directly at the Coffeyville refinery) is effective through March 2017, and the collective bargaining agreement with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial Service Workers International Union, AFL-CIO-CLC ("United Steelworkers") (which covers unionized employees who work in the terminal and related operations) is effective through March 2015, and automatically renews on an annual basis thereafter unless a written notice is received sixty days in advance of the relevant expiration date. The collective bargaining agreement with the International Union of Operating Engineers with respect to the Wynnewood refinery expires in June 2015. We may not be able to renegotiate our collective bargaining agreements when they expire on satisfactory terms or at all. A failure to do so may increase our costs. In addition, our existing labor agreements may not prevent a strike or work stoppage at any of our facilities in the future, and any work stoppage could negatively affect our results of operations, financial condition and cash flows.

Risks Inherent in an Investment in a Subsidiary
of a Publicly Traded Master Limited Partnership

The board of directors of Refining LP's general partner has in place a policy to distribute an amount equal to the available cash Refining LP generates each quarter, which could limit our ability to grow and make acquisitions.

        Refining LP's general partner's current policy is to distribute an amount equal to the available cash that Refining LP generates each quarter to its unitholders. The first distribution was made in respect of the quarter ending March 31, 2013, and excluded the period prior to the Refining IPO. The indenture governing the notes generally allows us to make distributions to Refining LP in order to enable Refining LP to make distributions in accordance with its distribution policy. As a result, we and Refining LP will rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities of Refining LP, to fund our acquisitions and expansion capital expenditures. As such, to the extent we are unable to finance growth externally; the distribution policy of Refining LP's general partner will significantly impair our ability to grow. The board of directors of the general partner may modify or revoke the cash distribution policy at any time at its discretion, including in such a manner that would result in an elimination of cash distributions regardless of the amount of available cash Refining LP generates.

        In addition, because of the distribution policy, our growth, if any, may not be as robust as that of businesses that reinvest their available cash to expand ongoing operations. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which, in turn, would reduce the available cash that we have available.

We rely primarily on the executive officers of CVR Energy to manage most aspects of our business and affairs pursuant to a services agreement, which CVR Energy can terminate at any time after January 23, 2014.

        Our future performance depends to a significant degree upon the continued contributions of CVR Energy's senior management team. We have entered into a services agreement with our general partner and CVR Energy whereby CVR Energy has agreed to provide us with the services of its senior management team as well as accounting, business operations, legal, finance and other key back-office and mid-office personnel. At any time after January 23, 2014, CVR Energy can terminate this agreement, subject to a 180-day notice period. The loss or unavailability to us of any member of CVR Energy's senior management team could negatively affect our ability to operate our business and pursue our business strategies. We do not have employment agreements with any of CVR Energy's officers and we do not maintain any key person insurance. In addition, CVR Energy may not continue to provide us the officers that are necessary for the conduct of our business or such provision may not be on terms that are acceptable. If CVR Energy elected to terminate the service agreement on 180 days' notice after January 23, 2014, we might not be able to find qualified individuals to serve as our executive officers within such 180-day period.

        In addition, pursuant to the services agreement we are responsible for a portion of the compensation expense of such executive officers according to the percentage of time such executive officers spent working for us. However, the compensation of such executive officers is set by CVR Energy, and we have no control over the amount paid to such officers. The services agreement does not contain any cap on the amounts we may be required to pay CVR Energy pursuant to this agreement.

Refining LP's general partner, an indirect wholly-owned subsidiary of CVR Energy, owes fiduciary duties to CVR Energy and its stockholders, and the interests of CVR Energy and its stockholders may differ significantly from, or conflict with, the interests of Refining LP, Refining LLC and our noteholders.

        The general partner of Refining LP is responsible for managing Refining LP. Although the general partner has a duty to manage Refining LP in a manner that is not adverse to Refining LP's interest, the fiduciary duties are specifically limited by the express terms of Refining LP's partnership agreement, and the directors and officers of Refining LP's general partner also have fiduciary duties to manage the general partner in a manner beneficial to CVR Energy and its stockholders. The interests of CVR Energy and its stockholders may differ from, or conflict with, the interests of Refining LP and Refining LLC and the interests of our noteholders. In resolving these conflicts, Refining LP's general partner may favor its own interests, the interests of CVR Refining Holdings, its sole member, or the interests of CVR Energy and holders of CVR Energy's common stock, including its majority stockholder, Icahn Enterprises, over the interests of Refining LP and Refining LLC and those of our noteholders.

        The potential conflicts of interest include, among others, the following:

  •
  Neither Refining LP's partnership agreement nor any other agreement requires the owners of Refining LP's general partner, including CVR Energy, to pursue a business strategy that favors Refining LP and Refining LLC. The affiliates of Refining LP's general partner, including CVR Energy, have fiduciary duties to make decisions in their own best interests and in the best interest of holders of CVR Energy's common stock, including Icahn Enterprises, which may be contrary to Refining LP's or our interests. In addition, Refining LP's general partner is allowed to take into account the interests of parties other than Refining LP or us, such as its owners or CVR Energy, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to Refining LP or us.

  •
  Refining LP's partnership agreement does not restrict Refining LP's general partner from causing Refining LP to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on Refining LP's behalf. There is no limitation on the amounts that Refining LP's general partner can cause Refining LP to pay it or its affiliates.

  •
  Refining LP's general partner controls the enforcement of obligations owed to Refining LP by it and its affiliates. In addition, Refining LP's general partner decides whether to retain separate counsel or others to perform services for Refining LP or us.

  •
  Refining LP's general partner determines which costs incurred by it and its affiliates are reimbursable by Refining LP.

Refining LP's partnership agreement limits the liability and replaces the fiduciary duties of its general partner and restricts the remedies available to Refining LP and us for actions taken by Refining LP's general partner that might otherwise constitute breaches of fiduciary duty.

        Refining LP's partnership agreement limits the liability and replaces the fiduciary duties of its general partner, while also restricting the remedies available to Refining LP and us for actions that, without these limitations and reductions, might constitute breaches of fiduciary duty. Delaware partnership law permits such contractual reductions of fiduciary duty. The partnership agreement contains provisions that replace the standards to which Refining LP's general partner would otherwise be held by state fiduciary duty law. For example:

  •
  the partnership agreement permits Refining LP's general partner to make a number of decisions in its individual capacity, as opposed to its capacity as general partner. This entitles Refining LP's general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, Refining LP. Decisions made by Refining LP's general partner in its individual capacity are made by CVR Refining Holdings as the sole member of the general partner, and not by the board of directors of the general partner. An example includes the general partner's determination whether or not to consent to any merger or consolidation or amendment to the Refining LP partnership agreement.

  •
  the partnership agreement provides that Refining LP's general partner will not have any liability to Refining LP for decisions made in its capacity as general partner so long as it did not make such decisions in bad faith, meaning it believed that the decisions were adverse to Refining LP's interest.

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  the partnership agreement provides that Refining LP's general partner and the officers and directors of the general partner will not be liable for monetary damages to Refining LP for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of the conduct of the general partner or such officer or director engaged in by it in bad faith or with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

  •
  the partnership agreement provides that Refining LP's general partner will not be in breach of its obligations under the partnership agreement or its duties to Refining LP if a transaction with an affiliate or the resolution of a conflict of interest is:

  (A)
  approved by the conflicts committee of the board of directors of Refining LP's general partner, although the general partner is not obligated to seek such approval; or

  (B)
  approved by the vote of a majority of the outstanding units, excluding any units owned by Refining LP's general partner and its affiliates.

Refining LP's common units are subject to Refining LP's general partner's call right.

        If at any time Refining LP's general partner and its affiliates own more than 95% of Refining LP's common units, Refining LP's general partner will have the right, which it may assign to any of its affiliates or to Refining LP, but not the obligation, to acquire all, but not less than all, of the common units held by public unitholders at a price not less than their then-current market price, as calculated pursuant to the terms of Refining LP's partnership agreement. If Refining LP's general partner and its affiliates reduce their ownership percentage to below 70% of the outstanding units, the ownership threshold to exercise the call right will be permanently reduced to 80%. There is no restriction in Refining LP's partnership agreement that prevents Refining LP's general partner from issuing additional common units and then exercising its call right. Refining LP's general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right.

Cost reimbursements due to Refining LP's general partner and its affiliates will reduce cash available for general operating purposes.

        Prior to making any distribution on Refining LP's outstanding units, Refining LP will reimburse its general partner for all expenses it incurs on behalf of Refining LP including, without limitation, its pro rata portion of management compensation and overhead charged by CVR Energy in accordance with the services agreement. The services agreement does not contain any cap on the amount Refining LP may be required to pay pursuant to this agreement. The payment of these amounts, including allocated overhead, to Refining LP's general partner and its affiliates could adversely affect the cash available for general operating purposes.

Refining LP's general partner's interest in Refining LP and the control of Refining LP's general partner may be transferred to a third party.

        Refining LP's general partner may transfer its general partner interest in Refining LP to a third party in a merger or in a sale of all or substantially all of its assets. Furthermore, there is no restriction in Refining LP's partnership agreement on the ability of the owners of Refining LP's general partner to transfer their equity interests in Refining LP's general partner to a third party. The new equity owner of Refining LP's general partner would then be in a position to replace the board of directors and the officers of Refining LP's general partner with its own choices and to influence the decisions taken by the board of directors and officers of Refining LP's general partner.

        If control of Refining LP's general partner were transferred to an unrelated third party, the new owner of the general partner would have no interest in CVR Energy. We rely substantially on the senior management team of CVR Energy and have entered into a number of significant agreements with CVR Energy, including a services agreement pursuant to which CVR Energy provides Refining LP with the services of its senior management team. If Refining LP's general partner were no longer controlled by CVR Energy, CVR Energy could be more likely to terminate the services agreement which, after January 23, 2014, it may do upon 180 days' notice.

Refining LP will incur increased costs as a result of being a publicly traded partnership.

        As a publicly traded partnership, Refining LP will incur significant legal, accounting and other expenses that it did not incur prior to the Refining IPO. In addition, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act of 2010, as well as rules implemented by the SEC and the NYSE, require, or will require, publicly traded entities to adopt various corporate governance practices that will further increase our costs. We estimate that Refining LP will incur approximately $5.0 million of estimated incremental costs per year, some of which will be direct charges associated with being a publicly traded partnership, and some of which will be allocated to Refining LP by CVR Energy; however, it is possible that the actual incremental costs of being a publicly traded partnership will be higher than we currently estimate.

        In connection with the Refining IPO, Refining LP became subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We expect these requirements will increase Refining LP's legal and financial compliance costs and make compliance activities more time-consuming and costly. For example, as a result of becoming a publicly traded partnership, Refining LP is required to have at least three independent directors and adopt policies regarding internal controls and disclosure controls and procedures, including the preparation of reports on internal control over financial reporting. In addition, Refining LP will incur additional costs associated with its SEC reporting requirements.

Refining LP will be exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act.

        Refining LP is in the process of evaluating its internal controls systems to allow management to report on, and its independent auditors to audit, Refining LP's internal controls over financial reporting. Refining LP will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Under current rules, Refining LP will be required to comply with Section 404 in its annual report for the year ending December 31, 2013. Furthermore, upon completion of this process, Refining LP may identify control deficiencies of varying degrees of severity under applicable SEC and Public Company Accounting Oversight Board (the "PCAOB") rules and regulations that remain unremediated. Although Refining LP produces its financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"), its internal accounting controls may not currently meet all standards applicable to companies with publicly traded securities. As a publicly traded partnership, Refining LP will be required to report, among other things, control deficiencies that constitute a "material weakness" or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

        If Refining LP fails to implement the requirements of Section 404 in a timely manner, it might be subject to sanctions or investigation by regulatory authorities such as the SEC. If Refining LP does not implement improvements to its disclosure controls and procedures or to its internal controls in a timely manner, its independent registered public accounting firm may not be able to certify as to the effectiveness of its internal controls over financial reporting. This may subject Refining LP to adverse regulatory consequences or a loss of confidence in the reliability of its financial statements. Refining LP could also suffer a loss of confidence in the reliability of its financial statements if its independent registered public accounting firm reports a material weakness in its internal controls, if Refining LP does not develop and maintain effective controls and procedures or if Refining LP is otherwise unable to deliver timely and reliable financial information. Any loss of confidence in the reliability of Refining LP's financial statements or other negative reaction to its failure to develop timely or adequate disclosure controls and procedures or internal controls could result in a decline in the price of the notes. In addition, if Refining LP fails to remedy any material weakness, its financial statements may be inaccurate, Refining LP may face restricted access to the capital markets and the price of the notes may be adversely affected.

If the Internal Revenue Service were to treat us (or Refining LP) as a corporation for United States federal income tax purposes, or if we (or Refining LP) were to become subject to material amounts of entity-level taxation, then our cash available for payment of principal and interest on the notes could be substantially reduced.

        It is intended that for United States federal and applicable state income tax purposes we will be disregarded as an entity separate from Refining LP, in which case we should not be subject to taxation as an entity for United States federal and applicable state income tax purposes.

        Although we do not believe, based upon our current operations, that Refining LP will be taxed as a corporation for United States federal income tax purposes, a change in our business or a change in current law could cause Refining LP to be taxed as a corporation for United States federal income tax purposes or otherwise subject Refining LP to entity-level taxation. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. One such legislative proposal would eliminate the qualifying income exception upon which Refining LP relies for its treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of the changes, or other proposals, will ultimately be enacted.

        If the Internal Revenue Service were to treat us (or Refining LP) as a corporation for United States federal income tax purposes, or if we (or Refining LP) were to become subject to material amounts of entity-level taxation, then our cash available for payment of principal and interest on the notes could be substantially reduced.

Risks Related to the Exchange Notes and Our Indebtedness

Our level of indebtedness may increase and reduce our financial flexibility.

        As of March 31, 2013, we and the guarantors had $500.0 million aggregate principal amount of the notes outstanding, approximately $27.2 million of outstanding letters of credit, availability of up to $372.8 million under our Amended and Restated ABL Credit Facility (as defined below) and availability of up to $150.0 million under the intercompany credit facility (as defined below). In the future, we and the guarantors may incur additional significant indebtedness in order to make future acquisitions, expand our business or develop our properties. Our level of indebtedness could affect our operations in several ways, including the following:

  •
  a significant portion of our cash flows could be used to service our indebtedness, reducing available cash;

  •
  a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

  •
  the covenants contained in our debt agreements will limit our ability to borrow additional funds, dispose of assets, pay distributions and make certain investments;

  •
  a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged, and therefore may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing;

  •
  our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

  •
  a high level of debt may make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings under the Amended and Restated ABL Credit Facility; and

  •
  a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or general corporate or other purposes.

        In addition, borrowings under the Amended and Restated ABL Credit Facility, our intercompany credit facility and other credit facilities we may enter into in the future will bear interest at variable rates. If market interest rates increase, such variable-rate debt will create higher debt service requirements, which could adversely affect our cash flows.

        In addition to our debt service obligations, our operations require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance debt obligations and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets, properties and systems software, as well as to provide capacity for the growth of our business, depends on our financial and operating performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.

        In addition, we are and will be subject to covenants contained in agreements governing our present and future indebtedness. These covenants include, and will likely include, restrictions on certain payments, the granting of liens, the incurrence of additional indebtedness, dividend restrictions affecting subsidiaries, asset sales, transactions with affiliates and mergers and consolidations. Any failure to comply with these covenants could result in a default under the Amended and Restated ABL Credit Facility and the agreements governing our other indebtedness. Upon a default, unless waived, the lenders under the Amended and Restated ABL Credit Facility would have all remedies available to a secured lender, and could elect to terminate their commitments, cease making further loans, institute foreclosure proceedings against our or our subsidiaries' assets, and force us and our subsidiaries into bankruptcy or liquidation, subject to the intercreditor agreements. In addition, any defaults could trigger cross defaults under other or future credit agreements or under the exchange notes. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements.

        In addition, the bank borrowing base under the Amended and Restated ABL Credit Facility will be subject to periodic redeterminations. We could be forced to repay a portion of our bank borrowings due to redeterminations of our borrowing base. If we are forced to do so, we may not have sufficient funds to make such repayments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we may have to sell significant assets. Any such sale could have a material adverse effect on our business, financial condition and cash flows.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

        Our ability to satisfy our debt obligations will depend upon, among other things:

  •
  our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

  •
  our future ability to borrow under the Amended and Restated ABL Credit Facility, the availability of which depends on, among other things, our complying with the covenants in the applicable facility.

        We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under the Amended and Restated ABL Credit Facility or otherwise, in an amount sufficient to fund our liquidity needs. In addition, the board of directors of Refining LP's general partner may in the future elect to pursue other strategic options including acquisitions of other businesses or asset purchases, which would reduce cash available to service our debt obligations.

        If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. The Amended and Restated ABL Credit Facility and the indenture governing the exchange notes may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Neither CVR Energy's shareholders nor any of their respective affiliates has any continuing obligation to provide us with debt or equity financing (other than as provided in the intercompany credit facility).

        The borrowings under our Amended and Restated ABL Credit Facility bear interest at variable rates and other debt we incur could likewise be variable-rate debt. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

Covenants in our debt instruments could limit our ability to incur additional indebtedness and engage in certain transactions, which could adversely affect our liquidity and our ability to pursue our business strategies.

        The indenture governing the exchange notes and the Amended and Restated ABL Credit Facility contain a number of restrictive covenants that will impose significant operating and financial restrictions on us and our subsidiaries and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability, among other things, to:

  •
  incur, assume or guarantee additional debt or issue redeemable stock or preferred stock;

  •
  make distributions or prepay, redeem, or repurchase certain debt;

  •
  enter into agreements that restrict distributions from restricted subsidiaries;

  •
  incur liens;

  •
  sell or otherwise dispose of assets, including capital stock of subsidiaries;

  •
  enter into transactions with affiliates; and

  •
  merge, consolidate or sell substantially all of our assets.

        A breach of the covenants under the foregoing debt instruments could result in an event of default. Upon a default, unless waived, the lenders under our Amended and Restated ABL Credit Facility would have all remedies available to a secured lender, and could elect to terminate their commitments, cease making further loans, institute foreclosure proceedings against us or our subsidiaries' assets, and force us and our subsidiaries into bankruptcy or liquidation, subject to intercreditor agreements. The holders of the exchange notes could accelerate all amounts due thereunder and also force us into bankruptcy and liquidation. In addition, any defaults could trigger cross defaults under other or future credit agreements or indentures. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. As a result of these restrictions, we may be limited in how we conduct our business, unable to raise additional debt or equity financing to operate during general economic or business downturns or unable to compete effectively or to take advantage of new business opportunities. See "Description of Exchange Notes."

Despite our substantial indebtedness, we may still be able to incur significantly more debt, including secured indebtedness. This could intensify the risks described above.

        We may be able to incur substantially more debt in the future, including secured indebtedness. Although the indenture governing the exchange notes and the Amended and Restated ABL Credit Facility contain restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. As of March 31, 2013, we had no amounts outstanding under the Amended and Restated ABL Credit Facility (and we had letters of credit outstanding of approximately $27.2 million). These borrowings would be effectively senior to the exchange notes and the guarantees thereof to the extent of the value of the collateral securing the Amended and Restated ABL Credit Facility. In addition, we can incur substantial additional indebtedness under the indenture governing the exchange notes. In particular, we can incur additional indebtedness under the indenture governing the exchange notes so long as our fixed charge coverage ratio (as defined in the indenture) exceeds 2.00:1. As of March 31, 2013, our fixed charge coverage ratio was approximately 17.6x. See "Description of Exchange Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Also, these restrictions may not prevent us from incurring obligations that do not constitute indebtedness. To the extent such new debt or new obligations are added to our existing indebtedness, the risks described above could substantially increase.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our indebtedness, including a default under the Amended and Restated ABL Credit Facility, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the exchange notes and could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to make required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including the Amended and Restated ABL Credit Facility, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under the Amended and Restated ABL Credit Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets securing such facilities and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Amended and Restated ABL Credit Facility to avoid being in default. If we breach our covenants under the Amended and Restated ABL Credit Facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

We may not have access to the assets of our non-guarantor subsidiaries (if any), which could adversely affect our ability to make payments on the exchange notes.

        The exchange notes may not be guaranteed by certain of our future subsidiaries, including any future non-U.S. subsidiaries and certain non-wholly-owned domestic subsidiaries. Our non-guarantor subsidiaries have no obligation to pay any amounts due on the exchange notes. The creditors of our non-guarantor subsidiaries, including their trade creditors and holders of any of their indebtedness, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us or our creditors, including the holders of the exchange notes and lenders under the Amended and Restated ABL Credit Facility. Accordingly, claims of holders of the exchange notes and the Amended and Restated ABL Credit Facility lenders are effectively subordinated to the claims of creditors of our non-guarantor subsidiaries, including trade creditors, which could adversely affect their ability to be repaid. In addition, CVR Partners and its subsidiary, which directly owns the nitrogen fertilizer business, are not obligors under or guarantors of the exchange notes and their assets will not be available, upon a liquidation or otherwise, to the Issuers or a guarantor of the exchange notes.

        The Amended and Restated ABL Credit Facility permits non-guarantor subsidiaries to incur certain additional debt, including secured debt, and do not limit the ability of non-guarantor subsidiaries to incur other liabilities that are not considered indebtedness under the indenture.

CVR Energy and CVR Partners are not obligors under or guarantors of the exchange notes. In addition, Refining LP, our parent company, is not subject to the covenants and other restrictions set forth in the indenture governing the exchange notes.

        CVR Energy, which indirectly owns 100% of Refining LP's general partner and a majority of Refining LP's limited partner interests, and CVR Partners and its subsidiary (and general partner), which own the nitrogen fertilizer business, will not be obligors under or guarantors of the exchange notes, and their assets will not be available, upon a liquidation or otherwise, to the Issuers or a guarantor of the exchange notes. In addition, CVR Energy and CVR Partners and its subsidiary are not restricted by the Amended and Restated ABL Credit Facility. Accordingly, the indenture governing the exchange notes and the Amended and Restated ABL Credit Facility do not place any restriction on the ability of CVR Energy or CVR Partners and its subsidiary to incur indebtedness or take any other action. In particular, the indenture governing the exchange notes will not restrict CVR Energy or CVR Partners or its subsidiary from selling any of its assets.

        Although the exchange notes are guaranteed by Refining LP, our parent company, Refining LP will not be subject to the covenants and other restrictions set forth in the indenture governing the exchange notes. This means that the indenture governing the exchange notes will not place any restriction on the ability of Refining LP to incur indebtedness or take any other action. As of March 31, 2013, Refining LP had approximately $525.1 million of cash on hand and had the ability under the indenture governing the exchange notes to make restricted payments, including paying distributions, with all of such cash on hand.

We may not have the ability to raise the funds necessary to finance the change of control offer or the asset sale offer required by the indenture governing the exchange notes.

        Upon the occurrence of a "change of control," as defined in the indenture governing the exchange notes, we must offer to buy back the exchange notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of the repurchase. Similarly, we must offer to buy back the exchange notes (or repay other indebtedness in certain circumstances) at a price equal to 100% of the principal amount of the exchange notes (or other debt) purchased, together with accrued and unpaid interest, if any, to the date of repurchase, with the proceeds of certain asset sales (as defined in the indenture). Our failure to purchase, or give notice of purchase of, the exchange notes would be a default under the indenture governing the exchange notes, which would also trigger a cross default under the Amended and Restated ABL Credit Facility. See "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales." If a change of control or asset sale occurs that would require us to repurchase the exchange notes, it is possible that we may not have sufficient assets to make the required repurchase of exchange notes or to satisfy all obligations under the

Amended and Restated ABL Credit Facility. A change of control would also trigger a default under the Amended and Restated ABL Credit Facility. In order to satisfy our obligations, we could seek to refinance the indebtedness under the Amended and Restated ABL Credit Facility and the indenture governing the exchange notes or obtain a waiver from the lenders or holders of the exchange notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all. Any failure to make the required change of control offer or asset sale offer would result in an event of default under the indenture.

Certain restrictive covenants in the indenture governing the exchange notes will be suspended if such exchange notes achieve investment grade ratings.

        Most of the restrictive covenants in the indenture governing the exchange notes will not apply for so long as the exchange notes achieve investment grade ratings from Moody's Investors Service, Inc. and Standard & Poor's Rating Services, and no default or event of default has occurred. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt or making certain dividends or distributions, that would otherwise be prohibited under the indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We can give no assurance that the exchange notes will achieve investment grade ratings, nor that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of the exchange notes.

Federal and state statutes allow courts, under specific circumstances, to void the exchange notes and guarantees and require holders of the exchange notes to return payments received.

        If we or any guarantor become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, under federal or state fraudulent transfer law, a court may void, subordinate or otherwise decline to enforce the exchange notes or the guarantees. A court might do so if it found that when we issued the notes or the guarantor entered into its guarantee, or in some states when payments became due under the exchange notes or the guarantees, we or the guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was left with inadequate capital to conduct its business; or

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay.

        The court might also void the exchange notes or a guarantee without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or its guarantee, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the exchange notes or guarantees you would no longer have any claim against us or the applicable guarantor. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from us or a guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Any future exchange guarantees which are made or issued after the notes are issued could also be avoided by a trustee in bankruptcy.

        The indenture governing the exchange notes provides that certain of our future subsidiaries will guarantee the exchange notes. Any future exchange guarantee might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future exchange guarantee were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the exchange guarantee is an "insider" under the U.S. Bankruptcy Code), and the granting of the future exchange guarantee enabled the holders of the exchange notes to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such exchange guarantee or lien could be avoided as a preferential transfer.

There is no prior public market for the exchange notes. If an actual trading market does not exist or is not maintained for the exchange notes, you may not be able to resell them quickly, for the price that you paid or at all.

        We cannot assure you that an established trading market for the exchange notes will exist or be maintained. Although the exchange notes may be resold or otherwise transferred by the holders without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation of the exchange notes on any automated dealer quotation systems. The initial purchasers of the outstanding notes have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. Each initial purchaser may discontinue any market making in the exchange notes at any time, in its sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes.

        We also cannot assure you that you will be able to sell your exchange notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market for the exchange notes exists or is maintained, you may not be able to resell your exchange notes at their fair market value, or at all. The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

  •
  prevailing interest rates;

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the exchange notes. It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the exchange notes, regardless of our prospects and financial performance.

If the Internal Revenue Service were to take the position that the Refining IPO Transactions resulted in a significant modification of the notes for United States federal income tax purposes, the exchange notes could be treated as having been issued with OID.

        We took the position that the Refining IPO Transactions did not result in a "significant modification" of the notes for United States federal income tax purposes. However, the issue is not free from doubt, and there can be no assurance that the Internal Revenue Service will not assert, or that a court will not sustain, a contrary position. If the consummation of the Refining IPO Transactions were treated as having resulted in a significant modification of the notes, a holder of notes would have been deemed to have exchanged its notes for new notes, in which case the holder might have recognized gain or loss on the deemed exchange. In addition, the new notes and, as a result, the exchange notes, could be treated as having been issued with original issue discount, or OID, to the extent that, for United States federal income tax purposes, the issue price of the new notes was less than the stated principal amount of the notes by more than a de minimis amount. If the new notes and, as a result, the exchange notes, were treated as issued with OID, a U.S. holder of exchange notes would generally be required to include such OID in gross income, as ordinary income, as the OID accrues on a constant yield basis, in advance of receipt of the cash payment attributable to the OID.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for each accounting period during the five year period ended December 31, 2012 and for the three months ended March 31, 2013.

        For purposes of this table, earnings available for fixed charges was calculated by determining the sum of income (loss) from operations before adjustments for taxes and income from equity investees, distributed income of equity investees and fixed charges; less capitalized interest. Fixed charges were calculated as interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and an estimate of interest within rental expenses (equal to one-third of rental expense).

		Year Ended December 31,
	Three Months Ended March 31, 2012
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	19.6x	8.4x	9.8x	1.7x	2.4x	3.7x

 USE OF PROCEEDS

        This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into in connection with the issuance of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange outstanding notes in like principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or any change in our capitalization.

 CAPITALIZATION

        The following table sets forth Refining LP's cash and cash equivalents and capitalization as of March 31, 2013 on a consolidated and combined basis.

        This table is derived from, and should be read together with, the unaudited interim condensed consolidated and combined financial statements and the related notes of Refining LP included elsewhere in this prospectus. You should also read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

As of March 31, 2013
(in thousands)
Cash and cash equivalents	$525,060

Debt:
Amended and restated ABL credit facility(1)	$—
Intercompany credit facility(2)	—
Capital lease obligations	52,013
6.500% senior notes due 2022	500,000

Total debt	$552,013

Equity:
Partners' capital:
Common units—CVR Refining Holdings	$1,364,503
Common units—public(3)	313,836
General partner interest	1

Total equity	$1,678,340

Total capitalization	$2,230,353

(1)
As of March 31, 2013, Refining LP had availability of $372.8 million under the Amended and Restated ABL Credit Facility and had letters of credit outstanding of approximately $27.2 million.

(2)
Refining LP entered into a $150 million senior unsecured revolving credit facility with Coffeyville Resources in connection with the closing of the Refining IPO.

(3)
Includes common units held by an affiliate of Ichan Enterprises.

SELECTED HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL AND
OPERATING DATA

        You should read the selected historical financial data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and combined financial statements and related notes of Refining LP included elsewhere in this prospectus.

        The selected historical consolidated and combined financial information presented below under the caption "Statements of Operations Data" for the years ended December 31, 2012, 2011 and 2010 and the selected consolidated and combined financial information presented below under the caption "Balance Sheet Data" as of December 31, 2012 and 2011 have been derived from the audited consolidated and combined financial statements of Refining LP included elsewhere in this prospectus, which financial statements have been audited by KPMG LLP, an independent registered public accounting firm. The selected combined financial information presented below under the caption "Statements of Operations Data" for the year ended December 31, 2009 and the selected combined financial information presented below under the caption "Balance Sheet Data" at December 31, 2010 is derived from the audited combined financial statements of Refining LP that are not included in this prospectus. The selected combined financial information presented below under the caption "Statements of Operations Data" for the year ended December 31, 2008 and the selected combined financial information presented under the caption "Balance Sheet Data" at December 31, 2009 and 2008 has been derived from the financial statements of Refining LP that are not included in this prospectus. The selected consolidated and combined financial information presented below under the caption "Statements of Operations Data" for the three months ended March 31, 2013 and 2012, and the selected consolidated and combined financial information presented below under the caption "Balance Sheet Data" as of March 31, 2013, have been derived from the unaudited interim condensed consolidated and combined financial statements of Refining LP included in this prospectus. The unaudited interim condensed consolidated and combined financial statements were prepared on a basis consistent with the audited consolidated and combined financial statements. In our opinion, the unaudited interim condensed consolidated and combined financial statements include all adjustments necessary for the fair presentation of those statements. The historical results are not necessarily indicative of future results and the results for the three months ended March 31, 2013 are not necessarily indicative of the results for the full 2013 fiscal year.

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011(1)	2010	2009	2008
	(unaudited)		(in millions)				(unaudited)
Statements of Operations Data:
Net sales	$2,274.0	$1,898.5	$8,281.7	$4,752.8	$3,905.6	$2,936.5	$4,774.3
Cost of product sold(2)	1,805.8	1,630.7	6,667.5	3,927.6	3,539.8	2,515.9	4,449.4
Direct operating expenses(2)	86.0	92.7	426.5	247.7	153.1	142.2	159.2
Selling, general and administrative expenses(2)	18.6	20.2	86.2	51.0	43.1	40.0	27.6
Depreciation and amortization	28.0	26.3	107.6	69.8	66.4	64.4	62.7
Goodwill(3)	—	—	—	—	—	—	42.8

Operating income	$335.6	$128.6	$993.9	$456.7	$103.2	$174.0	$32.6
Interest expense and other financing costs	(14.2)	(18.8)	(76.2)	(53.0)	(49.7)	(43.8)	(38.7)
Realized loss on derivatives, net	(52.5)	(19.1)	(137.6)	(7.2)	(2.1)	(27.5)	(122.6)
Unrealized gain (loss) on derivatives, net	32.5	(128.1)	(148.0)	85.3	0.6	(37.8)	247.9
Loss on extinguishment of debt	(26.1)	—	(37.5)	(2.1)	(16.6)	(2.1)	(10.0)
Other income, net	0.1	—	0.7	0.6	2.8	1.8	1.2

Net income (loss)(4)	$275.4	$(37.4)	$595.3	$480.3	$38.2	$64.6	$110.4

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011(1)	2010	2009	2008
	(unaudited)		(in millions)			(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$525.1		$153.1	$2.7	$2.3	$2.7	$0.6
Working capital	866.2		382.6	384.7	138.7	173.7	64.7
Total assets	2,693.3		2,258.5	2,262.4	1,072.8	1,104.4	1,079.0
Total debt, including current portion	552.0		773.2	729.9	469.0	479.5	484.3
Total partners' capital/divisional equity	1,678.3		980.8	1,018.6	418.8	485.4	405.6
Cash Flow Data:							(unaudited)
Net cash flow provided by (used in):
Operating activities	239.5	145.0	917.3	352.7	167.0	31.9	(13.6)
Investing activities	(44.6)	(35.4)	(119.8)	(655.9)	(21.1)	(33.6)	(60.5)
Financing activities(5)	177.0	(70.1)	(647.1)	303.6	(146.3)	3.8	71.3

Net increase (decrease) in cash and cash equivalents	371.9	39.5	150.4	0.4	(0.4)	2.1	(2.8)
Other Financial Data:
Capital expenditures for property, plant and equipment	44.6	35.5	120.2	68.8	21.2	34.0	60.5

(1)
We acquired WEC on December 15, 2011, and its results of operations are included from the date of acquisition. In addition, we incurred approximately $11.0 million and $5.2 million of transaction and integration costs related to the acquisition of WEC in fiscal years 2012 and 2011, respectively. These transactions impact the comparability of our Selected Historical Financial and Operating Data.

(2)
Amounts are shown exclusive of depreciation and amortization.

(3)
Upon applying the goodwill impairment testing criteria under existing accounting rules during the fourth quarter of 2008, we determined that our goodwill was impaired, which resulted in a goodwill impairment of $42.8 million. This represented a write-off of the entire balance of goodwill.

(4)
The following are certain charges and costs incurred in each of the relevant periods that are meaningful to understanding our net income and in evaluating our performance due to their unusual or infrequent nature:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)			(in millions)			(unaudited)
Loss on extinguishment of debt(a)	$26.1	$—	$37.5	$2.1	$16.6	$2.1	$10.0
Loss on disposition of assets	0.1	0.5	—	2.5	1.3	—	1.9
Wynnewood acquisition transaction fees and integration expenses	—	3.7	11.0	5.2	—	—	—
Major scheduled turnaround expense(b)	—	21.0	123.7	66.4	1.2	—	—
Share-based compensation	3.5	1.8	18.5	8.9	11.5	2.5	(7.8)

(a)
(1) For 2012, represents the write-off of deferred financing costs, unamortized premium and premiums paid upon the extinguishment of the First Lien Notes, which contributed to $33.4 million of the loss on extinguishment. Additionally, $4.1 million of the loss on extinguishment of debt was attributable to the write-off of a portion of previously deferred financing costs associated with our previous ABL credit facility, which was replaced with the Amended and Restated ABL Credit Facility; (2) For 2011, represents the write-off of a portion of previously deferred financing costs upon the replacement of the first priority credit facility (as defined below) with the ABL credit facility, which contributed to $1.9 million of the loss on extinguishment. Additionally, $0.2 million of the loss on extinguishment of debt was attributable to the write-off of previously deferred financing costs and unamortized original issue discount associated with the repurchase of $2.7 million of First Lien Notes; (3) For 2010, represents a premium of 2.0% paid in connection with unscheduled prepayments and payoff of our tranche D term loan (as defined below), which contributed $9.6 million of the loss on extinguishment. Additionally, $5.4 million of the loss on extinguishment of debt was attributable to the write-off of previously deferred financing costs associated with the payoff of the tranche D term loan. Concurrent with the issuance of the Old Notes (as defined below), $0.1 million of third-party costs were immediately expensed. In December 2010, we made a voluntary unscheduled principal payment on our Old Notes resulting in a premium payment of 3.0% and a partial write-off of previously deferred financing costs and unamortized original issue discount totaling $1.6 million; (4) For 2009, represents the write-off of $2.1 million of previously deferred financing costs in connection with the reduction, effective June 1, 2009, and eventual termination of the first priority funded letter of credit facility on October 15, 2009; (5) For 2008, represents the write-off of $10.0 million of previously deferred financing costs in connection with the second amendment to our first priority credit facility (as defined below) on December 22, 2008; and (6) For the three months ended March 31, 2013, represents the repurchase of the 2017 Notes, which resulted in a loss extinguishment of debt of approximately $26.1 million and includes the write-off of previously deferred financing fees of $3.7 million and unamortized original issue discount of $1.8 million.

(b)
Represents expense associated with a major scheduled turnaround at our refineries.
(5)
Prior to December 31, 2012, CRLLC provided cash as necessary to support our operations and retained excess cash generated by our operations. Historical cash received, or paid by, CRLLC on our behalf has been recorded as net contributions from, or net distributions to, parent, respectively, as a component of divisional equity in our historical combined financial statements, and as a financing activity in our Combined Statement of Cash Flows. Net contributions from (distributions to) parent included in cash flows from financing activities were $(651.6) million, $110.6 million, $(116.3) million, $12.6 million and $76.2 million for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively.

 MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with Refining LP's financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, those set forth under "Risk Factors," "Cautionary Note Regarding Forward Looking Statements" and elsewhere in this prospectus. All references in this section to "we," "our," "us" or like terms mean CVR Refining, LP ("Refining LP"), whose historical consolidated and combined financial statements reflect the historical operations of the petroleum refining and logistics business of CVR Energy

Overview and Executive Summary

        We are an independent downstream energy limited partnership with refining and related logistics assets that operates in the underserved Group 3 of the PADD II region of the United States. Our business includes a 115,000 bpd complex full coking medium-sour crude oil refinery in Coffeyville, Kansas and, as of December 15, 2011, a 70,000 bpd medium complexity crude oil refinery in Wynnewood, Oklahoma capable of processing 20,000 bpd of light sour crude oil (within its 70,000 bpd capacity). In addition, our supporting businesses include (1) a crude oil gathering system with a gathering capacity of approximately 50,000 bpd serving Kansas, Nebraska, Oklahoma, Missouri and Texas, (2) a rack marketing business supplying refined petroleum product through tanker trucks directly to customers located in close geographic proximity to Coffeyville, Kansas and Wynnewood, Oklahoma and located at throughput terminals on Magellan Midstream Partners L.P. ("Magellan") and NuStar Energy, LP ("NuStar") refined petroleum products distribution systems, (3) a 145,000 bpd pipeline system (supported by approximately 350 miles of owned and leased pipeline) that transports crude oil to our Coffeyville refinery from our Broome Station tank farm located near Caney, Kansas and (4) over 6.0 million barrels of crude oil storage.

        Our Coffeyville refinery is situated approximately 100 miles northeast of Cushing, Oklahoma, one of the largest crude oil trading and storage hubs in the United States. Our Wynnewood refinery is approximately 130 miles southwest of Cushing. Cushing is supplied by numerous pipelines from U.S. domestic locations and Canada. The May 2012 reversal of the Seaway Pipeline that now flows from Cushing to the U.S. Gulf Coast has eliminated our ability to source foreign waterborne crude oil, as well as deep water U.S. Gulf of Mexico produced sweet and sour crude oil grades. In addition to rack sales (sales which are made at terminals into third-party tanker trucks), we make bulk sales (sales through third-party pipelines) into the mid-continent markets and other destinations utilizing the product pipeline networks owned by Magellan, Enterprise Products Operating, L.P. and NuStar.

        Crude oil is supplied to our Coffeyville refinery through our gathering system and by a pipeline owned by Plains Pipeline, L.P. ("Pipeline") that runs from Cushing to our Broome Station tank farm. We maintain capacity on the Spearhead and Keystone pipelines from Canada to Cushing. We also maintain leased and owned storage in Cushing to facilitate optimal crude oil purchasing and blending. Our Coffeyville refinery blend consists of a combination of crude oil grades, including domestic grades and various Canadian medium and heavy sours and sweet synthetics. Crude oil is supplied to our Wynnewood refinery through two third-party pipelines operated by Sunoco Pipeline and Excel Pipeline and historically has mainly been sourced from Texas and Oklahoma. Our Wynnewood refinery is capable of processing a variety of crudes, including West Texas sour, West Texas Intermediate, sweet and sour Canadian and other U.S. domestically produced crude oils. We expect to spend approximately $50.0 million on a hydrocracker project that will increase the conversion capability and the ULDS yield of the Wynnewood refinery. The access to a variety of crude oils coupled with the complexity of our refineries allows us to purchase crude oil at a discount to WTI. Our consumed crude oil cost discount to WTI for 2012 was $2.26 per barrel compared to $3.98 per barrel in 2011 and $3.39 per barrel in 2010 and for the three months ended March 31, 2013 was $4.98 per barrel compared to $1.70 per barrel for the three months ended March 31, 2012.

Our History

        Refining LP was formed by CVR Energy in September 2012 in order to own and operate petroleum and auxiliary businesses as a limited partnership. In preparation for the Refining IPO, CRLLC contributed its wholly-owned subsidiaries and logistics assets described above to Refining LLC in October 2012, and CVR Refining Holdings, a subsidiary of CRLLC, contributed Refining LLC to Refining LP on December 31, 2012.

Refining LP's Initial Public Offering

        On January 23, 2013, Refining LP completed the Refining IPO, which consisted of 24,000,000 common units priced at $25.00 per unit. Additionally, on January 30, 2013, the underwriters closed their option to purchase an additional 3,600,000 common units priced at $25.00 per unit. The common units, which are listed on the NYSE, began trading on January 17, 2013 under the symbol "CVRR." Following the closing of the Refining IPO, common units held by public security holders represented approximately 19% of all outstanding limited partner interests (including common units held by an affiliate of Icahn Enterprises, representing approximately 3% of all outstanding limited partner interests), while CVR Refining Holdings held common units approximating 81% of all outstanding limited partner interests in addition to owning 100% of CVR Refining GP, LLC, Refining LP's general partner.

        The net proceeds to Refining LP from the Refining IPO were approximately $653.6 million, after deducting underwriting discounts and commissions and offering expenses. Approximately $253.0 million of the net proceeds were used to redeem all of the outstanding Second Lien Notes (as defined below), $160.0 million will be used to prefund certain maintenance and environmental capital expenditures through 2014, $54.0 million is being used to fund the turnaround expenses at the Wynnewood refinery in the fourth quarter of 2012, $85.1 million was distributed to CRLLC and the remaining proceeds have been or will be used for general corporate purposes. Prior to the closing of the Refining IPO, Refining LP distributed approximately $150.0 million of cash on hand to CRLLC.

CVR Energy Transaction Agreement

        On April 18, 2012, CVR Energy entered into a Transaction Agreement (the "Transaction Agreement") with IEP Energy, LLC and certain of its affiliates (collectively, "IEP"). Pursuant to the Transaction Agreement, IEP offered (the "Offer") to purchase all of the issued and outstanding shares of CVR Energy's common stock for a price of $30.00 per share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment ("CCP") right for each share which represents the contractual right to receive an additional cash payment per share if a definitive agreement for the sale of CVR Energy is executed on or before August 18, 2013 and such transaction closes.

        In May 2012, IEP acquired a majority of the common stock of CVR Energy through the Offer. As a result of shares tendered into the Offer during the initial offering period and subsequent additional purchases, IEP owned approximately 82% of the outstanding common stock of CVR Energy as of March 31, 2013.

        Pursuant to the Transaction Agreement, all employee restricted share awards scheduled to vest in 2012 were converted to restricted stock units whereby the recipient received a cash settlement of the offer price of $30.00 per share plus one CCP upon vesting. Restricted shares scheduled to vest in 2013, 2014 and 2015 were converted to restricted stock units whereby the awards will be settled in cash upon vesting in an amount equal to the lesser of the offer price or the fair market value as determined at the most recent valuation date of December 31 of each year. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest.

Major Influences on Results of Operations

        Our earnings and cash flows from our petroleum business are primarily affected by the relationship between refined product prices and the prices for crude oil and other feedstocks that are processed and blended into refined products. The cost to acquire feedstocks and the price for which refined products are ultimately sold depend on factors beyond our control, including the supply of and demand for crude oil, as well as gasoline and other refined products which, in turn, depend on, among other factors, changes in domestic and foreign economies, weather conditions, domestic and foreign political affairs, production levels, the availability of imports, the marketing of competitive fuels and the extent of government regulation. Because we apply first-in, first-out ("FIFO") accounting to value our inventory, crude oil price movements may impact net income in the short term because of changes in the value of our unhedged on-hand inventory. The effect of changes in crude oil prices on our results of operations is influenced by the rate at which the prices of refined products adjust to reflect these changes.

        The prices of crude oil and other feedstocks and refined products are also affected by other factors, such as product pipeline capacity, local market conditions and the operating levels of competing refineries. Crude oil costs and the prices of refined products have historically been subject to wide fluctuations. Widespread expansion or upgrades of our competitors' facilities, price volatility, international political and economic developments and other factors are likely to continue to play an important role in refining industry economics. These factors can impact, among other things, the level of inventories in the market, resulting in price volatility and a reduction in product margins. Moreover, the refining industry typically experiences seasonal fluctuations in demand for refined products, such as increases in the demand for gasoline during the summer driving season and for home heating oil during the winter, primarily in the Northeast. In addition to current market conditions, there are long-term factors that may impact the demand for refined products. These factors include mandated renewable fuels standards, proposed climate change laws and regulations, and increased mileage standards for vehicles. We are also subject to the EPA's Renewable Fuel Standard ("RFS"), which requires us to blend "renewable fuels" in with our transportation fuels or purchase renewable energy credits, known as renewable identification numbers, in lieu of blending. In 2013, the Wynnewood refinery became subject to the RFS for the first time, and the cost of RINs became extremely volatile and significantly higher than the cost during the comparable 2012 period. The cost of RINs during full fiscal year 2012 was approximately $21 million and the cost of RINs for the first quarter of 2013 was approximately $32 million. We expect that the cost of RINs will be substantially higher in the full year 2013 as compared to the full year 2012. The ultimate cost of RINs for the Company in 2013 is difficult to estimate. In particular, the cost of RINs is dependent upon a variety of factors, which include the price at which RINs can be purchased, transportation fuel production levels, the mix of the Company's petroleum products, as well as the fuel blending performed at the Company' refineries, all of which can vary significantly from quarter to quarter. Based upon recent market prices of RINs and our current estimates related to the other variable factors, we estimate that the total cost of RINs to meet our estimated obligation for the full year 2013 through the purchase of RINs is approximately $200 million to $240 million. In calculating this estimate, we have used recent RINs pricing of approximately $1.00 per ethanol RIN and approximately $1.08 per biodiesel RIN. See Note 12 to our audited and unaudited consolidated and combined financial statements for further information.

        In order to assess our operating performance, we compare our net sales, less cost of product sold (exclusive of depreciation and amortization), or our refining margin, against an industry refining margin benchmark. The industry refining margin benchmark is calculated by assuming that two barrels of benchmark light sweet crude oil is converted into one barrel of conventional gasoline and one barrel of distillate. This benchmark is referred to as the 2-1-1 crack spread. Because we calculate the benchmark margin using the market value of the New York Mercantile Exchange ("NYMEX") gasoline and heating oil against the market value of NYMEX WTI, we refer to the benchmark as the NYMEX 2-1-1 crack spread, or simply, the 2-1-1 crack spread. The 2-1-1 crack spread is expressed in dollars per barrel and is a proxy for the per barrel margin that a sweet crude oil refinery would earn assuming it produced and sold the benchmark production of gasoline and distillate.

        Although the 2-1-1 crack spread is a benchmark for our refinery margin, because our refineries have certain feedstock costs and logistical advantages as compared to a benchmark refinery and our product yield is less than total refinery throughput, the crack spread does not account for all the factors that affect refinery margin. Our Coffeyville refinery is able to process a blend of crude oil that includes quantities of heavy and medium sour crude oil that has historically cost less than WTI. Our Wynnewood refinery has the capability to process blends of a variety of crude oil ranging from medium sour to light sweet crude oil, although isobutane, gasoline components, and normal butane are also typically used. We measure the cost advantage of our crude oil slate by calculating the spread between the price of our delivered crude oil and the price of WTI. The spread is referred to as our consumed crude oil differential. Our refinery margin can be impacted significantly by the consumed crude oil differential. Our consumed crude oil differential will move directionally with changes in the West Texas Sour crude oil ("WTS") price differential to WTI and the West Canadian Select crude oil ("WCS") price differential to WTI as both these differentials indicate the relative price of heavier, more sour, crude oil slate to WTI. The correlation between our consumed crude oil differential and published differentials will vary depending on the volume of light medium sour crude oil and heavy sour crude oil we purchase as a percent of our total crude oil volume and will correlate more closely with such published differentials the heavier and more sour the crude oil slate.

        We produce a high volume of high value products, such as gasoline and distillates. We benefit from the fact that our marketing region consumes more refined products than it produces, resulting in prices that reflect the logistics cost for Gulf Coast refineries to ship into our region. The result of this logistical advantage and the fact that the actual product specifications used to determine the NYMEX 2-1-1 crack spread are different from the actual production in our refineries is that prices we realize are different than those used in determining the 2-1-1 crack spread. The difference between our price and the price used to calculate the 2-1-1 crack spread is referred to as gasoline PADD II, Group 3 vs. NYMEX basis, or gasoline basis, and Ultra-Low Sulfur Diesel PADD II, Group 3 vs. NYMEX basis, or Ultra-Low Sulfur Diesel basis. If both gasoline and Ultra-Low Sulfur Diesel basis are greater than zero, this means that prices in our marketing area exceed those used in the 2-1-1 crack spread.

        Our direct operating expense structure is also important to our profitability. Major direct operating expenses include energy, employee labor, maintenance, contract labor, and environmental compliance. Our predominant variable cost is energy, which is comprised primarily of electrical cost and natural gas. We are therefore sensitive to the movements of natural gas prices. Assuming the same rate of consumption of natural gas for the year ended December 31, 2012 and the three months ended March 31, 2013, a $1.00 change in natural gas prices would have increased or decreased our natural gas costs by approximately $7.8 million and $2.4 million, respectively.

        Because crude oil and other feedstocks and refined products are commodities, we have no control over the changing market. Therefore, the lower target inventory we are able to maintain significantly reduces the impact of commodity price volatility on our petroleum product inventory position relative to other refiners. This target inventory position is generally not hedged. To the extent our inventory position deviates from the target level, we consider risk mitigation activities usually through the purchase or sale of futures contracts on the NYMEX. Our hedging activities carry customary time, location and product grade basis risks generally associated with hedging activities. Because most of our titled inventory is valued under the FIFO costing method, price fluctuations on our target level of titled inventory have a major effect on our financial results.

        Safe and reliable operations at our refineries are key to our financial performance and results of operations. Unscheduled downtime at our refineries may result in lost margin opportunity, increased maintenance expense and a temporary increase in working capital investment and related inventory position. We seek to mitigate the financial impact of scheduled downtime, such as major turnaround maintenance, through a diligent planning process that takes into account the margin environment, the availability of resources to perform the needed maintenance, feedstock logistics and other factors. Our refineries generally require a facility turnaround every four to five years. The length of the turnaround is contingent upon the scope of work to be completed. Our Coffeyville refinery completed the first phase of a two-phase turnaround during the fourth quarter of 2011. The second phase was completed during the first quarter of 2012 and the first phase of its next turnaround is scheduled to begin in late 2015, with the second phase scheduled to begin in early 2016. We completed a turnaround at our Wynnewood refinery in December 2012. The next turnaround for the Wynnewood refinery is scheduled to begin in late 2016.

        Our Coffeyville refinery experienced an equipment malfunction and small fire in connection with its fluid catalytic cracking unit (the "FCCU") on December 28, 2010, which led to reduced crude oil throughput and repair costs of approximately $2.2 million net of an insurance receivable for the year ended 2011. We used the resulting downtime to perform certain turnaround activities which had otherwise been scheduled for later in 2011, along with opportunistic maintenance, which cost approximately $4.0 million in total. The refinery returned to full operations on January 26, 2011. This interruption adversely impacted our production of refined products in the first quarter of 2011. We estimate that approximately 1.9 million barrels of crude oil processing were lost in the first quarter of 2011 due to this incident.

        Our Coffeyville refinery also experienced a small fire at its continuous catalyst reformer (the "CCR") in May 2011, which led to reduced crude oil throughput for the second quarter of 2011. Repair costs, net of the insurance receivable, recorded for the year ended December 31, 2011 were approximately $2.5 million. The interruption adversely impacted the production of refined products for the second quarter of 2011.

        Our Wynnewood refinery experienced an unplanned maintenance event upon turnover of the facility to CVR Energy. Operating deficiencies associated with the fluidized catalytic cracking unit required a 27-day outage to repair damage to the unit at a cost of $1.7 million. The outage required cutting our crude rate during the fourth quarter of 2011.

        On September 28, 2012, our Wynnewood refinery experienced an explosion in a boiler unit that had been temporarily shut down as part of the turnaround process. Two employees were fatally injured. Damage at the refinery was limited to the boiler; process units and other areas of the facility were unaffected and there was no evidence of environmental impacts. We have completed an internal investigation of the incident and continue to cooperate with OSHA and ODL investigations.

Agreements with Affiliates

        In connection with the initial public offering of CVR Energy and the transfer of the nitrogen fertilizer business to CVR Partners in October 2007, CVR Energy and its subsidiaries entered into a number of agreements with CVR Partners and its subsidiary that govern the business relations among CVR Partners, CVR Energy, their subsidiaries and affiliates, and the general partner of CVR Partners. In connection with CVR Partners' initial public offering, CVR Energy, directly or through its subsidiaries, amended and restated certain of the intercompany agreements and entered into several new agreements with CVR Partners. In connection with the Refining IPO, some of the subsidiaries party to these agreements became subsidiaries of Refining LP.

        These intercompany agreements include (i) the pet coke supply agreement under which CVR Partners purchases the pet coke we generate at our Coffeyville refinery for use in CVR Partners' manufacture of nitrogen fertilizer; (ii) a feedstock and shared services agreement, which governs the provision of feedstocks, including hydrogen, high-pressure steam, nitrogen, instrument air, oxygen and natural gas; (iii) a raw water and facilities sharing agreement, which allocates raw water resources between the Coffeyville refinery and the nitrogen fertilizer plant; (iv) a lease agreement, pursuant to which we lease office and laboratory space to CVR Partners; (v) a cross-easement agreement, which grants easements to both parties for operational facilities, pipelines, equipment, access, and water rights; and (vi) an environmental agreement which provides for certain indemnification and access rights in connection with environmental matters affecting the Coffeyville refinery and the nitrogen fertilizer plant. These agreements were not the result of arm's-length negotiations and the terms of these agreements are not necessarily as favorable to the parties to these agreements as terms which could have been obtained from unaffiliated third parties.

        In connection with the Refining IPO, Refining LP and its subsidiaries entered into a number of agreements with CVR Energy, including (i) a $150.0 million intercompany credit facility between CRLLC and Refining LLC and (ii) a services agreement, pursuant to which Refining LP and its subsidiaries are managed by CVR Energy.

Crude Oil Supply Agreement

        In August 2012, Coffeyville Resources Refining & Marketing, LLC ("CRRM") and Vitol entered into the Vitol Agreement. The Vitol Agreement amends and restates the Crude Oil Supply Agreement between CRRM and Vitol dated March 30, 2011, as amended. Under the agreement, Vitol supplies us with crude oil and intermediation logistics, which helps us to reduce our inventory position and mitigate crude oil pricing risk. The Vitol Agreement has an initial term commencing on August 31, 2012 and extending through December 31, 2014. Following the initial term, the Vitol Agreement will automatically renew for successive one-year terms unless either party provides the other with notice of nonrenewal at least 180 days prior to expiration of the initial term or any renewal term.

Factors Affecting Comparability

        Our historical results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.

  Wynnewood Acquisition

        On December 15, 2011, CRLLC acquired all of the issued and outstanding shares of WEC for $593.4 million, consisting of an initial cash payment of $525.0 million, capital expenditure adjustments of $1.8 million and $66.6 million for working capital. The assets acquired include the 70,000 bpd refinery in Wynnewood and approximately 2.0 million barrels of storage tanks. The financial results of WEC have been included in our results of business since the date of the Wynnewood Acquisition.

  New and Refinanced Indebtedness

        ABL Credit Facility.    On February 22, 2011, CRLLC and certain of its subsidiaries entered into a $250.0 million asset-backed revolving credit agreement (the "ABL credit facility"). The ABL credit facility replaced an earlier first priority credit facility. As a result of the termination of the first priority credit facility, a portion of our previously deferred financing costs of approximately $1.9 million were written off. This expense is reflected on the Combined Statement of Operations as a loss on extinguishment of debt for the year ended December 31, 2011. On December 15, 2011, CRLLC entered into an incremental commitment agreement to increase availability under the ABL credit facility by an additional $150.0 million. In connection with entering into and then expanding the ABL credit facility, approximately $9.9 million of fees were incurred that were deferred and are to be amortized over the term of the credit facility on a straight-line basis. As the ABL credit facility was maintained for the benefit of our operations, all fees and borrowings under the facility have been allocated to us in our consolidated and combined financial statements.

        On December 20, 2012, CRLLC, Refining LP, Refining LLC and each of the operating subsidiaries of Refining LLC (collectively, the "Credit Parties") entered into an amended and restated ABL credit agreement (the "Amended and Restated ABL Credit Facility") with a group of lenders and Wells Fargo Bank, National Association ("Wells Fargo"), as administrative agent and collateral agent.

        The Amended and Restated ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $400.0 million, with an incremental facility which permits an increase in borrowings of up to $200.0 million subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Amended and Restated ABL Credit Facility replaced the ABL credit facility described above. As a result of the amendment and restatement of the ABL credit facility, CRLLC expensed a portion of our previously deferred financing costs of approximately $4.1 million. This expense is reflected on the Combined Statement of Operations as a loss on extinguishment of debt for the year ended December 31, 2012. In connection with the Amended and Restated ABL Credit Facility, we also incurred approximately $2.1 million of fees that were deferred and are to be amortized over the term of the Amended and Restated ABL Credit Facility on a straight-line basis.

        Notes.    In April 2010, CRLLC and its then wholly-owned subsidiary, Coffeyville Finance, issued $275.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the "First Lien Notes") and $225.0 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the "Second Lien Notes" and together with the First Lien Notes, the "Old Notes"). The proceeds from the sale of the Old Notes were used to pay off $453.0 million of term loans as described below under "—First Priority Credit Facility." As the Old Notes were incurred for the benefit of our operations, all debt and associated costs have been allocated to us in our financial statements.

        In December 2010, CRLLC made a voluntary unscheduled payment of $27.5 million on the First Lien Notes, resulting in a premium payment of 3.0% and a partial write-off of previously deferred financing costs and unamortized original issue discount totaling approximately $1.6 million, which was recognized as a loss on extinguishment of debt in our Combined Statements of Operations.

        On December 15, 2011, CRLLC and Coffeyville Finance issued an additional $200.0 million of First Lien Notes to partially fund the Wynnewood Acquisition. Financing and other third-party costs incurred at the time of $6.0 million were deferred to be amortized over the remaining term of the First Lien Notes. In connection with the Wynnewood Acquisition, in November 2011, CRLLC received a commitment for a one year bridge loan, which remained undrawn and was terminated as a result of the issuance of the First Lien Notes. Fees and other third-party costs related to the bridge commitment totaling $3.9 million were expensed in December 2011. CRLLC also recognized approximately $0.1 million of third-party costs at the time the First Lien Notes were issued. Other financing and third-party costs incurred at the time were deferred to be amortized over the remaining term of the First Lien Notes. The premiums paid, previously deferred financing costs subject to write-off and immediately recognized third-party expenses are reflected as a loss on extinguishment of debt in the Combined Statements of Operations.

        On October 23, 2012, Refining LLC and Coffeyville Finance completed a private offering of $500.0 million aggregate principal amount of 6.5% senior notes due 2022 (the "outstanding notes"). The outstanding notes were issued at par. A portion of the net proceeds from the offering approximating $348.1 million were used to purchase approximately $323.0 million of the First Lien

Notes pursuant to a tender offer and to settle accrued interest of approximately $1.8 million through October 23, 2012. Tendered notes were purchased at a premium of approximately $23.2 million in aggregate amount. Refining LLC and Coffeyville Finance used a portion of the remaining net proceeds from the outstanding notes offering to fund the redemption of the remaining $124.1 million of outstanding First Lien Notes and to settle accrued interest of approximately $1.6 million through November 23, 2012. Redeemed notes were purchased at a premium of approximately $8.4 million in aggregate amount.

        Previously deferred financing charges and unamortized original issuance premium related to the First Lien Notes totaled approximately $8.1 million and $6.3 million, respectively. As a result of these transactions, a loss on extinguishment of debt of $33.4 million was recorded in the Combined Statement of Operations in the fourth quarter of 2012, which includes the total premiums paid of $31.6 million and write-off of previously deferred financing charges of $8.1 million, partially offset by the write-off of the unamortized original issuance premium of $6.3 million.

        On January 23, 2013, $253.0 million of the proceeds from the Refining IPO were utilized to satisfy and discharge the indenture governing the Second Lien Notes. The amounts were used to (i) repay the face amount of all $222.8 million aggregate principal amount of Second Lien Notes then outstanding, (ii) pay the redemption premium of approximately $20.6 million and (iii) settle accrued interest with respect thereto in an amount of approximately $9.5 million. The repurchase of the Second Lien Notes resulted in a loss on extinguishment of debt of approximately $26.1 million for the three months ended March 31, 2013, which includes the write-off of previously deferred financing fees of $3.7 million and unamortized original issue discount of $1.8 million.

        First Priority Credit Facility.    In December 2006, CRLLC entered into a credit facility (the "first priority credit facility") consisting of $775.0 million of tranche D term loans (the "tranche D term loans"), a $150.0 million revolving credit facility and a $150.0 million first priority funded letter of credit in support of a cash flow swap. The first priority credit facility was repaid in full in connection with the issuance of the Old Notes in April 2010. Costs associated with the first priority credit facility have been allocated to us as the debt was incurred for our benefit.

        In January 2010, CRLLC made a voluntary unscheduled principal payment of $20.0 million on the tranche D term loans. In addition, it made a second voluntary unscheduled principal payment of $5.0 million in February 2010, reducing the tranche D term loans' outstanding principal balance to $453.3 million. In connection with these voluntary prepayments, a 2.0% premium totaling $0.5 million was paid to the lenders of the first priority credit facility. The proceeds from the issuance of the Old Notes in April 2010 were used to pay off the remaining $453.0 million term loans.

        On March 12, 2010, CRLLC entered into a fourth amendment to the first priority credit facility. In connection with this amendment, it incurred lender fees of approximately $4.5 million. These fees were recorded as deferred financing costs in the first quarter of 2010. In addition, CRLLC incurred third-party costs of approximately $1.5 million primarily consisting of administrative and legal costs. Of the third-party costs incurred approximately $1.1 million were expensed in 2010 and the remaining $0.4 million was recorded as additional deferred financing costs.

        In April 2010, upon issuance of the Old Notes and repayment of the first priority credit facility, previously deferred financing costs totaling approximately $5.4 million associated with the first priority credit facility term debt were written off at that time. In connection with the payoff, CRLLC paid a 2.0% premium totaling approximately $9.1 million.

  Share-Based Compensation

        Certain of our employees and employees of CVR Energy who perform services for us participate in equity compensation plans of CVR Energy and its affiliates. Accordingly, we have been allocated and have recorded share-based compensation expense related to these plans. Through CVR Energy's Long-Term Incentive Plan (the "CVR Energy LTIP"), equity compensation awards may be awarded to CVR Energy's employees, officers, consultants, advisors and directors including, but not limited to, shares of non-vested common stock. Prior to the acquisition by affiliates of Icahn Enterprises and the related change of control described above, restricted shares, when granted, were valued at the closing market price of CVR Energy's common stock at the date of issuance and amortized to compensation expense on a straight-line basis over the vesting period of the stock.

        The change of control and related Transaction Agreement in May 2012 triggered a modification to outstanding awards under the CVR Energy LTIP. Pursuant to the Transaction Agreement, all restricted shares scheduled to vest in 2012 were converted to restricted stock units whereby the recipient received cash settlement of the offer price of $30.00 per share in cash plus one CCP upon vesting. Restricted shares scheduled to vest in 2013, 2014 and 2015 were converted to restricted stock units whereby the awards will be settled in cash upon vesting in an amount equal to the lesser of the offer price or the fair market value as determined at the most recent valuation date of December 31 of each year. Additional share-based compensation of approximately $6.3 million was incurred to revalue the awards upon modification. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest. For the year ended December 31, 2012, 2011 and 2010 and the three months ended March 31, 2013 and 2012, we were allocated compensation expense of $18.5 million, $3.3 million, $0.5 million, $3.5 million and $1.8 million, respectively, related to non-vested share-based compensation awards issued through the CVR Energy LTIP.

        CRLLC had two Phantom Unit Appreciation Plans (the "Phantom Unit Plans"), whereby directors, employees, and service providers had been eligible to be awarded phantom points at the discretion of the board of directors of CVR Energy or its compensation committee. The Phantom Unit Plans provided for two classes of interests: phantom service points and phantom performance points (collectively referred to as "phantom points"). The phantom points represented a contractual right to receive a payment when payment was made in respect of certain profits interests in the entities through which our former sponsors held their equity interests in CVR Energy, as applicable. CRLLC accounted for awards under the Phantom Unit Plans as liability based awards. In accordance with FASB ASC Topic 718, Compensation—Stock Compensation, the expense associated with these awards was based on the current fair value of the awards which was derived from a probability-weighted expected return method. The Phantom Unit Plans were terminated in December 2012.

        For the years ended December 31, 2011 and 2010, we were allocated compensation expense of $5.6 million and $11.0 million, respectively, as a result of the phantom and certain override unit share-based compensation awards issued in connection with CVR Energy's initial public offering. Due to the divestiture of all ownership of CVR Energy by its former sponsors in 2011, there was no further share-based compensation expense associated with override units and phantom units subsequent to 2011.

  Distributions to Refining LP Unitholders

        The current policy of the board of directors of Refining LP's general partner is to distribute all of the available cash we generate each quarter. Available cash for each quarter will be determined by the board of directors of Refining LP's general partner following the end of such quarter and will generally equal Adjusted EBITDA reduced for cash needed for debt service, reserves for environmental and maintenance capital expenditures, reserves for future major scheduled turnaround expenses and, to the extent applicable, reserves for future operating or capital needs that the board of directors of Refining LP's general partner deems necessary or appropriate, if any. Available cash for distributions may be increased by previously established cash reserves, if any, at the discretion of the board of directors of Refining LP's general partner. Actual distributions are set by the board of directors of Refining LP's general partner. The board of directors of Refining LP's general partner may modify the cash distribution policy at any time, and the partnership agreement does not require Refining LP to make distributions at all.

        On April 30, 2013, the board of directors of Refining LP's general partner declared a cash distribution for the first quarter of 2013 to Refining LP's unitholders of $1.58 per common unit or $233.2 million in aggregate. The cash distribution was paid on May 17, 2013 to unitholders of record at the close of business on May 10, 2013. This distribution was adjusted to exclude the period from January 1, 2013 to January 22, 2013 (the period preceding the closing of the Refining IPO).

  Commodity Swaps

        Refining LP enters into commodity swap contracts in order to fix the margin on a portion of future production. The physical volumes are not exchanged and these contracts are net settled with cash. The contract fair value of the commodity swaps is reflected on the Balance Sheets with changes in fair value currently recognized in the Statements of Operations. At March 31, 2013 and December 31, 2012, we had open commodity hedging instruments consisting of 22.8 million barrels and 23.3 million barrels of crack spreads, respectively, primarily to fix the margin on a portion of our future gasoline and distillate production. None of these swap contracts were designated as cash flow hedges, and all changes in fair market value will be reported in earnings in the period in which the value change occurs. For the years ended December 31, 2012 and 2011 and the three months ended March 31, 2013 and 2012, we recognized a realized loss of $126.6 million, $0, $50.5 million and $10.9 million, respectively, and an unrealized loss of $147.3 million, an unrealized gain of $80.4 million, an unrealized gain of $32.7 million and an unrealized loss of $128.3 million, respectively.

  Turnaround Projects

        Turnaround projects are a required standard procedure that involves the shut down and inspection of major process units in order to refurbish, repair and maintain the plant assets. These major maintenance projects occur every four to five years for our refineries.

        The Coffeyville refinery completed the second phase of a two-phase turnaround project during the first quarter of 2012. The first phase was completed during the fourth quarter of 2011. The Coffeyville refinery has incurred costs of approximately $21.2 million, $66.4 million, $1.2 million and $20.1 million for the years ended December 31, 2012, 2011 and 2010 and the three months ended March 31, 2012, respectively, associated with the 2011/2012 turnaround.

        The Wynnewood refinery completed a turnaround in the fourth quarter of 2012. We incurred costs of approximately $102.5 million for the year ended December 31, 2012 associated with the Wynnewood refinery's turnaround. The downtime associated with this turnaround significantly impacted our results of operations for the fourth quarter of 2012. Costs associated with turnaround projects are recorded in direct operating expense (exclusive of depreciation and amortization) on the Combined Statements of Operations.

  Publicly Traded Partnership Expenses

        Our general and administrative expenses will increase due to the costs of operating as a publicly traded partnership, including costs associated with SEC reporting requirements (including annual and quarterly reports to unitholders), tax return and Schedule K-1 preparation and distribution, independent auditor fees, investor relations activities and registrar and transfer agent fees. We estimate that these incremental general and administrative expenses, which also include increased personnel costs, will approximate $5.0 million per year, excluding the costs associated with the initial implementation of our Sarbanes-Oxley Section 404 internal controls review and testing.

Results of Operations

        The following tables summarize the financial data and key operating statistics for Refining LP and its subsidiaries for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010. The following discussion of our results of operations for the three months ended March 31, 2012 and the years ended December 31, 2012, 2011 and 2010 is based on the historical operations of the petroleum refining and related logistics business of CVR Energy, including the operations of both the Coffeyville and Wynnewood refineries, each of which was contributed to us on December 31, 2012. For the year ended December 31, 2011, the Wynnewood results are included from the post-acquisition period beginning December 16, 2011. The following data should be read in conjunction with our audited and unaudited financial statements and related notes included elsewhere in this prospectus.

        Net sales consist principally of sales of refined fuel, and are mainly affected by crude oil and refined product prices, changes to the input mix and volume changes caused by operations. Product mix refers to the percentage of production represented by higher value light products, such as gasoline, versus lower value finished products, such as pet coke.

        Industry-wide petroleum results are driven and measured by the relationship, or margin, between refined products and the prices for crude oil referred to as crack spreads. See "—Factors Affecting Our Results of Operations." We discuss our results of petroleum operations in the context of per barrel consumed crack spreads and the relationship between net sales and cost of product sold. Refining margin is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization).

        Refining margin is a non-GAAP measure that management believes is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold (exclusive of depreciation and amortization) that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be derived directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

	Three Months Ended March 31,		Change from 2012
	2013	2012	Change	Percent
	(unaudited)
	(in millions)
Financial Results:
Net sales	$2,274.0	$1,898.5	$375.5	19.8%
Cost of product sold(1)	1,805.8	1,630.7	175.1	10.7
Direct operating expenses(1)(2)	86.0	71.7	14.3	19.9
Major scheduled turnaround expenses	—	21.0	(21.0)	(100.0)
Selling, general and administrative expenses(1)(2)	18.6	20.2	(1.6)	(7.9)
Depreciation and amortization	28.0	26.3	1.7	6.5

Operating income	$335.6	$128.6	$207.0	161.0%
Interest expense and other financing costs	(14.2)	(18.8)	4.6	(24.5)
Interest income	0.1	—	0.1	—
Realized loss on derivatives, net,	(52.5)	(19.1)	(33.4)	174.9
Unrealized gain (loss) on derivatives, net	32.5	(128.1)	160.6	(125.4)
Loss on extinguishment of debt	(26.1)	—	(26.1)	—

Income (loss) before income tax expense	275.4	(37.4)	312.8	836.4
Income tax expense	—	—	—	—

Net income (loss)	$275.4	$(37.4)	$312.8	836.4%
Gross profit(4)	$354.2	$148.8	$205.4	138.0%
Refining margin(5)	$468.2	$267.8	$200.4	74.8%
Adjusted EBITDA(6)	$309.9	$143.0	$166.9	116.7%

	As of March 31, 2013	As of December 31, 2012
	(unaudited)
	(in millions)
Balance Sheet Data
Cash and cash equivalents	$525.1	$153.1
Working capital	866.2	382.6
Total assets	2,693.3	2,258.5
Total debt, including current portion	552.0	773.2
Total partners' capital	1,678.3	980.8

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in millions)
Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$239.5	$145.0
Investing activities	(44.6)	(35.4)
Financing activities	177.0	(70.1)

Net cash flow	$371.9	$39.5

Other Financial Data
Capital expenditures for property, plant and equipment	$44.6	$35.5

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(dollars per barrel)
Key Operating Statistics
Per crude oil throughput barrel:
Refining margin(5)	$26.71	$20.07
Gross profit(4)	20.20	11.15
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization)(1)(3)	4.91	6.95
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization) per barrel sold(1)(7)	4.64	6.51
Barrels sold (barrels per day)(7)	205,875	156,573

	Three Months Ended March 31,
	2013		2012
		%		%
Refining Throughput and Production Data (bpd)
Throughput:
Sweet	156,725	76.6	110,636	71.2
Medium	14,757	7.2	24,982	16.1
Heavy sour	23,334	11.4	11,040	7.1

Total crude oil throughput	194,816	95.2	146,658	94.4
Feedstocks and blendstocks	9,774	4.8	8,727	5.6

Total throughput	204,590	100.0	155,385	100.0

Production:
Gasoline	98,184	47.8	81,291	52.6
Distillate	83,841	40.8	62,329	40.4
Other (excluding internally produced fuel)	23,543	11.4	10,879	7.0

Total refining production (excluding internally produced fuel)	205,568	100.0	154,499	100.0

Product price (dollars per gallon):
Gasoline	$2.82		$2.87
Distillate	$3.11		$3.12

	Three Months Ended March 31,
	2013	2012
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$94.36	$103.03
Crude Oil Differentials:
WTI less WTS (light/medium sour)	6.33	3.67
WTI less WCS (heavy sour)	27.26	27.12
NYMEX Crack Spreads:
Gasoline	31.24	25.44
Heating Oil	33.43	29.61
NYMEX 2-1-1 Crack Spread	32.33	27.53
PADD II Group 3 Basis:
Gasoline	(7.57)	(6.78)
Ultra Low Sulfur Diesel	2.09	(1.64)
PADD II Group 3 Product Crack:
Gasoline	23.66	18.66
Ultra Low Sulfur Diesel	35.52	27.98
PADD II Group 3 2-1-1	29.59	23.32

(1)
Our cost of product sold, direct operating expenses and selling, general and administrative expenses for the three months ended March 31, 2013 and 2012 are shown exclusive of depreciation and amortization and are comprised of the following components:

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in millions)
Depreciation and amortization excluded from cost of product sold	$1.1	$0.7
Depreciation and amortization excluded from direct operating expenses	26.8	25.4
Depreciation and amortization excluded from selling, general and administrative expenses	0.1	0.2

Total depreciation and amortization	$28.0	$26.3

(2)
Our direct operating expenses and selling, general and administrative expenses for the three months ended March 31, 2013 and 2012 include a charge related to CVR Energy's share-based compensation expense allocated to us by CVR Energy for financial reporting purposes in accordance with ASC 718. We are not responsible for the payment of cash related to any share-based compensation allocated to us by CVR Energy. See "—Critical Accounting Policies—Shared-Based Compensation." The charges for allocated share-based compensation were:

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in millions)
Direct operating expenses	$0.4	$0.1
Selling, general and administrative expenses	3.1	1.7

Total	$3.5	$1.8

(3)
Direct operating expense is presented on a per crude oil throughput barrel basis. In order to derive the direct operating expenses per crude oil throughput barrel, we utilize the total direct operating expenses, which do not include depreciation or amortization expense, and divided by the applicable number of crude oil throughput barrels for the period.

(4)
Gross profit is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization) and major scheduled turnaround expenses and depreciation and amortization. Each of the components used in this calculation are taken directly from our Condensed Consolidated and Combined Statements of Operations. In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(5)
Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that management believes is important to investors in evaluating the performance of our refineries as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold (exclusive of depreciation and amortization)) are taken directly from our Condensed Consolidated and Combined Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin and refining margin per crude oil throughput barrel is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(6)
EBITDA and Adjusted EBITDA.    EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impacts (favorable) unfavorable, (ii) share-based compensation, non-cash, (iii) loss on extinguishment of debt, (iv) major scheduled turnaround expenses, (v) unrealized (gain) loss on derivatives, net and (vi) Wynnewood acquisition transaction fees and integration expenses. We present Adjusted EBITDA because it is the starting point for our available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enables investors to better understand our ability to make distributions to our common unitholders, evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. EBTIDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in millions)
Net income (loss)	$275.4	$(37.4)
Add:
Interest expense and other financing costs, net of interest income	14.1	18.8
Income tax expense	—	—
Depreciation and amortization	28.0	26.3

EBITDA	317.5	7.7
Add:
FIFO impacts (favorable) unfavorable(a)	(4.7)	(19.3)
Share-based compensation, non-cash	3.5	1.8
Loss on extinguishment of debt	26.1	—
Major scheduled turnaround expense	—	21.0
Unrealized (gain) loss on derivatives, net	(32.5)	128.1
Wynnewood acquisition transaction fees and integration expenses	—	3.7

Adjusted EBITDA	$309.9	$143.0

(a)
FIFO is our basis for determining inventory value on a GAAP basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.
(7)
Direct operating expense is presented on a per barrel sold basis. Barrels sold are derived from the barrels produced and shipped from the refineries. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of barrels sold for the period to derive the metric.

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in millions)
Coffeyville Refinery Financial Results
Net sales	$1,492.6	$1,132.5
Cost of product sold (exclusive of depreciation and amortization)	1,195.1	973.1
Direct operating expenses (exclusive of depreciation and amortization)	52.2	43.8
Major scheduled turnaround expenses	—	20.1
Depreciation and amortization	17.5	17.3

Gross profit	$227.8	$78.2
Plus:
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization)	52.2	63.9
Depreciation and amortization	17.5	17.3

Refining margin	$297.5	$159.4

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(dollars per barrel)
Coffeyville Refinery Key Operating Statistics
Per crude oil throughput barrel:
Refining margin	$26.73	$19.82
Gross profit	20.47	9.73
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization)	4.69	7.94
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization) per barrel sold	4.33	8.02
Barrels sold (barrels per day)	133,746	87,534

	Three Months Ended March 31,
	2013		2012
		%		%
Coffeyville Refinery Throughput and Production Data (bpd)
Throughput:
Sweet	99,793	76.0	71,916	76.7
Medium	512	0.4	5,447	5.8
Heavy sour	23,334	17.8	11,040	11.8

Total crude oil throughput	123,639	94.2	88,403	94.3
Feedstocks and blendstocks	7,570	5.8	5,367	5.7

Total throughput	131,209	100.0	93,770	100.0

Production:
Gasoline	62,414	46.7	50,269	53.0
Distillate	55,602	41.6	41,075	43.3
Other (excluding internally produced fuel)	15,717	11.7	3,492	3.7

Total refining production (excluding internally produced fuel)	133,733	100.0	94,836	100.0

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in millions)
Wynnewood Refinery Financial Results
Net sales	$780.4	$766.0
Cost of product sold (exclusive of depreciation and amortization)	610.4	658.0
Direct operating expenses (exclusive of depreciation and amortization)	33.8	27.9
Major scheduled turnaround expenses	—	0.9
Depreciation and amortization	9.3	8.3

Gross profit	$126.9	$70.9
Plus:
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization)	33.8	28.8
Depreciation and amortization	9.3	8.3

Refining margin	$170.0	$108.0

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(dollars per barrel)
Wynnewood Refinery Key Operating Statistics
Per crude oil throughput barrel:
Refining margin	$26.55	$20.36
Gross profit	19.80	13.36
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization)	5.29	5.43
Direct operating expenses and major scheduled turnaround expenses (exclusive of depreciation and amortization) per barrel sold	5.22	4.59
Barrels sold (barrels per day)	72,129	69,039

	Three Months Ended March 31,
	2013		2012
		%		%
Wynnewood Refinery Throughput and Production Data (bpd)
Throughput:
Sweet	56,932	77.6	38,720	62.8
Medium	14,245	19.4	19,535	31.7
Heavy sour	—	—	—	—

Total crude oil throughput	71,177	97.0	58,255	94.5
Feedstocks and blendstocks	2,204	3.0	3,360	5.5

Total throughput	73,381	100.0	61,615	100.0

Production:
Gasoline	35,770	49.8	31,022	52.0
Distillate	28,239	39.3	21,254	35.6
Other (excluding internally produced fuel)	7,826	10.9	7,387	12.4

Total refining production (excluding internally produced fuel)	71,835	100.0	59,663	100.0

        Net Sales.    Net sales were $2,274.0 million for the three months ended March 31, 2013 compared to $1,898.5 million for the three months ended March 31, 2012. The increase of $375.5 million was the result of higher overall sales volume, which was partially offset by lower product prices. The higher sales volume is due to the downtime associated with completion of our second phase of the Coffeyville refinery's turnaround in the first quarter of 2012, which decreased products available for sale. Our average sales price per gallon for the three months ended March 31, 2013 for gasoline of $2.82 and distillate of $3.11 decreased by approximately 1.7% and 0.3%, respectively, as compared to the three months ended March 31, 2012.

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012			Total Variance
	Volume(1)	$ per barrel	Sales $(2)	Volume(1)	$ per barrel	Sales $(2)	Volume(1)	Sales $(2)	Price Variance	Volume Variance
									(in millions)
Gasoline	9.6	$118.30	$1,136.8	8.2	$120.37	$981.5	1.4	$155.3	$(19.9)	$175.2
Distillate	7.8	$130.44	$1,023.4	6.2	$131.21	$811.6	1.6	$211.8	$(6.0)	$217.8

(1)
Barrels in millions

(2)
Sales dollars in millions

        Cost of Product Sold (Exclusive of Depreciation and Amortization).    Cost of product sold (exclusive of depreciation and amortization) includes cost of crude oil, other feedstocks and blendstocks, purchased products for resale, transportation and distribution costs. Cost of product sold (exclusive of depreciation and amortization) was $1,805.8 million for the three months ended March 31, 2013 compared to $1,630.7 million for the three months ended March 31, 2012. The increase of $175.1 million was primarily the result of an increase in crude oil throughputs which was partially offset by a decrease in crude oil prices. The increase in crude oil throughputs is due to the downtime associated with completion of our second phase of the Coffeyville refinery's turnaround in the first quarter of 2012. Our average cost per barrel of crude oil consumed for the three months ended March 31, 2013 was $89.34 compared to $101.25 for the comparable period of 2012, a decrease of approximately 11.8%. Sales volume of refined fuels increased by approximately 21.0%. The impact of FIFO accounting also impacted cost of product sold during the comparable periods. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO inventory impact when crude oil prices increase and an unfavorable FIFO inventory impact when crude oil prices decrease. For the three months ended March 31, 2013, we had a favorable FIFO inventory impact of $4.7 million compared to a favorable FIFO inventory impact of $19.3 million for the comparable period of 2012.

        Refining margin per barrel of crude oil throughput increased from $20.07 for the three months ended March 31, 2012 to $26.71 for the three months ended March 31, 2013. Refining margin adjusted for FIFO impact was $26.44 per crude oil throughput barrel for the three months ended March 31, 2013, as compared to $18.62 per crude oil throughput barrel for the three months ended March 31, 2012. Gross profit per barrel increased to $20.20 for the three months ended March 31, 2013 as compared to gross profit per barrel of $11.15 in the equivalent period in 2012. The increase of our refining margin per barrel is due to a decrease in our cost of consumed crude oil which was partially offset by a decrease in the average sales prices of our produced gasoline and distillates. Consumed crude oil costs decreased due to an 8.4% decrease in WTI for the three months ended March 31, 2013 over the three months ended March 31, 2012.

        Direct Operating Expenses (Exclusive of Depreciation and Amortization).    Direct operating expenses (exclusive of depreciation and amortization) include costs associated with the actual operations of our refineries, such as energy and utility costs, property taxes, catalyst and chemical costs, repairs and maintenance, labor and environmental compliance costs. Direct operating expenses (exclusive of depreciation and amortization) were $86.0 million for the three months ended March 31, 2013 compared to direct operating expenses and major scheduled turnaround expenses of $92.7 million for the three months ended March 31, 2012. The decrease of $6.7 million was primarily the result of the decrease in expenses associated with major scheduled turnaround in the prior year ($21.0 million) and were partially offset by increases of expenses associated with general repairs and maintenance ($7.9 million), energy and utility costs ($4.0 million) and outside services ($2.9 million). Our Coffeyville refinery completed the second phase of its planned turnaround in March 2012. Direct operating expenses per barrel of crude oil throughput for the three months ended March 31, 2013 decreased to $4.91 per barrel as compared to $6.95 per barrel for the three months ended March 31, 2012. The decrease in the direct operating expenses per barrel of crude oil throughput is a function of the higher volume of throughput and lower overall expenses.

        Selling, General and Administrative Expenses (Exclusive of Depreciation and Amortization).    Selling, general and administrative expenses include the direct selling, general and administrative expenses of our business, as well as certain expenses incurred on our behalf by CVR Energy and CRLLC and billed or allocated to us. Selling, general and administrative expenses (exclusive of depreciation and amortization) were $18.6 million for the three months ended March 31, 2013 as compared to $20.2 million for the three months ended March 31, 2012. This $1.6 million decrease in selling, general and administrative expenses over the comparable period was primarily the result of a decrease in allocated share-based compensation expenses from CVR Energy.

        Operating Income (loss).    Operating income was $335.6 million for the three months ended March 31, 2013 as compared to operating income of $128.6 million for the three months ended March 31, 2012. This increase of $207.0 million was the result of an increase in the refining margin ($200.4 million), a decrease in direct operating expenses ($6.7 million) and a decrease in selling, general and administrative expenses (exclusive of depreciation and amortization) ($1.6 million), which was partially offset by an increase in depreciation and amortization ($1.7 million).

        Interest Expense.    Interest expense for the three months ended March 31, 2013 was $14.2 million as compared to interest expense of $18.8 million for the three months ended March 31, 2012. This $4.6 million decrease resulted primarily from lower interest expense on the outstanding notes for the three months ended March 31, 2013 as compared to the outstanding Old Notes for the three months ended March 31, 2012.

        Realized Loss on Derivatives, net.    For the three months ended March 31, 2013, we recorded a $52.5 million realized loss on derivatives compared to a $19.1 million realized loss on derivatives for the three months ended March 31, 2012. The change was primarily due to changes in crack spreads and an increase in the number of positions closing during the quarter to 6.6 million barrels from 2.9 million barrels in the prior year period. We entered into several over-the-counter commodity swaps to fix the margin on a portion of our future gasoline and distillate production beginning in the fourth quarter of 2011 and continuing throughout 2013.

        Unrealized Gain (Loss) on Derivatives, net.    For the three months ended March 31, 2013, we recorded a $32.5 million unrealized gain on derivatives compared to a $128.1 million unrealized loss on derivatives for the three months ended March 31, 2012. The change was primarily due to changes in crack spreads during the periods. We entered into several over-the-counter commodity swaps to fix the margin on a portion of our future gasoline and distillate production beginning in the fourth quarter of 2011 and continuing throughout 2013.

        Loss on Extinguishment of Debt.    For the three months ended March 31, 2013, we incurred a $26.1 million loss on extinguishment of debt. The loss on the extinguishment of debt was the result of the extinguishment of the Second Lien Notes, and included amounts related to the premium paid, the write-off of previously deferred financing costs and the write-off of the unamortized original issuance discount.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Financial Results
Net sales	$8,281.7	$4,752.8	$3,905.6
Cost of product sold(1)	6,667.5	3,927.6	3,539.8
Direct operating expenses(1)(2)	302.8	181.3	151.9
Major scheduled turnaround expenses	123.7	66.4	1.2
Selling, general and administrative expense(1)(2)	86.2	51.0	43.1
Depreciation and amortization	107.6	69.8	66.4

Operating income	$993.9	$456.7	$103.2
Interest expense and other financing costs	(76.2)	(53.0)	(49.7)
Realized loss on derivatives, net	(137.6)	(7.2)	(2.1)
Unrealized gain (loss) on derivatives, net	(148.0)	85.3	0.6
Loss on extinguishment of debt	(37.5)	(2.1)	(16.6)
Other income, net	0.7	0.6	2.8

Net Income	$595.3	$480.3	$38.2
Gross profit(4)	1,080.1	507.7	146.3
Refining margin(5)	1,614.2	825.2	365.8
Adjusted EBITDA(6)	1,176.2	577.3	152.6

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Balance Sheet Data
Cash and cash equivalents	$153.1	$2.7	$2.3
Working capital	382.6	384.7	138.7
Total assets	2,258.5	2,262.4	1,072.8
Total debt, including current portion	773.2	729.9	469.0
Total partners' capital/ divisional equity	980.8	1,018.6	418.8

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Cash Flow Data
Net cash flow provided by (used in)
Operating activities	$917.3	$352.7	$167.0
Investing activities	(119.8)	(655.9)	(21.1)
Financing activities	(647.1)	303.6	(146.3)
Capital expenditures for property, plant and equipment	120.2	68.8	21.2

	Year Ended December 31,
	2012	2011	2010
	(dollars per barrel)
Key Operating Statistics
Per crude oil throughput barrel:
Refining margin(5)	$26.04	$21.80	$8.84
Gross profit(4)	17.42	13.41	3.54
Direct operating expenses(1)(3)	6.88	6.54	3.70
Direct operating expenses per barrel sold(1)(7)	6.26	6.38	3.30
Barrels sold (barrels per day)	186,035	106,397	127,142

	Year Ended December 31,
	2012		2011		2010
		%		%		%
Refining Throughput and Production Data (bpd)
Throughput:
Sweet	130,414	72.4	83,538	76.7	89,746	72.5
Medium	21,334	11.8	1,704	1.6	8,180	6.6
Heavy sour	17,608	9.8	18,460	16.9	15,439	12.5

Total crude oil throughput	169,356	94.0	103,702	95.2	113,365	91.6
Feedstocks and blendstocks	10,791	6.0	5,231	4.8	10,350	8.4

Total throughput	180,147	100.0	108,933	100.0	123,715	100.0
Production:
Gasoline	89,787	49.9	48,486	44.3	61,136	49.1
Distillate	72,804	40.6	45,535	41.6	50,439	40.5
Other (excluding internally produced fuel)	17,262	9.5	15,385	14.1	12,978	10.4

Total refining production (excluding internally produced fuel)	179,853	100.0	109,406	100.0	124,553	100.0
Average product sale price (dollars per gallon):
Gasoline		$2.86		$2.82		$2.10
Distillate		$3.08		$3.03		$2.20

	Year Ended December 31,
	2012	2011	2010
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$94.15	$95.11	$79.61
Crude Oil Differentials:
WTI less WTS (light/medium sour)	5.40	2.06	2.15
WTI less WCS (heavy sour)	22.53	16.54	15.07
NYMEX Crack Spreads:
Gasoline	28.55	23.54	9.62
Heating Oil	32.94	29.12	10.53
NYMEX 2-1-1 Crack Spread	30.75	26.33	10.07
PADD II Group 3 Product Basis:
Gasoline	(3.11)	(1.09)	(1.49)
Ultra-Low Sulfur Diesel	2.17	1.98	1.35
PADD II Group 3 Product Crack Spread:
Gasoline	25.45	22.44	8.13
Ultra-Low Sulfur Diesel	35.11	31.10	11.88
PADD II Group 3 2-1-1	30.28	26.77	10.01

(1)
Our cost of product sold, direct operating expenses and selling, general and administrative expenses for the years ended December 31, 2012, 2011 and 2010 are shown exclusive of depreciation and amortization and are comprised of the following components:

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Depreciation and amortization excluded from cost of product sold	$3.6	$2.4	$2.8
Depreciation and amortization excluded from direct operating expenses	103.5	67.2	63.4
Depreciation and amortization excluded from selling, general and administrative expense	0.5	0.2	0.2

Total depreciation and amortization	$107.6	$69.8	$66.4

(2)
Our direct operating expenses and selling, general and administrative expenses for the years ended December 31, 2012, 2011 and 2010 include a charge related to CVR Energy's share-based compensation expense allocated to us by CVR Energy for financial reporting purposes in accordance with ASC 718. We are not responsible for the payment of cash related to any share-based compensation allocated to us by CVR Energy. See "—Critical Accounting Policies—Shared-Based Compensation." The charges for allocated share-based compensation were:

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Direct operating expenses	$1.5	$1.1	$0.8
Selling, general and administrative expenses	17.0	7.8	10.7

Total	$18.5	$8.9	$11.5

(3)
Direct operating expense is presented on a per crude oil throughput barrel basis. In order to derive the direct operating expenses per crude oil throughput barrel, we utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divided by the applicable number of crude oil throughput barrels for the period.

(4)
In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(5)
Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that management believes is important to investors in evaluating the performance of our refineries as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold (exclusive of depreciation and amortization)) are taken directly from our Combined Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin and refining margin per crude oil throughput barrel is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(6)
EBITDA and Adjusted EBITDA.    EBITDA represents net income before income tax expense, interest expense and other financing costs and depreciation and amortization. Management believes that EBITDA provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in review of our overall financial, operational and economic performance. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, loss on disposition of fixed assets, unrealized (gain) loss on derivatives, net, loss on extinguishment of debt and expenses associated with the Gary-Williams acquisition. Management believes that adjusted EBITDA provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the years ended December 31, 2012, 2011 and 2010:

	Year Ended December 31,
	2012	2011	2010
	(unaudited)
Net income	$595.3	$480.3	$38.2
Add:
Interest expense and other financing costs	76.2	53.0	49.7
Income tax expense	—	—	—
Depreciation and amortization	107.6	69.8	66.4

EBITDA	$779.1	$603.1	$154.3
Add:
FIFO impacts (favorable), unfavorable(a)	58.4	(25.6)	(31.7)
Share-based compensation	18.5	8.9	11.5
Loss on disposition of assets	—	2.5	1.3
Loss on extinguishment of debt	37.5	2.1	16.6
Wynnewood acquisition transaction fees and integration expenses	11.0	5.2	—
Major scheduled turnaround expenses	123.7	66.4	1.2
Unrealized (gain) loss on derivatives	148.0	(85.3)	(0.6)

Adjusted EBITDA	$1,176.2	$577.3	$152.6

(a)
FIFO is our basis for determining inventory value on a GAAP basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.
(7)
Direct operating expense is presented on a per barrel sold basis. Barrels sold are derived from the barrels produced and shipped from the refineries. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of barrels sold for the period to derive the metric.

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Coffeyville Refinery Financial Results
Net sales	$5,632.9	$4,643.9	$3,901.5
Cost of product sold (exclusive of depreciation and amortization)	4,506.5	3,823.5	3,538.4
Direct operating expenses (exclusive of depreciation and amortization)	189.1	177.1	151.9
Major scheduled turnaround expenses	21.2	66.4	1.2
Depreciation and amortization	69.6	66.0	63.6

Gross profit	$846.5	$510.9	$146.4
Plus:
Direct operating expenses and major scheduled turnaround expenses	210.3	243.5	153.1
Depreciation and amortization	69.6	66.0	63.6

Refining margin	$1,126.4	$820.4	$363.1

	Year Ended December 31,
	2012	2011	2010
	(dollars per barrel)
Coffeyville Refinery Key Operating Statistics
Per crude oil throughput barrel:
Refining margin	$26.81	$22.34	$8.78
Gross profit	20.15	13.91	3.54
Direct operating expenses	5.01	6.63	3.70
Direct operating expenses per barrel sold	4.52	6.45	3.30
Barrels sold (barrels per day)	127,122	103,430	127,142

	Year Ended December 31,
	2012		2011		2010
		%		%		%
Coffeyville Refining Throughput and Production Data (bpd)
Throughput:
Sweet	91,580	74.3	80,835	76.5	89,746	72.5
Medium	5,601	4.6	1,323	1.3	8,180	6.6
Heavy sour	17,608	14.3	18,460	17.5	15,439	12.5

Total crude oil throughput	114,789	93.2	100,618	95.3	113,365	91.6
Feedstocks and blendstocks	8,412	6.8	4,921	4.7	10,350	8.4

Total throughput	123,201	100.0	105,539	100.0	123,715	100.0
Production:
Gasoline	61,998	49.6	46,707	44.0	61,136	49.1
Distillate	52,429	41.9	44,414	41.9	50,439	40.5
Other (excluding internally produced fuel)	10,629	8.5	15,000	14.1	12,978	10.4

Total refining production (excluding internally produced fuel)	125,056	100.0	106,121	100.0	124,553	100.0

Year Ended December 31, 2012
(in millions)
Wynnewood Refinery Financial Results
Net sales	$2,647.1
Cost of product sold (exclusive of depreciation and amortization)	2,160.9
Direct operating expenses (exclusive of depreciation and amortization)	113.7
Major scheduled turnaround expenses	102.5
Depreciation and amortization	34.5

Gross profit	$235.5
Plus:
Direct operating expenses and major scheduled turnaround expenses	216.2
Depreciation and amortization	34.5

Refining margin	$486.2

Year Ended December 31, 2012
(dollars per barrel)
Wynnewood Refinery Key Operating Statistics
Per crude oil throughput barrel:
Refining margin	$24.34
Gross profit	11.79
Direct operating expenses	10.83
Direct operating expenses per barrel sold	9.76
Barrels sold (barrels per day)	60,496

	Year Ended December 31, 2012
		%
Wynnewood Refining Throughput and Production Data (bpd)
Throughput:
Sweet	38,834	68.2
Medium	15,733	27.6
Heavy sour	—	—

Total crude oil throughput	54,567	95.8
Feedstocks and blendstocks	2,379	4.2

Total throughput	56,946	100.0
Production:
Gasoline	27,789	50.6
Distillate	20,375	37.2
Other (excluding internally produced fuel)	6,633	12.2

Total refining production (excluding internally produced fuel)	54,797	100.0

        Net Sales.    Net sales were $8,281.7 million for the year ended December 31, 2012, compared to $4,752.8 million for the year ended December 31, 2011. The increase of $3,528.9 million was the result of significantly higher overall sales volume and higher product prices. The higher sales volume is due to the inclusion of a full year of sales for the Wynnewood refinery for the year ended December 31, 2012. The average sales price per gallon for the year ended December 31, 2012 for gasoline of $2.86 and distillate of $3.08 increased by approximately 1.5% and 1.8%, respectively, as compared to the year ended December 31, 2011.

	Year Ended December 31, 2012			Year Ended December 31, 2011
							Total Variance
		$ per barrel			$ per barrel				Volume Variance	Price Variance
	Volume(1)		Sales $(2)	Volume(1)		Sales $(2)	Volume(1)	Sales $(2)
									(in millions)
Gasoline	35.6	$120.14	$4,283.1	19.7	$118.38	$2,337.7	15.9	$1,945.4	$1,882.3	$63.1
Distillate	27.5	$129.51	$3,563.9	16.6	$127.27	$2,115.3	10.9	$1,448.6	$1,387.1	$61.5

(1)
Barrels in millions

(2)
Sales dollars in million

        Cost of Product Sold (Exclusive of Depreciation and Amortization).    Cost of product sold (exclusive of depreciation and amortization) includes cost of crude oil, feedstocks and blendstocks, purchased products for resale, and transportation and distribution costs. Cost of product sold (exclusive of depreciation and amortization) was $6,667.5 million for the year ended December 31, 2012, compared to $3,927.6 million for the year ended December 31, 2011. The increase of $2,739.9 million was primarily the result of an increase in crude oil throughputs. The increase in crude oil throughputs is due to the inclusion of a full year of consumption at the Wynnewood refinery. Sales volume of refined fuels increased by approximately 75.9%. The impact of FIFO accounting also impacted cost of product sold during the comparable periods. Under the FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable FIFO inventory impact when crude oil prices increase and an unfavorable FIFO inventory impact when crude oil prices decrease. For the year ended December 31, 2012, the petroleum business had an unfavorable FIFO inventory impact of $58.4 million compared to a favorable FIFO inventory impact of $25.6 million for the year ended December 31, 2011.

        Refining margin per barrel of crude oil throughput increased to $26.04 for the year ended December 31, 2012 from $21.80 for the year ended December 31, 2011. Refining margin adjusted for FIFO impact was $26.98 per barrel of crude oil throughput for the year ended December 31, 2012, as compared to $21.12 per crude oil throughput barrel for the year ended December 31, 2011. Gross profit per barrel increased to $17.42 for the year ended December 31, 2012 as compared to gross profit per barrel of $13.41 in the equivalent period in 2011. The increase in the petroleum business' refining margin per barrel was due to an increase in the average sales prices of its produced gasoline and distillates and a decrease in its cost of consumed crude oil. The petroleum business' average sales price of gasoline increased approximately 1.5% and its average sales price for distillates increased approximately 1.8% for the year ended December 31, 2012 over the comparable period of 2011. Consumed crude oil costs decreased due primarily to a 1.0% decrease in WTI for the year ended December 31, 2012 over the year ended December 31, 2011.

        Direct Operating Expenses (Exclusive of Depreciation and Amortization).    Direct operating expenses (exclusive of depreciation and amortization) include costs associated with the operations of our refineries, such as energy and utility costs, property taxes, catalyst and chemical costs, repairs and maintenance, labor and environmental compliance costs. Direct operating expenses (exclusive of depreciation and amortization) were $426.5 million for the year ended December 31, 2012, compared to $247.7 million for the year ended December 31, 2011. The increase of $178.8 million for the year ended December 31, 2012 compared to the year ended December 31, 2011 was the result of a full year of expenses for the Wynnewood refinery ($212.0 million), which was partially offset by a decrease at the Coffeyville refinery of $33.2 million. The $212.0 million of expense at the Wynnewood refinery included $102.5 million for major schedule turnaround expense. The decrease at the Coffeyville refinery is primarily related to decreases in turnaround expense ($45.2 million), environmental compliance

($3.0 million) and flood related costs ($2.4 million). Decreases in direct operating expenses at the Coffeyville refinery were partially offset by increases related to insurance ($4.1 million), catalyst and chemicals ($4.2 million), energy and utility costs ($4.5 million), labor ($2.5 million) operating supplies ($1.2 million) and other operating expenses ($0.9 million). Direct operating expenses per barrel of crude oil throughput for the year ended December 31, 2012 increased to $6.88 per barrel as compared to $6.54 per barrel for the year ended December 31, 2011.

        Selling, General and Administrative Expenses (Exclusive of Depreciation and Amortization).    Selling, general and administrative expenses include the direct selling, general and administrative expenses of our business, as well as certain expenses incurred on our behalf by CVR Energy and CRLLC and billed or allocated to us. Selling, general and administrative expenses (exclusive of depreciation and amortization) were $86.2 million for the year ended December 31, 2012 as compared to $51.0 million for the year ended December 31, 2011. This $35.2 million increase in selling, general and administrative expenses over the comparable period was primarily the result of higher payroll-related costs due to growth in staff, integration costs related to the Wynnewood Acquisition, overall higher costs associated with the Wynnewood Acquisition and increased share-based compensation expense.

        Operating Income.    Operating income was $993.9 million for the year ended December 31, 2012 as compared to operating income of $456.7 million for the year ended December 31, 2011. This increase of $537.2 million was the result of an increase in the refining margin ($789.0 million) and the inclusion of a full year of refining margin related to Wynnewood. The increase in refining margin was partially offset by an increase in direct operating expenses ($178.8 million), an increase in depreciation and amortization ($37.8 million) and an increase in selling, general and administrative expenses ($35.2 million). The increase in depreciation and amortization was primarily the result of a full year of expense for the Wynnewood refinery.

        Interest Expense.    Interest expense for the year ended December 31, 2012 was $76.2 million as compared to interest expense of $53.0 million for the year ended December 31, 2011. This $23.2 million increase resulted primarily from higher interest cost due to the additional $200.0 million of First Lien Notes issued in conjunction with the acquisition of WEC in December 2011 prior to their extinguishment in the fourth quarter of 2012, the $500.0 million of outstanding notes issued in October 2012, along with increased amortization to interest expense for deferred financing costs and original issue discount associated with the Old Notes and the outstanding notes.

        Realized Gain (Loss) on Derivatives, net.    For the year ended December 31, 2012, we recorded a $137.6 million realized loss on derivatives compared to a $7.2 million realized loss on derivatives for the year ended December 31, 2011. The change was primarily attributable to realized losses on our commodity swaps. We entered into several over-the-counter commodity swaps to fix the margin on a portion of our future gasoline and distillate production beginning in the fourth quarter of 2011 and continuing throughout 2012.

        Unrealized Gain (Loss) on Derivatives, net.    For the year ended December 31, 2012, we recorded a $148.0 million unrealized loss on derivatives compared to an $85.3 million unrealized gain on derivatives for the year ended December 31, 2011. The change was primarily attributable to larger unrealized losses on our commodity swaps. We entered into several over-the-counter commodity swaps to fix the margin on a portion of our future gasoline and distillate production beginning in the fourth quarter of 2011 and continuing throughout 2012.

        Loss on Extinguishment of Debt.    For the year ended December 31, 2012, we incurred a $37.5 million loss on extinguishment of debt compared to $2.1 million for the year ended December 31, 2011. The increase in the loss on the extinguishment of debt was primarily the result of the extinguishment of the First Lien Notes, which resulted in a loss of $33.4 million as a result of the write-off of previously deferred financing costs and the unamortized original issuance premium, as well as premiums paid to tender and redeem the notes. The increase was also due to the write-off of deferred financing costs of $4.1 million associated with the amendment of the ABL credit facility in the fourth quarter of 2012.

        Net Income.    For the year ended December 31, 2012, net income was $595.3 million as compared to net income of $480.3 million for the year ended December 31, 2011, an increase of $115.0 million.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010 (Including Wynnewood Refinery Beginning on December 16, 2011)

        Net Sales.    Net sales were $4,752.8 million for the year ended December 31, 2011, compared to $3,905.6 million for the year ended December 31, 2010. The increase of $847.2 million was primarily the result of higher product prices which were partially offset by lower overall sales volumes. Overall sales volumes of refined fuels and propane decreased 11.5%. The lower overall sales volumes were primarily the result of the major maintenance turnaround at our Coffeyville refinery in the fall of 2011. Our average sales price per gallon of $2.82 for gasoline and $3.03 for distillates increased by 33.9% and 38.0%, respectively, as compared to the year ended December 31, 2010.

	Year Ended December 31, 2011			Year Ended December 31, 2010
							Total Variance
		$ per barrel			$ per barrel				Volume Variance	Price Variance
	Volume(1)		Sales $(2)	Volume(1)		Sales $(2)	Volume(1)	Sales $(2)
									(in millions)
Gasoline	19.7	$118.37	$2,337.7	23.1	$88.38	$2,038.2	(3.4)	$299.5	$(292.7)	$592.2
Distillate	16.6	$127.27	$2,115.3	18.6	$92.22	$1,718.3	(2.0)	$397.0	$(185.6)	$582.6

(1)
Barrels in millions

(2)
Sales dollars in millions

        Cost of Product Sold (Exclusive of Depreciation and Amortization).    Cost of product sold (exclusive of depreciation and amortization) includes cost of crude oil, feedstocks and blendstocks, purchased products for resale, and transportation and distribution costs. Cost of product sold (exclusive of depreciation and amortization) was $3,927.6 million for the year ended December 31, 2011, compared to $3,539.8 million for the year ended December 31, 2010. The increase of $387.8 million was primarily the result of a significant increase in crude oil prices. Our average cost per barrel of crude oil consumed for the year ended December 31, 2011 was $92.09, compared to $76.13 for the year ended December 31, 2010, an increase of approximately 21.0%. Partially offsetting the rise in crude oil consumed cost was the decrease of sales of refined fuels by approximately 11.5%. In addition, under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. For the year ended December 31, 2011, we had a favorable FIFO impact of $25.6 million compared to a favorable FIFO impact of $31.7 million for the year ended December 31, 2010.

        Refining margin per barrel of crude oil throughput increased from $8.84 for the year ended December 31, 2010 to $21.80 for the year ended December 31, 2011. Refining margin adjusted for FIFO impact was $21.12 per barrel of crude oil throughput for the year ended December 31, 2011, as compared to $8.07 per crude oil throughput barrel for the year ended December 31, 2010. Gross profit per barrel increased to $13.41 for the year ended December 31, 2011, as compared to gross profit per barrel of $3.54 in the comparable period in 2010. The increase in our refining margin per barrel was due to an increase in the average sales prices of our produced gasoline and distillates, which was greater than the increase in our cost of consumed crude oil. Our average sales price for gasoline increased approximately 33.9% and our average sales price for distillates increased approximately

38.0%. Consumed crude oil costs rose due to a 19.5% increase in WTI for the year ended December 31, 2011 over the year ended December 31, 2010.

        Direct Operating Expenses (Exclusive of Depreciation and Amortization).    Direct operating expenses (exclusive of depreciation and amortization) include costs associated with the operations of our refineries, such as energy and utility costs, property taxes, catalyst and chemical costs, repairs and maintenance, labor and environmental compliance costs. Direct operating expenses (exclusive of depreciation and amortization) were $247.7 million for the year ended December 31, 2011, compared to $153.1 million for the year ended December 31, 2010. The increase of $94.6 million was the result of increases in expenses primarily related with turnaround maintenance ($66.4 million), environmental compliance ($7.8 million), repairs and maintenance ($6.4 million), labor ($6.2 million), outside services ($2.5 million), catalyst and chemicals ($2.4 million), operating supplies ($2.2 million), rent ($1.3 million) and other direct operating expenses ($0.6 million). On a per barrel of crude oil throughput basis, direct operating expenses per barrel of crude oil throughput for the year ended December 31, 2011 increased to $6.54 per barrel as compared to $3.70 per barrel for the year ended December 31, 2010, principally due to the net dollar increase in expenses from year to year as detailed above.

        Selling, General and Administrative Expenses (Exclusive of Depreciation and Amortization).    Selling, general and administrative expenses include the direct selling, general and administrative expenses of our business, as well as certain expenses incurred on our behalf by CVR Energy and CRLLC and billed or allocated to us. Selling, general and administrative expenses (exclusive of depreciation and amortization) were $51.0 million for the year ended December 31, 2011 as compared to $43.1 million for the year ended December 31, 2009. This $7.9 million increase in selling, general and administrative expenses over the comparable period was primarily the result of higher payroll-related costs due to growth in staff and integration costs related to the Wynnewood Acquisition, offset in part by lower share-based compensation expenses resulting from the change in the composition of long-term incentive plans.

        Operating Income.    Operating income was $456.7 million for the year ended December 31, 2011 as compared to operating income of $103.2 million for the year ended December 31, 2010. This increase of $353.5 million was primarily the result of an increase in refining margin ($459.4 million), partially offset by an increase in direct operating expenses ($94.6 million), an increase in depreciation and amortization ($3.4 million) and an increase in selling, general and administrative expense ($7.9 million).

        Interest Expense.    Interest expense for the year ended December 31, 2011 was $53.0 million as compared to interest expense of $49.7 million for the year ended December 31, 2010. This $3.3 million increase resulted primarily from higher interest cost by having a full year of interest on the $500.0 million of Old Notes issued in April 2010 along with increased amortization to interest expense for deferred financing costs and original issue discount associated with the Old Notes.

        Realized Gain (Loss) on Derivatives, net.    For the year ended December 31, 2011, we recorded a $7.2 million realized loss on derivatives compared to a $2.1 million realized loss on derivatives for the year ended December 31, 2010. The change was primarily attributable to realized losses on our commodity swaps.

        Unrealized Gain (Loss) on Derivatives, net.    For the year ended December 31, 2011, we recorded an $85.3 million unrealized gain on derivatives compared to a $0.6 million unrealized gain on derivatives for the year ended December 31, 2010. The change was primarily attributable to larger unrealized gains on our commodity swaps. We entered into several over-the-counter commodity swaps to fix the margin of a portion of future gasoline and distillate production beginning in the fourth quarter of 2011.

        Loss on Extinguishment of Debt.    For the year ended December 31, 2011, we recorded a $2.1 million loss on extinguishment of debt compared to $16.6 million for the year ended December 31, 2010. This decrease in the loss on extinguishment of debt was primarily the result of a 2.0% premium paid in connection with unscheduled prepayments and payoff of the tranche D term loan in 2010, which contributed $9.6 million to the loss on extinguishment of debt. Additionally, $5.4 million of the loss on extinguishment of debt was attributable to the write-off of previously deferred financing costs associated with the payoff of the tranche D term loan. Concurrent with the issuance of the Old Notes, $0.1 million of third-party costs were immediately expensed. In December 2010, CRLLC made a voluntary unscheduled principal payment on the Old Notes, resulting in a premium payment of 3.0% and a partial write-off of previously deferred financing costs and unamortized original issue discount totaling $1.6 million.

        Net Income.    For the year ended December 31, 2011, net income was $480.3 million as compared to net income of $38.2 million for the year ended December 31, 2010, an increase of $442.1 million.

Liquidity and Capital Resources

        Our principal uses of cash are for working capital, capital expenditures, funding our debt service obligations and paying distributions to Refining LP's unitholders, as discussed further below. Prior to December 31, 2012, CRLLC historically used a centralized approach to cash management and provided cash as needed to support our operations and retained excess cash earned by our operations. As a result, amounts owed to or from CRLLC in our historical consolidated and combined financial statements have been reflected as a component of divisional equity prior to CRLLC's contribution of the petroleum business to us on December 31, 2012. We began operating with an independent capital structure on January 1, 2013.

        Our liquidity was enhanced during the first quarter of 2013 by the proceeds from the Refining IPO of approximately $653.6 million, after deducting underwriting discounts and commissions and offering expenses. Approximately $253.0 million of the net proceeds were used to redeem all of the outstanding Second Lien Notes, $160.0 million have been or will be used to prefund certain maintenance and environmental capital expenditures through 2014, $54.0 million is being used to fund the turnaround expenses at the Wynnewood refinery in the fourth quarter of 2012, $85.1 million was distributed to CRLLC and the remaining proceeds have been or will be used for general corporate purposes. Prior to the closing of the Refining IPO Refining LP distributed approximately $150.0 million of cash on hand to CRLLC.

        We believe that our cash flows from operations and existing cash and cash equivalents, along with borrowings, as necessary, under the Amended and Restated ABL Credit Facility and the $150.0 million intercompany credit facility (as defined below), will be sufficient to satisfy the anticipated cash requirements associated with our existing operations for at least the next twelve months. However, future capital expenditures and other cash requirements could be higher than we currently expect as a result of various factors. Additionally, our ability to generate sufficient cash from our operating activities depends on our future performance, which is subject to general economic, political, financial, competitive, and other factors beyond our control. Please read "—Capital Spending" for a further discussion of the impact on liquidity.

        Refining LP's general partner's current policy is to distribute an amount equal to the available cash generated each quarter to Refining LP's unitholders. For the quarter ended March 31, 2013, available cash has been adjusted to exclude the period from January 1, 2013 through January 22, 2013, the period prior to the Refining IPO. As a result, we will rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund our acquisitions and expansion capital expenditures. To the extent we are unable to finance our growth externally, the growth in our business, and our liquidity, may be negatively impacted.

Cash Balance and Other Liquidity

        As of March 31, 2013 and December 31, 2012, we had cash and cash equivalents of $525.1 million and $153.1 million, respectively. Working capital at March 31, 2013 was $866.2 million, consisting of $1,327.4 million in current assets and $461.2 million in current liabilities. Working capital at December 31, 2012 was $382.6 million, consisting of $885.4 million in current assets and $502.8 million in current liabilities. As of April 30, 2013, we had cash and cash equivalents of $630.7 million.

        The Amended and Restated ABL Credit Facility provides us with borrowing availability of up to $400.0 million with an incremental facility, subject to compliance with a borrowing base. The Amended and Restated ABL Credit Facility is scheduled to mature on December 20, 2017. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries and the credit facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of 10% of the total facility commitment for swingline loans and 90% of the total facility commitment for letters of credit. The intercompany credit facility provides us with borrowing availability of up to $150.0 million. The intercompany credit facility is scheduled to mature on January 29, 2019.

        As of March 31, 2013, we had $372.8 million available under the Amended and Restated ABL Credit Facility and $150.0 million available under the intercompany credit facility.

  Borrowing Activities

        Outstanding Notes.    On October 23, 2012, Refining LLC and Coffeyville Finance issued $500.0 million aggregate principal amount of the outstanding notes. A portion of the net proceeds from the offering approximating $348.1 million were used to purchase approximately $323.0 million of the First Lien Notes pursuant to a tender offer and to settle accrued interest of approximately $1.8 million through October 23, 2012 and to pay related fees and expenses. Tendered notes were purchased at a premium of approximately $23.2 million in aggregate amount. The remaining proceeds from the offering were used to fund a completed and settled redemption of the remaining $124.1 million of outstanding First Lien Notes and to settle accrued interest of approximately $1.6 million through November 23, 2012. Redeemed notes were purchased at a premium of approximately $8.4 million in aggregate amount.

        Previously deferred financing charges and unamortized original issuance premium related to the First Lien Notes totaled approximately $8.1 million and $6.3 million, respectively. As a result of the repayment of the First Lien Notes, a loss on extinguishment of debt of $33.4 million was recorded in the fourth quarter of 2012, which included the total premiums paid of $31.6 million and previously deferred financing charges of $8.1 million, partially offset by the unamortized original issuance premium of $6.3 million.

        The debt issuance costs of the outstanding notes totaled approximately $8.7 million and are being amortized over the term of the outstanding notes as interest expense using the effective-interest amortization method. As of March 31, 2013, the outstanding notes had an aggregate principal balance and a net carrying value of $500.0 million.

        The outstanding notes were issued at 100% of their principal amount pursuant to an indenture (the "New Indenture"), dated October 23, 2012, among Refining LLC and Coffeyville Finance, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The outstanding notes were fully and unconditionally guaranteed by CRLLC and substantially all of Refining LLC's subsidiaries (the "Guarantors"). CRLLC was released as a guarantor in connection with the closing of the Refining IPO on January 23, 2013, and Refining LP subsequently became a guarantor. The obligations under the outstanding notes and the related guarantees were initially secured by liens on substantially all of the assets of the issuers and the guarantors. The security interests were released upon the satisfaction and discharge of the indenture governing the outstanding Second Lien Notes in connection with the closing of the Refining IPO.

        The outstanding notes bear interest at a rate of 6.5% per annum and mature on November 1, 2022, unless earlier redeemed or repurchased. Interest is payable on the outstanding notes semi-annually on May 1 and November 1 of each year, to holders of record at the close of business on April 15 and October 15, as the case may be, immediately preceding each such interest payment date.

        We have the right to redeem the outstanding notes at a redemption price of (i) 103.250% of the principal amount thereof, if redeemed during the twelve-month period beginning on November 1, 2017; (ii) 102.167% of the principal amount thereof, if redeemed during the twelve-month period beginning on November 1, 2018; (iii) 101.083% of the principal amount thereof, if redeemed during the twelve-month period beginning on November 1, 2019 and (iv) 100% of the principal amount, if redeemed on or after November 1, 2020, in each case, plus any accrued and unpaid interest.

        Prior to November 1, 2015, up to 35% of the outstanding notes may be redeemed with the proceeds from certain equity offerings at a redemption price of 106.5% of the principal amount thereof, plus any accrued and unpaid interest. Prior to November 1, 2017, some or all of the outstanding notes may be redeemed at a price equal to 100% of the principal amount thereof, plus a make-whole premium and any accrued and unpaid interest.

        In the event of a "change of control," the issuers are required to offer to buy back all of the outstanding notes at 101% of their principal amount. A change of control is generally defined as (1) the direct or indirect sale or transfer (other than by a merger) of all or substantially all of the assets of Refining LLC to any person other than qualifying owners (as defined in the indenture), (2) liquidation or dissolution of Refining LLC, or (3) any person, other than a qualifying owner, directly or indirectly acquiring 50% of the voting stock of Refining LLC.

        The indenture governing the outstanding notes imposes covenants that restrict our ability to (i) issue debt, (ii) incur or otherwise cause liens to exist on any of our property or assets, (iii) declare or pay dividends, repurchase equity, or make payments on subordinated or unsecured debt, (iv) make certain investments, (v) sell certain assets, (vi) merge, consolidate with or into another entity, or sell all or substantially all of our assets, and (vii) enter into certain transactions with affiliates. Most of the foregoing covenants would cease to apply at such time that the outstanding notes are rated investment grade by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc. However, such covenants would be reinstituted if the outstanding notes subsequently lost their investment grade rating. In addition, the indenture contains customary events of default, the occurrence of which would result in, or permit the trustee or the holders of at least 25% of the outstanding notes to cause the acceleration of the outstanding notes, in addition to the pursuit of other available remedies.

        The indenture governing the outstanding notes prohibits us from making distributions to unitholders if any default or event of default (as defined in the New Indenture) exists. In addition, the New Indenture limits our ability to pay distributions to unitholders. The covenants will apply differently depending on our fixed charge coverage ratio (as defined in the New Indenture). If the fixed charge coverage ratio is not less than 2.5 to 1.0, we will generally be permitted to make restricted payments, including distributions to unitholders, without substantive restriction. If the fixed charge coverage ratio is less than 2.5 to 1.0, we will generally be permitted to make restricted payments, including distributions to unitholders, up to an aggregate $100.0 million basket plus certain other amounts referred to as "incremental funds" under the New Indenture. We were in compliance with the covenants contained in the indenture as of March 31, 2013.

        Amended and Restated Asset Backed (ABL) Credit Facility.    On December 20, 2012, CRLLC and certain subsidiaries (collectively, the "Credit Parties") entered into the Amended and Restated ABL

Credit Facility with Wells Fargo, as administrative agent and collateral agent for a syndicate of lenders. The Amended and Restated ABL Credit Facility replaced CRLLC's ABL credit facility. Under the Amended and Restated ABL Credit Facility, we assumed CRLLC's position as borrower and its obligations under the Amended and Restated ABL Credit Facility upon the closing of the Refining IPO on January 23, 2013. The Amended and Restated ABL Credit Facility is a $400.0 million asset-based revolving credit facility, with sub-limits for letters of credit and swingline loans of $360.0 million and $40.0 million, respectively. The Amended and Restated ABL Credit Facility also includes a $200.0 million uncommitted incremental facility. The borrowing-base components, advance rates, prepayment provisions, collateral provisions, affirmative covenants and negative covenants in the Amended and Restated ABL Credit Facility are substantially similar to the corresponding provisions in the ABL credit facility. The Amended and Restated ABL Credit Facility permits the payment of distributions, subject to the following conditions: (i) no default or event of default exists, (ii) excess availability and projected excess availability at all times during the 3-month period following the distribution exceeds 20% of the lesser of the borrowing base and the total commitments; provided, that, if excess availability and projected excess availability for the 6-month period following the distribution is greater than 25% at all times, then the following condition in clause (iii) will not apply, and (iii) the fixed charge coverage ratio for the immediately preceding twelve-month period shall be equal to or greater than 1.10 to 1.00. The Amended and Restated ABL Credit Facility has a five-year maturity and will be used for working capital and other general corporate purposes (including permitted acquisitions).

        Borrowings under the Amended and Restated ABL Credit Facility bear interest at either a base rate or LIBOR plus an applicable margin. The applicable margin is (i) (a) 1.75% for LIBOR borrowings and (b) 0.75% for prime rate borrowings, in each case if quarterly average excess availability exceeds 50% of the lesser of the borrowing base and the total commitments and (ii) (a) 2.00% for LIBOR borrowings and (b) 1.00% for prime rate borrowings, in each case if quarterly average excess availability is less than or equal to 50% of the lesser of the borrowing base and the total commitments. The Amended and Restated ABL Credit Facility also requires the payment of customary fees, including an unused line fee of (i) 0.40% if the daily average amount of loans and letters of credit outstanding is less than 50% of the lesser of the borrowing base and the total commitments and (ii) 0.30% if the daily average amount of loans and letters of credit outstanding is equal to or greater than 50% of the lesser of the borrowing base and the total commitments. We are also required to pay customary letter of credit fees equal to, for standby letters of credit, the applicable margin on LIBOR loans on the maximum amount available to be drawn under and, for commercial letters of credit, the applicable margin on LIBOR loans less 0.50% on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.

        In connection with entering into the Amended and Restated ABL Credit Facility, the Credit Parties and Wells Fargo, as collateral agent for the secured parties in respect of the Amended and Restated ABL Credit Facility, entered into an ABL pledge and security agreement (the "Amended and Restated ABL Security Agreement").

        The lenders under the Amended and Restated ABL Credit Facility were granted a perfected, first priority security interest (subject to certain customary exceptions) in the ABL Priority Collateral (as defined in the ABL intercreditor agreement) and a second priority lien (subject to certain customary exceptions) and security interest in the Note Priority Collateral (as defined in the ABL intercreditor agreement).

        The Amended and Restated ABL Credit Facility also contains customary covenants for a financing of this type that limit the ability of the Credit Parties and their subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries. The Amended and Restated ABL Credit Facility also contains a fixed charge coverage ratio financial covenant, as defined therein. We were in compliance with the covenants of the Amended and Restated ABL Credit Facility as of March 31, 2013.

        Intercompany Credit Facility.    On January 23, 2013, prior to the closing of the Refining IPO, Refining LLC entered into a new $150.0 million senior unsecured revolving credit facility (the "intercompany credit facility") with CRLLC as the lender to be used to fund growth capital expenditures. The intercompany credit facility is for a term of six years and bears interest at a rate of LIBOR plus 3% per annum.

        The intercompany credit facility contains covenants that require Refining LLC to, among other things, notify CRLLC of the occurrence of any default or event of default and provide CRLLC with information in respect of our business and financial status as it may reasonably require, including, but not limited to, copies of our unaudited quarterly financial statements and our audited annual financial statements.

        In addition, the intercompany credit facility contains customary events of default, including, among others, failure to pay any sum payable when due; the occurrence of a default of other indebtedness in excess of $25.0 million; and the occurrence of an event that results in either (i) CRLLC no longer directly or indirectly controlling Refining LP's general partner, or (ii) CRLLC and its affiliates no longer owning a majority of Refining LP's equity interests.

        Old Notes.    On April 6, 2010, CRLLC and Coffeyville Finance completed the private offering of $275.0 million aggregate principal amount of First Lien Notes and $225.0 million aggregate principal amount of the Second Lien Notes. The First Lien Notes were issued at 99.511% of their principal amount and the Second Lien Notes were issued at 98.811% of their principal amount. On December 30, 2010, the issuers made a voluntary unscheduled principal payment of $27.5 million on the First Lien Notes. As a result of this payment, the issuers were required to pay a 3.0% premium totaling approximately $0.8 million. Additionally, an adjustment was made to CRLLC's previously deferred financing costs, underwriting discount and original issue discount of approximately $0.8 million. The premium payment and write-off of previously deferred financing costs, underwriting discount and original issue discount were recognized as a loss on extinguishment of debt. On May 16, 2011, the issuers repurchased $2.7 million of the First Lien Notes at a purchase price of 103% of the outstanding principal amount. On December 15, 2011, the issuers issued an additional $200.0 million aggregate principal amount of First Lien Notes to partially fund the Wynnewood Acquisition. The additional First Lien Notes were issued at 105% of their principal amount. As the Old Notes were incurred for the benefit of our operations, all debt and associated costs have been allocated to us. On October 23, 2012, we repurchased approximately $323.0 million of the First Lien Notes pursuant to a tender offer and we redeemed the remaining $124.1 million of outstanding First Lien Notes on November 23, 2012, as discussed above. On January 23, 2013, we used a portion of the proceeds from the Refining IPO to satisfy and discharge the indenture governing the Second Lien Notes and all have been redeemed.

  Capital Spending

        We divide our capital spending needs into two categories: maintenance and growth. Maintenance capital spending includes only non-discretionary maintenance projects and projects required to comply with environmental, health and safety regulations. We undertake discretionary capital spending based on the expected return on incremental capital employed. Discretionary capital projects generally involve an expansion of existing capacity, improvement in product yields, and/or a reduction in direct operating expenses. Major scheduled turnaround expenses are expensed when incurred.

        The following table summarizes our total actual capital expenditures for the three months ended March 31, 2013 and the year ended December 31, 2012 by major category.

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
	(in millions)
Coffeyville refinery:
Maintenance	$10.4	$40.4
Growth	0.2	2.0

Coffeyville refinery total capital	10.6	42.4
Wynnewood refinery
Maintenance	31.5	51.6
Growth	1.5	0.8

Wynnewood refinery total capital	33.0	52.4
Other:
Maintenance	1.0	6.4
Growth	—	19.0

Other total capital	1.0	25.4

Total capital spending (excluding major scheduled turnaround expense)	44.6	120.2

Major scheduled turnaround expense	—	123.7

Total capital spending (including major scheduled turnaround expense)	$44.6	$243.9

        During the first quarter of 2012, the Coffeyville refinery completed the second phase of a two-phase turnaround. The first phase was completed during the fourth quarter of 2011. We incurred costs of approximately $21.2 million, $66.4 million and $1.2 million for the years ended December 31, 2012, 2011 and 2010, respectively, associated with the 2011/2012 turnaround. The Wynnewood refinery began a turnaround in the fourth quarter of 2012 which was completed in December. We incurred costs of approximately $102.5 million for the year ended December 31, 2012 associated with the Wynnewood turnaround.

        Including amounts already spent during the three months ended March 31, 2013, we expect to spend, in total, approximately $250.0 million to $270.0 million (excluding capitalized interest) on capital expenditures for the year ending December 31, 2013. Of this amount $105.0 million to $115.0 million is expected to be spent for the Coffeyville refinery which includes approximately $90.0 million to $95.0 million of maintenance capital. Approximately $125.0 million to $135.0 million is expected to be spent on capital for the Wynnewood refinery, which includes approximately $95.0 million to $105.0 million of maintenance capital. We also expect to spend approximately $20.0 million on other capital projects.

        Our estimated capital expenditures are subject to change due to unanticipated increases/decreases in the cost, scope and completion time for our capital projects. For example, we may experience increases/decreases in labor or equipment costs necessary to comply with government regulations or to complete projects that sustain or improve the profitability of our refineries.

Cash Flows

        The following table sets forth our combined cash flows for the periods indicated below:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010
Net cash provided by (used in):
Operating activities	$239.5	$145.0	$917.3	$352.7	$167.0
Investing activities	(44.6)	(35.4)	(119.8)	(655.9)	(21.1)
Financing activities	177.0	(70.1)	(647.1)	303.6	(146.3)

Net increase (decrease) in cash and cash equivalents	$371.9	$39.5	$150.4	$0.4	$(0.4)

        For purposes of this cash flow discussion, we define trade working capital as accounts receivable, inventory and accounts payable. Other working capital is defined as all other current assets and liabilities except trade working capital.

  Three Months Ended March 31, 2013 and 2012

      Cash Flows Provided by Operating Activities

        Net cash flows provided by operating activities for the three months ended March 31, 2013 were approximately $239.5 million. The positive cash flow from operating activities generated over this period was primarily driven by $275.4 million of net income and non-cash adjustments for depreciation and amortization ($28.0 million) and loss on extinguishment of debt ($26.1 million) partially offset by and unrealized gain on derivatives ($32.5 million). This positive net income was primarily due to the higher operating margins for the period. Unfavorable changes in trade working capital during the three months ended March 31, 2013 were offset by favorable changes in other working capital. Trade working capital for the three months ended March 31, 2013 resulted in a cash outflow of $79.9 million which was primarily attributable to a decrease in accounts payable ($17.5 million) and an increase in accounts receivable ($68.5 million). Other working capital activities resulted in net cash inflow of $17.9 million which was primarily related to an increase in other current liabilities ($28.8 million), partially offset by an increase in prepaid expenses and other current assets ($12.1 million).

        Net cash flows provided by operating activities for the three months ended March 31, 2012 were approximately $145.0 million. The positive cash flow from operating activities generated over this period was primarily driven by non-cash adjustments for depreciation and amortization ($26.3 million) and unrealized loss on derivatives ($128.1 million), which offset the net loss of $37.4 million. Favorable changes in trade working capital and other working capital during the three months ended March 31, 2012 also had a positive impact on operating cash flows. Trade working capital for the three months ended March 31, 2012 resulted in a cash inflow of $7.4 million which was primarily attributable to the decrease in inventories ($44.7 million) and an increase in accounts payable ($29.3 million), which was partially offset by an increase in accounts receivable ($66.6 million). Other working capital activities resulted in net cash inflow of $17.3 million which was primarily related to an increase in other current liabilities ($28.3 million), partially offset by a decrease in prepaid expenses and other current assets ($11.0 million).

      Cash Flows Used in Investing Activities

        Net cash used in investing activities for the three months ended March 31, 2013 was $44.6 million compared to $35.4 million for the three months ended March 31, 2012. The increase in cash used in investing activities was the result of a $9.1 million increase in capital expenditures during the three months ended March 31, 2013 compared to the three months ended March 31, 2012, primarily resulting from incremental spending at the Wynnewood refinery.

      Cash Flows Provided by (Used in) Financing Activities

        Net cash provided by financing activities for the three months ended March 31, 2013 was approximately $177.0 million compared to net cash used in financing activities of $70.1 million for the three months ended March 31, 2012. Prior to December 31, 2012, CRLLC historically provided cash as necessary to support our operations and retained excess cash earned by our operations. Cash received or paid by CRLLC on our behalf has been recorded as net contributions from or net distributions to parent as a component of divisional equity which is reflected as a financing activity in the Condensed Combined Statements of Cash Flows for the three months ended March 31, 2012.

        The net cash provided by financing activities for the three months ended March 31, 2013 was primarily attributable to proceeds from the Refining IPO of $655.7 million, partially offset by payments of $243.4 million to extinguish the Second Lien Notes and distribution to affiliates of $235.1 million. The net cash used in financing activities for the three months ended March 31, 2012 was primarily attributable to excess cash earned in our operations that was distributed to our parent ($68.7 million). For the three months ended March 31, 2013, there were no borrowings or repayments under the Amended and Restated ABL Credit Facility. As of March 31, 2013, there were no short-term borrowings outstanding under the Amended and Restated ABL Credit Facility or the intercompany loan facility.

  Years Ended December 31, 2012, 2011 and 2010

      Cash Flows Provided by Operating Activities

        Net cash flows provided by operating activities for the year ended December 31, 2012 were approximately $917.3 million. The positive cash flow from operating activities generated over this period was primarily driven by $595.3 million of net income and non-cash adjustments for depreciation and amortization ($107.6 million) and unrealized loss on derivatives ($148.0 million). This positive net income was primarily due to the operating margins for the period. Unfavorable changes in trade working capital during 2012 were offset by favorable changes in other working capital. Trade working capital for the year ended December 31, 2012 resulted in a cash outflow of $17.8 million which was primarily attributable to the decrease in accounts payable of $101.3 million and an increase in accounts receivable of $30.4 million, which was partially offset by a decrease in inventories of $113.9 million. Other working capital activities resulted in net cash inflow of $19.9 million which was primarily related to a decrease in prepaid expenses and other current assets ($14.7 million) and an increase in other current liabilities ($4.3 million).

        Net cash flows provided by operating activities for the year ended December 31, 2011 were approximately $352.7 million. The positive cash flow from operating activities generated over this period was largely driven by operating income of $456.7 million, offset by unfavorable changes in trade working capital and other working capital. Trade working capital for the year ended December 31, 2011 resulted in a net cash outflow of approximately $105.2 million attributable to an increase in inventory of $172.0 million, offset by a decrease in accounts receivable of $59.7 million and an increase in accounts payable of $7.1 million. Other working capital activities resulted in a net cash outflow of approximately $25.4 million. This outflow was primarily driven by an increase in prepaid expenses and other current assets of $14.9 million and a decrease in other current liabilities of $6.9 million.

        Net cash flows provided by operating activities for the year ended December 31, 2010 were approximately $167.0 million. The positive cash flow from operating activities generated over this period was primarily driven by $103.2 million in operating income coupled with a favorable change in trade working capital. Trade working capital for the year ended December 31, 2010 resulted in a net cash inflow of approximately $33.1 million, primarily attributable to a decrease in inventory of $25.3 million and an increase accounts payable of $39.6 million, partially offset by an increase in accounts receivable of $31.8 million.

      Cash Flows Used In Investing Activities

        Net cash used in investing activities for the year ended December 31, 2012 was $119.8 million compared to $655.9 million for the year ended December 31, 2011. The decrease in cash used in investing activities was the result of $587.1 million cash consideration paid for the Wynnewood Acquisition during the year ended December 31, 2011. For the year ended December 31, 2012 compared to the year ended December 31, 2011, capital expenditures increased by $51.4 million. Significant capital expenditures for the year ended December 31, 2012 included construction of crude oil storage in Cushing, Oklahoma, projects at the Coffeyville refinery, and incremental spending at the Wynnewood refinery.

        Net cash used in investing activities for the year ended December 31, 2011 was $655.9 million compared to $21.1 million for the year ended December 31, 2010. The increase in investing activities was primarily the result of $587.1 million cash consideration paid for the Wynnewood Acquisition. In addition, capital expenditures increased by $47.7 million. Significant capital expenditures for the year ended December 31, 2011 included expenditures for the construction of crude oil storage in Cushing, Oklahoma and repairs and maintenance performed on various units at the Coffeyville refinery.

      Cash Flows Provided by (Used in) Financing Activities

        Net cash used in financing activities for the year ended December 31, 2012 was approximately $647.1 million compared to net cash provided by financing activities of $303.6 million for the year ended December 31, 2011. Prior to December 31, 2012, CRLLC provided cash as necessary to support our operations and retained excess cash earned by our operations. Cash received or paid by CRLLC on our behalf has been recorded as net contributions from or net distributions to parent as a component of divisional equity which are reflected as a financing activity in the Combined Statement of Cash Flows.

        The net cash used in financing activities for the year ended December 31, 2012 was primarily attributable to net distributions to parent of $651.6 million, payments of $478.7 million to extinguish the First Lien Notes, payment of financing costs of approximately $12.8 million and deferred costs associated with the Refining IPO of approximately $3.9 million. These cash uses were offset by the net proceeds received of $491.3 million from the issuance of the outstanding notes. For the year ended December 31, 2012, there were no borrowings or repayments under the Amended and Restated ABL Credit Facility. As of December 31, 2012, there were no short-term borrowings outstanding under the Amended and Restated ABL Credit Facility.

        Net cash provided by financing activities for the year ended December 31, 2011 was approximately $303.6 million. The net cash provided by financing activities for the year ended December 31, 2011 was primarily attributable to $110.6 million in net contributions from CRLLC and the receipt of $206.0 million from the issuance of the additional First Lien Notes. These inflows from financing activities were offset by approximately $10.3 million of issuance costs paid during the period associated with the additional First Lien Notes. Additionally, we repurchased $2.7 million of the Old Notes in accordance with the terms of a tender offer.

        Net cash used in financing activities for the year ended December 31, 2010 was approximately $146.3 million. The net use of cash for the year ended December 31, 2010 included $116.3 million in net distributions to CRLLC. During 2010 approximately $479.5 million in long-term debt under the first priority credit facility was paid off. This payoff was made possible by the issuances of the Old Notes that resulted in net proceeds of $485.7 million. In addition, $8.8 million was paid for financing costs in connection with the fourth amendment to the first priority credit facility and issuances of the Old Notes. In December 2010, a principal payment of $27.5 million was made on the First Lien Notes.

Contractual Obligations

        In addition to long-term debt, we are required to make payments relating to various types of obligations. The following table summarizes our minimum payments as of March 31, 2013 relating to long-term debt outstanding on that date, operating leases, capital lease obligations, unconditional purchase obligations and other specified capital and commercial commitments for the five-year period following March 31, 2013 and thereafter. As of March 31, 2013, there were no amounts outstanding under the Amended and Restated ABL Credit Facility or the intercompany credit facility.

	Payments Due by Period
	Total	2013	2014	2015	2016	2017	Thereafter
	(in millions)
Contractual Obligations
Long-term debt(1)	$500.0	$—	$—	$—	$—	$—	$500.0
Operating leases(2)	7.5	2.2	2.3	1.4	1.0	0.3	0.3
Capital lease obligations(3)	52.0	0.8	1.3	1.4	1.6	1.8	45.1
Unconditional purchase obligations(4)	1,378.6	84.3	105.5	94.6	87.5	86.3	920.4
Environmental liabilities(5)	2.4	0.5	0.3	0.2	0.2	0.1	1.1
Interest payments(6)	380.7	37.0	37.6	37.4	37.3	37.0	194.3

Total	$2,321.2	$124.8	$147.0	$135.0	$127.6	$125.6	$1,661.2
Other Commercial Commitments
Standby letters of credit(7)	$27.2	$—	$—	$—	$—	$—	$—

(1)
Consists of the outstanding notes.

(2)
We lease various facilities and equipment, including real property, under operating leases for various periods.

(3)
The amount includes commitments under capital lease arrangements for equipment for two leases associated with pipelines, and storage and terminal equipment associated with the Wynnewood Acquisition.

(4)
The amount includes (a) commitments under several agreements in our petroleum operations related to pipeline usage, petroleum products storage and petroleum transportation and (b) approximately $993.9 million payable ratably over eighteen years pursuant to petroleum transportation service agreements between our subsidiary, CRRM and TransCanada Keystone Pipeline, LP ("TransCanada"). Under the agreements, CRRM receives transportation of at least 25,000 barrels per day of crude oil with a delivery point at Cushing, Oklahoma for a term of twenty years on TransCanada's Keystone pipeline system. We began receiving crude oil under the agreements in the first quarter of 2011.

(5)
Environmental liabilities represents our estimated payments required by federal and/or state environmental agencies related to closure of hazardous waste management units at our sites in Coffeyville and Phillipsburg, Kansas. See "Business—Environmental Matters."

(6)
Interest payments are based on stated interest rates for our long-term debt outstanding on March 31, 2013 and interest payments for the capital lease obligations.

(7)
Standby letters of credit issued against the Amended and Restated ABL Credit Facility include $0.2 million of letters of credit issued in connection with environmental liabilities, $26.3 million in letters of credit to secure transportation services for crude oil, a $0.6 million letter of credit issued to guarantee a portion of our insurance policy, $0.1 million issued for the purpose of providing support during the transition of letters of credit assumed during the acquisition of the Wynnewood refinery.

        Our ability to make payments on and to refinance our indebtedness, to fund budgeted capital expenditures and to satisfy our other capital and commercial commitments will depend on our ability to generate cash flow in the future. Our ability to refinance our indebtedness is also subject to the availability of the credit markets. This, to a certain extent, is subject to refining spreads and general economic financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash flow from operations, and future borrowings may not be available to us under our Amended and Restated ABL Credit Facility or the intercompany credit facility (or other credit facilities we may enter into in the future) in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may seek to sell additional assets to fund our liquidity needs but may not be able to do so. We may also need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

  Off-Balance Sheet Arrangements

        We had no off-balance sheet arrangements as of March 31, 2013, as defined within the rules and regulations of the SEC.

Recent Accounting Pronouncements

        In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-04, "Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS," ("ASU 2011-04"). ASU 2011-04 changed the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between GAAP and International Financial Reporting Standards ("IFRS"). ASU 2011-04 also expanded the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance was to be applied prospectively. The provisions of ASU 2011-04 were effective for interim and annual periods beginning after December 15, 2011. We adopted this standard as of January 1, 2012. The adoption of this standard did not impact the financial statement footnote disclosures.

        In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11"). ASU 2011-11 retains the existing offsetting requirements and enhances the disclosure requirements to allow investors to better compare financial statements prepared under GAAP with those prepared under IFRS. On January 31, 2013, the FASB issued ASU No. 2013-04, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities" ("ASU 2013-04"). ASU 2013-04 limits the scope of the new balance sheet offsetting disclosures to derivatives, repurchase agreements and securities lending transactions. Both standards are effective for interim and annual periods beginning January 1, 2013 and are to be applied retrospectively. We adopted these standards as of January 1, 2013. The adoption of these standards expanded our financial statement footnote disclosures.

Critical Accounting Policies

        We prepare our consolidated and combined financial statements in accordance with GAAP. In order to apply these principles, management must make judgments, assumptions and estimates based on the best available information at the time. Actual results may differ based on the accuracy of the information utilized and subsequent events. Our accounting policies are described in the notes to our audited financial statements included elsewhere in this prospectus. Our critical accounting policies, which are described below, could materially affect the amounts recorded in our financial statements.

  Long-Lived Assets

        We calculate depreciation and amortization on a straight-line basis over the estimated useful lives of the various classes of depreciable assets. When assets are placed in service, we estimate what we believe are their reasonable useful lives. We account for impairment of long-lived assets in accordance with ASC Topic 360, Property, Plant and Equipment—Impairment or Disposal of Long-Lived Assets ("ASC 360"). In accordance with ASC 360, we review long-lived assets (excluding goodwill, intangible assets with indefinite lives, and deferred tax assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized for the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of their carrying value or fair value less cost to sell. No impairment charges were recognized for any of the periods presented.

  Allocation of Costs

        The consolidated and combined financial statements included elsewhere in this prospectus have been prepared in accordance with SAB Topic 1-B, as more fully explained in Note 2 to our audited consolidated and combined financial statements as of and for the years ended December 31, 2012, 2011 and 2010. These rules require allocations of costs for salaries and benefits, depreciation, rent, accounting and legal services, and other general and administrative expenses. CVR Energy has allocated general and administrative expenses to us based on allocation methodologies that management considers reasonable and result in an allocation of the cost of doing business borne by CVR Energy and CRLLC on our behalf; however, these allocations may not be indicative of the cost of future operations or the amount of future allocations.

        Our Combined Statements of Operations reflect all of the expenses that CRLLC and CVR Energy incurred on our behalf. Our consolidated and combined financial statements therefore include certain expenses incurred by our parent which may include, but are not necessarily limited to, the following:

  •
  Officer and employee salaries and share-based compensation;

  •
  Rent or depreciation;

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  Advertising;

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  Accounting, tax, legal and information technology services;

  •
  Other selling, general and administrative expenses;

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  Costs for defined contribution plans, medical and other employee benefits; and

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  Financing costs, including interest, mark-to-market changes in interest rate swap, and losses on extinguishment of debt.

        Selling, general and administrative expense allocations were based primarily on the nature of the expense incurred, with the exception of compensation and compensation related expenses. Compensation expenses, including share-based compensation, are allocated to Refining LP based upon percentages determined by management to be reasonable and in line with the nature of an individual's roles and responsibilities. See Notes 15 ("Related Party Transactions") to our audited consolidated and combined financial statements as of and for the years ended December 31, 2012, 2011 and 2010 for further discussion of selling, general and administrative expenses incurred by CVR Energy and CRLLC and allocated to Refining LP. Property insurance costs, included in direct operating expenses (exclusive of depreciation and amortization), were allocated based upon specific segment valuations. Allocations related to share-based compensation are determined in accordance with SAB Topic 1-B. See Note 15 ("Related Party Transactions") for a detailed discussion of the basis for calculating the charges. If shared costs rise or the method by which shared costs are allocated changes, additional selling general and administrative expenses could be allocated to us, which could be material.

  Derivative Instruments and Fair Value of Financial Instruments

        We use futures contracts, options, and forward contracts primarily to reduce exposure to changes in crude oil prices, finished goods product prices and interest rates to provide economic hedges of inventory positions and anticipated interest payments on long-term debt. Although management considers these derivatives economic hedges, these derivative instruments do not qualify as hedges for hedge accounting purposes under ASC Topic 815, Derivatives and Hedging ("ASC 815"), and accordingly are recorded at fair value in the balance sheet. Changes in the fair value of these derivative instruments are recorded into earnings as a component of other income (expense) in the period of change. The estimated fair values of forward and swap contracts are based on quoted market prices and assumptions for the estimated forward yield curves of related commodities in periods when quoted market prices are unavailable. We recorded net gains (losses) from derivative instruments of $(20.0) million, $(285.6) million, $78.1 million and $(1.5) million for the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010, respectively.

  Share-Based Compensation

        We have been allocated non-cash share-based compensation expense from CVR Energy, CRLLC and Coffeyville Acquisition III LLC ("CALLC III"). CVR Energy, CRLLC and CALLC III account for share-based compensation in accordance with ASC 718 Compensation—Stock Compensation, or ASC 718, as well as guidance regarding the accounting for share-based compensation granted to employees of an equity method investee. In accordance with ASC 718, CVR Energy, CRLLC and CALLC III apply a fair-value based measurement method in accounting for share-based compensation. We recognize the costs of the share-based compensation incurred by CVR Energy, CRLLC and CALLC III on our behalf primarily in selling, general and administrative expenses (exclusive of depreciation and amortization), and a corresponding increase or decrease to partners' capital/divisional equity, as the costs are incurred on our behalf, following the guidance issued by the FASB regarding the accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, which require remeasurement at each reporting period through the performance commitment period, or in our case, through the vesting period. Costs are allocated by CVR Energy and CRLLC based upon the percentage of time a CVR Energy or CRLLC employee provides services to us. In the event an individual's roles and responsibilities change with respect to services provided to us, a reassessment is performed to determine if the allocation percentages should be adjusted. In accordance with the services agreement that we entered into in conjunction with the Refining IPO on January 23, 2013, we will not be responsible for the payment of cash related to any share-based compensation allocated to us by CVR Energy or CRLLC.

        The change of control and related Transaction Agreement in May 2012 triggered a modification to outstanding awards under the CVR Energy LTIP. Pursuant to the Transaction Agreement, all restricted shares outstanding were converted to restricted stock units and will be settled in cash upon the vesting date pursuant to the terms of the agreement. As a result of the modification, we were allocated additional share-based compensation of approximately $6.3 million. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest and costs will be allocated to us based upon the percentage of time a CVR Energy employee provides services to us as discussed above.

Quantitative and Qualitative Disclosures About Market Risk

        The risk inherent in our market risk sensitive instruments and positions is the potential loss from adverse changes in commodity prices and interest rates. None of our market risk sensitive instruments are held for trading. We are exposed to market pricing for all of the products sold in the future, as all our products are commodities.

        Our earnings and cash flows and estimates of future cash flows are sensitive to changes in energy prices. The prices of crude oil and refined products have fluctuated substantially in recent years. These prices depend on many factors, including the overall demand for crude oil and refined products, which in turn depends, among other factors, general economic conditions, the level of foreign and domestic production of crude oil and refined products, the availability of imports of crude oil and refined products, the marketing of alternative and competing fuels, the extent of government regulations and global market dynamics. The prices we receive for refined products are also affected by factors such as local market conditions and the level of operations of other refineries in our markets. The prices at which we can sell gasoline and other refined products are strongly influenced by the price of crude oil. Generally, an increase or decrease in the price of crude oil results in a corresponding increase or decrease in the price of gasoline and other refined products. The timing of the relative movement of the prices, however, can impact profit margins, which could significantly affect our earnings and cash flows.

  Commodity Price Risk

        Our business has exposure to market pricing for products sold in the future. In order to realize value from our processing capacity, a positive spread between the cost of raw materials and the value of finished products must be achieved (i.e., gross margin or crack spread). The physical commodities that comprise our raw materials and finished goods are typically bought and sold at a spot or index price that can be highly variable.

        We use a crude oil purchasing intermediary, Vitol, to purchase the majority of our non-gathered crude oil inventory for the Coffeyville refinery and, as of August 2012, our Wynnewood refinery, which allows us to take title to and price our crude oil at locations in close proximity to our refineries, as opposed to the crude oil origination point, reducing our risk associated with volatile commodity prices by shortening the commodity conversion cycle time. The commodity conversion cycle time refers to the time elapsed between raw material acquisition and the sale of finished goods. In addition, we seek to reduce the variability of commodity price exposure by engaging in hedging strategies and transactions that will serve to protect gross margins as forecasted in our annual operating plan. Accordingly, we use commodity derivative contracts to economically hedge future cash flows (i.e., gross margin or crack spreads) and product inventories. With regard to our hedging activities, we may enter into, or have entered into, derivative instruments which serve to:

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  lock in or fix a percentage of the anticipated or planned gross margin in future periods when the derivative market offers commodity spreads that generate positive cash flows;

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  hedge the value of inventories in excess of minimum required inventories; and

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  manage existing derivative positions related to change in anticipated operations and market conditions.

        Further, we intend to engage only in risk mitigating activities directly related to our businesses.

  Basis Risk

        The effectiveness of our derivative strategies is dependent upon the correlation of the price index utilized for the hedging activity and the cash or spot price of the physical commodity for which price risk is being mitigated. Basis risk is a term we use to define that relationship. Basis risk can exist due to several factors including time or location differences between the derivative instrument and the underlying physical commodity. Our selection of the appropriate index to utilize in a hedging strategy is a prime consideration in our basis risk exposure.

        Examples of our basis risk exposure are as follows:

        Time Basis—In entering over-the-counter swap agreements, the settlement price of the swap is typically the average price of the underlying commodity for a designated calendar period. This settlement price is based on the assumption that the underlying physical commodity will price ratably over the swap period. If the commodity does not move ratably over the periods, then weighted-average physical prices will be weighted differently than the swap price as a result of timing.

        Location Basis—In hedging NYMEX crack spreads, we experience location basis as the settlement of NYMEX refined products (related more to New York Harbor cash markets) which may be different than the prices of refined products in our Group 3 pricing area.

  Price and Basis Risk Management Activities

        In the event our inventories exceed our target base level of inventories, we may enter into commodity derivative contracts to manage our price exposure to our inventory positions that are in excess of our base level. Excess inventories are typically the result of plant operations, such as a turnaround or other plant maintenance.

        To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as specified in the swap) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. An example of our use of a basis swap is in the winter heating oil season. The risk associated with not hedging the basis when using NYMEX forward contracts to fix future margins is if the crack spread increases based on prices traded on NYMEX while Group 3 pricing remains flat or decreases then we would be in a position to lose money on the derivative position while not earning an offsetting additional margin on the physical position based on Group 3 pricing.

        From time to time, we also hold various NYMEX positions through a third-party clearing house. On December 31, 2012, we had the following open commodity derivative contracts whose unrealized gains and losses were included in gain (loss) on derivatives in the Combined Statements of Operations. At December 31, 2012, we were net short 50 WTI crude oil contracts and short 50 unleaded gasoline contracts. At December 31, 2012, our account balance maintained at the third-party clearing house totaled approximately $5.8 million, of which $5.0 million is reflected on the Consolidated Balance Sheet in cash and cash equivalents and $0.8 million is reflected in other current assets. Our NYMEX positions were in an unrealized loss position of approximately $0.8 million as of December 31, 2012. NYMEX transactions conducted throughout 2012 resulted in realized loss of approximately $10.9 million.

        In addition, we entered into several commodity swap contracts with effective periods beginning in January 2012. The physical volumes are not exchanged and these contracts are net settled with cash. The contract fair value of the commodity swaps is reflected on the Consolidated and Combined Balance Sheet with changes in fair value currently recognized in the Combined Statements of Operations. At March 31, 2013, we had over-the-counter commodity swaps consisting of 22.8 million barrels of crack spreads primarily to fix the margin on a portion of our future gasoline and distillate production. The fair value of the outstanding contracts at March 31, 2013 was a net unrealized loss of $34.1 million, comprised of both short-term and long-term unrealized gains and losses. A change of $1.00 per barrel in the fair value of the crack spread swaps would result in an increase or decrease in the related fair values of the commodity hedging instruments of $22.8 million.

BUSINESS

Overview

        We are an independent downstream energy company with refining and related logistics assets that operates in the mid-continent region. We are a petroleum refiner and own two of only seven refineries in the underserved Group 3 of the PADD II region of the United States. We own and operate a 115,000 bpd complex full coking medium-sour crude oil refinery in Coffeyville, Kansas and a 70,000 bpd medium complexity crude oil refinery in Wynnewood, Oklahoma capable of processing 20,000 bpd of light sour crude oils (within its 70,000 bpd capacity). In addition, we also control and operate supporting logistics assets including approximately 350 miles of owned pipelines, over 125 owned crude oil transports, a network of strategically located crude oil gathering tank farms, and over 6.0 million barrels of owned and leased crude oil storage capacity. The strategic location of our refineries, combined with our supporting logistics assets, provide us with a significant crude oil cost advantage relative to our competitors. Furthermore, our Coffeyville and Wynnewood refineries are located approximately 100 miles and 130 miles, respectively, from the crude oil hub at Cushing, Oklahoma, and have access to inland domestic and Canadian crude oils that are priced based on the price of WTI. For the year ended December 31, 2012 and the three months ended March 31, 2013 the crude oil consumed at the refineries was at a discount to the price of WTI of $2.26 per barrel and $4.98 per barrel, respectively.

        Our refineries' complexity allows us to optimize the yields (the percentage of refined product that is produced from crude oil and other feedstocks) of higher value transportation fuels (gasoline and diesel). Complexity is a measure of a refinery's ability to process lower quality crude oil in an economic manner. Our two refineries' capacity weighted average complexity is 11.5. As a result of key investments in our refining assets, our Coffeyville refinery's complexity increased to 12.9 in 2012 from 12.2 in 2010. Our Wynnewood refinery, which we acquired in December 2011, currently has a complexity of 9.3, and is capable of processing a variety of crudes, including West Texas sour, West Texas Intermediate, sweet and sour Canadian and U.S. Gulf Coast crudes. We expect to spend approximately $50.0 million on a hydrocracker project that will increase the conversion capability and the ULSD yield of the Wynnewood refinery. Our high complexity provides us the flexibility to increase our refining margin over comparable refiners with lower complexities.

        For the year ended December 31, 2012, our Coffeyville refinery's product yield included gasoline (mainly regular unleaded) (50%), diesel fuel (primarily ultra-low sulfur diesel) (42%), and pet coke and other refined products such as NGLs (propane and butane), slurry, sulfur and gas oil (8%). Our Wynnewood refinery's product yield included gasoline (51%), diesel fuel (primarily ultra-low sulfur diesel) (32%), asphalt (8%), jet fuel (5%) and other products (4%) (slurry, sulfur and gas oil, and specialty products such as propylene and solvents).

        We currently gather approximately 50,000 bpd of price-advantaged crudes from our gathering area, which includes Kansas, Nebraska, Oklahoma, Missouri and Texas. In aggregate, these crudes have been sourced at a discount to WTI because of our proximity to the sources of crude oil, existing logistics infrastructure and quality differences. We also have 35,000 bpd of contracted capacity on the Keystone and Spearhead pipelines that allow us to supply price-advantaged Canadian and Bakken crudes to our refineries.

        Since the beginning of 2011, WTI crude has priced at a considerable discount to the price of Brent. Other imported waterborne crude oils, and crude oil produced on-shore and off-shore in the Gulf Coast region are priced based on the price of Brent. This price advantage for the crudes that we refine is the result of increasing mid-continent domestic and Canadian crude oil production, decreasing North Sea production, economic transportation infrastructure limitations, and geopolitical factors. We expect WTI to continue to trade at a discount to Brent over the long term, but anticipate that this discount will vary over time. For example, the recent reversal of the Seaway crude oil pipeline to make it flow from Cushing to the Gulf Coast and the ongoing and planned capacity expansion of the pipeline will ameliorate some of the current transportation infrastructure limitations by increasing mid-continent producers' ability to transport crude oil to Gulf Coast refiners in an economic manner and may reduce the robust Brent-WTI price differential. Over time, continued increases in mid-continent domestic and Canadian crude oil production, ongoing infrastructure constraints that limit the amount of crude that can be transported through the more economic pipeline network as opposed to rail or truck and continuing decline in North Sea production should continue to support wider Brent-WTI price differentials.

        Our logistics businesses have grown substantially since 2005. We have grown our crude oil gathering system from 7,000 bpd in 2005 to approximately 50,000 bpd currently. The system is supported by approximately 350 miles of owned pipelines associated with our gathering operations, over 125 crude oil transports and associated storage facilities located along our pipelines and third-party pipelines for gathering crude oil purchased from independent crude oil producers in Kansas, Nebraska, Oklahoma, Missouri and Texas. We have a 145,000 bpd pipeline system that transports crude oil from our Broome Station tank farm to our Coffeyville refinery as well as a total of 6.0 million barrels of owned and leased crude oil storage capacity, including approximately 6% of the total crude oil storage capacity at Cushing. Crude oil is transported to our Wynnewood refinery via two separate third-party pipelines and received into storage tanks at terminals located at or near the refinery. Our crude oil gathering and pipeline systems provide us with price advantages relative to the price of WTI.

        For the fiscal years ended December 31, 2012, 2011 and 2010 and the three months ended March 31, 2013 and 2012, we generated net sales of $8.3 billion, $4.8 billion, $3.9 billion, $2.3 billion and $1.9 billion, respectively, and operating income of $993.9 million, $456.7 million, $103.2 million, $335.6 million and $128.6 million, respectively.

Our History

        Our Coffeyville refining business was operated as a small component of Farmland Industries, Inc. ("Farmland") until March 3, 2004, the date on which CRLLC completed the acquisition of these assets and the adjacent nitrogen fertilizer plant now operated by CVR Partners through a bankruptcy court auction.

        On June 24, 2005, our Coffeyville refinery and related businesses (as well as the adjacent nitrogen fertilizer plant now operated by CVR Partners), were acquired by Coffeyville Acquisition LLC ("CALLC"), a newly formed entity principally owned by funds affiliated with Goldman, Sachs & Co. and Kelso & Company.

        On October 26, 2007, CVR Energy completed its initial public offering and its common stock was listed on the NYSE under the symbol "CVI." CVR Energy was formed as a wholly-owned subsidiary of CALLC in September 2006 in order to complete the initial public offering of the businesses acquired by CALLC. At the time of its initial public offering, CVR Energy operated our business and indirectly owned all of the limited partner interests in CVR Partners. In April 2011, CVR Partners completed its initial public offering. CVR Partners' common units were listed on the NYSE under the symbol "UAN."

        On December 15, 2011, CRLLC acquired all of the issued and outstanding shares of Wynnewood Energy Company, LLC ("WEC") for $593.4 million, consisting of an initial cash payment of $525.0 million, capital expenditure adjustments of $1.8 million and $66.6 million for working capital. The assets acquired included a 70,000 bpd refinery in Wynnewood, Oklahoma and approximately 2.0 million barrels of storage tanks.

        In May 2012, affiliates of Icahn Enterprises acquired a majority of CVR Energy's common stock. Icahn Enterprises and its affiliates owned approximately 82% of CVR Energy's common stock as of December 31, 2012.

        Refining LP and Refining LLC were formed by CVR Energy in September 2012 in order to own and operate petroleum and auxiliary businesses as a limited partnership. In preparation for the Refining IPO, CRLLC contributed its refineries and logistics assets to Refining LLC in October 2012, and CVR Refining Holdings, a subsidiary of CRLLC, contributed Refining LLC to Refining LP on December 31, 2012.

        On January 23, 2013, Refining LP completed the Refining IPO. Refining LP sold 24,000,000 common units at a price of $25.00 per common unit, resulting in gross proceeds to us of $600.0 million. Of the common units issued, 4,000,000 units were purchased by an affiliate of Icahn Enterprises. Additionally, on January 30, 2013, the underwriters closed their option to purchase an additional 3,600,000 common units at a price of $25.00 per common unit, resulting in gross proceeds to Refining LP of $90.0 million. The common units, which are listed on the NYSE, began trading on January 17, 2013 under the symbol "CVRR." In connection with the Refining IPO, Refining LP paid approximately $32.5 million in underwriting fees and incurred approximately $3.9 million of other offering costs.

Organizational Structure and Related Ownership

        The following chart illustrates our organizational structure and the organizational structure of Refining LP as of the date of this prospectus.(1)

(1)
The organizational structure gives effect to the closing of the recent Refining LP offering and recent CVR Partners offering and the sale of Refining LP units to Icahn Enterprises.

Crude and Feedstock Supply

        Our Coffeyville refinery has the capability to process blends of a variety of crude oil ranging from heavy sour to light sweet crude oil. Currently, our Coffeyville refinery crude oil slate consists of a blend of mid-continent domestic grades, various Canadian medium and heavy sours and sweet synthetics. The May 2012 reversal of the Seaway Pipeline that now flows from Cushing, Oklahoma to the U.S. Gulf Coast has eliminated our ability to source foreign waterborne crude, as well as deep water U.S. Gulf of Mexico produced sweet and sour crude oil grades. While crude oil has constituted over 90% of our Coffeyville refinery's total throughput over the last five years, other feedstock inputs include normal butane, natural gasoline, alkylation feeds, naphtha, gas oil and vacuum tower bottoms.

        Our Wynnewood refinery has the capability to process blends of a variety of crude oil ranging from medium sour to light sweet crude oil, although isobutane, gasoline components, and normal butane are also typically used. Historically most of the Wynnewood refinery's crude oil has been acquired domestically, mainly from Texas and Oklahoma.

        Crude oil is supplied to our refineries through our wholly-owned gathering system and by pipeline. We have continued to increase the number of barrels of crude oil supplied through our crude oil gathering system in 2012 and it now has the capacity of supplying approximately 50,000 bpd of crude oil to our refineries. For the year ended December 31, 2012, the gathering system supplied approximately 36% of the Coffeyville refinery's crude oil demand and 12% of the Wynnewood refinery's crude oil demand, respectively. Locally produced crude oils are delivered to our refineries at a discount to WTI, and although slightly heavier and more sour, offer good economics to our refineries. These crude oils are light and sweet enough to allow us to blend higher percentages of lower cost crude oils such as heavy sour Canadian crude oil while maintaining our target medium sour blend with an API gravity of between 28 and 36 degrees and between 0.9% and 1.2% sulfur. Crude oils sourced outside of our proprietary gathering system are delivered to Cushing, Oklahoma by various pipelines, including the Basin, Keystone and Spearhead pipelines, and subsequently to our Broome Station tank farm via the Plains pipeline. From the Broome Station tank farm, crude oil is delivered to our Coffeyville refinery via our own 145,000 bpd pipeline system. Crude oils are delivered to the Wynnewood refinery by two separate pipelines, and received into storage tanks at terminals located at or near the refinery.

        For the year ended December 31, 2012, our Coffeyville refinery's crude oil supply blend was comprised of approximately 80% light sweet crude oil, 5% light/medium sour crude oil and 15% heavy sour crude oil. For the year ended December 31, 2012, our Wynnewood refinery's crude oil supply blend was comprised of approximately 71% sweet crude oil and 29% light/medium sour crude oil. The light sweet crude oil supply blend includes our locally gathered crude oil.

        The Coffeyville refinery is connected to the mid-continent natural gas liquids commercial hub of Conway, Kansas by the inbound Enterprise Pipeline Blue Line. Natural gas liquids feedstock supplies such as butanes and natural gasoline are sourced and delivered directly into the refinery. In addition, Coffeyville's proximity to Conway provides access to the natural gas liquid and liquid petroleum gas ("LPG") fractionation and storage capabilities as well as the commercial markets available at Conway.

        The outbound Enterprise Pipeline Red Line provides Coffeyville with access to the NuStar Refined Products Pipeline system. This allows gasoline and ULSD product sales from Kansas up into North Dakota.

Crude Oil Supply Agreement

        In August 2012, we entered into the Vitol Agreement with Vitol. The Vitol Agreement amends and restates the Crude Oil Supply Agreement between us and Vitol dated March 30, 2011, as amended. Under the agreement, Vitol supplies us with crude oil and intermediation logistics, which helps us to reduce our inventory position and mitigate crude oil pricing risk.

        The Vitol Agreement has an initial term commencing August 31, 2012 and extending through December 31, 2014. Following the initial term, the Vitol Agreement will automatically renew for successive one-year terms unless either party provides the other with notice of nonrenewal at least 180 days prior to expiration of the initial Term or any renewal term.

Refining Process

        Coffeyville Refinery.    Our Coffeyville refinery is a 115,000 bpd facility with operations including fractionation, catalytic cracking, hydrotreating, reforming, coking, isomerization, alkylation, sulfur recovery and propane and butane recovery. Our Coffeyville refinery benefits from significant refining unit redundancies, which include two crude oil distillation and vacuum towers, three sulfur recovery units and four hydrotreating units. These redundancies allow us to continue to receive and process crude oil even if one tower requires unplanned maintenance without having to shut down the entire refinery in the case of a major unit turnaround. In addition, our Coffeyville refinery has a redundant supply of hydrogen pursuant to our feedstock and shared services agreement with CVR Partners. During the year ended December 31, 2012, our Coffeyville refinery processed approximately 114,800 bpd of crude oil and 8,400 bpd of feedstocks and blendstocks. These throughput rates for 2012 reflect the effect of Crude Unit #2 being down for turnaround for 24 days during the first quarter of 2012. Our Coffeyville refinery has the capability to process blends of a variety of crude oil ranging from heavy sour to light sweet crude oil into products such as gasoline, diesel, kerosene, propane, butane, sulfur, heavy oil and petroleum coke.

        Wynnewood Refinery.    Our Wynnewood refinery is a 70,000 bpd facility with operations including fractionation, cracking, hydrotreating, hydrocracking, reforming, solvent deasphalting, alkylation, sulfur recovery and propane and butane recovery. Similar to our Coffeyville refinery, our Wynnewood refinery benefits from unit redundancies, including two crude oil distillation and vacuum towers and four hydrotreating units. Our Wynnewood refinery has the capability to process blends of a variety of crude oil ranging from medium sour to light sweet crude oil (although isobutane, gasoline components, and normal butane are also typically used) into products such as gasoline, jet fuel, including Jet A and military jet ("JP8"), kerosene, propane, butane, propylene, sulfur, solvents, heavy oil and asphalt. During the year ended December 31, 2012, our Wynnewood refinery processed approximately 54,600 bpd and 2,400 bpd of crude oil and feedstocks and blendstocks, respectively. Throughput rates for 2012 reflect the negative impact of the major scheduled turnaround completed in the fourth quarter.

Marketing and Distribution

        We focus our Coffeyville petroleum product marketing efforts in the central mid-continent area, because of its relative proximity to the refinery and pipeline access. Coffeyville also has access to the Rocky Mountain area. Coffeyville engages in rack marketing, which is the supply of product through tanker trucks directly to customers located in close geographic proximity to the refinery and to customers at throughput terminals on the refined products distribution systems of Magellan and NuStar. Coffeyville also makes bulk sales (sales into third-party pipelines) into the mid-continent markets and other destinations utilizing the product pipeline networks owned by Magellan, Enterprise and NuStar.

        The Wynnewood refinery ships its finished product via pipeline, rail car, and truck. It focuses its efforts in the southern portion of the Magellan system which covers all of Oklahoma, parts of Arkansas as well as eastern Missouri, and all other Magellan terminals. The pipeline system is also able to flow in the opposite direction, providing access to Texas markets as well as some adjoining states with pipeline connections. Wynnewood also sells jet fuel to the U.S. Department of Defense via its segregated truck rack and can offer asphalts, solvents and other specialty products via both truck and rail.

Customers

        Customers for our refined products primarily include retailers, railroads and farm cooperatives and other refiners/marketers in Group 3 of the PADD II region because of their relative proximity to our refineries and pipeline access. We sell bulk products to long-standing customers at spot market prices based on a Group 3 basis differential to prices quoted on the NYMEX, which are reported by industry market related indices such as Platts and Oil Price Information Service.

        We also have a rack marketing business supplying product through tanker trucks directly to customers located in proximity to our Coffeyville and Wynnewood refineries, as well as to customers located at throughput terminals on refined products distribution systems run by Magellan and NuStar. Rack sales are at posted prices that are influenced by competitor pricing and Group 3 spot market differentials. Additionally, our Wynnewood refinery supplies jet fuel to the U.S. Department of Defense. In addition, our Coffeyville refinery sells a by-product of its refining operations, petroleum coke, to an affiliate, CVR Partners, pursuant to a multi-year agreement. For the year ended December 31, 2012, our two largest customers accounted for approximately 10% and 9% of our sales and approximately 48% of our sales were made to our ten largest customers.

Competition

        We compete primarily on the basis of price, reliability of supply, availability of multiple grades of products and location. The principal competitive factors affecting our refining operations are cost of crude oil and other feedstock costs, refinery complexity, refinery efficiency, refinery product mix and product distribution and transportation costs. The location of our refineries provides us with a reliable supply of crude oil and a transportation cost advantage over our competitors. We primarily compete against five refineries operated in the mid-continent region. In addition to these refineries, we compete against trading companies, as well as other refineries located outside the region that are linked to the mid-continent market through an extensive product pipeline system. These competitors include refineries located near the Gulf Coast and the Texas panhandle region. Our competition also includes branded, integrated and independent oil refining companies, such as Phillips 66, HollyFrontier, NCRA, Valero, Flint Hills Resources, and CHS.

Seasonality

        Our business experiences seasonal effects as demand for gasoline products is generally higher during the summer months than during the winter months due to seasonal increases in highway traffic and road construction work. Demand for diesel fuel is higher during the planting and harvesting seasons. As a result, our results of operations for the first and fourth calendar quarters are generally lower than for those for the second and third calendar quarters. In addition, unseasonably cool weather in the summer months and/or unseasonably warm weather in the winter months in the markets in which we sell our petroleum products can impact the demand for gasoline and diesel fuel. The demand for asphalt is also seasonal and is generally higher during the months of March through October.

Environmental Matters

        Our businesses are subject to extensive and frequently changing federal, state and local, environmental and health and safety laws and regulations governing the emission and release of hazardous substances into the environment, the treatment and discharge of waste water, the storage, handling, use and transportation of petroleum products, and the characteristics and composition of gasoline and diesel fuels. These laws and regulations, their underlying regulatory requirements and the enforcement thereof impact our business and operations by imposing:

  •
  restrictions on operations or the need to install enhanced or additional controls;

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  the need to obtain and comply with permits, licenses and authorizations;

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  requirements for the investigation and remediation of contaminated soil and groundwater at current and former facilities (if any) and liability for off-site waste disposal locations; and

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  specifications for the products marketed by us, primarily gasoline and diesel fuel.

        Our operations require numerous permits, licenses and authorizations. Failure to comply with these permits or environmental laws and regulations could result in fines, penalties or other sanctions or a revocation of our permits. In addition, the laws and regulations to which we are subject are often evolving and many of them have become more stringent or have become subject to more stringent interpretation or enforcement by federal or state agencies. The ultimate impact on our business of complying with evolving laws and regulations is not always clearly known or determinable due in part to the fact that our operations may change over time and certain implementing regulations for laws, such as the federal Clean Air Act, have not yet been finalized, are under governmental or judicial review or are being revised. These laws and regulations could result in increased capital, operating and compliance costs.

        The principal environmental risks associated with our businesses are outlined below.

  The Federal Clean Air Act

        The federal Clean Air Act and its implementing regulations, as well as the corresponding state laws and regulations that regulate emissions of pollutants into the air, affect our operations both directly and indirectly. Direct impacts may occur through the federal Clean Air Act's permitting requirements and/or emission control requirements relating to specific air pollutants, as well as the requirement to maintain a risk management program to help prevent accidental releases of certain regulated substances. The federal Clean Air Act indirectly affects our operations by extensively regulating the air emissions of SO2, volatile organic compounds, nitrogen oxides and other substances, including those emitted by mobile sources, which are direct or indirect users of our products.

        Some or all of the standards promulgated pursuant to the federal Clean Air Act, or any future promulgations of standards, may require the installation of controls or changes to our operations in order to comply. If new controls or changes to operations are needed, the costs could be material. These new requirements, other requirements of the federal Clean Air Act, or other presently existing or future environmental regulations could cause us to expend substantial amounts to comply and/or permit our facilities to produce products that meet applicable requirements.

        The regulation of air emissions under the federal Clean Air Act requires that we obtain various construction and operating permits and incur capital expenditures for the installation of certain air pollution control devices at our petroleum operations when regulations change or we add new equipment or modify our existing equipment. Various regulations specific to our operations have been implemented, such as National Emission Standard for Hazardous Air Pollutants, New Source Performance Standards and New Source Review/Prevention of Significant Deterioration ("NSR"). We have incurred, and expect to continue to have to make substantial capital expenditures to attain or maintain compliance with these and other air emission regulations that have been promulgated or may be promulgated or revised in the future.

        On September 12, 2012, the EPA published in the Federal Register final revisions to its New Source Performance Standards for process heaters and flares at petroleum refineries. The EPA originally issued final standards in June 2008, but the portions of the rule relating to process heaters and flares were stayed pending reconsideration of certain provisions. The final standards regulate emissions of nitrogen oxide from process heaters and emissions of sulfur dioxide from flares, as well as require certain work practice and monitoring standards for flares. We are reviewing the rule and will make any required capital expenditure necessary to comply with the new requirements. We do not believe that the costs of complying with the rule will be material.

        On August 14, 2012, the EPA sent both the Wynnewood and Coffeyville refineries letters regarding the EPA's recently issued enforcement alert entitled EPA Enforcement Targets Flaring Efficiency Violations signaling the agency's intention to begin a national enforcement program to conduct compliance evaluations and take enforcement actions against petroleum refining companies that operate flares that are not in compliance with standards articulated in the Enforcement Alert. The Enforcement Alert identified new standards that refiners are required to meet for combustion efficiency. The EPA has already commenced enforcement against several refining companies and we understand that other settlement negotiations are underway. Because the EPA has not specifically told us that our operations are not in compliance, we cannot say with certainty whether or when we may become an enforcement target under this new initiative.

        In March 2004, CRRM and Coffeyville Resources Terminal, LLC ("CRT"), two of our subsidiaries, entered into a Consent Decree (the "2004 Consent Decree") with the EPA and the KDHE to resolve air compliance concerns raised by the EPA and KDHE related to Farmland Industries Inc.'s prior ownership and operation of the Coffeyville crude oil refinery and the now-closed Phillipsburg terminal facilities. Under the 2004 Consent Decree, CRRM agreed to install controls to reduce emissions of sulfur dioxide, nitrogen oxides and particulate matter from its FCCU by January 1, 2011. In addition, pursuant to the 2004 Consent Decree, CRRM and CRT assumed clean-up obligations at the Coffeyville refinery and the now-closed Phillipsburg terminal facilities.

        In March 2012, CRRM entered into a second consent decree (the "Second Consent Decree") with the EPA, which replaces the 2004 Consent Decree, as amended (other than certain financial assurance provisions associated with corrective action at the refinery and terminal under the RCRA. The Second Consent Decree gives CRRM more time to install the FCCU controls from the 2004 Consent Decree and expands the scope of the settlement so that it is now considered a "global settlement" under the EPA's "National Petroleum Refining Initiative." Under the National Petroleum Refining Initiative, the EPA identified industry-wide non-compliance with four "marquee" issues under the Clean Air Act: New Source Review, Flaring, Leak Detection and Repair, and Benzene Waste Operations NESHAP. The National Petroleum Refining Initiative has resulted in most U.S. refineries (representing more than 90% of the US refining capacity) entering into consent decrees imposing civil penalties and requiring the installation of pollution control equipment and enhanced operating procedures. The EPA has indicated that it will seek to have all refiners enter into "global settlements" pertaining to all "marquee" issues. Under the Second Consent Decree, CRRM was required to pay a civil penalty of approximately $0.7 million and is required to complete the installation of FCCU controls required under the 2004 Consent Decree, add controls to certain heaters and boilers and enhance certain work practices relating to wastewater and fugitive emissions. The remaining costs of complying with the Second Consent Decree are expected to be approximately $41.0 million, of which approximately $39.0 million is expected to be capital expenditures. CRRM also agreed to complete a voluntary environmental project that will reduce air emissions and conserve water at an estimated cost of approximately $1.2 million. The incremental capital expenditures associated with the Second Consent Decree would not be material and will be limited primarily to the retrofit and replacement of heaters and boilers over a five to seven year timeframe. The Second Consent Decree was entered by the U.S. District Court for the District of Kansas on April 19, 2012.

        Wynnewood Refining Company, LLC ("WRC") has not entered into a global settlement with the EPA and the Oklahoma Department of Environmental Quality ("ODEQ") under the National Petroleum Refining Initiative, although it had discussions with the EPA and ODEQ about doing so. Instead, WRC entered into the Wynnewood Consent Order with ODEQ in August 2011. The Wynnewood Consent Order addresses some, but not all, of the traditional marquee issues under the National Petroleum Refining Initiative and addresses certain historic Clean Air Act compliance issues that are generally beyond the scope of a traditional global settlement. Under the Wynnewood Consent Order, WRC paid a civil penalty of $950,000, and agreed to install certain controls, enhance certain compliance programs, and undertake additional testing and auditing. A substantial portion of the costs of complying with the Wynnewood Consent Order were expended during the last turnaround. The remaining costs are expected to be approximately $2.0 million. In consideration for entering into the Wynnewood Consent Order, WRC received a release from liability from ODEQ for the matters described in the ODEQ order.

        On September 23, 2011, the United States Department of Justice ("DOJ"), acting on behalf of the EPA and the United States Coast Guard, filed suit against CRRM in the United States District Court for the District of Kansas seeking recovery from CRRM related to alleged non-compliance with the Clean Air Act's Risk Management Program ("RMP"), the Clean Water Act ("CWA") and the Oil Pollution Act ("OPA") (in addition to other matters described below, (see "—Environmental Remediation"). DOJ's CWA and OPA claims related to a flood and oil spill at the refinery that occurred on June 30/July 1, 2007. CRRM has reached an agreement with the DOJ to resolve the DOJ's claims under the CWA and OPA. The agreement is memorialized in a Consent Decree that was approved by the Court in 2013 (the "2013 Consent Decree"). In connection with the 2013 Consent Decree, CRRM paid a civil penalty in the amount of $0.6 million for CWA violations and reimbursed the Coast Guard for oversight costs under OPA in the amount of $1.7 million for clean-up costs after a July 2007 crude oil discharge from the Coffeyville refinery as a result of flooding of the Verdigris River. The 2013 Consent Decree also requires CRRM to make upgrades to the Coffeyville refinery, including flood control measures, the installation of river modeling and monitoring procedures, the implementation of a wet weather plan and training employees on proper shutdown procedures during a flood. The parties also reached an agreement to settle DOJ's RMP claims, but DOJ has re-opened the negotiations. Any liability to DOJ related to the RMP claims is not expected to be material.

        Both the Wynnewood refinery and the Coffeyville refinery's Clean Air Act Title V operating permits have expired, and have not yet been re-issued. Both refineries submitted an application for renewal and currently operate under a permit shield, which authorizes permittees who timely submit their renewal application, to continue operations until the permit is re-issued. The permit renewal process has begun, and capital costs or expenses, if any, related to changes to these permits are not known yet, but are not expected to be material.

  The Federal Clean Water Act

        The federal Clean Water Act and its implementing regulations, as well as the corresponding state laws and regulations that regulate the discharge of pollutants into the water, affect our operations. Direct impacts occur through the federal Clean Water Act's permitting requirements, which establish discharge limitations based on technology standards, water quality standards, and restrictions on the total maximum daily load ("TMDL") of pollutants that may be released to a particular water body based on its use. In addition, water resources are becoming and in the future may become scarcer, and many refiners, including CRRM and WRC, are subject to restrictions on their ability to use water in the event of low availability conditions. Both CRRM and WRC have contracts in place to receive additional water during low-flow conditions, but these conditions could change over time if water becomes scarce.

        The Wynnewood refinery's OPDES permit has expired. The refinery currently operates under a permit shield, which authorizes permittees who timely submit their renewal application to continue discharging under an expired permit until the permitting authority re-issues the permit. Capital costs or expenses related to changes to this permit, if any, are not expected to be material.

        WRC has entered into a series of Clean Water Act consent orders with ODEQ. The latest Consent Order (the "CWA Consent Order"), which supersedes other consent orders, became effective in September 2011. The CWA Consent Order addresses alleged non-compliance by WRC with its OPDES permit limits. The CWA Consent Order requires WRC to take corrective action steps, including undertaking studies to determine whether the Wynnewood refinery's wastewater treatment plant capacity is sufficient. The Wynnewood refinery may need to install additional controls or make operational changes to satisfy the requirements of the CWA Consent Order. The cost of additional controls, if any, cannot be predicted at this time. However, based on our experience with wastewater treatment and controls, we do not anticipate that the costs of any required additional controls or operational changes would be material.

  Release Reporting

        The release of hazardous substances or extremely hazardous substances into the environment is subject to release reporting requirements under federal and state environmental laws. Our facilities periodically experience releases of hazardous substances and extremely hazardous substances. Our refineries periodically have excess emission events from flaring and other planned and unplanned start up, shutdown and malfunction events. From time to time, the EPA has conducted inspections and issued information requests to us with respect to our compliance with reporting requirements under CERCLA and the Emergency Planning and Community Right-to-Know Act ("EPCRA"). If we fail to timely or properly report a release, or if the release violates the law or our permits, it could cause us to become the subject of a governmental enforcement action or third-party claims. Government enforcement or third-party claims relating to releases of hazardous or extremely hazardous substances could result in significant expenditures and liability.

  Fuel Regulations

        Tier II, Low Sulfur Fuels.    In February 2000, the EPA promulgated the Tier II Motor Vehicle Emission Standards Final Rule for all passenger vehicles, establishing standards for sulfur content in gasoline that were required to be met by 2006. In addition, in January 2001, the EPA promulgated its on-road diesel regulations, which required a 97% reduction in the sulfur content of diesel fuel sold for highway use by June 1, 2006, with full compliance by January 1, 2010. Our refineries are in compliance with the EPA's low sulfur gasoline and diesel fuel standards.

        Tier III.    The EPA is expected to propose "Tier 3" gasoline sulfur standards in 2013. If the EPA were to propose a standard at the level currently being discussed in the pre-proposal phase by the EPA, CRRM will need to make capital expenditures to install controls in order to meet the anticipated new standard. It is not anticipated that the Wynnewood refinery will require additional controls or capital expenditures to meet the anticipated new standard. We believe that the costs associated with the EPA's proposed Tier III rule will not be material.

        Mobile Source Air Toxic II Emissions.    In 2007, the EPA promulgated the Mobile Source Air Toxic II ("MSAT II") rule that requires the reduction of benzene in gasoline by 2011. CRRM and WRC were each considered to be "small refiners" under the MSAT II rule and compliance with the rule is extended until 2015 for small refiners. However, the change in control of CVR Energy resulting from the Icahn Enterprises acquisition in 2012 triggered the loss of small refiner status. Accordingly, the MSAT II projects have been accelerated by three months. Capital expenditures to comply with the rule are expected to be approximately $59.0 million for CRRM and $94.0 million for WRC.

        Renewable Fuel Standards.    In 2007, the EPA promulgated the Renewable Fuel Standard ("RFS"), which requires refiners to blend "renewable fuels" in with their transportation fuels or purchase renewable energy credits, known as RINs in lieu of blending. The EPA is required to determine and publish the applicable annual renewable fuel percentage standards for each compliance year by November 30 of the prior year. The percentage standards represent the ratio of renewable fuel volume to gasoline and diesel volume. In 2012, about 9% of all fuel used was required to be "renewable fuel." About 9.6% of all transportation fuel is required to be "renewable fuel" in 2013. Due to mandates in the RFS requiring increasing volumes of renewable fuels to replace petroleum products in the U.S. motor fuel market, there may be a decrease in demand for petroleum products. Our petroleum business currently purchases RINs for some fuel categories on the open market as well as waiver credits for cellulosic biofuels from the EPA, in order to comply with RFS. Beginning in 2011, the Coffeyville refinery was required to blend renewable fuels into its gasoline and diesel fuel or purchase RINs in lieu of blending. The Wynnewood refinery is required to comply beginning in 2013. In the future, our petroleum business likely will be required to purchase additional RINs on the open market or waiver credits from the EPA to comply with RFS. Recently the price of RINs has been extremely volatile with pricing increases. We cannot predict the future prices of RINs or waiver credits, but the costs to obtain the necessary number of RINs and waiver credits could likely be material. Additionally, the Coffeyville and Wynnewood refineries may be impacted by increased operating expenses and production costs to meet the mandated renewable fuel volumes to the extent that these increased costs cannot be passed on to the consumers.

  Greenhouse Gas Emissions

        Various regulatory and legislative measures to address greenhouse gas emissions (including CO2), methane and nitrous oxides) are in different phases of implementation or discussion. In the aftermath of its 2009 "endangerment finding" that greenhouse gas emissions pose a threat to human health and welfare, the EPA has begun to regulate greenhouse gas emissions under the authority granted to it under the federal Clean Air Act.

        In October 2009, the EPA finalized a rule requiring certain large emitters of greenhouse gases to inventory and report their greenhouse gas emissions to the EPA. In accordance with the rule, we have begun monitoring and reporting our greenhouse gas emissions at our Coffeyville and Wynnewood refineries and are reporting the emissions to the EPA. In May 2010, the EPA finalized the "Greenhouse Gas Tailoring Rule," which established new greenhouse gas emissions thresholds that determine when stationary sources, such as our refineries, must obtain permits under the PSD and Title V programs of the federal Clean Air Act. In cases where a new source is constructed or an existing major source undergoes a major modification, the facility is required to undergo PSD review and to evaluate and implement or install BACT for its greenhouse gas emissions. Phase-in permit requirements began for the largest stationary sources in 2011. A major modification resulting in a significant expansion of production and a significant increase in greenhouse gas emissions at the nitrogen fertilizer plant or the refineries may require the installation of BACT as part of the permitting process.

        In the meantime, in December 2010, the EPA reached a settlement agreement with numerous parties under which it agreed to promulgate NSPS to regulate greenhouse gas emissions from petroleum refineries. The EPA may propose the NSPS in 2013.

        During a State of the Union address in February 2013, President Obama indicated that the United States would take action to address climate change. At the federal legislative level, this could mean Congressional passage of legislation adopting some form of federal mandatory greenhouse gas emission reduction, such as a nationwide cap-and-trade program. It is also possible that Congress may pass alternative climate change bills that do not mandate a nationwide cap-and-trade program and instead focus on promoting renewable energy and energy efficiency.

        In addition to potential federal legislation, a number of states have adopted regional greenhouse gas initiatives to reduce CO2 and other greenhouse gas emissions. In 2007, a group of Midwestern states, including Kansas (where our Coffeyville refinery is located), formed the Midwestern Greenhouse Gas Reduction Accord, which calls for the development of a cap-and-trade system to control greenhouse gas emissions and for the inventory of such emissions. However, the individual states that have signed on to the accord must adopt laws or regulations implementing the trading scheme before it becomes effective, and it is unclear whether Kansas still intends to do so.

        Alternatively, the EPA may take further steps to regulate greenhouse gas emissions. The implementation of EPA regulations will result in increased costs to (i) operate and maintain our facilities, (ii) install new emission controls on our facilities and (iii) administer and manage any greenhouse gas emissions program. Increased costs associated with compliance with any current or future legislation or regulation of greenhouse gas emissions, if it occurs, may have a material adverse effect on our results of operations, financial condition and cash flows.

        In addition, climate change legislation and regulations may result in increased costs not only for our business but also users of our refined products, thereby potentially decreasing demand for our products. Decreased demand for our products may have a material adverse effect on our results of operations, financial condition and cash flows.

  RCRA

        Our operations are subject to the RCRA requirements for the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. When feasible, RCRA-regulated materials are recycled instead of being disposed of on-site or off-site. RCRA establishes standards for the management of solid and hazardous wastes. Besides governing current waste disposal practices, RCRA also addresses the environmental effects of certain past waste disposal practices, the recycling of wastes and the regulation of underground storage tanks containing regulated substances.

        Waste Management.    There are two closed hazardous waste units at the Coffeyville refinery and eight other hazardous waste units in the process of being closed pending state agency approval. There is one closed hazardous waste unit and one active hazardous waste storage tank at the Wynnewood refinery. In addition, one closed interim status hazardous waste land farm located at the now-closed Phillipsburg terminal is under long-term post closure care.

        Impacts of Past Manufacturing.    The 2004 Consent Decree that CRRM signed with the EPA and KDHE required us to assume two RCRA corrective action orders issued to Farmland, the prior owner of the Coffeyville refinery. We are subject to a 1994 EPA administrative order related to investigation of possible past releases of hazardous materials to the environment at the Coffeyville refinery. In accordance with the order, we have documented existing soil and groundwater conditions, which require investigation or remediation projects. The now-closed Phillipsburg terminal is subject to a 1996 EPA administrative order related to investigation of releases of hazardous materials to the environment at the Phillipsburg terminal, which operated as a refinery until 1991. Remediation at both sites, if necessary, will be based on the results of the investigations. The Wynnewood refinery operates under a RCRA permit. A RCRA facility investigation has been completed in accordance with the terms of the permit. Based on the facility investigation and other available information, the ODEQ has required further investigations of groundwater conditions. Remediation, if necessary, will be based upon the results of further investigation.

        The anticipated investigation and remediation costs through 2016 were estimated, as of December 31, 2012, to be as follows:

Facility	Site Investigation Costs	Capital Costs	Total Operation & Maintenance Costs Through 2016	Total Estimated Costs Through 2016
	(in millions)
Coffeyville Refinery	$0.5	$—	$0.8	$1.3
Phillipsburg Terminal	1.0	—	1.2	2.2
Wynnewood Refinery	—	—	0.3	0.3

Total Estimated Costs	$1.5	$—	$2.3	$3.8

        These estimates are based on current information and could increase or decrease as additional information becomes available through our ongoing remediation and investigation activities. At this point, we have estimated that, over ten years starting in 2013, we will spend approximately $4.9 million to remedy impacts from past manufacturing activity at the Coffeyville refinery and to address existing soil and groundwater contamination at the now-closed Phillipsburg terminal and Wynnewood refinery. It is possible that additional costs will be required after this ten year period. We spent approximately $0.4 million in 2012 associated with related remediation.

  Financial Assurance

        We are required under the 2004 Consent Decree to establish financial assurance to secure the projected clean-up costs posed by the Coffeyville and the now-closed Phillipsburg facilities in the event we fail to fulfill our clean-up obligations. In accordance with the 2004 Consent Decree as modified by a 2010 agreement between CRRM, CRT, the EPA and the KDHE, this financial assurance is currently provided by a bond in the amount of $4.8 million for clean-up obligations at the Phillipsburg terminal and additional self-funded financial assurance of approximately $1.8 million and $2.2 million for clean-up obligations at the Coffeyville refinery and Phillipsburg terminal, respectively. The $4.8 million bond amount is reduced each year based on actual expenditures and corrective actions and the self-funded mechanisms are re-evaluated and adjusted on an annual basis. Current RCRA financial assurance requirements for the Wynnewood refinery total $0.3 million for hazardous waste storage tank closure and post-closure monitoring of a closed storm water retention pond.

  Environmental Remediation

        Under the CERCLA, RCRA, and related state laws, certain persons may be liable for the release or threatened release of hazardous substances. These persons include the current owner or operator of property where a release or threatened release occurred, any persons who owned or operated the property when the release occurred, and any persons who disposed of, or arranged for the transportation or disposal of, hazardous substances at a contaminated property. Liability under CERCLA is strict, and under certain circumstances, joint and several, so that any responsible party may be held liable for the entire cost of investigating and remediating the release of hazardous substances. Similarly, the OPA generally subjects owners and operators of facilities to strict, joint and several liability for all containment and clean-up costs, natural resource damages, and potential governmental oversight costs arising from oil spills into the waters of the United States.

        On September 23, 2011, the DOJ, acting on behalf of the EPA and the United States Coast Guard, filed suit against CRRM in the United States District Court for the District of Kansas related to a flood and oil spill that occurred at the refinery on June 30/July 1, 2007. The DOJ was seeking recovery of governmental oversight costs under the OPA and a civil penalty under the CWA (as amended by the OPA). DOJ also asserted unrelated claims under the Clean Air Act's Risk

Management Program. CRRM has reached a settlement with DOJ resolving its claims under CWA and OPA, which has been memorialized in the 2013 Consent Decree. See "—The Federal Clean Air Act" above.

        As is the case with all companies engaged in similar industries, we face potential exposure from future claims and lawsuits involving environmental matters, including soil and water contamination, personal injury or property damage allegedly caused by crude oil or hazardous substances that we manufactured, handled, used, stored, transported, spilled, disposed of or released. We cannot assure you that we will not become involved in future proceedings related to our release of hazardous or extremely hazardous substances or crude oil or that, if we were held responsible for damages in any existing or future proceedings, such costs would be covered by insurance or would not be material.

  Environmental Insurance

        We are covered by CVR Energy's premises pollution liability insurance policies with an aggregate limit of $50.0 million per pollution condition, subject to a self-insured retention of $5.0 million. The policies include business interruption coverage, subject to a 10-day waiting period deductible. This insurance expires on July 1, 2013. The policies insure specific covered locations, including our refineries. The policies insure (i) claims, remediation costs, and associated legal defense expenses for pollution conditions at, or migrating from, a covered location, and (ii) the transportation risks associated with moving waste from a covered location to any location for unloading or depositing waste. The policies cover any claim made during the policy period as long as the pollution conditions giving rise to the claim commenced on or after March 3, 2004. The premises pollution liability policies contain exclusions, conditions, and limitations that could apply to a particular pollution condition claim, and there can be no assurance such claim will be adequately insured for all potential damages.

        In addition to the premises pollution liability insurance policies, we benefit from casualty insurance policies maintained by CVR Energy having an aggregate and occurrence limit of $150.0 million, subject to a self-insured retention of $2.0 million. This insurance provides coverage for claims involving pollutants where the discharge is sudden and accidental and first commenced at a specific day and time during the policy period. Coverage under the casualty insurance policies for pollution does not apply to damages at or within our insured premises. The pollution coverage provided in the casualty insurance policies contains exclusions, definitions, conditions and limitations that could apply to a particular pollution claim, and there can be no assurance such claim will be adequately insured for all potential damages.

Safety, Health and Security Matters

        We operate a comprehensive safety, health and security program, with participation by employees at all levels of the organization. We have developed comprehensive safety programs aimed at preventing OSHA recordable incidents. Despite our efforts to achieve excellence in our safety and health performance, there can be no assurances that there will not be accidents resulting in injuries or even fatalities. We routinely audit our programs and consider improvements in our management systems.

        The Wynnewood refinery has been the subject of a number of OSHA inspections since 2006. As a result of these inspections, the Wynnewood refinery entered into four OSHA settlement agreements in 2008, pursuant to which it has agreed to undertake certain studies, conduct abatement activities, and revise and enhance certain OSHA compliance programs. The remaining costs associated with implementing these studies, abatement activities and program revisions are not expected to exceed $1.0 million.

        Process Safety Management.    We maintain a process safety management ("PSM") program. This program is designed to address all aspects of the OSHA guidelines for developing and maintaining a comprehensive PSM program. We will continue to audit our programs and consider improvements in our management systems and equipment.

        Emergency Planning and Response.    We have an emergency response plan that describes the organization, responsibilities and plans for responding to emergencies in our facilities. This plan is communicated to local regulatory and community groups. We have on-site warning siren systems and personal radios. We will continue to audit our programs and consider improvements in our management systems and equipment.

Employees

        As of December 31, 2012, we employed approximately 832 people. These employees are covered by health insurance, disability and retirement plans established by CVR Energy. We believe that our relationship with our employees is good.

        As of December 31, 2012, the Coffeyville refinery employed approximately 570 of our employees, about 53% of whom were covered by a collective bargaining agreement. These employees are affiliated with six unions of the Metal Trades Union and the United Steelworkers. A new collective bargaining agreement, which covers union members who work directly at the Coffeyville refinery, was entered into with the Metal Trade Unions effective December 2012 and is effective through March 2017. No substantial changes were made to the prior agreement. In addition, a new collective bargaining agreement, which covers Refining LP's unionized employees who work in the terminalling and related operations, was entered into with the United Steelworkers in March 2012. The United Steelworkers collective bargaining agreement is effective through March 2015 and automatically renews on an annual basis thereafter unless a written notice is received sixty days in advance of the relevant expiration date. There were no substantial changes to the prior agreement.

        As of December 31, 2012, the Wynnewood refinery employed approximately 260 people, about 62% of whom were represented by the International Union of Operating Engineers. The collective bargaining agreement with the International Union of Operating Engineers with respect to the Wynnewood refinery expires in June 2015.

        We also rely on the services of employees of CVR Energy in the operation of our business pursuant to a services agreement among Refining LP, its general partner and CVR Energy. CVR Energy provides us with the following services under that agreement, among others:

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  services from CVR Energy's employees in capacities equivalent to the capacities of corporate executive officers, including chief executive officer, chief operating officer, chief financial officer, general counsel, and vice president for environmental, health and safety, except that those who serve in such capacities under the agreement serve us on a shared, part-time basis only, unless Refining LP and CVR Energy agree otherwise;

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  administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs;

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  management of our property and the property of our subsidiaries in the ordinary course of business;

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  recommendations on capital raising activities, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions;

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  managing or overseeing litigation and administrative or regulatory proceedings, establishing appropriate insurance policies, and providing safety and environmental advice;

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  recommending the payment of distributions; and

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  managing or providing advice for other projects as may be agreed by CVR Energy and Refining LP's general partner from time to time.

        For more information on this services agreement, see "Certain Relationships and Related Party Transactions—Agreements with CVR Energy and CVR Partners."

Properties

        The following table contains certain information regarding our principal properties:

Location	Acres	Own/Lease	Use
Coffeyville, KS	440	Own	Oil refinery and office buildings
Wynnewood, OK	400	Own	Oil refinery, office buildings, refined oil storage
Montgomery County, KS (Coffeyville Station)	20	Own	Crude oil storage
Montgomery County, KS (Broome Station)	20	Own	Crude oil storage
Cowley County, KS (Hooser Station)	80	Own	Crude oil storage
Cushing, OK	138	Own	Crude oil storage

        Our executive offices are located at 2277 Plaza Drive in Sugar Land, Texas. We also have administrative offices in Kansas City, Kansas and Oklahoma City, Oklahoma. The offices in Sugar Land and Kansas City are leased by CVR Energy (the leases expire in 2017 and 2015, respectively) and we will pay a pro rata share of the rent on those offices. We believe that our facilities, together with CVR Energy's leased facilities, are sufficient for our needs.

        As of December 31, 2012, we had crude oil storage tanks with a capacity of approximately 1.2 million barrels located outside our Coffeyville refinery, 0.5 million barrels of crude oil storage capacity at Wynnewood, Oklahoma, 1.0 million barrels of crude oil storage capacity in Cushing, Oklahoma and lease an additional 3.3 million barrels of crude oil storage capacity located at Cushing. In addition to crude oil storage, we own approximately 4.5 million barrels of combined refinery related storage capacity.

        We have entered into a cross-easement agreement with CVR Partners so that both we and CVR Partners are able to access and utilize each other's land in Coffeyville in certain circumstances in order to operate our respective businesses in a manner to provide flexibility for both parties to develop their respective properties, without depriving either party of the benefits associated with the continuous reasonable use of the other party's property. For more information on this cross-easement agreement, see "Certain Relationships and Related Transactions, and Director Independence—Agreements with CVR Energy and CVR Partners."

Legal Proceedings

        We are, and will continue to be, subject to litigation from time to time in the ordinary course of our business, including matters such as those described under "—Environmental Matters." We also incorporate by reference the information regarding the lawsuits and proceedings described and referenced in Note 12, "Commitments and Contingencies" to the audited and unaudited financial statements included elsewhere in this prospectus. In accordance with GAAP, we record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Although we cannot predict with certainty the ultimate resolution of lawsuits, investigations or claims asserted against us, we do not believe that any currently pending legal proceeding or proceedings to which we are a party will have a material adverse effect on our business, financial condition or results of operations.

MANAGEMENT

        Refining LLC is a wholly-owned subsidiary of Refining LP a publicly-traded limited partnership. CVR Energy and Coffeyville Resources own the general partner of Refining LP, as well as a majority of the limited partner interests of Refining LP. The remaining information below in this "Management" section sets forth a description of the management and executive compensation with respect to Refining LP.

Management of CVR Refining, LP

        Refining LP's general partner, CVR Refining GP, LLC, manages the operations and activities of Refining LP subject to the terms and conditions specified in its partnership agreement. Refining LP's general partner is owned by CVR Refining Holdings, a wholly-owned indirect subsidiary of CVR Energy. The operations of Refining LP's general partner in its capacity as general partner are managed by its board of directors. Actions by Refining LP's general partner that are made in its individual capacity are made by CVR Refining Holdings as the sole member of the general partner and not by the board of directors of the general partner. Refining LP's general partner is not elected by the partnership's unitholders and will not be subject to re-election on a regular basis in the future. The officers of Refining LP's general partner manage the day-to-day affairs of our business.

        Limited partners of Refining LP are not entitled to elect the directors of Refining LP's general partner or directly or indirectly participate in Refining LP's management or operation. Refining LP's partnership agreement contains various provisions which replace default fiduciary duties with contractual corporate governance standards. Refining LP's general partner is liable, as a general partner, for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made expressly non-recourse to it. Refining LP's general partner therefore may cause us to incur indebtedness or other obligations that are non-recourse to it.

        As a publicly traded partnership, Refining LP qualifies for, and is relying on, certain exemptions from the NYSE's corporate governance requirements, including:

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  the requirement that a majority of the board of directors of Refining LP's general partner consist of independent directors;

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  the requirement that the board of directors of Refining LP's general partner have a nominating/corporate governance committee that is composed entirely of independent directors; and

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  the requirement that the board of directors of Refining LP's general partner have a compensation committee that is composed entirely of independent directors.

        As a result of these exemptions, Refining LP's general partner's board of directors does not consist of a majority of independent directors, may choose to not have a compensation committee or have a compensation committee that does not consist entirely of independent directors, and does not currently intend to establish a nominating/corporate governance committee.

        The board of directors of Refining LP's general partner currently consists of eleven directors.

        The board of directors of Refining LP's general partner has established an audit committee consisting of members who have been determined to meet the independence and experience standards established by the NYSE and the Exchange Act. The audit committee currently consists of Glenn R. Zander (chairman), Jon R. Whitney and Kenneth Shea. The audit committee's responsibilities are to review accounting and auditing principles and procedures, accounting functions and internal controls; to oversee the qualifications, independence, appointment, retention, compensation and performance of the independent registered public accounting firm; to recommend to the board of directors the engagement of the independent accountants; to review with the independent accountants the plans and results of the auditing engagement; and to oversee "whistle-blowing" procedures and certain other compliance matters. The board of directors of Refining LP's general partner has determined that Glenn R. Zander qualifies as an "audit committee financial expert," as defined by applicable rules of the SEC, and that each member of the audit committee is "financially literate" under the requirements of the NYSE.

        In addition, the board of directors of Refining LP's general partner established a conflicts committee consisting entirely of independent directors. The conflicts committee currently consists of Glenn R. Zander, Jon R. Whitney and Kenneth Shea. Pursuant to Refining LP's partnership agreement, the board may, but is not required to, seek the approval of the conflicts committee whenever a conflict arises between Refining LP's general partner or its affiliates, on the one hand, and Refining LP or any public unitholder, on the other. The conflicts committee may then determine whether the resolution of the conflict of interest is adverse to the interest of the partnership. The members of the conflicts committee may not be officers or employees of our general partner or directors, officers or employees of its affiliates, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. Any matters approved by the conflicts committee will be conclusively deemed to be approved by Refining LP and all of its partners and not a breach by the general partner of any duties it may owe Refining LP or its unitholders.

        The board of directors of Refining LP's general partner has also established a compensation committee. The compensation committee currently consists of Vincent J. Intrieri (chairman), Samuel Merksamer and Daniel A. Ninivaggi. The compensation committee (1) establishes policies and periodically determines matters involving executive compensation, (2) grants or recommends the grant of equity awards under the CVR Refining LTIP, (3) provides counsel regarding key personnel selection, (4) may elect to retain independent compensation consultants, (5) recommends to the board of directors the structure of non-employee director compensation and (6) assists the board of directors in assessing any risks to Refining LP associated with employee compensation practices and policies. In addition, beginning in 2013, the compensation committee reviews and discusses Refining LP's Compensation Discussion and Analysis with management and produces a report on executive compensation for inclusion in Refining LP's annual report on Form 10-K in compliance with applicable federal securities laws.

        The board of directors of Refining LP's general partner has created an environmental, health and safety committee. The environmental, health and safety committee currently consists of Jon R. Whitney (chairman), Keith Cozza and Stanley A. Riemann. The environmental, health and safety committee's responsibilities are to provide oversight with respect to management's establishment and administration of environmental, health and safety policies, programs, procedures and initiatives.

        Whenever Refining LP's general partner makes a determination or takes or declines to take an action in its individual, rather than representative, capacity, it is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to Refining LP, any limited partner or assignee, and it is not required to act in good faith or pursuant to any other standard imposed by the partnership agreement or under Delaware law or any other law. Examples include the exercise of its call right or its registration rights, its voting rights with respect to the units it owns and its determination whether or not to consent to any merger or consolidation of the partnership. Decisions by Refining LP's general partner that are made in its individual capacity are made by CVR Refining Holdings, the sole member of the general partner, not by the board of directors of the general partner.

Communications with Directors

        Interested parties wishing to communicate with the Board of Refining LP's general partner may send a written communication addressed to:

CVR Refining, LP
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Senior Vice President, General Counsel and Secretary

        Refining LP's General Counsel will forward all appropriate communications directly to the Board of Refining LP's general partner or to any individual director or directors, depending upon the facts and circumstances outlined in the communication. Any interested party who is interested in contacting only the independent directors or non-management directors as a group or the director who presides over the meetings of the independent directors or non-management directors may also send written communications to the contact above and should state for whom the communication is intended.

Compensation Committee Interlocks and Insider Participation

        Refining LP was formed in September 2012 for the purpose of holding the petroleum refining and logistics assets which, prior to the Refining IPO, comprised a portion of the assets of CVR Energy. As such, Refining LP's general partner did not participate in the design or implementation of, nor accrue any obligations with respect to, compensation for its directors and executive officers that provided services to Refining LP during the fiscal year ended December 31, 2012. Likewise, Refining LP's general partner did not have a compensation committee prior to the Refining IPO.

Executive Officers and Directors

        The following table sets forth the names, positions and ages (as of March 8, 2013) of the executive officers and directors of Refining LP's general partner.

        Certain of the executive officers of Refining LP's general partner are also executive officers of CVR Energy and CVR Partners' general partner, and are providing their services to Refining LP's general partner and Refining LP pursuant to the services agreement among CVR Energy, Refining LP and its general partner. The executive officers listed below divide their working time between the management of CVR Energy, CVR Partners and Refining LP. We estimate that the executive officers will spend the following percentage of their working time managing Refining LP for the year ending December 31, 2013: John J. Lipinski (55%), Stanley A. Riemann (50%), Susan M. Ball (45%),

Edmund S. Gross (40%), Robert W. Haugen (100%), Wyatt E. Jernigan (100%), Christopher G. Swanberg (60%) and David L. Landreth (100%).

Name	Age	Position With Refining LP's General Partner
John J. Lipinski	62	Chief Executive Officer and President, Director
Stanley A. Riemann	61	Chief Operating Officer, Director
Susan M. Ball	49	Chief Financial Officer and Treasurer
Edmund S. Gross	62	Senior Vice President, General Counsel and Secretary
Robert W. Haugen	54	Executive Vice President, Refining Operations
Wyatt E. Jernigan	61	Executive Vice President, Crude Oil Acquisition and Petroleum Marketing
Christopher G. Swanberg	55	Vice President, Environmental, Health and Safety
David L. Landreth	56	Vice President, Economics and Planning
Carl C. Icahn	77	Chairman of the Board
Vincent J. Intrieri	56	Director
Daniel A. Ninivaggi	48	Director
SungHwan Cho	38	Director
Samuel Merksamer	32	Director
Glenn R. Zander	65	Director
Jon R. Whitney.	68	Director
Keith Cozza	34	Director
Kenneth Shea	54	Director

        John J. Lipinski has served as the Chief Executive Officer and President of Refining LP's general partner, as well as a director on the board of directors of Refining LP's general partner, since Refining LP was formed in September 2012. In addition, he has served as CVR Energy's Chief Executive Officer and President and as a member of its board of directors since September 2006, and previously served as the Chairman of its board of directors from April 2009 until May 2012. In addition, Mr. Lipinski has served as Executive Chairman of the board of directors of the general partner of CVR Partners since June 2011 and, prior to assuming such role, served as Chief Executive Officer, President and a director of CVR Partners' general partner beginning in October 2007 and as Chairman of the board of directors of CVR Partners' general partner beginning in November 2010. Mr. Lipinski has over 40 years of experience in the petroleum refining industry. He began his career with Texaco Inc. In 1985, Mr. Lipinski joined The Coastal Corporation, eventually serving as Vice President of Refining with overall responsibility for Coastal Corporation's refining and petrochemical operations. Upon the merger of Coastal with El Paso Corporation in 2001, Mr. Lipinski was promoted to Executive Vice President of Refining and Chemicals, where he was responsible for all refining, petrochemical, nitrogen-based chemical processing and lubricant operations, as well as the corporate engineering and construction group. Mr. Lipinski left El Paso in 2002 and became an independent management consultant. In 2004, he became a managing director and partner of Prudentia Energy, an advisory and management firm. Mr. Lipinski graduated from Stevens Institute of Technology with a bachelor's degree in Engineering (chemical) and received a Juris Doctor degree from Rutgers University School of Law. Mr. Lipinski's over 40 years of experience in the petroleum refining industry adds significant value to the board of directors of Refining LP's general partner, and his in-depth knowledge of the issues, opportunities and challenges facing us provides the direction and focus the board needs to ensure the most critical matters are addressed.

        Stanley A. Riemann has served as Chief Operating Officer of Refining LP's general partner, as well as a director on the board of directors of Refining LP's general partner, since it was formed in September 2012. Mr. Riemann has also served as Chief Operating Officer of CVR Energy since September 2006 and Chief Operating Officer of CRLLC since February 2004. In addition, since October 2007, Mr. Riemann has served as the Chief Operating Officer of the general partner of CVR

Partners, and since June 2011 he has been a director of the general partner of CVR Partners. Prior to joining CRLLC in February 2004, Mr. Riemann held various positions associated with the Crop Production and Petroleum Energy Division of Farmland for over 30 years, including, most recently, Executive Vice President of Farmland and President of Farmland's Energy and Crop Nutrient Division. In this capacity, he was directly responsible for managing the petroleum refining operation and all domestic fertilizer operations, which included the Trinidad and Tobago nitrogen fertilizer operations. His leadership also extended to managing Farmland's interests in SF Phosphates in Rock Springs, Wyoming and Farmland Hydro, L.P., a phosphate production operation in Florida and managing all company-wide transportation assets and services. Mr. Riemann has served as a board member and board chairman on several industry organizations including the Phosphate Potash Institute, the Florida Phosphate Council and the International Fertilizer Association. He currently serves on the Board of The Fertilizer Institute. Mr. Riemann received a Bachelor of Science degree from the University of Nebraska and an MBA from Rockhurst University. Mr. Riemann's extensive knowledge of all aspects of our petroleum refining operations gained through his significant management experience provides insight into the issues facing our business, and qualifies him to serve on the board of directors of Refining LP's general partner.

        Susan M. Ball has served as Chief Financial Officer and Treasurer of Refining LP's general partner since it was formed in September 2012. Ms. Ball has also served as the Chief Financial Officer and Treasurer of CVR Energy and of the general partner of CVR Partners since August 2012, and prior to that, as Vice President, Chief Accounting Officer and Assistant Treasurer of CVR Energy and the general partner of CVR Partners since October 2007 and as Vice President, Chief Accounting Officer and Assistant Treasurer for CRLLC since May 2006. Ms. Ball has more than 25 years of experience in the accounting industry, with more than 12 years serving clients in the public accounting industry. Prior to joining CVR Energy, she served as a Tax Managing Director with KPMG LLP, where she was responsible for all aspects of federal and state income tax compliance and tax consulting, which included a significant amount of mergers and acquisition work on behalf of her clients. Ms. Ball received a Bachelor of Science in Business Administration from Missouri Western State University and is a Certified Public Accountant.

        Edmund S. Gross has served as Senior Vice President, General Counsel and Secretary of Refining LP's general partner since it was formed in September 2012. Mr. Gross has also served as the Senior Vice President, General Counsel and Secretary of CVR Energy since October 2007, Vice President, General Counsel and Secretary of CVR Energy since September 2006 and General Counsel and Secretary of CRLLC since July 2004. Since October 2007, Mr. Gross has also served as the Senior Vice President, General Counsel and Secretary of the general partner of CVR Partners. Prior to joining CRLLC, Mr. Gross was Of Counsel at Stinson Morrison Hecker LLP in Kansas City, Missouri from 2002 to 2004, was Senior Corporate Counsel with Farmland from 1987 to 2002 and was an associate and later a partner at Weeks, Thomas & Lysaught, a law firm in Kansas City, Kansas, from 1980 to 1987. Mr. Gross received a Bachelor of Arts degree in history from Tulane University, a Juris Doctor from the University of Kansas and an MBA from the University of Kansas.

        Robert W. Haugen has served as Executive Vice President, Refining Operations of Refining LP's general partner since it was formed in September 2012. Mr. Haugen joined CVR Energy on June 24, 2005 and has served as Executive Vice President, Refining Operations at CVR Energy since September 2006. He served as Executive Vice President—Engineering & Construction at CRLLC since June 24, 2005. Mr. Haugen brings more than 30 years of experience in the refining, petrochemical and nitrogen fertilizer business to CVR Energy. Prior to joining us, Mr. Haugen was a managing director and Partner of Prudentia Energy, an advisory and management firm focused on mid-stream/downstream energy sectors, from January 2004 to June 2005. On leave from Prudentia, he served as the Senior Oil Consultant to the Iraqi Reconstruction Management Office for the U.S. Department of State. Prior to joining Prudentia Energy, Mr. Haugen served in numerous engineering, operations, marketing and management positions at the Howell Corporation and at the Coastal Corporation. Upon the merger of Coastal and El Paso in 2001, Mr. Haugen was named Vice President and General Manager for the Coastal Corpus Christi Refinery and later held the positions of Vice President of Chemicals and Vice President of Engineering and Construction. Mr. Haugen received a Bachelor of Science degree in Chemical Engineering from the University of Texas.

        Wyatt E. Jernigan has served as Executive Vice President, Crude Oil Acquisition and Petroleum Marketing of Refining LP's general partner since it was formed in September 2012. Mr. Jernigan has served as Executive Vice President, Crude Oil Acquisition and Petroleum Marketing of CVR Energy since September 2006 and as Executive Vice President—Crude & Feedstocks of CRLLC since June 24, 2005. Mr. Jernigan has more than 30 years of experience in the areas of crude oil and petroleum products related to trading, marketing, logistics and business development. Most recently, Mr. Jernigan was a managing director with Prudentia Energy, an advisory and management firm focused on mid-stream/downstream energy sectors, from January 2004 to June 2005. Most of his career was spent with Coastal Corporation and El Paso, where he held several positions in crude oil supply, petroleum marketing and asset development, both domestic and international. Following the merger between Coastal Corporation and El Paso in 2001, Mr. Jernigan assumed the role of Managing Director for Petroleum Markets Originations. Mr. Jernigan attended Virginia Wesleyan College, majoring in Sociology and has training in petroleum fundamentals from the University of Texas.

        Christopher G. Swanberg has served as Vice President, Environmental, Health and Safety of Refining LP's general partner since it was formed in September 2012. Mr. Swanberg has also served as Vice President, Environmental, Health and Safety of CVR Energy since September 2006, as Vice President, Environmental, Health and Safety at CRLLC since June 2005 and as Vice President, Environmental, Health and Safety of the general partner of CVR Partners since October 2007. He has served in numerous management positions in the petroleum refining industry such as Manager, Environmental Affairs for the refining and marketing division of Atlantic Richfield Company (ARCO) and Manager, Regulatory and Legislative Affairs for Lyondell-Citgo Refining. Mr. Swanberg's experience includes technical and management assignments in project, facility and corporate staff positions in all environmental, safety and health areas. Prior to joining CRLLC, he was Vice President of Sage Environmental Consulting, an environmental consulting firm focused on petroleum refining and petrochemicals, from September 2002 to June 2005. Mr. Swanberg received a Bachelor of Science degree in Environmental Engineering Technology from Western Kentucky University and an MBA from the University of Tulsa.

        David L. Landreth has served as Vice President, Economics and Planning of Refining LP's general partner since it was formed in September 2012. Mr. Landreth has also served as Vice President, Economics and Planning of CRLLC Refining and Marketing since January 2009. Mr. Landreth has more than 30 years' experience in refining and petrochemicals in areas relating to crude, feedstock, product and process optimization, commercial activities, acquisitions and capital utilization. He has served in numerous management positions in the petroleum industry. Most of his career was in various refining and marketing positions with the Coastal Corporation. Following the merger between Coastal and El Paso in 2001, Mr. Landreth assumed the position of Director of Refining Optimization and Commercial Management. Before joining CRLLC in 2005, he was the Director of Refining and Marketing Economics and Planning at Holly Corporation in Dallas. Mr. Landreth received a B.S. degree in Chemistry from Northwestern Oklahoma State University.

        Carl C. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. From

November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion). Mr. Icahn has been: chairman of the board of CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; chairman of the board of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing business, since June 2012; chairman of the board of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; a director of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007, and the non-executive chairman of the board of Federal-Mogul since January 2008; President and a member of the executive committee of XO Holdings, a competitive provider of telecom services, since September 2011, and chairman of the board and a director of its predecessors since January 2003; and chairman of the board and a director of American Railcar Industries, Inc., a railcar manufacturing company, since 1994. Mr. Icahn was previously: a director of WestPoint Home LLC, a home textiles manufacturer, from October 2005 until December 2011; a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies, from July 1993 to July 2010; a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment, from May 2005 to January 2010; a director of Motricity Inc., a mobile data services provider, from April 2008 to January 2010; a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide, from August 2008 to October 2009; a director of WCI Communities, Inc., a homebuilding company, from August 2007 to September 2009, and was chairman of the board of WCI from September 2007 to September 2009; a director of ImClone Systems Incorporated, a biopharmaceutical company, from September 2006 to November 2008, and was chairman of the board of ImClone from October 2006 to November 2008; chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the former owner and operator of The Sands Hotel and Casino in Atlantic City, from September 2000 to February 2007; chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005; and the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, Nevada, which, until February 2008, was a subsidiary of Icahn Enterprises, from October 1998 to May 2004. Mr. Icahn received his B.A. from Princeton University. Mr. Icahn brings to his role as director his significant business experience and leadership role as director in various companies as discussed above. In addition, Mr. Icahn is uniquely qualified based on his historical background for creating value in companies across multiple industries. Mr. Icahn has proven to be a successful investor over the past 40 years.

        Vincent J. Intrieri has been employed by Icahn related entities since October 1998 in various investment related capacities. Since January 2008, Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri has been a director of: CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; Navistar International Corporation, a truck and engine manufacturer, since October 2012; Chesapeake Energy Corporation, an oil and gas exploration and production company, since June 2012; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing business, since May 2012; and Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007.

Mr. Intrieri was previously: a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) from July 2006 to September 2012, and was Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 to September 2012; a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc., a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, a competitive provider of telecom services, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc., a railcar manufacturing company, from August 2005 until March 2011, and was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint Home LLC, a home textiles manufacturer, from November 2005 to March 2011; chairman of the board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 to March 2011; a director of WCI Communities, Inc., a homebuilding company, from August 2008 to September 2009; a director of Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, from November 2006 to November 2008; and President and Chief Executive Officer of Philip Services Corporation, an industrial services company, from April 2005 to September 2008. CVR Refining, CVR Energy, Federal-Mogul, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home, Viskase Companies and Philip Services each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Navistar, Chesapeake Energy, Dynegy, Motorola Solutions, WCI Communities and Lear through the ownership of securities. Mr. Intrieri graduated in 1984, with Distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting. Mr. Intrieri was a certified public accountant. Based upon Mr. Intrieri's significant experience as a director of various companies which enables him to understand the complex business and financial issues that a company may face, we believe that Mr. Intrieri has the requisite set of skills to serve as a member of our board.

        Daniel A. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 2010, as its Principal Executive Officer, or chief executive, since August 2010, and as a director since March 2012. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 to 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009 and emerged in November 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. Mr. Ninivaggi has been a director of: CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing business, since May 2012; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, since May 2012; Viskase Companies, Inc., a meat casing company, since June 2011; XO Holdings, a competitive provider of telecom services, since August 2010; and Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since March 2010. From January 2011 to May 2012, Mr. Ninivaggi

served as the Interim President and Interim Chief Executive Officer, and since January 2011, he has served as a director, of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts. Mr. Ninivaggi was previously a director of: Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions, from December 2010 to May 2012; and CIT Group Inc., a bank holding company, from December 2009 to May 2011. CVR Refining, CVR Energy, CVR Partners, Viskase Companies, XO Holdings, Federal-Mogul and Tropicana Entertainment are each indirectly controlled by Carl C. Icahn. Mr. Icahn previously had interests in Motorola Mobility and CIT Group through the ownership of securities. Mr. Ninivaggi received a B.A. in History from Columbia University in 1986, a Masters of Business Administration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991. Based upon Mr. Ninivaggi's strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group, we believe that Mr. Ninivaggi has the requisite set of skills to serve as a member of our board.

        SungHwan Cho has served as Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion), since March 2012. Prior to that time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises since October 2006. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. From 1996 to 1999, he was an investment banker at Salomon Smith Barney in New York and Tokyo. Mr. Cho has been a director of: CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; Icahn Enterprises G.P. Inc. since September 2012; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing business, since May 2012; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, since May 2012; Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since May 2012; XO Holdings, a competitive provider of telecom services, since August 2011; American Railcar Industries, Inc., a railcar manufacturing company, since June 2011; Take-Two Interactive Software Inc., a publisher of interactive entertainment products, since April 2010; WestPoint Home LLC, a home textiles manufacturer, since January 2008; PSC Metals Inc., a metal recycling company, since December 2006; and Viskase Companies, Inc., a meat casing company, since November 2006. CVR Refining, CVR Energy, CVR Partners, Federal-Mogul, XO Holdings, American Railcar Industries, WestPoint Home, PSC Metals and Viskase Companies each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Take-Two Interactive Software through the ownership of securities. Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business. Based upon Mr. Cho's deep understanding of finance and risk obtained from his past experience, including his position as an investment banker at Salomon Smith Barney, we believe that Mr. Cho has the requisite set of skills to serve as a member of our board.

        Samuel Merksamer is a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion), where he has been employed since May 2008. Mr. Merksamer is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments. Mr. Merksamer has been a director of: CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since November 2012; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing business, since May 2012; American Railcar Industries, Inc., a railcar manufacturing company, since June 2011; Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since September 2010; Viskase Companies, Inc., a meat casing company, since January 2010; and PSC Metals Inc., a metal recycling company, since March 2009. Mr. Merksamer was previously a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012. CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Dynegy Inc. through the ownership of securities. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002. Based upon Mr. Merksamer's strong record as a financial analyst and his service on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies, we believe that Mr. Merksamer has the requisite set of skills to serve as a member of our board.

        Glenn R. Zander has served as a director of CVR Energy since May 2012. Mr. Zander was the Chief Executive Officer, President and director of Aloha Airgroup, Inc., a privately owned passenger and cargo transportation airline, from 1994 to 2004. From 1990 to 1994, Mr. Zander served as Vice Chairman, Co-Chief Executive Officer and director of Trans World Airlines, an international airline. He also served as Chief Financial Officer of TWA within that period. During 1992 and 1993, Mr. Zander served as the Chief Restructuring Officer of TWA following its Chapter 11 bankruptcy in 1992 and its emergence therefrom in 1993. From 2004 to 2009, Mr. Zander served as a director of Centerplate, Inc., a provider of food/concession services at sports facilities and convention centers in the United States and Canada. TWA was formerly indirectly controlled by Carl C. Icahn. Based upon Mr. Zander's substantial operational background, having served as chief executive officer and chief financial officer and other executive positions, we believe that Mr. Zander has the requisite set of skills to serve as a member of our board.

        Jon R. Whitney was a member of the board of directors of CVR Partners' general partner from June 2011 until his resignation in January 2013. He previously worked at Colorado Interstate Gas Company (CIG), a natural gas transmission company, from 1968 until 2001. He served as President and Chief Executive Officer of CIG from 1990 until it merged with El Paso Corporation in 2001. After leaving CIG, he served as Co-Chairman of the Board for TransLink, an independent electric power system operator, was a member of Peak Energy Ventures, LLC, a natural gas consulting company, and served on the boards of directors of Storm Cat Energy Corporation, Patina Oil and Gas Corporation (prior to its merger with Noble Energy in 2005), American Oil and Gas Corporation (prior to its merger with Hess Corporation in 2010), Bear Cub Energy and Bear Paw Energy. He also held committee positions with the Interstate Natural Gas Association of America and the American Gas Association. He is currently a director of Bear Tracker Energy LLC, a private company in the midstream energy business. We believe Mr. Whitney's experience in the natural gas industry and as a director to multiple companies in the energy space is an asset to our board.

        Keith Cozza is currently the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Since February 2013, Mr. Cozza has served as Executive Vice President of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion), and Chief Operating Officer of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Mr. Cozza served as Controller at Icahn Associates Holding LLC from 2004 to 2006. Prior to that Mr. Cozza was a senior assurance associate at Grant Thornton LLP. Mr. Cozza has been a director of: CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since

January 2013; Icahn Enterprises G.P. Inc. since September 2012; and XO Holdings, a competitive provider of telecom services, since August 2011. Mr. Cozza was previously a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. CVR Refining and XO Holdings are indirectly controlled by Carl C. Icahn. Mr. Icahn also previously had a non-controlling interest in MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton. Based upon his extensive operations background in finance and accounting and substantial knowledge of the capital markets having overseen numerous complex capital raising transactions, we believe that Mr. Cozza has the requisite skills to serve as a member of our board.

        Kenneth Shea is the President of Coastal Capital Management LLC, an affiliate of Coastal Development, LLC, a New York based privately-held developer of resort destinations, luxury hotels and casino gaming facilities. Prior to joining Coastal in September 2009, from July 2008 to August 2009, Mr. Shea was a Managing Director for Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P. (a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) through which Mr. Icahn manages various private investment funds, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III. At Icahn Capital, Mr. Shea had responsibility for all principal investments in the gaming and leisure industries. Prior to serving at Icahn Capital, Mr. Shea was employed by Bear, Stearns & Co., Inc., from 1996 to 2008, where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. At Bear, Stearns, Mr. Shea oversaw the execution of various complex capital raising and merger & acquisition transactions for a wide variety of public and private companies. Mr. Shea holds a Bachelor of Arts in Economics, magna cum laude, from Boston College and an M.B.A. from the University of Virginia's Darden School. Based upon his significant experience in corporate finance, mergers and acquisitions and investing, and deep knowledge of the capital markets, we believe that Mr. Shea has the requisite skills to serve as a member of our board.

        The directors of Refining LP's general partner hold office until the earlier of their death, resignation or removal.

Corporate Governance Guidelines and Codes of Ethics

        The Corporate Governance Guidelines and the Code of Ethics of Refining LP's general partner, which applies to all of its directors, officers and employees, and the Senior Officer Code of Ethics of Refining LP's general partner, which applies to its principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, are available free of charge on our website at www.cvrrefining.com. These documents are also available in print without charge upon request.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        We were formed in September 2012 for the purpose of holding the petroleum refining and logistics assets which, prior to the Refining IPO in January 2013, comprised a portion of the assets of CVR Energy. We do not directly employ any of the persons responsible for the management of our business. All of the executive officers that are responsible for managing our day to day affairs are executive officers of, and are employed by, CVR Energy, and dedicate a portion of their time to our business. Throughout this prospectus, we refer to the following executives as our "named executive officers": John J. Lipinski, Chief Executive Officer; Susan M. Ball, Chief Financial Officer; Stanley A. Riemann, Chief Operating Officer; Edmund S. Gross, Senior Vice President, General Counsel and Secretary; and Robert W. Haugen, Executive Vice President, Refining Operations.

        During 2012, neither we nor Refining LP's general partner reimbursed CVR Energy for the portion of the compensation paid to the named executive officers attributable to services performed for our business. However, Refining LP entered into a services agreement with its general partner and CVR Energy in connection with the Refining IPO, which provides, among other matters, that:

  •
  CVR Energy makes available to Refining LP's general partner the services of CVR Energy executive officers and employees who serve as the general partner's executive officers; and

  •
  Refining LP, its general partner and subsidiaries, as the case may be, are obligated to reimburse CVR Energy for any allocated portion of the costs that CVR Energy incurs in providing compensation and benefits to such CVR Energy employees, with the exception of costs attributable to share-based compensation.

        Under the services agreement, either Refining LP's general partner, its subsidiaries or Refining LP pay CVR Energy (i) all costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, other than administrative personnel, who provide Refining LP services under the agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, including administrative personnel, who provide Refining LP services under the agreement on a part-time basis, but excluding share-based compensation, and such prorated share shall be determined by CVR Energy on a commercially reasonable basis, based on the percent of total working time that such shared personnel are engaged in performing services for Refining LP; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the agreement. Refining LP is required to pay all compensation amounts allocated to Refining LP by CVR Energy (except for share-based compensation), although Refining LP may object to amounts that we deem unreasonable. After January 23, 2014, either CVR Energy or Refining LP's general partner may terminate the services agreement upon at least 180 days' notice. For more information on this services agreement, see "Certain Relationships and Related Transactions, and Director Independence—Agreements with CVR Energy and CVR Partners."

        The named executive officers receive all of their compensation and benefits for services performed for Refining LP's business from CVR Energy, which compensation is set by CVR Energy. Although following the Refining IPO Refining LP bears an allocated portion of CVR Energy's costs of providing compensation and benefits (excluding share-based compensation) to the named executive officers, Refining LP has no control over such costs and do not establish or direct the compensation policies or practices of CVR Energy. The only compensation arrangement which Refining LP maintains is the CVR Refining, LP Long-Term Incentive Plan (the "LTIP"), which was adopted on January 16, 2013 in connection with the Refining IPO. Although no awards have been made pursuant to the LTIP to date, in the future the executive officers and directors of Refining LP's general partner may be granted equity-based compensation pursuant to the LTIP, and Refining LP will be responsible for all costs associated with the grant of awards under such plan. Aside from the LTIP, neither Refining LP nor its general partner anticipate setting the compensation for the named executive officers or adopting any compensation or benefits arrangements in the near future. Rather, it is anticipated that the executive officers of Refining LP's general partner will continue to have their compensation set by CVR Energy and will participate in CVR Energy's benefit plans and programs (with the exception of the LTIP, pursuant to which they may receive awards in the future).

        The following discussion relates to our understanding of the compensation policies and programs of CVR Energy, as well as all compensation paid by CVR Energy to Refining LP's named executive officers in 2012.

Compensation Objectives

        CVR Energy's executive compensation objectives are threefold:

  •
  To align the executive officer's interest with that of CVR Energy's stockholders and stakeholders, which provides long-term economic benefits to the stockholders;

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  To provide competitive financial incentives in the form of salary, bonuses and benefits with the goal of retaining and attracting talented and highly motivated executive officers; and

  •
  To maintain a compensation program whereby the executive officers, through exceptional performance, will have the opportunity to realize economic rewards commensurate with appropriate gains of other equity holders and stakeholders.

        CVR Energy takes these main objectives into consideration when creating its compensation programs, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of its executive officers.

Elements of the Compensation Program

        For 2012, the three primary components of CVR Energy's compensation program were base salary, an annual performance-based cash bonus and equity-based awards. While these three components are related, they are viewed as separate and analyzed as such. The named executive officers are also provided with health and welfare benefits that are generally available to CVR Energy's other salaried employees.

        CVR Energy believes that equity-based compensation is the primary motivator in attracting and retaining executive officers. Salary and cash bonuses are viewed as secondary. However, the compensation committee views a competitive level of salary and cash bonus as critical to retaining talented individuals.

        CVR Energy's compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and current compensation, between cash and non-cash compensation, or among different forms of compensation other than its belief that the most crucial component is equity-based compensation. The decision is strictly made on a subjective and individual basis after consideration of all relevant factors. The Chief Executive Officer of CVR Energy, while not a member of CVR Energy's compensation committee, reviews information provided by the committee's compensation consultant, Longnecker & Associates ("Longnecker"), as well as other relevant market information and actively provides guidance and recommendations to the committee regarding the amount and form of the compensation of other executive officers and key employees.

        Longnecker has been engaged by CVR Energy on behalf of its compensation committee to assist the committee with its review of executive officers' compensation levels and the mix of compensation as compared to peer companies, companies of similar size and other relevant market information. To this end, Longnecker performed a study including an analysis that management reviewed and then provided to the compensation committee for its use in making decisions regarding the salary, bonus and other compensation amounts paid to named executive officers. The following companies were included in the report and analysis prepared by Longnecker as members of CVR Energy's "peer group"—the independent refining companies of HollyFrontier Corporation, Tesoro Corporation and Murphy Oil Corporation and the fertilizer businesses of CF Industries Holdings Inc. and The Mosaic Company. Although no specific target for total compensation or any particular element of compensation was set relative to CVR Energy's peer group, the focus of Longnecker's recommendations was centered on compensation levels at the median or 50th percentile of the peer group.

        Base Salary.    Each of the named executive officers has an employment agreement with CVR Energy that sets forth their initial base salaries. Base salaries are set at a level intended to enable CVR Energy to hire and retain executive officers, to enhance the executive officer's motivation in a highly competitive and dynamic environment, and to reward individual and company performance. In determining base salary levels, the compensation committee of CVR Energy takes into account the following factors: (i) CVR Energy's financial and operational performance for the year, (ii) the previous years' compensation level for each executive officer, (iii) peer or market survey information for comparable public companies and (iv) recommendations of the chief executive officer, based on individual responsibilities and performance, including each executive officer's commitment and ability to: (A) strategically meet business challenges, (B) achieve financial results, (C) promote legal and ethical compliance, (D) lead their own business or business team for which they are responsible and (E) diligently and effectively respond to immediate needs of the volatile industry and business environment.

        Rather than establishing compensation solely on a formula-driven basis, decisions by CVR Energy's compensation committee are made using an approach that considers several important factors in developing compensation levels. For example, CVR Energy's compensation committee considers whether individual base salaries reflect responsibility levels and are reasonable, competitive and fair. In addition, in setting base salaries, CVR Energy's compensation committee reviews published survey and peer group data prepared by Longnecker and considers the applicability of the salary data in view of the individual positions within CVR Energy.

        Salaries are reviewed annually by CVR Energy's compensation committee with periodic informal reviews throughout the year. Adjustments, if any, are usually made effective January 1 of the year immediately following the review. The compensation committee, with the assistance of Longnecker, most recently reviewed the level of base salary and cash bonus for each of the executive officers in 2012 in conjunction with their responsibilities and expectations for 2013. They concluded their review in December 2012, and set the following base salaries for the named executive officers: $950,000 for Mr. Lipinski (which is not a change from his 2012 salary); $360,000 for Ms. Ball; $490,000 for Mr. Riemann; $380,000 for Mr. Gross; and $315,000 for Mr. Haugen. Individual performance, the practices of our peer group of companies as reflected in the analysis and report of Longnecker, and changes in the named executive officers' positions and levels of responsibility were considered. Among these three factors, slightly more weight was given to the report and findings of Longnecker.

        Annual Bonus.    CVR Energy's annual bonus program is designed to meet each of its compensation objectives. Specifically, CVR Energy's annual bonus programs rewards executives only for measured company performance, thereby aligning the executive interest with those of its equity holders and encouraging the executives to focus on targeted performance. Further, the program also provides the executive with the opportunity to earn additional compensation, thereby making our total compensation package more competitive.

        Information about total cash compensation paid by members of CVR Energy's peer group is used in determining both the level of bonus award and the ratio of salary to bonus, as the compensation committee of CVR Energy believes that maintaining a level of bonus and a ratio of fixed salary to bonus (which may fluctuate) that is in line with those of our competitors is an important factor in attracting and retaining executives. The compensation committee of CVR Energy also believes that a significant portion of executive officers' compensation should be at risk, which means that a portion of the executive officers' overall compensation is not guaranteed and is determined based on individual and company performance. Executive officers have greater potential bonus awards as the authority and responsibility of an executive increases. Employment agreements for each of the named executive officers provide that the executive is eligible to receive an annual cash bonus with a target bonus equal to a specified percentage of the relevant executive's annual base salary. Under the employment agreements in effect during 2012 for CVR Energy's named executive officers, target bonuses were the following percentages of each of individuals base salary: Mr. Lipinski (250%); Ms. Ball (100% for the portion of the year she served as chief financial officer and 70% for the portion of the year she served as vice president and chief accounting officer); Mr. Riemann (200%); Mr. Gross (100%); and Mr. Haugen, (120%). These target percentages were the result of individual negotiations between the named executive officers and CVR Energy, and were in correlation with the findings and recommendations by Longnecker based upon review of CVR Energy's peer group, companies of similar size and other relevant market information. Specific bonus measures were determined by the board of directors of CVR Energy based on a review of CVR Energy's peer group and discussions with CVR Energy management and the compensation committee of CVR Energy.

        In March 2011, CVR Energy adopted the CVR Energy, Inc. Performance Incentive Plan (the "CVR Energy PIP"), pursuant to which all of the named executive officers had the opportunity to earn bonuses in respect of 2012. The payment of annual bonuses for the 2012 performance year to the named executive officers depended on the achievement of financial, operational and safety measures, which comprised 50%, 30% and 20% of the annual bonuses, respectively. At the beginning of the 2012 year, the compensation committee of CVR Energy approved the threshold, target and maximum performance goals with respect to each measure. Specific bonus measures were determined by CVR Energy based on a review of its peer group and discussions between CVR Energy's board of directors, management and its compensation committee, and were selected with the goals of optimizing operations, maintaining financial stability, and providing for a safe work environment and environmental safety generally. These measures were intended to maximize CVR Energy's overall performance resulting in increased stockholder value. The compensation committee of CVR Energy approved the threshold, target and maximum performance goals with respect to each measure.

        All of the named executive officers participate in the CVR Energy PIP and had the same measures, with the exception of Mr. Haugen, who is subject to certain separate financial measures specifically designed for the petroleum segment of CVR Energy's business.

        The 2012 financial measures included the following: consolidated adjusted EBITDA, which was derived from earnings before interest, taxes, depreciation and amortization, share-based compensation, loss on extinguishment of debt, first-in, first-out (FIFO) accounting impacts, increase in non-controlling interest and asset impairment charges (which, for Mr. Haugen, was with respect to the petroleum segment only); cash flows from operations less capital expenditures, where cash flows are adjusted for actual capital spent, inventory build and the initial fill of the Cushing tank farm and adjusted further for the capital spend associated with capital projects approved by the CVR Energy board and also for other cash impacts due to board directed initiatives (which did not apply to Mr. Haugen); Wynnewood acquisition synergies, which is the economic sum of the following expected synergies: crude rate increase, overall crude differential improvement, reduced trucked crude freight costs, product and feedstock optimization between refineries, SG&A and miscellaneous improvements and optimizations and liquid yield improvements; and, for Mr. Haugen only, capital expenditures for refining, marketing and crude transportation for the petroleum segment only, adjusted for other cash impacts due to board directed initiatives. Awards could not be paid with respect to the financial measures unless at least 50% of the relevant target goal was achieved.

        The 2012 operational measures were petroleum reliability for the Coffeyville and Wynnewood refineries, in each case, measured by crude throughput barrels per day. Awards could not be paid with respect to the operational measures unless the threshold of the relevant performance goal was achieved.

        The 2012 safety measures included the following: consolidated OSHA recordable injury statistics (based upon enterprise-wide OSHA injuries and inclusive of petroleum, fertilizer and crude transportation); consolidated OSHA lost time injury statistics (based upon enterprise-wide OSHA lost time injuries and inclusive of petroleum, fertilizer and crude transportation); consolidated EH&S severity statistics (based upon enterprise-wide EH&S severity and inclusive of petroleum, fertilizer and crude transportation); consolidated air reportable releases (based upon enterprise-wide EPA reportable quantity releases and inclusive of petroleum and fertilizer operations); consolidated air reportable release quantity (based upon enterprise-wide EPA reportable quantity releases and inclusive of petroleum and fertilizer operations); consolidated tier 1 process safety events (based upon enterprise-wide API process safety events of petroleum and fertilizer operations); consolidated tier 2 process safety events (based upon enterprise-wide API process safety events of petroleum and fertilizer operations); reportable quantity spills for pipeline (based upon EPA reportable quantity releases inclusive of transportation operations); spills to waters of U.S. pipelines (based upon EPA spills to U.S. waters inclusive of transportation operations); reportable quantity spills for trucking (based upon EPA reportable quantity releases inclusive of transportation operations); spills to waters of U.S. trucking (based upon EPA spills to U.S. waters inclusive of transportation operations); trucking incidents for on-road operations (based upon on-road, fault of CRCT and inclusive of transportation operations); and severity of trucking incidents (based upon EH&S applied factors inclusive of transportation operations).

        The table below reflects the following: (i) the financial, operational and safety measures used to determine 2012 bonuses for the named executive officers; (ii) the threshold, target and maximum performance levels for each measure; and (iii) the portion of the 2012 bonus that will be determined based on each such measure. The executives could have received 0%, 50%, 100% or up to 200% of the applicable target amount for each of the financial measures, and 50%, 100%, or up to 150% of the applicable target amount for each respective operational or safety measure, in each case, for levels of performance attained at threshold, target and maximum, respectively.

2012 Performance Measure	2012 Performance Goals Threshold/Target/Maximum		2012 Actual Results	Percentage of Target Bonus Paid for Relevant Measure
Consolidated adjusted EBITDA	Threshold: Target: Maximum:	$332 million $665 million $997 million	$1,039.2 million	15% of bonus for all named executive officers other than Mr. Haugen
Consolidated adjusted EBITDA—Petroleum segment only	Threshold: Target: Maximum:	$301 million $602 million $903 million	$1,011.3 million	20% of bonus for Mr. Haugen only.
Consolidated adjusted cash flow	Threshold: Target: Maximum:	$120 million $240 million $360 million	$572.0 million	15% of bonus for all named executive officers other than Mr. Haugen
Capital Expenditures for Refining, Marketing and Crude Transportation—Petroleum segment only	Threshold: Target: Maximum:	$195 million $170 million $161 million	$155.9 million	10% of bonus for Mr. Haugen only.
Wynnewood Acquisition Synergies	Threshold: Target: Maximum:	$16 million $32 million $48 million	$66.7 million	20% of bonus for all named executive officers

2012 Performance Measure	2012 Performance Goals Threshold/Target/Maximum		2012 Actual Results	Percentage of Target Bonus Paid for Relevant Measure
Coffeyville Petroleum Reliability Measures	Threshold: Target: Maximum:	99,500 bpd 106,985 bpd 108,050 bpd	114,789 BPD	20% of bonus for all named executive officers
Wynnewood Petroleum Reliability Measures	Threshold: Target: Maximum:	51,400 bpd 55,262 bpd 55,800 bpd	54,567 BPD	10% of bonus for all named executive officers
Consolidated OSHA recordable injury statistics	Threshold: Target: Maximum:	18 recordable events 13 recordable events 9 recordable events	5 recordable events	2% of bonus for all named executive officers
Consolidated OSHA lost time injury statistics	Threshold: Target: Maximum:	8 recordable events 4 recordable events 0 recordable events	3 recordable events	2% of bonus for all named executive officers
Consolidated EH&S severity statistics	Threshold: Target: Maximum:	8 recordable events 4 recordable events 0 recordable events	2 recordable events	2% of bonus for all named executive officers
Consolidated air reportable release	Threshold: Target: Maximum:	88 recordable events 78 recordable events 68 recordable events	53 recordable events	2% of bonus for all named executive officers
Consolidated air reportable release quantity	Threshold: Target: Maximum:	1,852,000 recordable events 1,436,000 recordable events 1,272,000 recordable events	1,467,764 recordable events	1% of bonus for all named executive officers
Consolidated Tier 1 process safety events	Threshold: Target: Maximum:	6 recordable events 3 recordable events 1 recordable events	2 recordable events	3% of bonus for all named executive officers
Consolidated Tier 2 process safety events	Threshold: Target: Maximum:	6 recordable events 3 recordable events 1 recordable events	0 recordable events	2% of bonus for all named executive officers
Reportable quantity spills—Pipeline	Threshold: Target: Maximum:	4 recordable events 3 recordable events 2 recordable events	1 recordable events	1% of bonus for all named executive officers
Spills to Waters of U.S.—Pipeline	Threshold: Target: Maximum:	2 recordable events 1 recordable events 0 recordable events	0 recordable events	1% of bonus for all named executive officers
Reportable Quantity Spills—Trucking	Threshold: Target: Maximum:	2 recordable events 1 recordable events 0 recordable events	0 recordable events	1% of bonus for all named executive officers
Spills to Waters of U.S.—Trucking	Threshold: Target: Maximum:	2 recordable events 1 recordable events 0 recordable events	0 recordable events	1% of bonus for all named executive officers
Trucking Incidents—On Road	Threshold: Target: Maximum:	3 recordable events 2 recordable events 1 recordable events	1 recordable events	1% of bonus for all named executive officers
Trucking Incidents—Severity	Threshold: Target: Maximum:	2 recordable events 1 recordable events 0 recordable events	0 recordable events	1% of bonus for all named executive officers

  Equity Awards

        CVR Energy also uses equity incentives to reward long-term performance of its executive officers. The issuance of equity to executive officers is intended to satisfy CVR Energy's compensation program objectives by generating significant future value for each executive officer if CVR Energy's performance is outstanding and the value of CVR Energy's equity increases for all of its stockholders. CVR Energy's compensation committee believes that its equity incentives promote long-term retention of executives. Prior to 2011, the principal equity incentives for CVR Energy's executive officers were negotiated to a large degree at the time of the acquisition of the CVR Energy business in June 2005 (with additional awards that were not originally allocated in June 2005 issued in December 2006) in order to bring CVR Energy's compensation package in line with executives at private equity portfolio companies, based on the private equity market practices at that time. CVR Energy established a Long Term Incentive Plan (the "CVR Energy LTIP") in connection with its initial public offering in October 2007. The compensation committee may elect to make restricted stock grants, option grants or other equity-based grants under the CVR Energy LTIP in its discretion or may recommend grants to the Board for its approval, as determined by the committee in its discretion. Any costs associated with equity incentives awarded by CVR Energy are borne wholly by CVR Energy.

  Perquisites

        CVR Energy pays for a portion of the cost of medical insurance and life insurance for its named executive officers as it does for all non-union employees (except for certain supplemental life insurance). The total value of all perquisites and personal benefits provided to each of its named executive officers in 2012 was less than $10,000.

  Other Forms of Compensation

        Each of the CVR Energy named executive officers has provisions in their respective employment agreements with CVR Energy for certain severance benefits in the event a termination of their employment under certain circumstances. These severance provisions are described below in "—Change-in-Control and Termination Payments" and were negotiated between the applicable named executive officers and CVR Energy.

Summary Compensation Table

        The following table sets forth the compensation paid to the named executive officers during the years ended December 31, 2012 and 2011. All compensation paid to the named executive officers by CVR Energy is reflected in the table, not only the portion of compensation attributable to services performed for our business. However, equity awards granted by CVR Energy are not included in this table as we are not obligated under the services agreement to reimburse CVR Energy for any portion of share-based compensation awarded by CVR Energy.

Name and Principal Position	Year	Salary($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total($)
John J. Lipinski,	2012	950,000	3,771,738	25,105	4,746,843
Chief Executive Officer	2011	900,000	2,541,206	24,751	3,465,957
Susan M. Ball,	2012	281,189	379,886	16,869	677,944
Chief Financial Officer
Stanley A. Riemann,	2012	450,000	1,429,290	25,105	1,904,395
Chief Operating Officer	2011	425,000	960,011	24,751	1,409,762
Edmund S. Gross,	2012	380,000	603,478	25,115	1,008,593
Senior Vice President and General Counsel	2011	362,000	408,852	24,769	795,621
Robert W. Haugen,	2012	290,000	535,294	19,829	845,123
Executive Vice President, Refining	2011	275,000	349,421	16,134	640,555
Operations

(1)
Amounts in this column for 2012 and 2011 reflect amounts earned pursuant to the CVR Energy PIP in respect of performance during those years, paid in 2013 and 2012, respectively.

(2)
Amounts in this column for 2012 include the following: (a) a company contribution under the CVR Energy 401(k) plan of $15,000 for each of the named executive officers; (b) $8,665 for Messrs. Lipinski and Riemann, $1,365 for Ms. Ball, $8,675 for Mr. Gross and $3,955 for Mr. Haugen in premiums paid by CVR Energy on behalf of the executive officer with respect to its executive life insurance program; and (c) $1,440 for Messrs. Lipinski, Riemann and Gross, $504 for Ms. Ball, and $874 for Mr. Haugen in premiums paid by CVR Energy on behalf of the executive officer with respect to its basic life insurance program.

Grants of Plan-Based Awards

        The following table sets forth information regarding amounts that could have been earned under the CVR Energy PIP with respect to the 2012 year.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
John J. Lipinski	593,750	2,375,000	4,156,250
Susan M. Ball	59,751	239,004	418,257
Stanley A. Riemann	225,000	900,000	1,575,000
Edmund S. Gross	95,000	380,000	665,000
Robert W. Haugen	104,400	348,000	591,600

(1)
Amounts in these columns reflect amounts that could have been earned by the named executive officers under the CVR Energy PIP in respect of 2012 performance at the threshold, target and maximum levels with respect to each performance measure. The performance measures and related goals for 2012 set by the compensation committee of CVR Energy are described in the Compensation Discussion and Analysis.

Employment Agreements

        John J. Lipinski.    On July 12, 2005, CRLLC entered into an employment agreement with Mr. Lipinski, as chief executive officer, which was subsequently assumed by CVR Energy and amended and restated effective as of January 1, 2008. Mr. Lipinski's employment agreement was amended and restated effective January 1, 2010 and subsequently amended and restated on January 1, 2011. The agreement has a rolling term of three years so that at the end of each month it automatically renews for one additional month, unless otherwise terminated by CVR Energy or Mr. Lipinski. The agreement provides for an annual base salary for Mr. Lipinski of $900,000, which was increased to $950,000 effective as of January 1, 2012. Mr. Lipinski is also eligible to receive a performance-based annual cash bonus with a target payment equal to 250% of his annual base salary to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. In addition, Mr. Lipinski is entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Mr. Lipinski to abide by a perpetual restrictive covenant relating to non-disclosure and also includes covenants relating to non-solicitation and non-competition that govern during his employment and thereafter for the period severance is paid and, if no severance is paid, for one year following termination of employment. In addition, Mr. Lipinski's agreement provides for certain severance payments that may be due following the termination of his employment under certain circumstances, which are described below under "—Change-in-Control and Termination Payments."

        Susan M. Ball.    On October 23, 2007, CVR Energy entered into an employment agreement with Ms. Ball, which was amended on March 5, 2009 and October 9, 2009 and amended and restated on each of January 1, 2010 and January 1, 2011. This agreement was subsequently amended and restated effective as of on August 7, 2012 in connection with Ms. Ball's promotion to the role of Chief Financial Officer and has a term of three years that expires in August 2015, unless otherwise terminated by CVR Energy or Ms. Ball. The agreement provides for an annual base salary for Ms. Ball of $350,000, which was increased to $360,000 effective as of January 1, 2013, and provides for a performance-based annual cash bonus with a target payment equal to 100% of her annual base salary (70% for the portion of 2012 prior to her promotion to the role of Chief Financial Officer) to be based upon individual and/or performance criteria as established by the compensation committee of the board of directors of CVR

Energy for each fiscal year. In addition, Ms. Ball is entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Ms. Ball to abide by a perpetual restrictive covenant relating to non-disclosure and also includes covenants relating to non-solicitation and non-competition that govern during her employment and for one year following termination of employment. In addition, the agreement provides for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under "—Change-in-Control and Termination Payments."

        Stanley A. Riemann, Edmund S. Gross and Robert W. Haugen.    On July 12, 2005, CRLLC entered into employment agreements with each of Messrs. Riemann, Gross and Haugen, which were subsequently assumed by CVR Energy and amended and restated effective as of December 29, 2007. The agreements were amended and restated effective January 1, 2010 and subsequently amended and restated on January 1, 2011. The agreements with Messrs. Riemann, Gross and Haugen each have a term of three years that expire in January 2014, unless otherwise terminated earlier by either party to the agreement. The employment agreements provide for annual base salaries and also provide that each executive officer is eligible to receive a performance-based annual cash bonus to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. The annual salaries in effect for Messrs. Riemann, Gross and Haugen effective as of January 1, 2013 are $490,000, $380,000 and $315,000, respectively, and the target annual bonus percentages for these executive officers are as follows: Mr. Riemann (200%), Mr. Gross (100%) and Mr. Haugen (120%). These executives are also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreements required the executive officers to abide by a perpetual restrictive covenant relating to non-disclosure and also include covenants relating to non-solicitation and, except in the case of Mr. Gross, non-competition during their employment and for one year following termination of employment. In addition, the employment agreements provide for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under "—Change-in-Control and Termination Payments."

Change-in-Control and Termination Payments

        Under the terms of the named executive officers' employment agreements with CVR Energy, they may be entitled to severance and other benefits from CVR Energy following the termination of their employment with CVR Energy. The amounts of potential post-employment payments and benefits in the narrative and table below with respect to Messrs. Lipinski, Riemann, Gross and Haugen and Ms. Ball assume the triggering event took place on December 31, 2012, are based on salaries as of December 31, 2012 and assume the payment of bonuses at 100% of target. Pursuant to the services agreement that Refining LP entered into with CVR Energy in connection with the Refining IPO, Refining LP is responsible only for the payment of severance and other benefits costs following the termination of employment of the executive officers that are expected to devote 100% of their time to managing Refining LP's business, which for the named executive officers is limited to Mr. Haugen.

        John J. Lipinski.    If Mr. Lipinski's employment is terminated either by CVR Energy without cause and other than for disability or by Mr. Lipinski for good reason (as these terms are defined in his employment agreement), then in addition to any accrued amounts, including any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years, any unused accrued paid time off and any unreimbursed expenses ("Accrued Amounts"), Mr. Lipinski is entitled to receive as severance (a) salary continuation for 36 months (b) a pro-rata bonus for the year in which termination occurs, based on actual results and (c) the continuation of medical, dental, vision and life insurance benefits ("Welfare Benefits") for 36 months at active-employee rates or until such time as

Mr. Lipinski becomes eligible for such benefits from a subsequent employer. In addition, if Mr. Lipinski's employment is terminated either by CVR Energy without cause and other than for disability or by Mr. Lipinski for good reason (as these terms are defined in his employment agreement) within one year following a change in control (as defined in his employment agreement) or in specified circumstances prior to and in connection with a change in control, Mr. Lipinski will receive 1/12 of his target bonus for the year of termination for each month of the 36 month period during which he is entitled to severance. A change in control (as defined in Mr. Lipinski's employment agreement) occurred on May 7, 2012 upon the acquisition by certain affiliates of Icahn Enterprises of more than 30% of (i) the outstanding common stock of CVR Energy and (ii) the combined voting power of CVR Energy.

        If Mr. Lipinski's employment is terminated as a result of his disability, then in addition to any Accrued Amounts and any payments to be made to Mr. Lipinski under disability plan(s), Mr. Lipinski is entitled to (a) disability payments equal to, in the aggregate, Mr. Lipinski's base salary as in effect immediately before his disability (the estimated total amount of this payment is set forth in the relevant table below) and (b) a pro-rata bonus for the year in which termination occurs, based on actual results. Such supplemental disability payments will be made in installments for a period of 36 months from the date of disability. As a condition to receiving these severance payments and benefits, Mr. Lipinski must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. If Mr. Lipinski's employment is terminated at any time by reason of his death, then in addition to any Accrued Amounts Mr. Lipinski's beneficiary (or his estate) will be paid (a) the base salary Mr. Lipinski would have received had he remained employed through the remaining term of his employment agreement and (b) a pro-rata bonus for the year in which termination occurs, based on actual results. Notwithstanding the foregoing, CVR Energy may, at its option, purchase insurance to cover the obligations with respect to either Mr. Lipinski's supplemental disability payments or the payments due to Mr. Lipinski's beneficiary or estate by reason of his death. Mr. Lipinski will be required to cooperate in obtaining such insurance. Upon a termination by reason of Mr. Lipinski's retirement after reaching age 62, in addition to any Accrued Amounts, Mr. Lipinski will receive (a) continuation of Welfare Benefits for 36 months at active-employee rates or until such time as Mr. Lipinski becomes eligible for such benefits from a subsequent employer, (b) provision of an office at CVR Energy's headquarters and use of CVR Energy's facilities and administrative support, each at CVR Energy's expense, for 36 months and (c) a pro-rata bonus for the year in which termination occurs, based on actual results.

        In the event that Mr. Lipinski is eligible to receive continuation of Welfare Benefits at active employee rates but is not eligible to continue to receive benefits under CVR Energy's plans pursuant to the terms of such plans or a determination by the insurance providers, CVR Energy will use reasonable efforts to obtain individual insurance policies providing Mr. Lipinski with such benefits at the same cost to CVR Energy as providing him with continued coverage under its plans. If such coverage cannot be obtained, CVR Energy will pay Mr. Lipinski on a monthly basis during the relevant continuation period, an amount equal to the amount CVR Energy would have paid had he continued participation in CVR Energy's plans.

        If any payments or distributions due to Mr. Lipinski would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments or distributions will be "cut back" only if that reduction would be more beneficial to him on an after-tax basis than if there was no reduction. The estimated total amounts payable to Mr. Lipinski (or his beneficiary or estate in the event of death) in the event of termination of employment under the circumstances described above are set forth in the table below. Mr. Lipinski would solely be entitled to Accrued Amounts, if any, upon the termination of employment by CVR Energy for cause, or by him voluntarily without good reason and not by reason of his retirement. The agreement requires Mr. Lipinski to abide by a perpetual restrictive covenant relating to non-disclosure. The agreement also includes covenants relating to non-solicitation and noncompetition during Mr. Lipinski's employment term, and thereafter during the period he receives severance payments or supplemental disability payments, as applicable, or for one year following the end of the term (if no severance or disability payments are payable).

        Susan M. Ball, Stanley A. Riemann, Edmund S. Gross and Robert W. Haugen.    Pursuant to their employment agreements as in effect on December 31, 2012, if the employment of Ms. Ball or Messrs. Riemann, Gross or Haugen is terminated either by CVR Energy without cause and other than for disability or by the executive officer for good reason (as such terms are defined in their respective employment agreements), then these executive officers are entitled, in addition to any Accrued Amounts, to receive as severance (a) salary continuation for 12 months (18 months for Mr. Riemann), (b) a pro-rata bonus for the year in which termination occurs, based on actual results and (c) the continuation of Welfare Benefits for 12 months (18 months for Mr. Riemann) at active-employee rates or until such time as the executive officer becomes eligible for such benefits from a subsequent employer. In addition, if the employment of the named executive officers is terminated either by CVR Energy without cause and other than for disability or by the executives for good reason (as these terms are defined in their employment agreements) within one year following a change in control (as defined in their employment agreements) or in specified circumstances prior to and in connection with a change in control, they are also entitled to receive additional benefits. For Ms. Ball and Mr. Gross, the severance period and benefit continuation period is extended to 24 months and for Mr. Riemann would be extended to 30 months, and they will also receive monthly payments equal to 1/12 of their respective target bonuses for the year of termination during the 24 (or 30) month severance period. Mr. Haugen will receive monthly payments equal to 1/12 of his target bonus for the year of termination for 12 months. Upon a termination by reason of these executives' employment upon retirement after reaching age 62, in addition to any Accrued Amounts, they will receive (a) a pro-rata bonus for the year in which termination occurs, based on actual results and (b) continuation of Welfare Benefits for 24 months at active-employee rates or until such time as they become eligible for such benefits from a subsequent employer. A change in control (as defined in the executive officers' respective employment agreements) occurred on May 7, 2012 upon the acquisition by certain affiliates of Icahn Enterprises of more than 30% of (i) the outstanding common stock of CVR Energy and (ii) the combined voting power of CVR Energy.

        In the event that Ms. Ball, Messrs. Riemann, Gross or Haugen are eligible to receive continuation of Welfare Benefits at active-employee rates but are not eligible to continue to receive benefits under CVR Energy's plans pursuant to the terms of such plans or a determination by the insurance providers, CVR Energy will use reasonable efforts to obtain individual insurance policies providing the executives with such benefits at the same cost to CVR Energy as providing them with continued coverage under CVR Energy's plans. If such coverage cannot be obtained, CVR Energy will pay the executives on a monthly basis during the relevant continuation period, an amount equal to the amount CVR Energy would have paid had they continued participation in its plans.

        As a condition to receiving these severance payments and benefits, the executives must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The agreements provide that if any payments or distributions due to an executive officer would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be cut back only if that reduction would be more beneficial to the executive officer on an after-tax basis than if there were no reduction. These executive officers would solely be entitled to Accrued Amounts, if any, upon the termination of employment by CVR Energy for cause, or by him voluntarily without good reason and not by reason of retirement, death or disability. The agreements require each of the executive officers to abide by a perpetual restrictive covenant relating to non-disclosure. The agreements also include covenants relating to non-solicitation and, except in the case of Mr. Gross, covenants relating to non-competition during their employment terms and for one year following the end of the terms.

        The tables that follow reflects the severance that would have been paid to each of the CVR Energy named executive officers, had their employment been terminated under certain circumstances as of December 31, 2012 and assume the payment of bonuses at 100% of target.

	Cash Severance ($)					Benefit Continuation ($)
	Death	Disability	Retirement	Termination without Cause or with Good Reason		Death	Disability	Retirement	Termination without Cause or with Good Reason
				(1)	(2)				(1)	(2)
John J. Lipinski	5,225,000	5,225,000	2,375,000	5,225,000	12,350,000	—	—	58,082	58,082	58,082
Susan M. Ball	—	—	350,000	700,000	1,750,000	—	—	30,298	15,149	30,298
Stanley A. Riemann	—	—	900,000	1,575,000	4,275,000	—	—	38,721	29,041	48,402
Edmund S. Gross	—	—	380,000	760,000	1,900,000	—	—	46,790	23,395	46,790
Robert W. Haugen	—	—	348,000	638,000	986,000	—	—	36,218	18,109	18,109

(1)
Severance payments and benefits in the event of termination without cause or resignation for good reason not in connection with a change in control.

(2)
Severance payments and benefits in the event of termination without cause or resignation for good reason in connection with a change in control.

        The named executive officers have been granted shares of restricted stock and restricted stock units pursuant to the CVR Energy LTIP. Pursuant to the Transaction Agreement among the CVR Energy, IEP Energy LLC and each other of the parties thereto, dated as of April 18, 2012 (the "Transaction Agreement"), shares of restricted stock that were outstanding on May 4, 2012 were converted into restricted stock units representing the right to receive, upon becoming vested in accordance with their terms, a cash payment to be calculated in accordance with the Transaction Agreement. Following this conversion of outstanding restricted shares, there were no restricted stock awards outstanding as all such awards were effectively converted into restricted stock units.

        Restricted stock units subject to the Transaction Agreement generally become vested in one-third annual increments beginning on the first anniversary of the date of grant, provided the grantee continues to serve as an employee on each such date, subject to accelerated vesting in the event of the relevant named executive officer's death, disability or retirement, or in the event of any of the following: (a) such named executive officer's employment is terminated other than for cause within the one year period following a change in control; (b) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (c) such named executive officer's employment is terminated under certain circumstances prior to a change in control. In addition, in the event that Messrs. Lipinski, Riemann, Gross or Haugen or Ms. Ball is terminated by CVR Energy without cause and other than for disability at any time on or following the date that the applicable executive officer reaches age 60, then such named executive officer's restricted stock units will vest immediately. As of the date of this prospectus, this acceleration provision would apply to Messrs. Lipinski, Riemann and Gross, who were each at least 60 years old as of such date.

        Each restricted stock unit granted during 2012 represents: (a) for the August 2012 award to Ms. Ball, the right to receive, upon vesting, a cash payment equal to the lesser of $30.00 or the fair market value of one restricted share, as defined in the Transaction Agreement and (b) for December 2012 grants, the right to receive, upon vesting, a cash payment equal to the fair market value of one share of CVR Energy common stock, plus the cash value of all dividends that were declared and paid by CVR Energy during the vesting period for that award. Restricted stock units granted in 2012 become vested in one-third annual increments beginning on the first anniversary of the date of grant, provided the grantee continues to serve as an employee on each such date, or, for certain grants made to Messrs. Lipinski and Riemann in December 2012, become fully vested on the first anniversary of the date of grant provided they continues to serve as employees on each such date, in each case, subject to immediate vesting under certain circumstances.

        Restricted stock units granted to Ms. Ball in August 2012 become immediately vested in the event of her death, disability or retirement, or in the event of any of the following: (a) her employment is terminated other than for cause within the one-year period following a change in control of CVR Energy; (b) she resigns from employment for good reason within the one year period following a change in control; (c) her employment is terminated under certain circumstances prior to a change in control; or (d) her employment is terminated without cause and other than for disability at any time on or following the date she reaches age 60 (as of the date of this prospectus, this acceleration provision would not apply to Ms. Ball because she was not at least 60 years old as of such date).

        Restricted stock units granted in December 2012 become immediately vested in the event of the relevant named executive officer's death or disability. For Messrs. Lipinski and Riemann, the awards also become immediately vested if such executive is terminated other than for cause or such executive resigns for good reason. For the other named executive officers, (a) the awards become immediately vested in the event of any of the following: (i) such named executive officer's employment is terminated other than for cause within the one-year period following a change in control of CVR Energy; (ii) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (iii) such named executive officer's employment is terminated under certain circumstances prior to a change in control; and (b) if such executive is terminated other than for cause or such executive resigns for good reason in the absence of a change in control, then the portion of the award scheduled to vest in the year in which such event occurs becomes immediately vested and the remaining portion is forfeited.

        The terms disability, cause, good reason and change in control with respect to all awards described above are defined in the CVR Energy LTIP. A change in control (as defined in the CVR Energy LTIP) occurred on May 4, 2012 upon the acquisition by certain affiliates of Icahn Enterprises of more than 30% of (i) the outstanding common stock of CVR Energy and (ii) the combined voting power of CVR Energy.

        The following table reflects the value of accelerated vesting of restricted stock units held by the named executive officers assuming the triggering event took place on December 31, 2012. For purposes of the December 2012 restricted stock unit awards, this value is based on the closing price of the CVR Energy's common stock as of such date, which was $48.79 per share, and for purposes of other restricted stock unit awards (those subject to the Transaction Agreement and those granted to Ms. Ball in August 2012), this value is based on a value of $30.00 per share, in accordance with the Transaction Agreement or award agreement, as applicable.

Value of Accelerated Vesting

	Death ($)	Disability ($)	Retirement ($)	Termination without Cause or with Good Reason ($)
				(1)	(2)
John J. Lipinski	12,857,547	12,857,547	9,787,680	9,787,680	12,857,547
Susan M. Ball	1,529,827	1,529,827	711,180	—	1,529,827
Stanley A. Riemann.	4,809,160	4,809,160	2,967,240	2,967,240	4,809,160
Edmund S. Gross	3,026,527	3,026,527	2,207,880	2,207,880	3,026,527
Robert W. Haugen	1,428,341	1,428,341	865,500	—	1,428,341

(1)
Termination without cause or resignation for good reason not in connection with a change in control. The values included for Messrs. Lipinski, Riemann and Gross reflect accelerated vesting by reason of termination without cause after such executive has reached age 60.

(2)
Termination without cause or resignation for good reason in connection with a change in control.

Director Compensation

        Officers, employees and directors of CVR Energy or its affiliates who serve as directors of Refining LP's general partner do not receive additional compensation for their service as a director of the general partner. Independent directors who are not officers, employees or directors of CVR Energy or its affiliates receive compensation for attending meetings of Refining LP's general partner's board of directors and committees thereof. Independent directors receive an annual director fee of $75,000, paid quarterly, and meeting fees of $1,000 per meeting. In addition, independent directors also receive an additional annual retainer of $5,000 for serving as the chairman of any board committee, an additional annual retainer of $1,000 for serving on a board committee and are reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors (and committees thereof) of Refining LP's general partner and for other director-related education expenses. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Equity Compensation Plans

        In connection with the Refining IPO, on January 16, 2013, the board of directors of Refining LP's general partner adopted the LTIP. Individuals who are eligible to receive awards under the LTIP include employees, officers, consultants and directors of Refining LP and the general partner and their respective subsidiaries and parents. The LTIP provides for the grant of options, unit appreciation rights, restricted units, phantom units, unit awards, substitute awards, other-unit based awards, cash awards, performance awards, and distribution equivalent rights, each in respect of common units. A maximum of 11,070,000 common units are issuable under the LTIP.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a))(c)
Equity compensation plans approved by security holders:
CVR Refining, LP Long-Term Incentive Plan	—	—	11,070,000	(1)
Equity compensation plans not approved by security holders:
None	—	—	—

Total	—	—	11,070,000

(1)
Represents units that remain available for future issuance pursuant to the LTIP in connection with awards of options, unit appreciation rights, restricted units, phantom units, unit awards, substitute awards, other-unit based awards, cash awards, performance awards, and distribution equivalent rights. As of December 31, 2012, no awards had been granted under the LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding beneficial ownership of Refining LP's common units as of July 10, 2013:

  •
  Refining LP's general partner;

  •
  each of Refining LP's general partner's directors;

  •
  each of Refining LP's general partner's named executive officers;

  •
  each unitholder known by Refining LP to beneficially hold five percent or more of our outstanding units; and

  •
  all of Refining LP's general partner's executive officers and directors as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all units beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the business address for each beneficial owner listed is 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

	Common Units Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)
CVR Refining GP, LLC(2)	—	—
CVR Energy, Inc.(3)	104,790,764	71.0%
John J. Lipinski(4)	200,000	*
Stanley A. Riemann	40,000	*
Susan M. Ball	8,000	*
Edmund S. Gross	4,000	*
Robert W. Haugen	4,000	*
Vincent J. Intrieri	20,000	*
Samuel Merksamer	6,000	*
Carl C. Icahn(5)	110,790,764	75.1%
Daniel A. Ninivaggi	—	*
SungHwan Cho	—	*
Glenn R. Zander	5,000	*
Jon R. Whitney	6,000	*
Keith Cozza	10,000	*
Kenneth Shea	—	*
All directors and executive officers of Refining LP's general partner as a group (17 persons)(6)	111,159,764	75.3%

*
Less than 1%

(1)
Based on 147,600,000 common units outstanding as of March 28, 2013.

(2)
CVR Refining GP, LLC, a wholly owned subsidiary of CVR Refining Holdings, is Refining LP's general partner and manages and operates its business and has a non-economic general partner interest.

(3)
104,778,764 of these common units are owned of record by CVR Refining Holdings, LLC and 12,000 of these common units are owned of record by CVR Refining Holdings Sub, LLC, each of which is an indirect wholly-owned subsidiary of CVR Energy.

  CVR Energy, Inc. is a publicly traded company. The directors of CVR Energy are Carl C. Icahn, Bob G. Alexander, SungHwan Cho, Vincent J. Intrieri, Samuel Merksamer, Stephen Mongillo, Daniel A. Ninivaggi, James M. Strock and John J. Lipinski.

(4)
Mr. Lipinski owns 80,000 common units directly. In addition, Mr. Lipinski may be deemed to be the beneficial owner of an additional 120,000 common units, which are owned by the 2011 Lipinski Exempt Family Trust, which are held in trust for the benefit of Mr. Lipinski's family. Mr. Lipinski's spouse is the trustee of the trust.

(5)
The following disclosures are based on a Schedule 13D/A filed with the Commission on June 10, 2013 by CVR Refining Holdings, CRLLC, CRRM, Coffeyville Refining & Marketing Holdings, Inc. ("CRRM Holdings"), CVR Energy, IEP Energy LLC ("IEP Energy"), IEP Energy Holding LLC ("Energy Holding"), American Entertainment Properties Corp. ("AEP"), Icahn Building LLC ("Building"), Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), Beckton Corp. ("Beckton"), and Carl C. Icahn (collectively, the "Icahn Reporting Persons").

According to the filing, the principal business address of each of (i) CVR Refining Holdings, CRLLC, CRRM, CRRM Holdings and CVR Energy is 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479, (ii) IEP Energy, Energy Holding, AEP, Building, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue—Suite 1210, White Plains, NY 10601, and (iii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

According to the filing, CVR Refining Holdings has sole voting power and sole dispositive power with regard to 104,778,764 common units, and may be deemed to have shared voting power and shared dispositive power with regard to 12,000 common units owned of record by CVR Refining Holdings Sub, LLC ("CVRR Holdings Sub"). Each of CRLLC, CRRM, CRRM Holdings, CVR Energy, IEP Energy, Energy Holding, AEP, Building, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to have shared voting power and shared dispositive power with regard to such number of common units indicated in the Schedule 13D/A. Icahn Enterprises Holdings has sole voting power and sole dispositive power with regard to 4,000,000 common units. Each of Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to have shared voting power and shared dispositive power with regard to such common units.

According to the filing, each of CRLLC, CRRM, CRRM Holdings and CVR Energy, by virtue of their relationships to each of CVR Refining Holdings and CVRR Holdings Sub, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the common units which each of CVR Refining Holdings and CVRR Holdings Sub directly beneficially owns. Each of CRLLC, CRRM, CRRM Holdings and CVR Energy disclaims beneficial ownership of such common units for all other purposes. Each of IEP Energy, Energy Holding, AEP, Building, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to each of CVR Refining Holdings, CVRR Holdings Sub and Icahn Enterprises Holdings, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the common units which each of CVR Refining Holdings, CVRR Holdings Sub and Icahn Enterprises Holdings directly beneficially owns. Each of IEP Energy, Energy Holding, AEP, Building, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such common units for all other purposes.

(6)
The number of common units owned by all of the directors and executive officers of Refining LP's general partner, as a group, reflects the sum of (1) the 200,000 common units owned directly or indirectly by Mr. Lipinski, the 40,000 common units owned by Mr. Riemann, the 8,000 common units owned by Ms. Ball, the 4,000 common units owned by Mr. Gross, the 4,000 common units owned by Mr. Haugen, (2) the 20,000 common units owned by Mr. Intrieri, (3) the 6,000 common units owned by Mr. Merksamer, (4) the 110,790,764 common units owned directly or indirectly by Mr. Icahn, (5) the 5,000 common units owned by Mr. Zander, (6) the 6,000 common units owned by Mr. Whitney, (7) the 10,000 common units owned by Mr. Cozza, and (8) the 50,000 common units owned by Wyatt E. Jernigan, the 5,000 common units owned by Christopher G. Swanberg and the 11,000 common units owned by David L. Landreth.

          The following table sets forth, as of March 28, 2013, the number of shares of common stock of CVR Energy beneficially owned by each of the named executive officers and directors of Refining LP's general partner and all directors and executive officers of our general partner as a group.

Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)
John J. Lipinski	—	—
Stanley A. Riemann	—	—
Susan M. Ball	—	—
Edmund S. Gross	—	—
Robert W. Haugen	1	*
Vincent J. Intrieri	—	—
Samuel Merksamer	—	—
Carl C. Icahn(2)	71,198,718	82%
Daniel A. Ninivaggi	—	—
SungHwan Cho	—	—
Glenn R. Zander	—	—
Jon R. Whitney	—	—
Keith Cozza	—	—
Kenneth Shea	—	—
All directors and executive officers as a group (17 persons)	71,198,719	82%

*
Less than 1%

(1)
Percentage calculated based upon 86,831,050 shares of common stock outstanding as of March 28, 2013.

(2)
Shares of common stock reflected as beneficially owned by Mr. Icahn are owned of record by IEP Energy LLC, a subsidiary of Icahn Enterprises L.P. Mr. Icahn may be deemed to indirectly beneficially own such shares for purposes of Section 13(d) of the Exchange Act. Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Agreements with CVR Energy and CVR Partners

        Coffeyville Resources and its subsidiaries entered into several agreements with CVR Partners and its affiliates in connection with CVR Partners' initial public offering in April 2011 and CVR Partners' formation in October 2007. The agreements govern the business relations among us, Refining LP and CVR Partners. Refining LP also entered into several agreements with CVR Energy in connection with the Refining IPO that govern its management and business relationship with CVR Energy and its affiliates. These agreements were not the result of arm's-length negotiations and the terms of these agreements are not necessarily as favorable to the parties to these agreements as terms which could have been obtained from unaffiliated third parties.

  Contribution Agreement

        On December 31, 2012, Refining LP entered into a contribution agreement with CVR Refining Holdings and certain of its affiliates pursuant to which CVR Refining Holdings contributed CVR Refining, LLC to Refining LP and it assumed all liabilities (including unknown and contingent liabilities) associated with owning CVR Refining, LLC after its contribution to Refining LP. In addition, CVR Refining Holdings contributed a 0.01% limited partner interest in Refining LP to its wholly-owned subsidiary, CVR Refining Holdings Sub, LLC.

  Reorganization Agreement

        In connection with the Refining IPO, on January 16, 2013, Refining LP entered into a reorganization agreement, whereby CVR Refining Holdings agreed, if necessary, to contribute to Refining LP an amount of cash such that it would have approximately $340 million of cash on hand at the closing of the Refining IPO and excluding cash used to repurchase the $225 million aggregate principal amount of the Second Lien Notes due April 1, 2017 issued by Coffeyville Resources and Coffeyville Finance. If such amount of cash on hand at the closing of the Refining IPO were to exceed $340 million, Refining LP agreed to distribute the excess to CVR Refining Holdings. In addition, pursuant to the reorganization agreement, Refining LP agreed to (i) issue 119,988,000 common units to CVR Refining Holdings and 12,000 common units to CVR Refining Holdings Sub, LLC, (ii) issue any common units not purchased by the underwriters in the Refining IPO pursuant to their option to purchase additional common units, and distribute the net proceeds (after deducting discounts and commissions) from the exercise of such option, if any, to CVR Refining Holdings and (iii) undertake an offering of common units in the future upon request by CVR Refining Holdings and use the proceeds thereof (net of underwriting discounts and commissions) to redeem an equal number of common units from CVR Refining Holdings as a distribution to reimburse CVR Refining Holdings for certain capital expenditures incurred with respect to the assets contributed to Refining LP.

        Prior to the closing of the Refining IPO, Refining LP distributed $150 million of cash on hand to CRLLC. Additionally, net proceeds from the underwriters' exercising their option to purchase the additional 3,600,000 shares of $85.1 million were distributed to CRLLC on January 28, 2013.

  Intercompany Credit Facility

        In connection with the Refining IPO, on January 23, 2013, we entered into a new $150 million senior unsecured revolving credit facility with CRLLC as the lender to be used to fund growth capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Intercompany Credit Facility."

  Coke Supply Agreement

        We, through our wholly-owned subsidiary CRRM, entered into a pet coke supply agreement with CVR Partners in October 2007 pursuant to which we supply CVR Partners with pet coke. This agreement provides that we must deliver to CVR Partners during each calendar year an annual required amount of pet coke equal to the lesser of (i) 100% of the pet coke produced at our Coffeyville, Kansas petroleum refinery or (ii) 500,000 tons of pet coke. CVR Partners is also obligated to purchase this annual required amount. If we produce more than 41,667 tons of pet coke during a calendar month, CVR Partners will have the option to purchase the excess at the purchase price provided for in the agreement. If CVR Partners declines to exercise its option, we may sell the excess to a third party.

        The price that we receive pursuant to the pet coke supply agreement is based on the lesser of a pet coke price derived from the price received by CVR Partners for urea ammonium nitrate ("UAN") (the "UAN-based price"), and a pet coke price index. The UAN-based price begins with a pet coke price of $25 per ton based on a price per ton for UAN (exclusive of transportation cost), or netback price, of $205 per ton, and adjusts up or down $0.50 per ton for every $1.00 change in the netback price. The UAN-based price has a ceiling of $40 per ton and a floor of $5 per ton.

        CVR Partners also pays any taxes associated with the sale, purchase, transportation, delivery, storage or consumption of the pet coke. CVR Partners is entitled to offset any amount payable for the pet coke against any amount we owe under the feedstock and shared services agreement, which is described below. If CVR Partners fails to pay an invoice on time, it must pay interest on the outstanding amount payable at a rate of three percent above the prime rate.

        In the event we deliver pet coke to CVR Partners on a short-term basis and such pet coke is off-specification on more than 20 days in any calendar year, the price for such pet coke will be adjusted to compensate CVR Partners and/or we will contribute funds in order to share the cost of the expenditures CVR Partners must make to modify its equipment to process the off-specification pet coke it received. If we determine that there will be a change in pet coke quality on a long-term basis, we will be required to provide CVR Partners with at least three years' notice of such change. CVR Partners will then determine the appropriate changes necessary to its nitrogen fertilizer plant in order to process such off-specification pet coke. We will compensate CVR Partners for the cost of making such modifications and/or adjust the price of pet coke on a mutually agreeable commercially reasonable basis.

        The terms of the pet coke supply agreement provide benefits to us as well as CVR Partners. The cost of the pet coke we supply to CVR Partners in most cases will be lower than the price CVR Partners otherwise would pay to third parties. The cost to CVR Partners will be lower both because the actual price paid will be lower and because CVR Partners will pay significantly reduced transportation costs (the pet coke is supplied by our adjacent facility and therefore does not involve freight or tariff costs). In addition, because the cost CVR Partners pays will be formulaically related to the price received for UAN (subject to a UAN based price floor and ceiling), CVR Partners will enjoy lower pet coke costs during periods of lower revenues regardless of the prevailing pet coke market.

        In return for us receiving a potentially lower price for pet coke in periods when the pet coke price is impacted by lower UAN prices, we enjoy the following benefits associated with the disposition of a low value by-product of the refining process: avoiding the capital cost and operating expenses associated with handling pet coke; enjoying flexibility in our crude slate and operations as a result of not being required to meet a specific pet coke quality; and avoiding the administration, credit risk and marketing fees associated with selling pet coke.

        CVR Partners may be obligated to provide security for its payment obligations under the agreement if in our sole judgment there is a material adverse change in CVR Partners' financial condition or liquidity position or in its ability to make payments. This security shall not exceed an amount equal to 21 times the average daily dollar value of pet coke CVR Partners purchases for the 90-day period preceding the date on which we give CVR Partners notice that we have deemed that a material adverse change in its financial condition, liquidity position or in its ability to make payments has occurred. Unless otherwise agreed to by us and CVR Partners, CVR Partners can provide the security by means of a standby or documentary letter of credit, prepayment, a surety instrument, or a combination of the foregoing. If CVR Partners does not provide such security, we may require CVR Partners to pay for future deliveries of pet coke on a cash-on-delivery basis, failing which we may suspend delivery of pet coke until such security is provided and terminate the agreement upon 30 days' prior written notice. Additionally, CVR Partners may terminate the agreement within 60 days of providing such security, so long as it provides five days' prior written notice to us.

        The agreement has an initial term of 20 years (ending October 2027), which will be automatically extended for successive five year renewal periods. Either party may terminate the agreement by giving notice no later than three years prior to a renewal date. The agreement is also terminable by mutual consent of the parties or if a party breaches the agreement and does not cure within the applicable cure periods. Additionally, the agreement may be terminated in some circumstances if substantially all of CVR Partners' operations at its nitrogen fertilizer plant or at our Coffeyville refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

        Either party may assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party's lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements.

        The agreement contains an obligation for each party to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence, or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages, from either party or certain affiliates.

        Our pet coke sales price per ton sold averaged $30, $28, and $11 for the years ended December 31, 2012, 2011 and 2010, respectively. Our total sales to CVR Partners were approximately $9.9 million, $11.4 million and $4.3 million for the years ended December 31, 2012, 2011 and 2010, respectively.

  Feedstock and Shared Services Agreement

        We, through our wholly-owned subsidiary CRRM, entered into a feedstock and shared services agreement with CVR Partners in October 2007 and an amended and restated feedstock and shared services agreement in April 2011 in connection with CVR Partners' initial public offering. Under this agreement, we agreed with CVR Partners to exchange feedstock and other services. The feedstocks and services are utilized in the respective production processes of our Coffeyville refinery and CVR Partners' nitrogen fertilizer plant. Feedstocks provided under the agreement include, among others, hydrogen, high-pressure steam, nitrogen, instrument air, oxygen and natural gas.

        Pursuant to the feedstock agreement, we, through our wholly-owned subsidiary CRRM, and CVR Partners have an obligation to transfer excess hydrogen to one another. CVR Partners is only obligated to provide hydrogen to us upon demand if the hydrogen is not required for operation of CVR Partners' fertilizer plant, as determined in a commercially reasonable manner based upon CVR Partners' current or anticipated operational needs. The feedstock agreement provides hydrogen supply and pricing terms for sales of hydrogen by both parties. The price we pay for purchases of hydrogen from CVR Partners is structured to make CVR Partners whole as if it had used the hydrogen sold to us to produce ammonia. After extended periods of time and in excess of certain quantity thresholds, the price we pay reverts to a UAN pricing structure to make CVR Partners whole, as if CVR Partners had produced UAN for sale. Pricing for sales of hydrogen by us to CVR Partners is based off of the price of natural gas. The hydrogen sales that we and CVR Partners make to each other are netted on a monthly basis, and we or CVR Partners will be paid to the extent that either of us sells more hydrogen than purchased in any given month. For the years ended December 31, 2012, 2011 and 2010, we recorded approximately $6.3 million, $14.2 million and $0.1 million, respectively, in cost of product sold for net monthly purchases of hydrogen from CVR Partners. For the years ended December 31, 2012, 2011 and 2010, we recorded net monthly sales for transfers of excess hydrogen to CVR Partners of $0.2 million, $1.0 million and $1.8 million, respectively.

        We, through our wholly-owned subsidiary CRRM, are obligated, upon reasonable notice or request of CVR Partners, to use commercially reasonable efforts to provide high-pressure steam to CVR Partners for the commencement or recommencement of its nitrogen plant operations or for use at its Linde air separation plant. CVR Partners is similarly obligated to provide high-pressure steam to us that it produces but does not require after we provide reasonable notice requesting the same. For the years ended December 31, 2012, 2011 and 2010 we purchased $10,000, $0.2 million and $0.1 million, respectively, of high-pressure steam from CVR Partners. CVR Partners is also obligated to make available to us any nitrogen produced by the Linde air separation plant that is not required for the operation of CVR Partners' nitrogen fertilizer plant, as determined by CVR Partners in a commercially reasonable manner. The price for the nitrogen is based on a cost of $0.035 cents per kilowatt hour, as adjusted to reflect changes in the CVR Partners electric bill. For the years ended December 31, 2012, 2011 and 2010, we paid CVR Partners approximately $1.4 million, $1.5 million and $0.8 million, respectively, for nitrogen.

        The agreement also provides that both we and CVR Partners must deliver instrument air to one another in some circumstances. CVR Partners must make instrument air available for our purchase at a minimum flow rate, to the extent produced by its Linde air separation plant and available to CVR Partners. The price for the instrument air is $18,000 per month, prorated according to the number of days of use per month, subject to certain adjustments, including adjustments to reflect changes in the CVR Partners electric bill. To the extent that instrument air is not available from the Linde air separation plant but is available from us, we are required to make instrument air available to CVR Partners for purchase at a price of $18,000 per month, prorated according to the number of days of use per month, subject to certain adjustments, including adjustments to reflect changes in our electric bill. The agreement provides a mechanism pursuant to which CVR Partners may transfer a tail gas stream (which is otherwise flared) to us through a pipe between our Coffeyville refinery and CVR Partners' nitrogen fertilizer plant, which we installed. CVR Partners agreed to pay us the cost of installing the pipe over the first three years (commencing in 2011) and in the fourth year provide an additional 15% to cover the cost of capital.

        With respect to oxygen requirements, CVR Partners is obligated to provide oxygen produced by its Linde air separation plant and made available to CVR Partners to the extent that such oxygen is not required for operation of the nitrogen fertilizer plant. The oxygen is required to meet certain specifications and is sold to us at a fixed price.

        The agreement also addresses the means that we and CVR Partners obtain natural gas. Currently, natural gas is delivered to both CVR Partners' nitrogen fertilizer plant and our Coffeyville refinery pursuant to a contract between us and Atmos Energy Corp. ("Atmos"). Under the amended and restated feedstock and shared services agreement, CVR Partners reimburses us for natural gas transportation and natural gas supplies purchased on CVR Partners' behalf. At our request, or at the request of CVR Partners, in order to supply CVR Partners with natural gas directly, both parties will be required to use their commercially reasonable efforts to (i) add CVR Partners as a party to the current contract with Atmos or reach some other mutually acceptable accommodation with Atmos whereby both we and CVR Partners would each be able to receive, on an individual basis, natural gas transportation service from Atmos on similar terms and conditions as set forth in the current contract, and (ii) would each be able to purchase natural gas supplies on its own account.

        The agreement also addresses the allocation of various other feedstocks, services and related costs between us and CVR Partners. Sour water, water for use in fire emergencies, finished product tank capacity, costs associated with security services, and costs associated with the removal of excess sulfur are all allocated between us and CVR Partners by the terms of the agreement. The agreement also requires CVR Partners to reimburse us for utility costs related to a sulfur processing agreement between us and Tessenderlo Kerley, Inc. ("Tessenderlo Kerley"). CVR Partners has a similar agreement with Tessenderlo Kerley. Otherwise, costs relating to both our and CVR Partners' existing agreements with Tessenderlo Kerley are allocated equally between us except in certain circumstances.

        The parties may temporarily suspend the provision of feedstocks or services pursuant to the terms of the agreement if repairs or maintenance are necessary on applicable facilities. Additionally, the agreement imposes minimum insurance requirements on the parties and their affiliates.

        The agreement has an initial term of 20 years (ending October 2027) and will be automatically extended for successive five-year renewal periods. Either party may terminate the agreement, effective upon the last day of a term, by giving notice no later than three years prior to a renewal date. The agreement will also be terminable by mutual consent of the parties or if one party breaches the agreement and does not cure within applicable cure periods and the breach materially and adversely affects the ability of the terminating party to operate its facility. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at CVR Partners' nitrogen fertilizer plant or our Coffeyville refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding, or otherwise becomes insolvent.

        Either party is entitled to assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party's lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The agreement contains an obligation to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence, or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from either party or certain affiliates.

  Raw Water and Facilities Sharing Agreement

        We, through our wholly-owned subsidiary CRRM, entered into a raw water and facilities sharing agreement with CVR Partners in October 2007 which (i) provides for the allocation of raw water resources between our Coffeyville refinery and CVR Partners' nitrogen fertilizer plant and (ii) provides for the management of the water intake system (consisting primarily of a water intake structure, water pumps, meters and a short run of piping between the intake structure and the origin of the separate pipes that transport the water to each facility) which draws raw water from the Verdigris River for both our Coffeyville refinery and CVR Partners' nitrogen fertilizer plant. This agreement provides that a water management team consisting of one representative from each party to the agreement will manage the Verdigris River water intake system. The water intake system is owned and operated by us. The agreement provides we and CVR Partners have an undivided one-half interest in the water rights which will allow the water to be removed from the Verdigris River for use at our Coffeyville refinery and CVR Partners' nitrogen fertilizer plant.

        The agreement provides that CVR Partners' nitrogen fertilizer plant and our Coffeyville refinery are entitled to receive sufficient amounts of water from the Verdigris River each day to enable them to conduct their businesses at their appropriate operational levels. However, if the amount of water available from the Verdigris River is insufficient to satisfy the operational requirements of both facilities, then such water shall be allocated between the two facilities on a prorated basis. This prorated basis will be determined by calculating the percentage of water used by each facility over the two calendar years prior to the shortage, making appropriate adjustments for any operational outages involving either of the two facilities. Costs associated with operation of the water intake system and administration of water rights are also allocated on a prorated basis, calculated by us based on the percentage of water used by each facility during the calendar year in which such costs are incurred. However, in certain circumstances, such as where one party bears direct responsibility for the modification or repair of the water pumps, one party will bear all costs associated with such activity. Additionally, CVR Partners must reimburse us for electricity required to operate the water pumps on a prorated basis that is calculated monthly.

        We or CVR Partners can terminate the agreement by giving the other party at least three years' prior written notice. Between the time that notice is given and the termination date, we are required to cooperate with CVR Partners to allow CVR Partners to build its own water intake system on the Verdigris River to be used for supplying water to CVR Partners' nitrogen fertilizer plant. We are required to grant easements and access over our property so that CVR Partners can construct and utilize such new water intake system, provided that no such easements or access over our property shall have a material adverse effect on our business or operations at the Coffeyville refinery. CVR Partners will bear all costs and expenses for such construction if it is the party that terminated the original water sharing agreement. If we terminate the original water sharing agreement, CVR Partners may either install a new water intake system at its own expense, or require us to sell the existing water intake system to CVR Partners for a price equal to the depreciated book value of the water intake system as of the date of transfer.

        Either party may assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party's lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the Coffeyville refinery or the nitrogen fertilizer plant, as applicable, in each case subject to applicable consent requirements. The parties may obtain injunctive relief to enforce their rights under the agreement. The agreement contains an obligation to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence, or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from either party or certain affiliates.

        The term of the agreement is perpetual unless (1) the agreement is terminated by either party upon three years' prior written notice in the manner described above or (2) the agreement is otherwise terminated by the mutual written consent of the parties.

  Cross-Easement Agreement

        We, through our wholly-owned subsidiary CRRM, entered into a cross-easement agreement with CVR Partners in October 2007 and an amended and restated cross-easement agreement in April 2011. The purpose of the agreement is to enable both us and CVR Partners to access and utilize each other's land in certain circumstances in order to operate our respective businesses. The agreement grants easements for the benefit of both parties and establishes easements for operational facilities, pipelines, equipment, access and water rights, among other easements. The intent of the agreement is to structure easements that provide flexibility for both parties to develop their respective properties, without depriving either party of the benefits associated with the continuous reasonable use of the other party's property.

        The agreement provides that facilities located on each party's property will generally be owned and maintained by the party owning such property; provided, however, that in certain specified cases where a facility that benefits one party is located on the other party's property, the benefited party will have the right to use, and will be responsible for operating and maintaining, the subject facility. The easements granted under the agreement are non-exclusive to the extent that future grants of easements do not interfere with easements granted under the agreement. The duration of the easements granted under the agreement will vary, and some will be perpetual. Easements pertaining to certain facilities that are required to carry out the terms of CVR Partners' other agreements with us will terminate upon the termination of such related agreements.

        The agreement contains an obligation to indemnify, defend and hold harmless the other party against liability arising from negligence or willful misconduct by the indemnifying party. The agreement also requires the parties to carry minimum amounts of employer's liability insurance, commercial general liability insurance, and other types of insurance. If either party transfers its fee simple ownership interest in the real property governed by the agreement, the new owner of the real property will be deemed to have assumed all of the obligations of the transferring party under the agreement, except that the transferring party will retain liability for all obligations under the agreement which arose prior to the date of transfer.

  Environmental Agreement

        We, through our wholly-owned subsidiary CRRM, entered into an environmental agreement with CVR Partners in October 2007 that provides for certain indemnification and access rights in connection with environmental matters affecting our Coffeyville refinery and CVR Partner's nitrogen fertilizer plant. A supplement to the agreement was entered into by us and CVR Partners in February 2008 in connection with the execution of a related comprehensive pet coke management plan and the transfer by us to CVR Partners of certain property related to the agreement. We and CVR Partners also agreed to supplement the agreement in July 2008 in order to amend and restate the comprehensive pet coke management plan.

        To the extent that one party's property experiences environmental contamination due to the activities of the other party and the contamination is known at the time the agreement was entered into, the contaminating party is required to implement all government-mandated environmental activities relating to the contamination, or else indemnify the property-owning party for expenses incurred in connection with implementing such measures.

        To the extent that liability arises from environmental contamination that is caused by us but is also commingled with environmental contamination caused by CVR Partners, we may elect in our sole discretion and at our own cost and expense to perform government-mandated environmental activities relating to such liability, subject to certain conditions and provided that we will not waive any rights to indemnification or compensation otherwise provided for in the agreement. The agreement also addresses situations in which a party's responsibility to implement such government-mandated environmental activities as described above may be hindered by the property-owning party's creation of capital improvements on the property. If a contaminating party bears such responsibility but the property-owning party desires to implement a planned and approved capital improvement project on its property, the parties must meet and attempt to develop a soil management plan together. If the parties are unable to agree on a soil management plan 30 days after receiving notice, the property-owning party may proceed with its own commercially reasonable soil management plan. The contaminating party is responsible for the costs of disposing of hazardous materials pursuant to such plan.

        If the property-owning party needs to do work that is not a planned and approved capital improvement project but is necessary to protect the environment, health, or the integrity of the property, other procedures will be implemented. If the contaminating party still bears responsibility to implement government-mandated environmental activities relating to the property and the property-owning party discovers contamination caused by the other party during work on the capital improvement project, the property-owning party will give the contaminating party prompt notice after discovery of the contamination and will allow the contaminating party to inspect the property. If the contaminating party accepts responsibility for the contamination, it may proceed with government-mandated environmental activities relating to the contamination and it will be responsible for the costs of disposing of hazardous materials relating to the contamination. If the contaminating party does not accept responsibility for such contamination or fails to diligently proceed with government-mandated environmental activities related to the contamination, then the contaminating party must indemnify and reimburse the property-owning party upon the property-owning party's demand for costs and expenses incurred by the property-owning party in proceeding with such government-mandated environmental activities.

        Either party is entitled to assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party's lenders for collateral security purposes, or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the Coffeyville refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The agreement has a term of at least 20 years or for so long as the feedstock and shared services agreement is in force, whichever is longer. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages, from either party or certain of its affiliates.

        The agreement also provides for indemnification in the case of contamination or releases of hazardous materials that are present but unknown at the time the agreement was entered into or that occur subsequent to the execution of the agreement to the extent such contamination or releases are identified in reasonable detail before October 2012. If one party causes such contamination or release on the other party's property, the latter party must notify the contaminating party, and the contaminating party must take steps to implement all government-mandated environmental activities relating to the contamination, or else indemnify the property-owning party for the costs associated with doing such work.

        The agreement also grants each party reasonable access to the other party's property for the purpose of carrying out obligations under the agreement. However, both parties must keep certain information relating to the environmental conditions on the properties confidential. Furthermore, both parties are prohibited from investigating soil or groundwater conditions except as required for government-mandated environmental activities, in responding to an accidental or sudden contamination of certain hazardous materials, or in connection with implementation of CVR Partners' comprehensive pet coke management plan.

        A comprehensive pet coke management plan that was subsequently entered into pursuant to the agreement establishes procedures for the management of pet coke and the identification of significant pet coke-related contamination. Also, the parties agreed to indemnify and defend one another and each other's affiliates against liabilities arising under the pet coke management plan or relating to a failure to comply with or implement the pet coke management plan.

  Omnibus Agreement

        CVR Energy, CVR Partners, and CVR Partners' general partner entered into an omnibus agreement in October 2007 and amended and restated in connection with CVR Partners' initial public offering.

        Under the omnibus agreement we agreed to, and agreed to cause our controlled affiliates not to, engage in, whether by acquisition or otherwise, the production, transportation or distribution, on a wholesale basis, of fertilizer in the contiguous United States, or a fertilizer restricted business, for so long as CVR Energy continues to own at least 50% of CVR Partners' outstanding units and CVR Energy continues to control Refining LP's general partner. As a controlled affiliate of CVR Energy, we are bound by the restrictions of the omnibus agreement. The restrictions do not apply to:

  •
  any fertilizer restricted business acquired as part of a business or package of assets if a majority of the value of the total assets or business acquired is not attributable to a fertilizer restricted business, as determined in good faith by CVR Energy's board of directors, as applicable; however, if at any time we complete such an acquisition, we must, within 365 days of the closing of the transaction, offer to sell the fertilizer-related assets to CVR Partners for their fair market value plus any additional tax or other similar costs that would be required to transfer the fertilizer-related assets to CVR Partners separately from the acquired business or package of assets;

  •
  engaging in any fertilizer restricted business subject to the offer to CVR Partners described in the immediately preceding bullet point pending CVR Partners' determination whether to accept such offer and pending the closing of any offers the we accept;

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  engaging in any fertilizer restricted business if CVR Partners has previously advised CVR Energy that CVR Partners has elected not to acquire such business; or

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  acquiring up to 9.9% of any class of securities of any publicly traded company that engages in any fertilizer restricted business.

  Services Agreement with CVR Energy

        In connection with the Refining IPO, as of December 31, 2012, Refining LP entered into a services agreement with CVR Energy. Under this agreement, Refining LP and its general partner obtain certain management and other services from CVR Energy to conduct our day-to-day business operations. CVR Energy provides the following services under the agreement, among others:

  •
  services from CVR Energy's employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve us on a shared, part-time basis only, unless we and CVR Energy agree otherwise;

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  administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs;

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  management of our property and the property of our subsidiaries in the ordinary course of business;

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  recommendations on capital raising activities to the board of directors of Refining LP's general partner, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions;

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  managing or overseeing litigation and administrative or regulatory proceedings, establishing appropriate insurance policies for us and providing us with safety and environmental advice;

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  recommending the payment of distributions; and

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  managing or providing advice for other projects, including acquisitions, as may be agreed by CVR Energy and Refining LP's general partner from time to time.

        As payment for services provided under the agreement, Refining LP, its general partner, or its subsidiaries, must pay CVR Energy (i) all costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, other than administrative personnel, who provide services to Refining LP under the agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, including administrative personnel, who provide services to Refining LP under the agreement on a part-time basis, but excluding share-based compensation, and such prorated share shall be determined by CVR Energy on a commercially reasonable basis, based on the percent of total working time that such shared personnel are engaged in performing services for Refining LP; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the agreement, including travel, insurance, legal and audit services, government and public relations and bank charges. Refining LP must pay CVR Energy within 15 days for invoices it submits under the agreement.

        Refining LP and its general partner are not required to pay any compensation, salaries, bonuses or benefits to any of CVR Energy's employees who provide services to Refining LP or its general partner on a full-time or part-time basis; CVR Energy continues to pay their compensation. However, personnel performing the actual day-to-day business and operations at the petroleum refinery plant level are employed directly by Refining LP and its subsidiaries, who bear all personnel costs for these employees.

        Either CVR Energy or Refining LP's general partner is allowed to temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days' notice. CVR Energy also has the right to delegate the performance of some or all of the services to be provided pursuant to the agreement to one of its affiliates or any other person or entity, though such delegation does not relieve CVR Energy from its obligations under the agreement. After January 23, 2014, either CVR Energy or Refining LP's general partner may terminate the agreement upon at least 180 days' notice, but not more than one year's notice. Furthermore, Refining LP's general partner may terminate the agreement immediately if CVR Energy becomes bankrupt, or dissolves and commences liquidation or winding-up.

        In order to facilitate the carrying out of services under the agreement, Refining LP, on the one hand, and CVR Energy and its affiliates, on the other, have granted one another certain royalty-free, non-exclusive and non-transferable rights to use one another's intellectual property under certain circumstances.

        The agreement also contains an indemnity provision whereby Refining LP, its general partner, and its subsidiaries, as indemnifying parties, agree to indemnify CVR Energy and its affiliates (other than the indemnifying parties themselves) against losses and liabilities incurred in connection with the performance of services under the agreement or any breach of the agreement, unless such losses or liabilities arise from a breach of the agreement by CVR Energy or other misconduct on its part, as provided in the agreement. The agreement contains a provision stating that CVR Energy is an independent contractor under the agreement and nothing in the agreement may be construed to impose an implied or express fiduciary duty owed by CVR Energy, on the one hand, to the recipients of services under the agreement, on the other hand. The agreement prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from CVR Energy or certain affiliates, except in cases of gross negligence, willful misconduct, bad faith, reckless disregard in performance of services under the agreement, or fraudulent or dishonest acts on our part.

  Trademark License Agreement

        In connection with the Refining IPO, on January 23, 2013, Refining LP entered into a trademark license agreement pursuant to which CVR Energy granted Refining LP a non-exclusive, non-transferrable license to use the Coffeyville Resources and CVR Refining trademarks in connection with our business. Pursuant to this agreement, Refining LP agrees to use the marks only in the form and manner and with appropriate legends as prescribed from time to time by CVR Energy, and agree that the nature and quality of the business that uses the marks will conform to standards currently applied by CVR Energy. Either party may terminate the license with 60 days' prior notice.

  Registration Rights Agreement

        In connection with the Refining IPO, on January 23, 2013, Refining LP entered into a registration rights agreement with Icahn Enterprises, CVR Refining Holdings, and CVR Refining Holdings Sub, LLC, a wholly-owned subsidiary of CVR Refining Holdings, pursuant to which Refining LP may be required to register the sale of the common units they hold. Under the registration rights agreement, Icahn Enterprises, CVR Refining Holdings and CVR Refining Holdings Sub, LLC have the right to request that Refining LP register the sale of common units held by them on their behalf on six occasions, including requiring Refining LP to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period, and may require Refining LP to undertake a public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of common units from them. In addition, Icahn Enterprises, CVR Refining Holdings and CVR Refining Holdings Sub, LLC and their permitted transferees have the ability to exercise certain piggyback registration rights with respect to their securities if Refining LP elects to register any of its equity interests. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. All of the common units held by Icahn Enterprises, CVR Refining Holdings and CVR Refining Holdings Sub, LLC and any permitted transferee are entitled to these registration rights.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between Refining LP's general partner and its owners (including CRLLC and CVR Energy), on the one hand, and Refining LP and its public unitholders, on the other hand. Conflicts may arise as a result of the duties of Refining LP's general partner to act for the benefit of its owners, which may conflict with the interests of Refining LP and the interests of its public unitholders. The directors and officers of Refining LP's general partner have fiduciary duties to manage the general partner in a manner beneficial to its owners. At the same time, Refining LP's general partner has a duty to manage Refining LP in a manner that it believes is not adverse to Refining LP's interest. Refining LP's partnership agreement specifically defines the remedies available to unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to the limited partners and the partnership.

        Whenever a conflict arises between Refining LP's general partner and its owners, on the one hand, and Refining LP and its public unitholders, on the other, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by Refining LP and all its limited partners and shall not constitute a breach of the partnership agreement, of any agreement contemplated thereby or of any duty, if the resolution or course of action in respect of such conflict of interest is: approved by the conflicts committee of Refining LP's general partner, although its general partner is not obligated to seek such approval; or approved by the holders of a majority of the outstanding units, excluding any units owned by the general partner or any of its affiliates.

        Refining LP's general partner may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of the board of Refining LP's general partner or from the holders of a majority of the outstanding units as described above. If Refining LP's general partner does not seek approval from the conflicts committee or from holders of units as described above and the board of directors of Refining LP's general partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the board of directors of Refining LP's general partner acted in good faith, and in any proceeding brought by or on behalf of Refining LP, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption and proving that such decision was not in good faith. Unless the resolution of a conflict is specifically provided for in the partnership agreement, the board of directors of Refining LP's general partner or the conflicts committee of the general partner may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under the partnership agreement, a determination, other action or failure to act by Refining LP's general partner, its board of directors or any committee thereof (including the conflicts committee) will be "in good faith" unless Refining LP's general partner, its board of directors or any committee thereof (including the conflicts committee) believed such determination, other action or failure to act was adverse to the interest of the partnership. See "Directors, Executive Officers and Corporate Governance—Management of CVR Refining, LP" for information about the conflicts committee of our general partner's board of directors.

Related Party Transaction Policy

        The board of directors of Refining LP's general partner has adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving us. This policy applies to any transaction, arrangement or relationship (or any series of similar or related transactions, arrangements or relationships) in which we are a participant and the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. At the discretion of the board, a proposed related party transaction may generally be reviewed by the board in its entirety or by a "conflicts committee" meeting the definitional requirements for such a committee under Refining LP's partnership agreement. After appropriate review, the board or the conflicts committee may approve or ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms that, taken as a whole, are no less favorable to us than could be obtained in an arm's-length transaction with an unrelated third party, unless the board or the conflicts committee otherwise determines that the transaction is not in our best interests. Related party transactions involving compensation will be approved by the board in its entirety or by the compensation committee of the board in lieu of the conflicts committee.

 THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the sale of the outstanding notes on October 23, 2012, we, the guarantors and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we and the guarantors agreed to file with the SEC a registration statement on the appropriate form under the Securities Act with respect to publicly registered notes having identical terms to the outstanding notes. Upon the effectiveness of the exchange offer registration statement, we and the guarantors will, pursuant to the exchange offer, offer to the holders of outstanding notes who are able to make certain representations the opportunity to exchange their notes for the exchange notes.

        If we and the guarantors fail to consummate the exchange offer, or the shelf registration statement, if required by the terms of the registration rights agreement, does not become effective, in each case, within 240 days of the consummation of the Refining IPO, or by September 20, 2013, or the shelf registration statement, if required by the terms of the registration rights agreement, is declared effective but thereafter ceases to be effective or the prospectus contained therein ceases to be usable in connection with resales of the outstanding notes during the periods specified in the registration rights agreement, then we will pay additional interest to each holder of the outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of notes held by such holder. The amount of the additional interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum. There can exist only one registration default at any one time.

        Each broker-dealer that receives the exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

        A copy of the registration rights agreement is attached as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes, which are properly tendered on or before the expiration date and are not withdrawn as permitted below, for exchange notes. The expiration date for this exchange offer is 5:00 p.m., New York City time, on                    , 2013, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that:

  •
  the exchange notes will have been registered under the Securities Act;

  •
  the exchange notes will not bear the restrictive legends restricting their transfer under the Securities Act; and

  •
  the exchange notes will not contain the registration rights and additional interest provisions contained in the outstanding notes.

        Notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration date;

  •
  to delay accepting any outstanding notes due to an extension of the exchange offer;

  •
  if the condition set forth below under "—Condition to the Exchange Offer" has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; or

  •
  to amend the exchange offer in any manner.

        We will give written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make a public announcement of any extension, delay, non-acceptance, termination or amendment, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, which may be an agency controlled by us. Notwithstanding the foregoing, in the event of a material change in the exchange offer, including our waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

        During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

How to Tender Outstanding Notes for Exchange

        When the holder of outstanding notes tenders, and we accept such notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank, National Association, which will act as the exchange agent, at the address set forth below under the heading "—The Exchange Agent";

  •
  comply with DTC's Automated Tender Offer Program, or ATOP, procedures described below; or

  •
  if outstanding notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent as per DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear"), or Clearstream Banking S.A. ("Clearstream") (as appropriate) procedures.

        In addition, either:

  •
  the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;

  •
  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the outstanding notes being tendered, along with the letter of transmittal or an agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the exchange agent and forming a part of a book-entry transfer, or "book-entry confirmation," which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

        The method of delivery of the outstanding notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.

        If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

  •
  reject any and all tenders of any outstanding note improperly tendered;

  •
  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note based on the specific facts or circumstances presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

        Notwithstanding the foregoing, we do not expect to treat any holder of outstanding notes differently from other holders to the extent they present the same facts or circumstances. For example, if we waive a condition for one participant in the exchange, we will waive that condition for all participants.

        Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor shall any of us incur any liability for failure to give such notification.

        If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons' authority to so act unless we waive this requirement.

        By tendering, each holder will represent to us that: (i) it is acquiring the notes in its ordinary course of business; (ii) it has no arrangements or understanding with any person to participate in a distribution of the exchange notes; (iii) it is not an "affiliate" of the Issuer, as defined in Rule 405 of the Securities Act; (iv) if it is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and (v) if it is a broker-dealer that holds outstanding notes that were acquired for its own account as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from the Issuer or any of our affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by it in the exchange offer.

        If any holder or any other person receiving exchange notes from such holder is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes to be acquired in the exchange offer in violation of the provisions of the Securities Act, the holder or any other person:

  •
  may not rely on applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer who acquired its outstanding notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue exchange notes registered under the Securities Act in exchange for the tendered outstanding notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See "—Condition to the Exchange Offer" for a discussion of the condition that must be satisfied before we accept any outstanding notes for exchange.

        For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Under the registration rights agreement, we may be required to make payments of additional interest to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue exchange notes for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC, Euroclear or Clearstream, as appropriate;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, Euroclear or Clearstream, the nonexchanged notes will be credited to an account maintained with DTC, Euroclear or Clearstream,. We will return the outstanding notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

        The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent's message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" on or prior to the expiration date; or

  •
  comply with the guaranteed delivery procedures described below.

        DTC's ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent's message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent's message. To tender outstanding notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

        In order for an acceptance of an exchange offer through ATOP to be valid, an agent's message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If a holder of outstanding notes desires to tender such notes and the holder's outstanding notes are not immediately available, or time will not permit the holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the holder tenders the outstanding notes through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by mail, hand delivery, overnight courier or facsimile transmission, setting forth the name and address of the holder of the outstanding notes tendered, the certificate number or numbers of such outstanding notes and the amount of the outstanding notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

        You may withdraw tenders of your outstanding notes at any time prior to the expiration of the offer.

        For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under "—The Exchange Agent." Any such notice of withdrawal must:

  •
  specify the name of the person that has tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

  •
  where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, Euroclear or Clearstream, as applicable, the outstanding notes withdrawn will be unlocked with DTC, Euroclear or Clearstream, as applicable, for the outstanding notes. The outstanding notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under "—How to Tender Outstanding Notes for Exchange" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Condition to the Exchange Offer

        Notwithstanding any other provisions of this exchange offer, we are not required to accept the outstanding notes in the exchange offer or to issue the exchange notes, and we may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer that acceptance or issuance would violate any applicable law or any interpretations of the staff of the SEC.

        The preceding condition is for our sole benefit, and we may assert it regardless of the circumstances giving rise to any such condition. We may waive the preceding condition in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing right shall not be deemed a waiver of such right, and such right shall be deemed an ongoing right which we may assert at any time and from time to time.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange.

The Exchange Agent

        Wells Fargo, National Association has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

  By registered or certified mail:

  Wells Fargo Bank, National Association
  MAC—N9303-121
  Corporate Trust Operations
  P.O. Box 1517
  Minneapolis, MN 55480-1517

  By overnight delivery or regular mail:

  Wells Fargo Bank, N.A.
  MAC—N9303-121
  Corporate Trust Operations
  Sixth Street & Marquette Avenue
  Minneapolis, MN 55479

  By facsimile:
  (612) 667-6282
  Attn: Bondholder Communications

  Confirm by Email:
  bondholdercommunications@wellsfargo.com

  Confirm by Telephone:
  (800) 344-5128

        Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

        The cash expenses to be incurred in connection with the exchange offer will be paid by us.

Transfer Taxes

        Holders who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer or substitute outstanding notes not tendered or exchanged are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Outstanding Notes

        Holders who desire to tender their outstanding notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

        Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering circular dated October 10, 2012, relating to the outstanding notes. These transfer restrictions arose because we originally issued the outstanding notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those outstanding notes except in limited circumstances with respect to specific types of holders of outstanding notes, and we do not intend to register the outstanding notes under the Securities Act. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        Upon completion of the exchange offer, holders of any remaining outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. If a large number of outstanding notes are exchanged for notes issued in the exchange offer, it may be more difficult for holders to sell unexchanged outstanding notes.

Exchanging Outstanding Notes

        Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder that is a broker-dealer who acquired outstanding notes for its own account as a result of market-making or other trading activities or by any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act. The exchange notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  the holder is not a broker-dealer tendering notes acquired directly from us;

  •
  the person acquiring the exchange notes in the exchange offer, whether or not that person is a holder, is acquiring them in the ordinary course of its business;

  •
  neither the holder nor that other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer; and

  •
  the holder is not our affiliate.

        However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.

        Each holder must furnish a written representation, at our request, that:

  •
  it is acquiring the exchange notes in the ordinary course of its business;

  •
  it has no arrangements or understanding with any person to participate in a distribution of the exchange notes to be issued in the exchange offer;

  •
  it is not an affiliate of us;

  •
  if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

  •
  if it is a broker-dealer that holds outstanding notes that were acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by it in the exchange offer.

        Each holder who cannot make such representations:

  •
  will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

  •
  will not be permitted or entitled to tender outstanding notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of outstanding notes, unless the sale is made under an exemption from such requirements.

        In addition, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver this prospectus in connection with any resale of such notes issued in the exchange offer. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

        In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have not agreed to register or qualify the exchange notes for offer or sale under state securities laws.

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term "Company," "us," "our" or "we" refers only to CVR Refining, LLC and not to any of its subsidiaries, the term "Finance Corp." refers to Coffeyville Finance, Inc. and the term "Issuers" refers to the Company and Finance Corp. The term "notes" refers to the outstanding notes and the exchange notes being offered hereby.

        The outstanding notes were issued, and the exchange notes will be issued, under an indenture dated as of October 23, 2012 as supplemented by the first supplemental indenture dated as of March 8, 2013, among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define the rights of Holders of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

  The Notes.

        The notes are:

  •
  senior obligations of the Issuers;

  •
  unsecured obligations;

  •
  effectively junior to all indebtedness of the Issuers secured by Permitted Liens, to the extent of the value of the assets of the Issuers subject to those Permitted Liens;

  •
  structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of any non-Guarantor Subsidiaries;

  •
  equal in right of payment with all existing and future Senior Debt (as defined below) of either of the Issuers;

  •
  senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

  •
  fully and unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Note Guarantees.

        The notes are guaranteed by Refining LP, our direct parent, and all of the Company's existing Domestic Subsidiaries.

        Each guarantee of the notes is:

  •
  a senior obligation of the Guarantor;

  •
  an unsecured obligation;

  •
  effectively junior to all indebtedness of that Guarantor secured by Permitted Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Liens;

  •
  structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of any non-Guarantor Subsidiaries;

  •
  equal in right of payment with all existing and future Senior Debt of that Guarantor; and

  •
  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        As of March 31, 2013, Refining LP and its subsidiaries had:

  •
  $500.0 million of notes outstanding;

  •
  approximately $27.2 million letters of credit outstanding;

  •
  no amounts outstanding under the Amended and Restated ABL Credit Facility (and availability of an additional $372.8 million), which, if borrowed, would rank ahead of the notes to the extent of the ABL Priority Collateral);

  •
  no Indebtedness contractually subordinated to the notes or the Note Guarantees, as applicable.

        Refining LP, our direct parent entity, and all of our existing Domestic Subsidiaries guarantee the notes. Under the circumstances described below under the subheading "—Certain Covenants—Additional Note Guarantees," in the future one or more of our newly created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        As of March 31, 2013, all of our Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

Principal, Maturity and Interest

        The Issuers issued the outstanding notes with an initial maximum aggregate principal amount of $500 million. The Issuers may issue additional notes from time to time after this offering. Any offering of additional notes is subject to all of the covenants in the indenture, including that described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture, together with any Exchange Notes, will be treated as a single class for all purposes under the indenture, including, without limitation, for waivers, amendments, redemptions and offers to purchase. Additional notes may not be fungible with the notes for U.S. federal income tax purposes. Except as otherwise specified herein, all references to the "notes" include any additional notes and Exchange Notes. The Issuers will issue additional notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes mature on November 1, 2022.

        Interest on the notes accrues at the rate of 6.500% per annum, and is payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2013. The Issuers will make each interest payment to the Holders of record on April 15 and October 15 immediately preceding each interest payment date.

        Interest on the notes accrues from October 23, 2012, the date of original issuance, or, if interest has already been paid, from the date it was most recently paid. Additional interest may accrue on the notes in certain circumstances described under "Exchange Offer" and all references to "interest" in this description include any additional interest that may be payable on the notes pursuant to the registration rights agreement. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee currently acts as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note (1) for a period of 15 days prior to the mailing of a notice of redemption of notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Note Guarantees

        Refining LP, our direct parent entity, and all of our existing Domestic Subsidiaries guarantee the notes. In the future, any other Restricted Subsidiaries of the Company that are Domestic Subsidiaries will be required to guarantee the notes under the circumstances described under "—Certain Covenants—Additional Note Guarantees." These Note Guarantees will be joint and several and full and unconditional obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to the Exchange Notes and Our Indebtedness—Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require holders of the notes to return payments received."

        A Guarantor that is a Subsidiary of the Company may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than either Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  either (i) the Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture, all the obligations of that Guarantor under the notes, the indenture, the registration rights agreement and its Note Guarantee on terms set forth therein; or

    (b)
    such transaction complies with the "Asset Sales" provisions of the indenture.

        Notwithstanding the foregoing, any Guarantor may (i) merge with a Restricted Subsidiary of the Company or another Guarantor solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in clause (1) of the preceding paragraph.

        The Note Guarantee of a Guarantor will be released automatically and unconditionally without the need for any action by any party:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sales" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor (including by way of consolidation or merger or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sales" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

  (3)
  if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under the caption "—Satisfaction and Discharge";

  (5)
  solely in the case of a Note Guarantee created pursuant to the provision described under the caption "—Additional Note Guarantees," upon the release or discharge of the guarantee which resulted in the creation of such Note Guarantee pursuant to such covenant, except a discharge or release of such guarantee by or as a result of payment under such guarantee;

  (6)
  upon the liquidation or dissolution of such Guarantor;

  (7)
  at such time as such Guarantor ceases to both (x) guarantee any other Indebtedness of either of the Issuers and any other Guarantor and (y) be an obligor with respect to any Indebtedness under a Credit Facility; and

  (8)
  upon such Guarantor consolidating with, merging into or transferring all or substantially all of its properties or assets to the Company or another Guarantor.

        In addition, the Note Guarantee of any Guarantor will be released in connection with a sale of all or substantially all of the assets of such Guarantor in a transaction that complies with the conditions in the second paragraph under the caption "Note Guarantees" above. See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        At any time prior to November 1, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture (including the exchange notes offered hereby and any additional notes), upon not less than 15 nor more than 60 days' notice, at a redemption price of 106.500% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount equal to all or a portion of the net cash proceeds of one or more Equity Offerings, provided that:

  (1)
  at least 65% of the aggregate principal amount of the notes issued under the indenture (including any additional notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of each such Equity Offering.

        On and after November 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes upon not less than 15 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Percentage
2017	103.250%
2018	102.167%
2019	101.083%
2020 and thereafter	100.000%

        Prior to November 1, 2017, the Issuers may on any one or more occasions redeem all or part of the notes upon not less than 15 nor more than 60 days' notice, at a redemption price equal to the sum of:

  (1)
  the principal amount thereof, plus

  (2)
  the Make Whole Premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as The Depository Trust Company ("DTC") or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate).

        No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be sent electronically or mailed by first class mail or as otherwise provided in accordance with the procedures of DTC at least 15 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption, unless the Company defaults in the payment of the redemption price.

        The Issuers or their Affiliates may acquire notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise so long as the acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the notes offered hereby are being sold and could be for cash or other consideration.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the "Change of Control Settlement Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. No later than 30 days following any Change of Control (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Company will send a notice to each Holder and the trustee electronically or by first class mail or otherwise in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On or before the Change of Control Settlement Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly after the Change of Control mail or wire transfer to each Holder of notes properly tendered and so accepted the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Settlement Date.

        The Amended and Restated ABL Credit Facility provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any other future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. Such defaults could result in amounts outstanding under such agreements being declared immediately due and payable or lending commitments being terminated. In addition, such agreements may not permit the Company to repurchase the notes in connection with a Change of Control. Accordingly, if a Change of Control occurs, the Company may not be able to make the offer required by the indenture without amending or refinancing the agreements governing its Indebtedness. We cannot assure you that the Company will be able to amend or refinance any future credit facility on acceptable terms or at all. Additionally, the Company's ability to pay cash to holders of notes following the occurrence of a Change of Control may be limited by its then existing financial resources; sufficient funds may not be available to the Company when necessary to make any required repurchases of notes. See "Risk Factors—Risks Related to the Exchange Notes and Our Indebtedness—We may not have the ability to raise the funds necessary to finance the change of control offer or the asset sale offer required by the indenture governing the exchange notes."

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) a notice of redemption has been given for all of the notes pursuant to the indenture as described above under the caption "Optional Redemption," unless and until there is a default in payment of the applicable redemption price or the notes have been satisfied and discharged in accordance with the provisions under "Satisfaction and Discharge." Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of,

  (2)
  the fair market value is determined by the Board of Directors of the Company if the value is $50.0 million or more and evidenced by a resolution of the Board of Directors; and

  (3)
  at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale is in the form of cash, Cash Equivalents or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities (as shown on the Company's or any Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or as would be shown on such balance sheet or footnotes if such liability was incurred subsequent to the date of such balance sheet), of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms contractually subordinated in right of payment to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability, or that are otherwise released or assumed;

  (b)
  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 210 days after the Asset Sale, converted by the Company or such Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

    (c)
    any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause I that is at the time outstanding, not to exceed the greater of (x) $30 million and (y) 1.75% of the Company's Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds at its option to any combination of the following:

  (1)
  to repay, redeem, repurchase or otherwise retire any Senior Debt of the Company or any of its Subsidiaries, including the notes;

  (2)
  to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business if, after giving effect to such acquisition, such Person is or becomes a Restricted Subsidiary of the Company;

  (3)
  to acquire any Capital Stock of a Person operating a Permitted Business if, after giving effect to such acquisition, such Person operating a Permitted Business is or becomes a Restricted Subsidiary of the Company;

  (4)
  to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Permitted Business or make an Investment in Replacement Assets; or

  (5)
  to acquire other assets that are used or useful in a Permitted Business or make an Investment in assets that will be used or useful in the Company's business.

        The requirement of clause (2), (3), (4) or (5) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition, purchase, Investment or expenditure referred to therein is entered into by the Company (or any Restricted Subsidiary) within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into. Pending the final application of any such Net Proceeds, the Company may utilize such Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding three paragraphs will constitute "Excess Proceeds" (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes as described in clause (1) of the preceding four paragraphs shall be deemed to have been invested whether or not such offer is accepted).

        Within 10 business days after the aggregate amount of Excess Proceeds exceeds $25 million (or, at the Company's option, on any earlier date or for any lesser amount), the Company will make an offer (the "Asset Sale Offer") to all Holders of notes, and all holders of other Pari Passu Debt containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of notes and such other Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the trustee or agent for such other Pari Passu Debt shall select such Pari Passu Debt to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate) but with such adjustments as necessary so that no notes or other Pari Passu Debt is purchased in part in an authorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        If an Asset Sale occurs, the Company may not be permitted to make the offer required by the indenture without amending or refinancing the agreements governing its Indebtedness. We cannot assure you that the Company will be able to amend or refinance any future credit facility on acceptable terms or at all. Additionally, the Company's ability to pay cash to holders of notes following the occurrence of an Asset Sale may be limited by its then existing financial resources; sufficient funds may not be available to the Company when necessary to make any required repurchases of notes. See "Risk Factors—Risks Related to the Exchange Notes and Our Indebtedness—We may not have the ability to raise the funds necessary to finance the change of control offer or the asset sale offer required by the indenture governing the exchange notes."

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sales" provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sales" provisions of the indenture by virtue of such compliance.

Certain Covenants

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent of the Company or any Restricted Subsidiary of the Company held by Persons other than the Company or any Restricted Subsidiary of the Company;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is contractually subordinated to the notes or the Note Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of (a) interest or principal at the Stated Maturity thereof (or the satisfaction of a sinking fund obligation) or (b) principal and accrued interest, due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above (other than any exceptions thereto) being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and, either:

  (1)
  if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the "Trailing Four Quarters") is not less than 2.50 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  Available Cash with respect to the Company's most recently completed quarter; plus

  (b)
  100% of the aggregate net cash proceeds and the fair market value of any assets received by the Company after October 23, 2012 (i) as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company or (ii) from the issue or sale of Equity Interests of Refining LP or any other direct or indirect parent of the Company to the extent such net cash proceeds or other assets are actually or effectively contributed to the Company as equity (other than (i) proceeds from the issue or sale of Disqualified Stock or (ii) proceeds from the Refining IPO equal to the principal amount of any Existing Second Lien Notes outstanding immediately prior to the Refining IPO) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

  (c)
  the net cash proceeds and the fair market value of assets received by the Company or any Restricted Subsidiary of the Company from (i) the disposition, sale, liquidation, retirement or redemption of all or any portion of any Restricted Investment made after January 23, 2013, net of disposition costs and repurchsases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries, and repayments of loans or advances and releases of guarantees which constitute Restricted Investments by the Company or its Restricted Subsidiaries and (ii) the sale (other than to Refining LP, the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, plus

  (d)
  the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after January 23, 2013, plus

  (e)
  without duplication, in the event the Company or any Restricted Subsidiary of the Company makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Company, an amount equal to the fair market value of the existing Investment in such Person that was previously treated as a Restricted Payment (items (b), (c), (d) and (e) being referred to as "Incremental Funds"), minus

    (f)
    the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

  (2)
  if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 2.50 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (11) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  $100 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since January 23, 2013, plus

  (b)
  Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of its declaration or the giving of a redemption notice related thereto, as the case may be, if at the date of declaration or notice the payment would have complied with the provisions of the indenture;

  (2)
  the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company, the acquisition of any Restricted Investment or the making of any other Restricted Payment, in each such case in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value or other Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value or other Restricted Payment will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

  (3)
  the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (5)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company (or of Refining LP or any other direct or indirect parent of the Company) held by any current, future or former director, officer, consultant or employee of the Company, any Restricted Subsidiary of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company, or their estates or the beneficiaries of such estates (including the payment of dividends and distributions to Refining LP or any other direct or indirect parent of the Company to enable

    Refining LP or such other parent to repurchase Equity Interests owned by its directors, officers, consultants and employees), provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year, plus up to $10.0 million that was unused in prior calendar years may be carried forward to successive calendar years and added to such amount; provided, further, that such amounts will be increased by the cash proceeds of key man life insurance policies received by the Company, its Restricted Subsidiaries or any other direct or indirect parent of the Company and contributed to the Company after October 23, 2012, provided, however, that the amount of any such cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

  (6)
  the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests (and payment of dividends to Refining LP, in either case for such purpose);

  (7)
  any purchase, redemption, retirement, defeasance or other acquisition for value of any subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness plus accrued interest in accordance with provisions similar to the covenant described under "—Repurchase at the Option of Holders—Change of Control" and (ii) at a purchase price not greater than 100% of the principal amount thereof plus accrued interest in accordance with provisions similar to the covenant described under "—Repurchase at the Option of Holders—Asset Sales"; provided that, prior to or simultaneously with such purchase, redemption, retirement, defeasance or other acquisition, the Company shall have complied with the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales," as the case may be, and repurchased all notes validly tendered for payment in connection with the Change of Control Offer or Asset Sale Offer, as the case may be;

  (8)
  payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;

  (9)
  the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Company or any direct or indirect parent of the Company (and payment of dividends to any direct or indirect parent of the Company for such purpose);

  (10)
  the declaration and payment of dividends or distributions by the Company or any Restricted Subsidiary to, or the making of loans to, the direct or indirect owners of the Company in amounts sufficient for such owners to pay, in each case, without duplication:

  (a)
  (1) franchise and excise taxes and other fees, taxes and expenses, in each case, to the extent required to maintain such owners' existence; and (2) federal, foreign, state and local income taxes that would be payable by such owners on the income of the Company and its Subsidiaries without taking into account any other tax liabilities or tax assets, including net operating losses, of such owners; provided, that in each case, the amount of such payments or loans in any fiscal year does not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes for such fiscal year were the Company and its Subsidiaries members of an affiliated, consolidated, combined, unitary or similar group of which the Company was the common parent;

    (b)
    (1) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries and (2) any reasonable and customary indemnification claims made by directors or officers of the Company or any direct or indirect parent of the Company;

    (c)
    general corporate administrative, operating and overhead costs and expenses of any direct or indirect parent of the Company; and

    (d)
    fees and expenses related to any equity or debt offering, financing or acquisition by any direct or indirect parent of the Company (whether or not successful).

  (11)
  the Refining IPO and transactions related thereto, and the Refining IPO Transactions and transactions related thereto.

Provided that, except in the case of clause (1) or (10), no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined, in the case of amounts greater $40.0 million, by a majority of the disinterested members of the Board of Directors of the Company or Refining LP, whose determination shall be evidenced by a Board Resolution. In determining whether any Restricted Payment is permitted by the covenant described under the caption "—Restricted Payments," the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (11) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under "—Restricted Payments" (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described under the caption "—Restricted Payments" and provided further that the Company and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this covenant, and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this covenant to which such Restricted Payment or Permitted Investment has been reclassified. For purposes of the indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired

Debt), the Company will not issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may issue preferred stock, if, for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") or the issuance of any Disqualified Stock or preferred securities described below:

  (1)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including guarantees and letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $500.0 million and (b) the sum of (i) 90% of the book value of the Company's and its Restricted Subsidiaries' accounts receivable and (ii) 85% of the Company's and its Restricted Subsidiaries' inventory, calculated on a consolidated basis and in accordance with GAAP, in each case based on the Company's balance sheet as of the end of the latest quarter for which the Company has internal financial statements available (and after giving pro forma effect to any acquisitions made subsequent to such balance sheet date; provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio);

  (2)
  the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the notes and the related Note Guarantees issued on October 23, 2012 and (b) the Exchange Notes and the related Note Guarantees issued pursuant to any registration rights agreement;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations) or the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Stock or the issuance by any Restricted Subsidiary of preferred stock, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property (real or personal), plant or equipment or other assets used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $60.0 million and (b) 3.5% of the Company's Consolidated Net Tangible Assets at such time;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the indenture to be incurred or Disqualified Stock or preferred stock permitted to be issued under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes, including any obligations with respect to letters of credit issued in connection therewith;

  (8)
  the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (9)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business;

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (11)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

  (12)
  Acquired Debt incurred by the Company or a Restricted Subsidiary, provided that, after giving effect to the related merger or acquisition transaction, on a pro forma basis, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or

    (b) the Fixed Charge Coverage ratio for the Company would not be less than immediately prior to such transactions;

  (13)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred under this clause (13), does not exceed the greater of $40.0 million and 2.5% of the Company's Consolidated Net Tangible Assets;

  (14)
  Indebtedness incurred by the Company or any Restricted Subsidiary of the Company to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

  (15)
  Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

  (16)
  Indebtedness in respect of any bankers' acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

  (17)
  Guarantees (a) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments permitted under the indenture;

  (18)
  Indebtedness of Foreign Subsidiaries incurred in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred under this clause (18), not to exceed as of any date of incurrence $40.0 million;

  (19)
  Indebtedness issued by the Company or any of its Restricted Subsidiaries to any current, future or former director, officer, consultant or employee of the Company, the direct or indirect parent of the Company or any Restricted Subsidiary of the Company (or any of their Affiliates), or their estates or the beneficiaries of such estates to finance the purchase, redemption, acquisition or retirement for value of Equity Interests permitted by clause (5) of the second paragraph of the covenant described under the caption "—Restricted Payments," in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred under this clause (19), not to exceed $5.0 million as of any date of incurrence;

  (20)
  Contribution Indebtedness;

  (21)
  (a) Indebtedness incurred in connection with any Sale and Leaseback Transaction and any refinancing, refunding, renewal or extension of any such Indebtedness, provided that, except to the extent otherwise permitted hereunder, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and the direct and contingent obligors with respect to such Indebtedness are not changed;

  (b) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; and

    (c) Indebtedness representing deferred compensation to employees of the Company (or any direct or indirect parent of the Company) and its Restricted Subsidiaries incurred in the ordinary course of business; and

  (22)
  cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt), Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness, Disqualified Stock or preferred stock in any manner that complies with this covenant (including in part pursuant to one or more clauses and/or in part pursuant to the first paragraph of this covenant). Any Indebtedness under the Amended and Restated ABL Credit Facility shall be considered incurred under clause (1) of the second paragraph of this covenant and may not be later classified or reclassified pursuant to the first paragraph of this covenant.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

        For purposes of determining any particular amount of Indebtedness, any Guarantees, Liens or obligations with respect to letters of credit, in each case, supporting Indebtedness otherwise included in the determination of such particular amount, will not be included. In addition, notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Company will not, and will not permit any of the Guarantors that is a Subsidiary of the Company to, create, incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee of such Guarantor, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Note Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien. When such other obligations are no longer secured by such Lien, the Lien for the benefit of the notes will automatically be released.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on October 23, 2012 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on October 23, 2012;

  (2)
  the indenture, the notes (and any additional notes), the Note Guarantees, and any exchange notes and exchange guarantees issued in exchange for the notes and Note Guarantees;

  (3)
  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (4)
  any instrument governing Indebtedness or Capital Stock or any other agreement of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or such agreement entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred; and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument or agreement or any related Indebtedness, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in the indenture or those agreements in effect at the time acquired;

  (5)
  customary provisions in purchase and sale or exchange agreements, joint venture agreements or similar operating agreements or in licenses, easements or leases or other agreements, in each case entered into in the ordinary course of business;

  (6)
  Capital Lease Obligations, operating leases, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of some or all of the Capital Stock of, or any property and assets of, a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

  (11)
  any agreement or instrument relating to any property or assets acquired after October 23, 2012, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (13)
  any other agreement governing Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred by the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that either (a) such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the indenture (with respect to other indentures) and the Amended and Restated ABL Credit Facility (with respect to other credit facilities) or (b) such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and will not affect in any material respect the Company's or any Guarantor's ability to repay the notes, as determined in good faith by the Company;

  (14)
  consisting of customary restrictions pursuant to any Permitted Receivables Financing;

  (15)
  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof; and

  (16)
  existing under the Intermediation Agreement.

        For purposes of determining compliance with this covenant, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

        Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

  (1)
  either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state or territory of the United States or the District of

    Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation (unless a different Subsidiary of the Company which is a corporation becomes a co-issuer of the notes in lieu of Finance Corp.);

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the indenture and the registration rights agreement pursuant to a supplement to the indenture;

  (3)
  immediately after such transaction no Event of Default exists;

  (4)
  in the case of a transaction involving the Company and not Finance Corp., either

  (a)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

  (b)
  immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

  (5)
  such Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

        Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company without complying with the preceding clause (4) in connection with any such consolidation, merger or disposition.

        Upon any consolidation or merger in which the Company is not the surviving entity or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company, in each case, in accordance with the foregoing, the surviving entity formed by such consolidation into or with which the Company is merged or the entity to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such surviving entity had been named as the Company in the indenture, and thereafter (except in the case of a lease of all or substantially all of the Company's assets), the Company will be relieved of all obligations and covenants under the indenture and the notes.

        Notwithstanding the second preceding paragraph, the Company is permitted to reorganize as any other form of entity, provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to the terms of the notes, the indenture and the registration rights agreement;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with any Affiliate of the Company in an amount in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

  (2)
  the Company delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers' certificate certifying that such Affiliate Transaction complies with this covenant; and

  (3)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Company must obtain a resolution of the Board of Directors of the Company and Refining LP certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and Refining LP.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, equity award, equity option or equity appreciation agreement or plan, or any consulting, service or termination agreement, or any customary indemnification arrangement or agreement, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and any payments or other awards made pursuant to any of the foregoing;

  (2)
  transactions between or among any of the Company and its Restricted Subsidiaries and any Guarantor;

  (3)
  transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or controls, such Person;

  (4)
  contracts, instruments or other agreements or arrangements, and transactions effected in accordance therewith, in each case as such contracts, instruments or other agreements or arrangements are in effect on October 23, 2012, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially more disadvantageous to the Company and its Restricted Subsidiaries than the agreement so amended or replaced as reasonably determined by the Company;

  (5)
  customary compensation, indemnification and other benefits made available to current, former and future officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (6)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company and any agreement that provides customary registration rights to the equity holders of the Company or any direct or indirect parent of the Company and the performance of such agreements;

  (7)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments" (including any payments that are excluded from the definition of Restricted Payment and Restricted Investment) or Permitted Investments;

  (8)
  reimbursement of expenses incurred by the General Partner in operating the business and operations of Refining LP and the Company, including without limitation payments to the General Partner and its directors and officers as indemnification payments, in each case in accordance with the Partnership Agreement;

  (9)
  in the case of contracts for the purchase or sale of Hydrocarbons or activities or services reasonably related thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with third parties or otherwise on terms not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole than those that would be available in a transaction with an unrelated third party in the view of the Company;

  (10)
  any guarantee by Refining LP or any direct or indirect parent of the Company of Indebtedness or other obligations of the Company or any Restricted Subsidiary (which Indebtedness or obligation is not prohibited by the indenture);

  (11)
  transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of (i) Refining LP, (ii) the Company or (iii) any of the Company's Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

  (12)
  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

  (13)
  transactions or agreements in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction or agreement is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of prong (1) of the previous paragraph of this covenant;

  (14)
  any contribution to the common equity capital of the Company or any Restricted Subsidiary;

  (15)
  any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

  (16)
  any transaction related to the Equity Interests of any Unrestricted Subsidiary;

  (17)
  payments by the Company (or any other direct or indirect parent of the Company) or any of its Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement;

  (18)
  sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing;

  (19)
  transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, Consolidation or Sale of Assets"; and

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

  Additional Note Guarantees

        If, October 23, 2012, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any Indebtedness of either of the Issuers or any Guarantor, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under the Amended and Restated ABL Credit Facility, then in either case that Domestic Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 45 days of the date on which it guaranteed or incurred such Indebtedness, as the case may be. Any such guarantee shall be subject to release as described under "—Note Guarantees." Any Excluded Subsidiary need not become a Guarantor under the indenture.

  Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

        Finance Corp. may not incur Indebtedness (other than Existing Indebtedness) unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such

Indebtedness are loaned or distributed to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company as permitted under the covenant described about under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock." Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries and activities incidental thereto (other than activities related to the Existing Indebtedness).

  Reports

        Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Company will furnish to the Holders of notes or cause the trustee to furnish to the Holders of notes (or file or furnish, as applicable, with the Commission for public availability) within the time periods specified in the Commission's rules and regulations applicable to a non-accelerated filer (including any extensions permitted by Rule 12b-25), whether or not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act:

  (1)
  all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; provided, however, such reports shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act or related items 307 and 308 of Regulation S-K; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        At any time the Company is not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, (a) after furnishing the Holders of notes or causing the trustee to furnish to the Holders of notes the reports and financial statements required by clauses (1) and (2) of the preceding paragraph, the Company will hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (b) the Company will issue a press release to an internationally recognized wire service prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing note Holders, prospective investors, broker dealers and securities analysts to contact the appropriate person at the Company to obtain such information.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        If, at any time after consummation of the Exchange Offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company will not take any action for the purpose of causing the Commission not to accept any such filings.

        Notwithstanding the foregoing, so long as Refining LP or any other direct or indirect parent of the Company continues to provide a Note Guarantee, if Refining LP or such other parent of the Company files reports with the Commission in accordance with Section 13 or 15(d) of the Exchange Act, whether voluntarily or otherwise, furnishes such reports to noteholders or posts such reports on its website, in compliance with the time periods specified in the first paragraph hereof, then the Company shall be deemed to comply in full with this covenant.

        In addition, the Company and the Guarantors agree that, for so long as any notes are not freely tradeable under the Securities Act, if at any time they or a parent company are not required to file with the Commission or furnish to noteholders the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The Trustee will have no responsibility to determine whether the posting of such reports has occurred.

        Any failure to comply with this covenant shall be automatically cured when the Company, Refining LP or any other direct or indirect parent of the Company provides all required reports to the noteholders or files all required reports with the Commission.

  Covenant Suspension

        If at any time (a) the rating assigned to the notes by both S&P and Moody's is an Investment Grade Rating (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the notes also receive the equivalent investment grade credit rating from another "nationally recognized statistical rating organization" within the meaning of the Exchange Act and the rules and regulations thereunder selected by the Company as a replacement agency) and (b) no Default has occurred and is continuing under the indenture, the Company and its Restricted Subsidiaries will no longer be subject to the following provisions of the indenture described above (collectively, the "Suspended Covenants"):

  •
  "—Repurchase at the Option of Holders—Asset Sales,"

  •
  "—Restricted Payments,"

  •
  "—Incurrence of Indebtedness and Issuance of Preferred Stock,"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Transactions with Affiliates,"

  •
  "—Business Activities,"

  •
  clause (4) of the covenant described above under the caption "—Merger, Consolidation or Sale of Assets," and

  •
  "Designation of Restricted and Unrestricted Subsidiaries."

        After the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of Unrestricted Subsidiary.

        Thereafter, if either S&P or Moody's (or such other replacement agency) downgrades the ratings assigned to the notes below the Investment Grade Rating, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture (each such date of reinstatement being the "Reinstatement Date"), provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the indenture, the notes or the Note Guarantees with respect to the foregoing suspended covenants based on, and neither Issuer or any of the Restricted Subsidiaries or Guarantors shall bear any liability for, any actions taken or events occurring during the period the foregoing covenants were suspended, or any actions taken at any time pursuant to any contractual obligation arising prior to the date the foregoing covenants were reinstated, regardless of whether such actions or events would have been permitted if the applicable suspended covenants remained in effect during such period. On the date the foregoing covenants are reinstated, all Indebtedness incurred during the suspension period will be deemed to have been outstanding on October 23, 2012, so that it is classified as permitted under clause (2) of "Incurrence of Indebtedness and Issuance of Preferred Stock," and all Liens, Investments and affiliate transactions in existence at such time will be deemed to have been outstanding on October 23, 2012. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "—Restricted Payments" as though such covenant had not been in effect during the entire period of time that the covenants were suspended and no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. As a result, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Holders of notes will be entitled to substantially reduced covenant protection.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 consecutive days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by the Company to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Asset Sales," "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets" for 30 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of notes outstanding;

  (4)
  failure by the Company for 180 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with the provisions described under "—Certain Covenants—Reports";

  (5)
  failure by the Issuers for 60 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of their other agreements in the indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary), other than, in each case, Indebtedness owing to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after October 23, 2012, if that default:

  (a)
  is caused by a failure to make any payment when due at the final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

  (7)
  failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay nonappealable final judgments aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and nonappealable; or

  (8)
  certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to the Company or any of the Company's Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct in writing the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes. In addition, the trustee shall have no obligation to accelerate the notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the notes.

        The Holders of a majority in principal amount of the notes then outstanding by written notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

        The Issuers are required to deliver to the trustee annually within 90 days after the end of the fiscal year a written statement regarding compliance with the indenture. Within 30 days of any officer of the Company or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a written statement specifying such Default or Event of Default, its status and what actions the Issuers are taking or propose to take in respect thereof, but only to the extent that such Default or Event of Default has not been cured by the end of such 30 day period.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to the Company

        No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor or any direct or indirect parent of the

Company, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture, Note Documents or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees and cure all then outstanding Events of Default ("Legal Defeasance"), except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' obligations in connection therewith;

  (4)
  the Legal Defeasance provisions of the indenture; and

  (5)
  the optional redemption provisions of the indenture to the extent that Legal Defeasance is to be effected together with a redemption.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel confirming that, subject to customary assumptions and exclusions:

  (a)
  the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since October 23, 2012, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or Guarantor's properties or assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder taken as a whole in any material respect;

  (5)
  to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens";

  (6)
  to provide for the issuance of additional notes and related guarantees (and the grant of security for the benefit of the additional notes and related guarantees) in accordance with the limitations set forth in the indenture;

  (7)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture;

  (8)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (9)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

  (10)
  to conform the text of the indenture, the Note Guarantees or the notes to any provision of this "Description of Exchange Notes" as provided to the trustee in an officers' certificate;

  (11)
  to add covenants for the benefit of the holders or surrender any right or power conferred upon either Issuer or any Guarantor;

  (12)
  to provide for the assumption by one or more successors of the obligations of any of the Guarantors under the indenture and the Note Guarantees;

  (13)
  to provide for the issuance of exchange notes in accordance with the terms of the indenture; and

  (14)
  to comply with the rules of any applicable securities depositary.

        The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise or are to be called for redemption within one year under arrangements satisfactory to the trustee and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such default resulting from any borrowing of funds to be applied to make the deposit and any similar simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to CVR Refining, LLC, 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: General Counsel and Secretary.

Book-Entry, Delivery and Form

        Except as set forth below, the notes will be issued in registered, global form.

        Except as set forth below, global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. None of the Issuers or the trustee take any responsibility or liability for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

        All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of the Issuers, the Guarantors or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Issuers or the Guarantors. None of the Issuers, the Guarantors or the trustee will be liable or responsible for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the global note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary within 90 days;

  (2)
  the Issuers, at their option but subject to DTC's requirements, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such global note for Certificated Notes.

        In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors" in the offering circular dated October 10, 2012, unless that legend is not required by the indenture.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same-Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes in the manner described above under "—Methods of Receiving Payments on the Notes." The notes represented by the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "ABL Priority Collateral" consists of all accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an account, chattel paper, instrument, document or general intangible) which arise as a result of the sale or lease of inventory, goods or merchandise or provision of services, including the right to payment of any interest or finance charges), inventory, payment intangibles (including corporate and other tax refunds), documents of title, customs receipts, insurance, shipping and other documents and other written materials related to any inventory (including to the purchase or import of any inventory), all letter of credit rights, chattel paper, instruments, investment property (other than Capital Stock), documents and general intangibles (other than any intellectual property and Capital Stock) pertaining to any ABL Priority Collateral, deposit accounts, collection accounts, disbursement accounts, lock-boxes, commodity accounts and securities accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds and assets held in, on deposit in, or credited to any of the foregoing, all books and records and "supporting obligations" (as defined in Article 9 of the Uniform Commercial Code) related to any ABL Priority Collateral and related letters of credit, guaranties, collateral liens, commercial tort claims or other claims and causes of action and, to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, in each case held by the Issuers or any of the Guarantors, other than any assets that constitute Excluded Assets (as defined in the indenture) under clause (1) of the definition thereof.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Amended and Restated ABL Credit Facility" means the amended and restated asset-backed revolving credit agreement, dated as of December 20, 2012, among the Issuers and the Guarantors, Wells Fargo Bank, National Association, as collateral agent and administrative agent, and the other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

        "Asset Sale" means:

  (1)
  the sale, lease (other than operating leases in the ordinary course of business), conveyance or other disposition of any properties or assets; provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant; and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (in each case other than directors' qualifying shares).

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $15.0 million;

  (2)
  a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries and any Guarantor;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (4)
  the sale, lease, assignment, license, sublease or other disposition of equipment, inventory, products, accounts receivable or other properties or assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

  (6)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (7)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Certain Covenants—Liens";

  (8)
  dispositions in connection with Permitted Liens;

  (9)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (10)
  the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

  (11)
  any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or unnecessary for use in connection with the business of the Company or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

  (12)
  any issuance, sale, or transfer of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (13)
  foreclosures, condemnations or any similar action on assets;

  (14)
  the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

  (15)
  (a) any sale of Hydrocarbons or other products (including crude oil and refined products) by the Company or its Restricted Subsidiaries, in each case in the ordinary course of business, and (b) any trade or exchange by the Company or any Restricted Subsidiary of any Hydrocarbons or other products (including crude oil and refined products) for similar products owned or held by another Person; provided that the fair market value of the properties traded or exchanged by the Issuers or any Restricted Subsidiary is reasonably equivalent to the fair market value of the properties to be received by the Company or Restricted Subsidiary (as determined in good faith by the Board of Directors or an Officer of the Company or, in the case of a trade or exchange by a Restricted Subsidiary, that Restricted Subsidiary);

  (16)
  sales of accounts receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing; and

  (17)
  sales of platinum metal owned by the Company and its Restricted Subsidiaries in the ordinary course of business.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Available Cash" means with respect to any period subsequent to January 23, 2013:

  (a)
  the sum of (i) all cash and cash equivalents of the Company and its subsidiaries on hand at the end of such period, and (ii) if the General Partner so determines, all or any portion of any additional cash and Cash Equivalents of the Company and its Subsidiaries on hand on the date the Company makes Restricted Payments with respect to such period (including any borrowings made subsequent to the end of such period), less

  (b)
  the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Company and of its subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such period, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for Restricted Payments in respect of future periods.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

  (3)
  with respect to a limited liability company, the sole member (if member managed), the board of managers or directors, the managing member or the members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

  (3)
  securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of at least investment grade from either S&P or Moody's;

  (4)
  certificates of deposit, demand deposits, money market deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (a) any lender party to the Amended and Restated ABL Credit Facility or (b) any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (5)
  repurchase obligations for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper rated at least P-1 by Moody's or at least A-1 by S&P (or, if at any time neither Moody's nor S&P is rating such obligations, an equivalent rating from another rating agency) and in each case maturing within two years after the date of acquisition;

  (7)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively, or liquidity funds or other similar money market mutual funds, with a rating of at least Aaa by Moody's or AAA by S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

  (8)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition; and

  (9)
  (a) euros or any national currency of any participating member state of the European Monetary Union, (b) any local currency held by the Company or any of its Restricted Subsidiaries from time to time in the ordinary course of business, (c) securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof in which any

    Restricted Subsidiary is organized or conducting business having maturities of not more than one year from the date of acquisition, and (d) investments of the type and maturity described in clauses (2) through (8) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Qualifying Owners;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), in one or a series of related transactions, the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like.

        Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity, an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity or a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control, so long as following such conversion or exchange either (a) the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, or (b) no "person," other than a Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable. In addition, a Change of Control shall not occur as a result of any transaction in which the Company remains a wholly owned Subsidiary of Refining LP but one or more intermediate holding companies between the Company and Refining LP are added, liquidated, merged or consolidated out of existence.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Coffeyville Resources" means Coffeyville Resources, LLC, a Delaware limited liability company.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits or capital gains of such Person and its Restricted Subsidiaries for such period, including without limitation state, franchise and similar taxes and any foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment charges or expenses (including impairment of intangibles or goodwill), non-cash equity based compensation expense and other non-cash expenses or charges (including asset write-offs or writedowns) (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items were deducted in computing such Consolidated Net Income; plus

  (5)
  unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (6)
  all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; plus

  (7)
  the amount of any minority interest expense consisting of income of a Restricted Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary deducted in such period in calculating Consolidated Net Income; plus

  (8)
  the impact of valuing inventory on a FIFO basis in accordance with GAAP; plus

  (9)
  the amount of any integration costs, business optimization expenses and costs, one-time costs related to acquisitions, costs related to the closure or consolidation of facilities, employee termination costs and turnaround expense; minus

  (10)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash or Cash Equivalents (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived; provided, that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period to the extent not already included therein;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  any amortization of fees or expenses that have been capitalized shall be excluded;

  (5)
  non-cash charges relating to employee benefit or management compensation plans of the Company or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any equity-based awards for the benefit of officers, directors and employees of the Company, its Restricted Subsidiaries, or any direct or indirect parent of the Company shall be excluded (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);

  (6)
  any non-recurring charges or expenses incurred in connection with the offer and sale of the outstanding notes, the use of proceeds thereof, the Refining IPO and the Refining IPO Transactions and transactions related thereto shall be excluded;

  (7)
  (a) any non-cash restructuring charges shall be excluded and (b) up to an aggregate of $15.0 million of other restructuring charges in any fiscal year ($30.0 million over the life of the notes) shall be excluded;

  (8)
  any non-cash impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

  (9)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or the early termination of Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries, shall, in each case, be excluded;

  (10)
  any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall, in each case, be excluded;

  (11)
  any extraordinary, non-recurring or unusual gain or loss or expense, together with any related provision for taxes, shall be excluded;

  (12)
  the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

  (13)
  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, turnaround, financing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded; and

  (14)
  unrealized gains and losses related to Hedging Obligations shall be excluded.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet (in each case, giving pro forma effect to any acquisitions or dispositions of assets or properties outside the ordinary course of business that have been made by the Person or any of its Restricted Subsidiaries subsequent to the date of such balance sheet; provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio).

        "Contribution Indebtedness" means Indebtedness of either of the Issuers or any Guarantor in an aggregate principal amount equal to 50% of the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of either Issuer or such Guarantor after October 23, 2012; provided that:

  (1)
  such cash contributions have not been used to make a Restricted Payment, and

  (2)
  such Contribution Indebtedness (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the incurrence date thereof.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Amended and Restated ABL Credit Facility), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables and including Permitted Receivables Financings), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary of the Company in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or a direct or indirect parent of the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such parent company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that is formed under the laws of the United States or any state of the United States or the District of Columbia, excluding any such Restricted Subsidiary (i) substantially all of the direct or indirect assets of which are Capital Stock of one or more "controlled foreign corporations" within the meaning of Section 957 of the Code or (ii) that is a Subsidiary of a "controlled foreign corporation" within the meaning of Section 957 of the Code.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means (1) any public or private sale of Capital Stock (other than Disqualified Stock) of the Company, Refining LP or any other direct or indirect parent of the Company (other than Capital Stock sold to the Company or a Subsidiary of the Company); provided that if such public offering or private placement is of Capital Stock of Refining LP or any direct or indirect parent of the Company, the term "Equity Offering" shall refer to the portion of the net cash proceeds therefrom that has been contributed to the equity capital of the Company or (2) the contribution of cash to the Company as an equity capital contribution.

        "Exchange Notes" means the notes issued in an Exchange Offer pursuant to the indenture.

        "Exchange Offer" has the meaning set forth for such term in the applicable registration rights agreement.

        "Excluded Contribution" means net cash proceeds received by the Company and its Restricted Subsidiaries prior to January 23, 2013 as equity capital contributions after October 23, 2012 or from the issuance or sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an officers' certificate and not previously included in the calculation set forth in clause (I)(b) of "—Certain Covenants—Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

        "Excluded Subsidiary" means:

  (1)
  any Foreign Subsidiary that is treated as a "controlled foreign corporation" within the meaning of Section 957 of the Code, and any Subsidiary of such Foreign Subsidiary;

  (2)
  any Insurance Subsidiary;

  (3)
  any Restricted Subsidiary of the Company; provided that (a) the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (3), as reflected on their respective most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $1.0 million and (b) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (3) for the twelve-month period ending on the last day of the most recent fiscal quarter for which financial statements for the Company are available, as reflected on such income statements, do not in the aggregate exceed $5.0 million; and

  (4)
  any Subsidiary that is disregarded as an entity separate from its owner for U.S. federal income tax purposes if substantially all of the direct or indirect assets of such Subsidiary are Capital Stock of one or more "controlled foreign corporations" within the meaning of Section 957 of the Code.

        "Existing First Lien Notes" means the 9% First Lien Notes due 2015 issued pursuant to that certain indenture, dated as of April 6, 2010, among Coffeyville Resources, Coffeyville Finance Inc., the guarantors of such notes and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented, modified and/or replaced from time to time.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on October 23, 2012, until such amounts are repaid.

        "Existing Second Lien Notes" means the 10 7/8% Second Lien Notes due 2017 issued pursuant to that certain indenture, dated as of April 6, 2010, among Coffeyville Resources, Coffeyville Finance Inc., the guarantors of such notes and Wells Fargo Bank, National Association, as such indenture has been and may be amended, restated, supplemented, modified and/or replaced from time to time.

        "fair market value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. For purposes of determining compliance with the provisions of the indenture described under the caption "Certain Covenants," any determination that the fair market value of assets other than cash or Cash Equivalents is equal to or greater than $50.0 million will be made by the Company's Board of Directors and evidenced by a resolution thereof.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases. Redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions, dispositions, mergers, consolidations, Investments, business restructurings, operational changes and any financing transactions relating to any of the foregoing (including repayment of Indebtedness) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto, provided that, in the case of such cost savings or operating improvements or synergies, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial or similar officer that states (i) the amount of such adjustments and (ii) that such adjustments are based on the reasonable good faith belief of the Officers executing such Officers' Certificate at the time of such execution and the factual basis on which such good faith belief is based); if since the beginning of such period any Person that subsequently becomes a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary thereof since the beginning of such period shall have made any relevant transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such relevant transaction had occurred at the beginning of the applicable four-quarter period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (4)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Contracts or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, but in each case excluding (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment or other financing fees; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

In each case, on a consolidated basis and determined in accordance with GAAP.

        "Foreign Subsidiary" means, with respect to any Person, any Subsidiary that is not formed under the laws of the United States or any state of the United States or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States, which were in effect on October 23, 2012.

        "General Partner" means the general partner of Refining LP.

        The term "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each of:

  (1)
  The Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors, and Refining LP, executing a supplemental indenture as an additional Guarantor; and

  (2)
  any other Restricted Subsidiary of the Company, other than Finance Corp., that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case until released from their obligations under their Note Guarantees and the indenture in accordance with the terms of the indenture; provided that Excluded Subsidiaries shall not be required to become Guarantors (but may elect, at their option, to become Guarantors).

        "Hedging Contracts" means, with respect to any specified Person:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

  (2)
  foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

  (3)
  any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

  (4)
  other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are entered into only in the normal course of business and not for speculative purposes.

        "Holder" means a Person in whose name a note is registered.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

  (4)
  in respect of bankers' acceptances;

  (5)
  representing Capital Lease Obligations;

  (6)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor; or

  (7)
  representing any obligations under Hedging Contracts, other than obligations under Hedging Contracts that are incurred in the normal course of business and not for speculative purposes and do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term "Indebtedness" excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

  (3)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        Indebtedness shall not include:

  (i)
  any liability for foreign, federal, state, local or other taxes,

  (ii)
  any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five business days of its incurrence,

  (iii)
  any liability owed to any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business,

  (iv)
  any indebtedness that is satisfied and discharged or defeased by legal defeasance, and

  (v)
  any obligations under the Intermediation Agreement.

        No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        "Insolvency or Liquidation Proceeding" means (1) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to either Issuer or any Guarantor; (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Issuer or any Guarantor or with respect to a material portion of their respective assets; (3) any liquidation, dissolution, reorganization or winding up of either Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Issuer or any Guarantor.

        "Insurance Subsidiary" means any subsidiary the primary business of which is providing insurance for the benefit of the Company or any of its Restricted Subsidiaries.

        "Intermediation Agreement" means the intermediation agreement between CVR Energy and one or more of its Subsidiaries, on the one hand, and Vitol, Inc., on the other hand, in effect on October 23, 2012, as such agreement may be amended, restated, replaced or restructured from time to time (whether or not with Vitol or with another supplier).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investment Grade Securities" means

  (1)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

  (2)
  debt securities or debt instruments with an investment grade rating (but not including any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries);

  (3)
  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and

  (4)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), extensions of credit, advances or capital contributions (excluding (1) commission, travel and similar advances to officers, directors and employees made in the ordinary course of business and (2) advances to customers and suppliers in the ordinary course of business or that are recorded as accounts receivable or prepaid expenses on the balance sheet), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. In no event shall a guarantee of an operating lease or other business contract of the Company or any Restricted Subsidiary be deemed an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company of any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of or in connection with the acquisition of such Person by the Company or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Limited Liability Company Agreement" means the limited liability company agreement of the Company, as it may be amended from time to time.

        "Make Whole Premium" means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at November 1, 2017 plus (ii) any required interest payments due on such note through November 1, 2017 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

  (2)
  taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

  (3)
  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

  (4)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (10) of the definition of Permitted Liens.

        For purposes of determining compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above, in the event that any Non-Recourse Debt of any of the Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        "Note Documents" means the indenture and the notes.

        "Note Guarantee" means any guarantee by a Guarantor of the Issuers' Obligations under the indenture and on the notes.

        "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

        "Pari Passu Debt" means any Indebtedness of either Issuer or any of their Subsidiaries which ranks equally with the notes.

        "Permitted Business" means either (1) any business conducted or proposed to be conducted by the Company, Refining LP and their respective subsidiaries on October 23, 2012, including without limitation gathering, processing, refining or marketing Hydrocarbons and supporting logistics operations, or activities or services similar, reasonably related, complementary, incidental, supplemental or ancillary thereto and reasonable extensions, developments or expansions thereof, including entering into Hedging Contracts in the ordinary course of business and not for speculative purposes to support these businesses, the development, manufacture and sale of equipment or technology related to these activities, and any related energy and natural resource business or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

        "Permitted Business Investments" means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

  (1)
  (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above and (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under "—Certain Covenants—Restricted Payments"), in either case not previously expended at the time of making such Investment;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company (including, without limitation, through purchases of notes, Note Guarantees, exchange notes or exchange guarantees);

  (2)
  any Investment in cash or Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  and, in each case, any Investment held by such Person, provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or from any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company, Refining LP or any other direct or indirect parent of the Company;

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

  (8)
  Permitted Business Investments;

  (9)
  loans or advances to employees of the Company or any of its Restricted Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the Company or a parent of the Company, in an aggregate principal amount of $2.5 million at any one time outstanding;

  (10)
  any Investment existing on October 23, 2012;

  (11)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since October 23, 2012, not to exceed $55.0 million at the time of such Investment;

  (12)
  Investments arising as a result of any Permitted Receivables Financing;

  (13)
  guarantees of Indebtedness of the Company or any Restricted Subsidiary or Guarantor which Indebtedness is permitted under the covenant described in "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (14)
  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment; and

  (15)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

        "Permitted Liens" means:

  (1)
  any Liens securing the Amended and Restated ABL Credit Facility or any other Credit Facilities incurred under clause (1) of the definition of Permitted Debt;

  (2)
  Liens securing the notes, the Note Guarantees, the exchange notes and the exchange guarantees;

  (3)
  Liens in favor of the Company or any Restricted Subsidiary or Guarantor;

  (4)
  Liens on property or Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person acquired, merged into or consolidated with the Company or the Restricted Subsidiary;

  (5)
  Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

  (6)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation or operating lease;

  (7)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, Attributable Debt, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (8)
  Liens existing on October 23, 2012;

  (9)
  Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature, and deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business;

  (10)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (11)
  Liens on pipelines or other facilities or equipment that arise by operation of law;

  (12)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of crude oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Permitted Business;

  (13)
  Liens upon specific items of inventory, receivables or other goods or proceeds therefrom of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds therefrom and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (14)
  Liens securing Obligations of the Issuers or any Guarantor under the notes or the Note Guarantees, as the case may be;

  (15)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Certain Covenants—Liens";

  (16)
  Liens to secure performance of Hedging Contracts, or letters of credit issued in connection therewith, of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

  (17)
  Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

  (18)
  other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (18) does not exceed the greater of (a) $60.0 million and (b) 3.5% of the Company's Consolidated Net Tangible Assets at such time; and

  (19)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by any other clause in this definition of "Permitted Lien," provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof);

  (20)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (21)
  Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and employee health and disability benefits;

  (22)
  Liens for taxes, assessments or governmental charges or claims that are not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

  (23)
  carriers', warehousemen's, landlords', mechanics', suppliers', materialmen's and repairmen's and similar Liens, or Liens in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case (whether imposed by law or agreement) incurred in the ordinary course of business;

  (24)
  licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, rights of others to use sewers, electric lines and telegraph and telephone lines, minor imperfections of title, minor survey defects, minor encumbrances or other similar restrictions on the use of any real property, including zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business, that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

  (25)
  leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

  (26)
  with respect to any leasehold interest where the Company or any Restricted Subsidiary of the Company is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord's or sublandlord's interest in such leased real property;

  (27)
  Liens arising from Uniform Commercial Code financing statement filings regarding precautionary filings, consignment arrangements or operating leases entered into by the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

  (28)
  Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry or (iii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

  (29)
  Liens securing judgments for the payment of money not constituting an Event of Default under the indenture pursuant to clause (7) under "Events of Default and Remedies," so long as such Liens are adequately bonded;

  (30)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (31)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (32)
  Liens on crude oil supplied by the counterparty pursuant to the Intermediation Agreement, securing amounts owed to the counterparty incurred or assumed for the purpose of financing all or any part of the cost of acquiring such crude oil;

  (33)
  Liens arising under any Permitted Receivables Financing;

  (34)
  Liens on Capital Stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by a Foreign Subsidiary in compliance with the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (35)
  Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

  (36)
  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

  (37)
  Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by the indenture; and

  (38)
  Liens permitted by the Cross Easement Agreement dated as of October 25, 2007, between Coffeyville Resources Nitrogen Fertilizers, LLC and Coffeyville Resources Refining & Marketing, LLC, as such agreement may be amended, restated, modified, supplemented and/or replaced from time to time.

        The Issuers may classify (or later reclassify) any Lien in any one or more of the above categories (including in part in one category and in part another category).

        "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any of its Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the notes or the Note Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) that is not a Guarantor if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualifying Owners" means, collectively, (1) Icahn Enterprises L.P., the Related Parties and/or one or more of their respective Affiliates and (2) CVR Energy, Coffeyville Resources, CVR Refining, L.P., and the General Partner. For purposes of "—Certain Covenants—Transactions With Affiliates," any entity that would be deemed to be an "Affiliate" because its equity is owned by one or more of the Qualifying Owners identified in clause (1) will not be deemed to be an Affiliate for purposes of that covenant.

        "Refining IPO" means the initial offer and sale of equity of Refining LP, which was consummated on January 23, 2013 in an underwritten public offering for cash pursuant to a registration statement on Form S-1 that was declared effective by the Commission pursuant to the Securities Act.

        "Refining IPO Transactions" means the transactions completed in connection with the initial creation and capitalization of Refining LP prior to and in connection with the Refining IPO, including without limitation (1) the legal formation of Refining LP and one or more subsidiaries of Coffeyville Resources to own interests therein or serve as direct or indirect general or limited partners thereof, (2) the contribution, directly or indirectly, of the Issuers and other subsidiaries of Coffeyville Resources to Refining LP, (3) the distribution by the Company to Coffeyville Resources of any proceeds from the offering of the outstanding notes (not used to retire the Existing First Lien Notes) and cash generated from operations, (4) the issuance of common units to the public and the use of proceeds by Refining LP to pay transaction expenses, repay the Existing Second Lien Notes, distribute funds as a reimbursement for capital expenditures, and other partnership purposes approved by the General Partner, (5) the entry by Refining LP and the Company into a credit facility with Coffeyville Resources and the Amended and Restated ABL Credit Facility, (6) the execution and delivery of customary documentation (and amendments to existing documentation) governing the relations between and among the Company, Refining LP, Coffeyville Resources, CVR Energy, CVR Partners and their respective Subsidiaries, including without limitation a services agreement and an omnibus agreement, and (7) any other transactions and documentation related to the foregoing or necessary or appropriate in the view of the Company in connection with the Refining IPO.

        "Refining LP" means CVR Refining, LP, our direct parent, a publicly-traded limited partnership that is treated as a partnership for U.S. federal income tax purposes.

        "Related Parties" means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the "Family Group"); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an "Entity" and collectively "Entities") Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as "Veto Power"); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501I of the Internal Revenue Code of 1986, as amended (the "IRC"), over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the IRC); (9) any organization described in Section 501I of the IRC of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For purposes of this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and "Controlled" has a corresponding meaning. For the purposes of this definition, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

        "Replacement Assets" means (1) tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. is a Restricted Subsidiary of the Company.

        "S&P" refers to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person; provided that any such arrangements with respect to catalyst or precious metals that are entered into in the ordinary course of business shall not be deemed to be Sale and Leaseback Transactions.

        "Securitization Subsidiary" means a Subsidiary of the Company

  (1)
  that is designated a "Securitization Subsidiary" by the Board of Directors of the Company,

  (2)
  that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

  (3)
  no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

  (a)
  is Guaranteed by the Company, any Guarantor or any Restricted Subsidiary of the Company,

  (b)
  is recourse to or obligates the Company, any Guarantor or any Restricted Subsidiary of the Company in any way, or

  I
  subjects any property or asset of the Company, any Guarantor or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

  (4)
  with respect to which neither the Company, any Guarantor nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Senior Debt" means

  (1)
  all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under the Amended and Restated ABL Credit Facility and all obligations under Hedging Contracts with respect thereto;

  (2)
  any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such

    Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (a)
  any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

  (b)
  any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on October 23, 2012.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  except to the extent permitted by subclause (2)(b) of the definition of "Permitted Business Investments," has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding would be permitted under "—Certain Covenants—Transactions With Affiliates" after giving effect to the exceptions thereto;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results except to the extent permitted under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Restricted Payments"; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee or credit support would be released upon such designation or would be permitted under "—Certain Covenants—Restricted Payments."

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have directly a Board of Directors, Voting Stock means such Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding aggregate amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences relating to the exchange of outstanding notes for exchange notes in the exchange offer. This summary is based on United States federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of the exchange of outstanding notes for exchange notes in the exchange offer. We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to the matters summarized below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of outstanding notes for exchange notes in the exchange offer or that any such position would not be sustained.

        This summary does not discuss all of the aspects of United States federal income taxation that may be relevant to a holder of notes in light of their particular investment or other circumstances, or to holders subject to special provisions of United States federal tax law (such as dealers in securities or currencies, traders in securities, persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security, persons subject to the alternative minimum tax, certain United States expatriates, financial institutions, insurance companies, controlled foreign corporations, foreign personal holding companies, and passive foreign investment companies, and shareholders of such corporations, regulated investment companies, real estate investment trusts, entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts and pass-through entities, including entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities). This summary applies only to a beneficial owner of a note who holds the note as a capital asset within the meaning of the Code (generally, investment property). In addition, this summary does not discuss any state, local or non-U.S. income or other tax consequences.

        The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. Your tax basis in your exchange notes immediately after the exchange will be the same as your tax basis in your outstanding notes immediately before the exchange, and your holding period in your exchange notes will include your holding period for your outstanding notes exchanged therefor.

        Before you exchange outstanding notes for exchange notes in the exchange offer, you should consult your own tax advisor regarding the particular United States federal, state, local and non-U.S. tax consequences of the exchange that may be applicable to you.

 PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders thereof, other than any holder which is (A) an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, (B) a broker-dealer who acquired notes directly from our company or (C) broker-dealers who acquired notes as a result of market-making or other trading activities, without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving the exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed to permit these broker-dealers to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to, and promptly send additional copies of this prospectus, and any amendment or supplement to this prospectus, to, any broker-dealer that requests such documents in the letter of transmittal for use in connection with any such resale. In addition, until                    , 2013, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        Each holder of the outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer."

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay the expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

 LEGAL MATTERS

        The validity of the exchange notes offered hereby and the guarantees thereof will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

        The consolidated and combined financial statements of CVR Refining, LP and subsidiaries as of December 31, 2012 and 2011, and the related combined statements of operations, changes in partners' capital/divisional equity, and cash flows for each of the years in the three-year period ended December 31, 2012, have been included herein (and in the registration statement) in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm and experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        CVR Refining, LP files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. CVR Refining, LP's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available free of charge through its website under "Investor Relations," as soon as reasonably practicable after the electronic filing of these reports is made with the SEC. CVR Refining, LP's website address is www.cvrrefining.com. Information contained on CVR Refining, LP's website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The registration statement, including any exhibits and schedules, and the other reports CVR Refining, LP files or furnishes to the SEC may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of these materials may be obtained from that office after payment of fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

GLOSSARY OF SELECTED INDUSTRY TERMS

        The following are definitions of certain terms used in this prospectus.

        2-1-1 crack spread—The approximate gross margin resulting from processing two barrels of crude oil to produce one barrel of gasoline and one barrel of distillate. The 2-1-1 crack spread is expressed in dollars per barrel.

        barrel—Common unit of measure in the oil industry which equates to 42 gallons.

        blendstocks—Various compounds that are combined with gasoline or diesel from the crude oil refining process to make finished gasoline and diesel fuel; these may include natural gasoline, fluid catalytic cracking unit or FCCU gasoline, ethanol, reformate or butane, among others.

        bpd—Abbreviation for barrels per calendar day, which refers to the total number of barrels processed in a refinery within a specified time period, divided by the number of calendar days in that period, thus reflecting all operational and logistical limitations.

        bpsd—Abbreviation for barrels per stream day, which refers the maximum number of barrels a refinery may produce over the course of 24 hours when running at full capacity under optimal conditions.

        Brent—Brent crude oil, a light sweet crude oil characterized by an API gravity of approximately 38 degrees, and a sulfur content of approximately 0.4 weight percent.

        bulk sales—Volume sales through third-party pipelines, in contrast to tanker truck quantity rack sales.

        capacity—Capacity is defined as the throughput a process unit is capable of sustaining, either on a barrel per calendar or stream day basis. The throughput may be expressed in terms of maximum sustainable, nameplate or economic capacity. The maximum sustainable or nameplate capacities may not be the most economical. The economic capacity is the throughput that generally provides the greatest economic benefit based on considerations such as crude oil and other feedstock costs, product values and downstream unit constraints.

        catalyst—A substance that alters, accelerates, or instigates chemical changes, but is neither produced, consumed nor altered in the process.

        coker unit—A refinery unit that utilizes the lowest value component of crude oil remaining after all higher value products are removed, further breaks down the component into more valuable products and converts the rest into pet coke.

        crack spread—A simplified calculation that measures the difference between the price for light products and crude oil. For example, the 2-1-1 crack spread is often referenced and represents the approximate gross margin resulting from processing two barrels of crude oil to produce one barrel of gasoline and one barrel of distillate.

        CVR Energy—CVR Energy, Inc., a publicly traded company listed on the NYSE under the ticker symbol "CVI," which indirectly owns our general partner and a majority of our common units.

        distillates—Primarily diesel fuel, kerosene and jet fuel.

        ethanol—A clear, colorless, flammable oxygenated hydrocarbon. Ethanol is typically produced chemically from ethylene, or biologically from fermentation of various sugars from carbohydrates found in agricultural crops and cellulosic residues from crops or wood. It is used in the United States as a gasoline octane enhancer and oxygenate.

        feedstocks—Petroleum products, such as crude oil and natural gas liquids, that are processed and blended into refined products, such as gasoline, diesel fuel and jet fuel during the refining process.

        general partner—CVR Refining GP, LLC, our general partner, which is an indirect wholly-owned subsidiary of CVR Energy.

        Group 3—A geographic subset of the PADD II region comprising refineries in Oklahoma, Kansas, Missouri, Nebraska and Iowa. Current Group 3 refineries include our Coffeyville and Wynnewood refineries; the Valero Ardmore refinery in Ardmore, OK; HollyFrontier's Tulsa refinery in Tulsa, OK and El Dorado refinery in El Dorado, KS; Phillips 66s' Ponca City refinery in Ponca City, OK; and NCRA's refinery in McPherson, KS.

        heavy crude oil—A relatively inexpensive crude oil characterized by high relative density and viscosity. Heavy crude oils require greater levels of processing to produce high value products such as gasoline and diesel fuel.

        independent petroleum refiner—A refiner that does not have crude oil exploration or production operations. An independent refiner purchases the crude oil throughputs in its refinery operations from third parties.

        initial Public Offering—The initial public offering of 27,600,000 (which includes the underwriters' subsequently-exercised option to purchase additional common units) common units representing limited partner interests ("common units") of CVR Refining, LP, which closed on January 23, 2013.

        light crude oil—A relatively expensive crude oil characterized by low relative density and viscosity. Light crude oils require lower levels of processing to produce high value products such as gasoline and diesel fuel.

        Magellan—Magellan Midstream Partners L.P., a publicly traded company whose business is the transportation, storage and distribution of refined petroleum products.

        natural gas liquids—Natural gas liquids, often referred to as NGLs, are both feedstocks used in the manufacture of refined fuels and are products of the refining process. Common NGLs used include propane, isobutane, normal butane and natural gasoline.

        PADD II—Midwest Petroleum Area for Defense District which includes Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Tennessee, and Wisconsin.

        plant gate price—The unit price of fertilizer, in dollars per ton, offered on a delivered basis and excluding shipment costs.

        petroleum coke (pet coke)—A coal-like substance that is produced during the refining process.

        rack sales—Sales which are made at terminals into third-party tanker trucks.

        refined products—Petroleum products, such as gasoline, diesel fuel and jet fuel, that are produced by a refinery.

        sour crude oil—A crude oil that is relatively high in sulfur content, requiring additional processing to remove the sulfur. Sour crude oil is typically less expensive than sweet crude oil.

        spot market—A market in which commodities are bought and sold for cash and delivered immediately.

        sweet crude oil—A crude oil that is relatively low in sulfur content, requiring less processing to remove the sulfur. Sweet crude oil is typically more expensive than sour crude oil.

        throughput—The volume processed through a unit or a refinery or transported on a pipeline.

        turnaround—A periodically required standard procedure to inspect, refurbish, repair and maintain our refineries. This process involves the shutdown and inspection of major processing units and occurs every four to five years.

        WCS—Western Canadian Select crude oil, a medium to heavy, sour crude oil, characterized by an American Petroleum Institute gravity ("API gravity") of between 20 and 22 degrees and a sulfur content of approximately 3.3 weight percent.

        WEC—Gary-Williams Energy Corporation, subsequently converted to Gary-Williams Energy Company, LLC and now known as Wynnewood Energy Company, LLC.

        WRC—Wynnewood Refining Company, LLC, the owner of the 70,000 bpd Wynnewood, Oklahoma refinery and related assets.

        WTI—West Texas Intermediate crude oil, a light, sweet crude oil, characterized by an API gravity between 39 and 41 degrees and a sulfur content of approximately 0.4 weight percent that is used as a benchmark for other crude oils.

        WTS—West Texas Sour crude oil, a relatively light, sour crude oil characterized by an API gravity of between 30 and 32 degrees and a sulfur content of approximately 2.0 weight percent.

        Wynnewood Acquisition—The acquisition by CVR Energy of all the outstanding shares of WEC and its subsidiaries, which owned the 70,000 bpd Wynnewood, Oklahoma refinery and 2.0 million barrels of storage tanks, on December 15, 2011. As of January 2013, WRC is a wholly-owned subsidiary of CVR Refining, LLC. It was previously a wholly-owned subsidiary of WEC.

        yield—The percentage of refined products that is produced from crude oil and other feedstocks.

INDEX TO FINANCIAL STATEMENTS

CVR REFINING, LP AND SUBSIDIARIES
INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors of CVR Refining GP, LLC
and
The Unitholders of CVR Refining, LP
and
The General Partner of CVR Refining, LP:

        We have audited the accompanying consolidated and combined balance sheets of CVR Refining, LP and subsidiaries (the Partnership) as of December 31, 2012 and 2011, and the related combined statements of operations, changes in partners' capital/divisional equity, and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated and combined financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of CVR Refining, LP and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
March 14, 2013

CVR REFINING, LP AND SUBSIDIARIES

CONSOLIDATED AND COMBINED BALANCE SHEETS

	December 31,
	2012	2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$153,145	$2,745
Accounts receivable, net of allowance for doubtful accounts of $1,915 and $1,206, including $610 and $986 from affiliates at December 31, 2012 and 2011, respectively	204,508	174,831
Inventories	499,462	613,330
Prepaid expenses and other current assets, including $878 and $881 from affiliates at December 31, 2012 and 2011, respectively	26,990	104,096
Insurance receivable	1,260	1,939

Total current assets	885,365	896,941
Property, plant, and equipment, net of accumulated depreciation	1,351,591	1,320,787
Deferred financing costs, net	14,439	17,154
Insurance receivable	4,042	4,076
Other long-term assets, including $355 and $850 from affiliates at December 31, 2012 and December 31, 2011, respectively	3,078	23,461

Total assets	$2,258,515	$2,262,419

LIABILITIES AND PARTNERS' CAPITAL/DIVISIONAL EQUITY
Current liabilities:
Note payable and capital lease obligations	$1,091	$960
Accounts payable, including $404 and $278 due to affiliates at December 31, 2012 and 2011, respectively	364,732	446,840
Personnel accruals	13,966	9,456
Accrued taxes other than income taxes	29,527	28,043
Accrued expenses and other current liabilities, including $179 due to affiliates as December 31, 2012 and 2011.	93,435	26,900

Total current liabilities	502,751	512,199
Long-term liabilities:
Long-term debt and capital lease obligations, net of current portion	772,078	728,903
Accrued environmental liabilities, net of current portion	1,597	1,459
Other long-term liabilities, including $1,315 and $1,495 due to affiliates at December 31, 2012 and 2011, respectively	1,323	1,232

Total long-term liabilities	774,998	731,594
Commitments and contingencies
Partners' capital	980,766	—
Divisional equity	—	1,018,626

Total liabilities and partners' capital/divisional equity	$2,258,515	$2,262,419

See accompanying notes to consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Net sales	$8,281,744	$4,752,814	$3,905,602
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	6,667,516	3,927,620	3,539,793
Direct operating expenses (exclusive of depreciation and amortization)	426,527	247,665	153,112
Selling, general and administrative expenses (exclusive of depreciation and amortization)	86,180	50,982	43,071
Depreciation and amortization	107,643	69,852	66,391

Total operating costs and expenses	7,287,866	4,296,119	3,802,367

Operating income	993,878	456,695	103,235
Other income (expense):
Interest expense and other financing costs	(76,214)	(52,995)	(49,695)
Realized loss on derivatives, net	(137,565)	(7,182)	(2,140)
Unrealized gain (loss) on derivatives, net	(148,027)	85,262	634
Loss on extinguishment of debt	(37,540)	(2,078)	(16,647)
Other income, net	756	578	2,832

Total other income (expense)	(398,590)	23,585	(65,016)

Net income	$595,288	$480,280	$38,219

See accompanying notes to consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL/DIVISIONAL EQUITY

	Divisional Equity	Total Partners' Capital	Total Partners' Capital/Divisional Equity
	(in thousands)
Balance at December 31, 2009	$485,400	$—	$485,400
Share-based compensation	11,481	—	11,481
Distribution to parent, net	(116,251)	—	(116,251)
Net income	38,219	—	38,219

Balance at December 31, 2010	418,849	—	418,849
Share-based compensation	8,871	—	8,871
Contributions from parent, net	110,626	—	110,626
Net income	480,280	—	480,280

Balance at December 31, 2011	1,018,626	—	1,018,626
Share-based compensation	18,450	—	18,450
Distribution to parent, net	(651,598)	—	(651,598)
Net income	595,288	—	595,288
CRLLC contribution to CVR Refining, LP for limited partner interest	(980,766)	980,766	—

Balance at December 31, 2012	$—	$980,766	$980,766

See accompanying notes to consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Cash flows from operating activities:
Net income	$595,288	$480,280	$38,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,643	69,852	66,391
Allowance for doubtful accounts	708	527	(428)
Amortization of deferred financing costs	6,394	3,872	3,356
Amortization of original issue discount	513	512	356
Amortization of original issue premium	(2,848)	(148)	—
Loss on disposition of assets	1,206	2,661	1,606
Loss on extinguishment of debt	37,540	2,078	16,647
Share-based compensation	18,450	8,871	11,481
Unrealized (gain) loss on derivatives, net	148,027	(85,262)	(634)
Changes in assets and liabilities:
Accounts receivable	(30,385)	58,892	(31,805)
Inventories	113,868	(172,025)	25,262
Prepaid expenses and other current assets	14,646	(14,063)	(7,264)
Insurance receivable	11	(2,445)	(2,570)
Insurance proceeds on Coffeyville Refinery incident	703	—	—
Other long-term assets	2,188	(1,267)	(58)
Accounts payable	(101,253)	7,138	39,622
Accrued expenses and other current liabilities	4,354	(6,916)	7,085
Accrued environmental liabilities	138	(1,093)	(220)
Other long-term liabilities	83	1,232	—

Net cash provided by operating activities	917,274	352,696	167,046

Cash flows from investing activities:
Capital expenditures	(120,222)	(68,826)	(21,169)
Proceeds from sale of assets	451	52	37
Acquisition of Gary-Williams	—	(587,122)	—

Net cash used in investing activities	(119,771)	(655,896)	(21,132)

Cash flows from financing activities:
Revolving debt payments	—	—	(60,000)
Revolving debt borrowings	—	—	60,000
Proceeds, gross of original issue premium on issuance of senior notes	—	206,000	—
Proceeds, net of original issue discount on issuance of senior notes	—	—	485,693
Proceeds, gross on issuance of CVR Refining's senior notes	500,000	—	—
Principal payments on long-term debt	—	—	(479,503)
Principal payments on senior secured notes	(478,679)	(2,700)	(27,500)
Payment of capital lease obligations	(960)	—	—
Payment of deferred financing costs	(12,793)	(10,308)	(8,775)
Deferred costs associated with the initial public offering	(3,073)	—	—
Net contributions from (distributions to) parent	(651,598)	110,626	(116,251)

Net cash provided by (used in) financing activities	(647,103)	303,618	(146,336)

Net increase (decrease) in cash and cash equivalents	150,400	418	(422)
Cash and cash equivalents, beginning of period	2,745	2,327	2,749

Cash and cash equivalents, end of period	$153,145	$2,745	$2,327

See accompanying notes to consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS — (Continued)

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Supplemental disclosures
Cash paid for interest net of capitalized interest of $3,022, $1,091 and $1,747 for the years ended December 31, 2012, 2011 and 2010, respectively	$75,232	$43,844	$44,770
Non-cash investing and financing activities:
Accrual of construction in progress additions	$17,545	$15,348	$(376)
Reduction of proceeds for underwriting discount and financing costs	$7,500	$4,000	$10,287

See accompanying notes to consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(1)   Formation of the Partnership, Organization and Nature of Business

        In preparation for the initial public offering (the "Initial Public Offering") of CVR Refining, LP (referred to as "CVR Refining" or the "Partnership"), on December 31, 2012, Coffeyville Resources, LLC ("CRLLC"), a wholly-owned subsidiary of CVR Energy, Inc. ("CVR Energy") contributed all of its interests in the operating subsidiaries which constitute its petroleum refining and related logistics business, as well as Coffeyville Finance Inc. ("Coffeyville Finance"), a finance subsidiary formed to serve as a co-issuer of debt securities, to a newly-formed subsidiary, CVR Refining, LLC ("Refining LLC"). The operating subsidiaries that were contributed to Refining LLC include the following entities: Wynnewood Energy Company, LLC ("WEC"); Wynnewood Refining Company, LLC ("WRC"); Coffeyville Resources Refining & Marketing, LLC ("CRRM"); Coffeyville Resources Crude Transportation, LLC ("CRCT"); Coffeyville Resources Terminal, LLC ("CRT"); and Coffeyville Resources Pipeline, LLC ("CRP"). The entities that were contributed by CRLLC to Refining LLC in connection with the Initial Public Offering are referred to herein as the "Refining Subsidiaries." CVR Refining Holdings, LLC ("CVR Refining Holdings"), a wholly-owned subsidiary of CRLLC, contributed its 100% membership interest in Refining LLC to the Partnership or December 31, 2012. In connection with the closing of the Initial Public Offering, CVR Refining Holdings and its subsidiary were issued a designated number of common units of the Partnership, which now equates to an approximately 81% limited partner interest. CRLLC has retained its other assets, including common units representing a 70% limited partner interest in CVR Partners, LP ("CVR Partners"), a NYSE traded manufacturer of nitrogen fertilizer, and a 100% membership interest in CVR GP, LLC, the general partner of CVR Partners.

        The contribution of entities as discussed above by CRLLC to Refining LLC is not considered a business combination accounted for under the purchase method as it is a transfer of assets under common control and, accordingly, balances have been transferred at their historical cost. The combined financial statements for the periods prior to the contribution on December 31, 2012 have been prepared using the Refining Subsidiaries' historical basis in the assets and liabilities, and include all revenues, costs, assets and liabilities attributed to these entities.

  Initial Public Offering of CVR Refining, LP

        On January 23, 2013, the Partnership completed the Initial Public Offering. The Partnership sold 24,000,000 common units at a price of $25.00 per common unit. Of the common units issued, 4,000,000 units were purchased by an affiliate of Icahn Enterprises. Additionally, on January 30, 2013, the underwriters closed their option to purchase an additional 3,600,000 common units at a price of $25.00 per common unit. The common units, which are listed on the NYSE, began trading on January 17, 2013 under the symbol "CVRR." In connection with the Initial Public Offering, the Partnership paid approximately $32.5 million in underwriting fees and incurred approximately $3.9 million of other offering costs.

        The net proceeds to CVR Refining of the Initial Public Offering were approximately $653.6 million after deducting underwriting discounts and commissions and offering expenses from the Initial Public Offering have been, or will be, utilized as follows:

  •
  approximately $253.0 million was used to repurchase CRLLC's 10.875% senior secured notes due 2017 (including accrued interest);

  •
  approximately $160.0 million will be used to prefund certain maintenance and environmental capital expenditures through 2014;

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

  •
  approximately $54.0 million was used to fund the turnaround expenses at the Wynnewood refinery that were incurred during the fourth quarter of 2012;

  •
  approximately $85.1 million was distributed to CRLLC; and

  •
  the balance of the proceeds will be utilized for general corporate purposes.

        Prior to the closing of the Initial Public Offering, the Partnership distributed approximately $150.0 million of cash on hand to CRLLC. Subsequent to the closing of the Initial Public Offering, common units held by public security holders represented approximately 19% of all outstanding limited partner interests (this number includes the common units held by an affiliate of Icahn Enterprises, representing approximately 3% of all outstanding limited partner interests) and CVR Refining Holdings, LLC held common units approximating 81% of all outstanding limited partner interests.

        The Partnership's general partner, CVR Refining GP, LLC, manages the Partnership's activities subject to the terms and conditions specified in the Partnership's partnership agreement. The Partnership's general partner is owned by CVR Refining Holdings. The operations of the general partner, in its capacity as general partner, are managed by its board of directors. Actions by the general partner that are made in its individual capacity are made by CVR Refining Holdings as the sole member of the Partnership's general partner and not by the board of directors of the general partner. The Partnership's general partner is not elected by the Partnership's unitholders and will not be subject to re-election on a regular basis in the future. The officers of the general partner manage the day-to-day affairs of the business.

        The Partnership has adopted a policy pursuant to which it will distribute all of the available cash it generates each quarter. The available cash for each quarter will be determined by the board of directors of the Partnership's general partner following the end of such quarter and will generally be distributed within 60 days of quarter end. The partnership agreement does not require that the Partnership make cash distributions on a quarterly basis or at all, and the board of directors of the general partner of the Partnership can change the distribution policy at any time.

        In connection with the Initial Public Offering, the Partnership entered into a services agreement, pursuant to which the Partnership and its general partner will obtain certain management and other services from CVR Energy. In addition, by virtue of the fact that the Partnership is a controlled affiliate of CVR Energy, the Partnership is bound by an omnibus agreement entered into by CVR Energy, CVR Partners and the general partner of CVR Partners, pursuant to which the Partnership may not, engage in, whether by acquisition or otherwise, the production, transportation or distribution, on a wholesale basis, of fertilizer in the contiguous United States, or a fertilizer restricted business, for so long as CVR Energy and certain of its affiliates continue to own at least 50% of CVR Partners' outstanding units.

        See Note 18 ("Subsequent Events") for further discussion on the Initial Public Offering and related events.

(2)   Basis of Presentation

        The accompanying consolidated and combined financial statements have been prepared in accordance with Regulation S-X, Article 3, "General instructions as to financial statements" and Staff Accounting Bulletin, or SAB Topic 1-B, "Allocations of Expenses and Related disclosures in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity." Certain expenses incurred by CVR Energy are only indirectly attributable to its ownership of the refining and

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

related logistics assets of CRLLC. As a result, certain assumptions and estimates are made in order to allocate a reasonable share of such expenses to CVR Refining, so that the accompanying financial statements reflect substantially all costs of doing business. The allocations and related estimates and assumptions are described more fully in Note 3 ("Summary of Significant Accounting Policies") and Note 15 ("Related Party Transactions").

        CRLLC used a centralized approach to cash management and the financing of its operations until the contribution of its petroleum refining and related logistics business to CVR Refining on December 31, 2012. As a result, amounts owed to or from CRLLC prior to December 31, 2012 are reflected as a component of divisional equity on the accompanying Combined Statements of Changes in Partners' Capital/Divisional Equity.

        Accounts and balances related to the refining and related logistics operations were based on a combination of specific identification and allocations. CVR Energy and CRLLC has allocated various corporate overhead expenses based on a percentage of total refining and related logistics payroll to the total payrolls of its segments (i.e., the petroleum and fertilizer segments are comprised of CVR Refining and CVR Partners, respectively). These allocations are not necessarily indicative of the cost that the Partnership would have incurred had it operated as an independent stand-alone entity for all years presented. All intercompany accounts and transactions have been eliminated.

(3)   Summary of Significant Accounting Policies

  Cash and Cash Equivalents

        CRLLC has historically provided cash as needed to support the operations of the refining and related logistics assets and has retained excess cash earned by the Partnership. The Partnership considers all highly liquid money market accounts and debt instruments with original maturities of three months or less to be cash equivalents. Cash received or paid by CRLLC on behalf of CVR Refining prior to December 31, 2012 is reflected as net contributions from or net distributions to parent on the accompanying Combined Statements of Changes in Partners' Capital/Divisional Equity.

        Under the Partnership's cash management system, checks issued but not presented to banks frequently result in book overdraft balances for accounting purposes and are classified within accounts payable in the Consolidated and Combined Balance Sheets. The change in book overdrafts are reported as a component of operating cash flows for accounts payable as they do not represent bank overdrafts. The amount of these checks included in accounts payable as of December 31, 2012 and 2011 was $14.9 million and $10.7 million, respectively.

  Accounts Receivable, net

        CVR Refining grants credit to its customers. Credit is extended based on an evaluation of a customer's financial condition; generally, collateral is not required. Accounts receivable are due on negotiated terms and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than their contractual payment terms are considered past due. CVR Refining determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts are past due, the customer's ability to pay its obligations to CVR Refining, and the condition of the general economy and the industry as a whole. CVR Refining writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Amounts collected on accounts receivable are included in net cash provided by operating activities in the Combined Statements of

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Cash Flows. At December 31, 2012, one customer individually represented greater than 10% of the total accounts receivable balance. At December 31, 2011, no customer individually represented greater than 10% of the total accounts receivable balance. The largest concentration of credit for any one customer at December 31, 2012 and 2011 was approximately 10% and 9%, respectively, of the accounts receivable balance.

  Inventories

        Inventories consist primarily of domestic and foreign crude oil, blending stock and components, work-in-progress and refined fuels and by-products. Inventories are valued at the lower of the first-in, first-out ("FIFO") cost, or market for refined fuels and byproducts for all periods presented. Refinery unfinished and finished products inventory values were determined using the ability-to-bear process, whereby raw materials and production costs are allocated to work-in-process and finished products based on their relative fair values. Other inventories, including other raw materials, spare parts, and supplies, are valued at the lower of moving-average cost, which approximates FIFO, or market. The cost of inventories includes inbound freight costs.

  Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets consist of prepayments for crude oil deliveries to our refineries for which title had not transferred, non-trade accounts receivable, current portions of prepaid insurance, deferred financing costs, derivative agreements and other general current assets.

  Property, Plant, and Equipment

        Additions to property, plant and equipment, including capitalized interest and certain costs allocable to construction and property purchases, are recorded at cost. Capitalized interest is added to any capital project over $1.0 million in cost which is expected to take more than six months to complete. Depreciation is computed using principally the straight-line method over the estimated useful lives of the various classes of depreciable assets. The lives used in computing depreciation for such assets are as follows:

Asset	Range of Useful Lives, in Years
Improvements to land	15 to 30
Buildings	20 to 30
Machinery and equipment	5 to 30
Automotive equipment	5 to 15
Furniture and fixtures	3 to 10

        Leasehold improvements are depreciated or amortized on the straight-line method over the shorter of the contractual lease term or the estimated useful life of the asset. Expenditures for routine maintenance and repair costs are expensed when incurred. Such expenses are reported in direct operating expenses (exclusive of depreciation and amortization) in CVR Refining's Combined Statements of Operations.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

  Deferred Financing Costs, Underwriting and Original Issue Discount

        Deferred financing costs associated with debt issuances are amortized to interest expense and other financing costs using the effective-interest method over the life of the debt. Additionally, the underwriting and original issue discount and premium related to debt issuances have been amortized to interest expense and other financing costs using the effective-interest method over the life of the debt. Deferred financing costs related to the Amended and Restated ABL Credit Facility are amortized to interest expense and other financing costs using the straight-line method through the termination date of the respective facility.

  Planned Major Maintenance Costs

        The direct-expense method of accounting is used for planned major maintenance activities. Maintenance costs are recognized as expense when maintenance services are performed. Planned major maintenance activities for the refineries varies by unit, but generally is every four to five years.

        The Coffeyville refinery completed the second phase of a two-phase turnaround project during the first quarter of 2012. The first phase was completed during the fourth quarter of 2011. Costs of approximately $21.2 million, $66.4 million and $1.2 million associated with the Coffeyville refinery's 2011/2012 turnaround were included in direct operating expenses (exclusive of depreciation and amortization) for the year ended December 31, 2012, 2011 and 2010, respectively. The Wynnewood refinery completed a turnaround in the fourth quarter of 2012. Costs of approximately $102.5 million were included in direct operating expenses (exclusive of depreciation and amortization) for the year ended December 31, 2012.

  Cost Classifications

        Cost of product sold (exclusive of depreciation and amortization) includes cost of crude oil, other feedstocks, blendstocks and freight and distribution expenses. Cost of product sold excludes depreciation and amortization of approximately $3.6 million, $2.4 million and $2.8 million for the years ended December 31, 2012, 2011 and 2010, respectively.

        Direct operating expenses (exclusive of depreciation and amortization) includes direct costs of labor, maintenance and services, energy and utility costs, property taxes, environmental compliance costs as well as chemicals and catalysts and other direct operating expenses. Direct operating expenses also include allocated non-cash share-based compensation for CVR Energy and Coffeyville Acquisition III LLC ("CALLC III"), as discussed in Note 6 ("Share-Based Compensation"). Direct operating expenses exclude depreciation and amortization of approximately $103.5 million, $67.2 million and $63.4 million for the years ended December 31, 2012, 2011 and 2010, respectively.

        Selling, general and administrative expenses (exclusive of depreciation and amortization) consist primarily of direct and allocated legal expenses, treasury, accounting, marketing, human resources and maintaining the corporate and administrative offices in Texas, Kansas and Oklahoma. Selling, general and administrative expenses also include allocated non-cash share-based compensation expense from CVR Energy and CALLC III as discussed in Note 6 ("Share-Based Compensation"). Selling, general and administrative expenses exclude depreciation and amortization of approximately $0.5 million, $0.2 million and $0.2 million for the years ended December 31, 2012, 2011 and 2010, respectively.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

  Income Taxes

        The operations of CVR Refining have historically been included in the federal income tax return of CRLLC, which is a limited liability company that is not subject to federal income tax. Upon the sale of common units in the Initial Public Offering, CVR Refining will file its own separate federal income tax return with each partner being separately taxed on its share of taxable income. The Partnership will not be subject to income taxes except for a franchise tax in the state of Texas. The income tax liability of the individual partners will not be reflected in the consolidated and combined financial statements of the Partnership.

  Segment Reporting

        The Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 280 — Segment Reporting established standards for entities to report information about the operating segments and geographic areas in which they operate. CVR Refining only operates one segment and all of its operations are located in the United States.

  Impairment of Long-Lived Assets

        CVR Refining accounts for long-lived assets in accordance with accounting standards issued by FASB regarding the treatment of the impairment or disposal of long-lived assets. As required by this standard, CVR Refining reviews long-lived assets (excluding intangible assets with indefinite lives) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized for the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of their carrying value or fair value less cost to sell.

  Divisional Equity

        Partners' capital is referred to as divisional equity during the periods covered by the consolidated and combined financial statements prior to the contribution of the Refining Subsidiaries to the Partnership. Upon CRLLC's contribution of the Refining Subsidiaries to the Partnership on December 31, 2012, divisional equity became partners' capital.

  Revenue Recognition

        Revenues for products sold are recorded upon delivery of the products to customers, which is the point at which title is transferred, the customer has assumed the risk of loss, and when payment has been received or collection is reasonably assured. Excise and other taxes collected from customers and remitted to governmental authorities are not included in reported revenues.

        Nonmonetary product exchanges and certain buy/sell crude oil transactions which are entered into in the normal course of business are included on a net cost basis in operating expenses on the Combined Statement of Operations.

        The Partnership also engages in trading activities, whereby the Partnership enters into agreements to purchase and sell refined products with third parties. The Partnership acts as a principal in these transactions, taking title to the products in purchases from counterparties, and accepting the risks and

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

rewards of ownership. The Partnership records revenue for the gross amount of the sales transactions, and records costs of purchases as an operating expense in the accompanying consolidated and combined financial statements.

  Shipping Costs

        Pass-through finished goods delivery costs reimbursed by customers are reported in net sales, while an offsetting expense is included in cost of product sold (exclusive of depreciation and amortization).

  Derivative Instruments and Fair Value of Financial Instruments

        The Partnership uses futures contracts, options, and forward swap contracts primarily to reduce the exposure to changes in crude oil prices, finished goods product prices and interest rates and to provide economic hedges of inventory positions. These derivative instruments have not been designated as hedges for accounting purposes. Accordingly, these instruments are recorded in the Consolidated and Combined Balance Sheets at fair value, and each period's gain or loss is recorded as a component of realized gain (loss) on derivatives, net or unrealized gain (loss) on derivatives, net, as applicable, in accordance with standards issued by the FASB regarding the accounting for derivative instruments and hedging activities.

        Financial instruments consisting of cash and cash equivalents, accounts receivable, and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments. See Note 10 ("Long-Term Debt") for further discussion of the extinguishment of the first priority credit facility long-term debt, issuance of the First Lien Notes and Second Lien Notes, subsequent settlement of the First Lien Notes and issuance of the 2022 Notes. The First Lien Notes and Second Lien Notes have been carried at the aggregate principal value less the unamortized original issue discount and premium. The 2022 Notes were issued at par value. See Note 10 ("Long-Term Debt") for the fair value of the debt securities.

  Share-Based Compensation

        The Partnership has been allocated non-cash share-based compensation expense from CVR Energy, CRLLC and from CALLC III. CVR Energy accounts for share-based compensation in accordance with ASC 718 Compensation — Stock Compensation, or ASC 718, as well as guidance regarding the accounting for share-based compensation granted to employees of an equity method investee. In accordance with ASC 718, CVR Energy, CRLLC and CALLC III apply a fair-value based measurement method in accounting for share-based compensation. The Partnership recognizes the costs of the share-based compensation incurred by CVR Energy and CALLC III on the Partnership's behalf primarily in selling, general and administrative expenses (exclusive of depreciation and amortization), and a corresponding increase or decrease to partners' capital/divisional equity, as the costs are incurred on its behalf, following the guidance issued by the FASB regarding the accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling, goods or services, which require remeasurement at each reporting period through the performance commitment period, or in the Partnership's case, through the vesting period. Costs are allocated by CVR Energy and CALLC III based upon the percentage of time a CVR Energy or CRLLC employee provides services to the Partnership.

        The change of control and related Transaction Agreement in May 2012 triggered a modification to outstanding awards under the CVR Energy LTIP. Pursuant to the Transaction Agreement, all restricted shares outstanding were converted to restricted stock units and will be settled in cash upon the vesting

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

date pursuant to the terms of the agreement. As a result of the modification, the Partnership was allocated additional share-based compensation of approximately $6.3 million. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest and costs will be allocated to the Partnership based upon the percentage of time a CVR Energy employee provides services to the Partnership as discussed above.

  Environmental Matters

        Liabilities related to future remediation costs of past environmental contamination of properties are recognized when the related costs are considered probable and can be reasonably estimated. Estimates of these costs are based upon currently available facts, internal and third party assessments of contamination, available remediation technology, site-specific costs, and currently enacted laws and regulations. In reporting environmental liabilities, no offset is made for potential recoveries. Loss contingency accruals, including those for environmental remediation, are subject to revision as further information develops or circumstances change and such accruals can take into account the legal liability of other parties. Environmental expenditures are capitalized at the time of the expenditure when such costs provide future economic benefits.

  Use of Estimates

        The consolidated and combined financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), using management's best estimates and judgments where appropriate. These estimates and judgments affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgments.

  Related Party Transactions

        CVR Energy and its subsidiaries provide a variety of services to CVR Refining, including cash management and financing services, employee benefits provided through CVR Energy's benefit plans, administrative services provided by CVR Energy's employees and management, insurance and office space leased in CVR Energy's headquarters building and other locations. As such, the accompanying consolidated and combined financial statements include costs that have been incurred by CVR Energy and CRLLC on behalf of CVR Refining. These amounts incurred by CVR Energy are then billed or allocated to CVR Refining and are properly classified on the Combined Statements of Operations as either direct operating expenses (exclusive of depreciation and amortization) or as selling, general and administrative expenses (exclusive of depreciation and amortization). Such expenses include, but are not limited to, salaries, benefits, share-based compensation expense, insurance, accounting, tax, legal and technology services. Costs which are specifically incurred on behalf of CVR Refining, are billed directly to CVR Refining. See Note 15 ("Related Party Transactions") for a detailed discussion of the billing procedures and the basis for calculating the charges.

  Allocation of Costs

        The accompanying financial statements have been prepared in accordance with SAB Topic 1-B, as more fully explained in Note 2. These rules require allocations of costs for salaries and benefits, depreciation, rent, accounting and legal services, and other general and administrative expenses. CVR Energy and CRLLC has allocated general and administrative expenses to CVR Refining based on

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

allocation methodologies that management considers reasonable and result in an allocation of the cost of doing business borne by CVR Energy and CRLLC on behalf of CVR Refining; however, these allocations may not be indicative of the cost of future operations or the amount of future allocations.

        CVR Refining's Combined Statements of Operations reflect all of the expenses that CRLLC and CVR Energy incurred on CVR Refining's behalf. CVR Refining's financial statements therefore include certain expenses incurred by CVR Energy and CRLLC which may include, but are not necessarily limited to, the following:

  •
  Officer and employee salaries and share-based compensation;

  •
  Rent or depreciation;

  •
  Advertising;

  •
  Accounting, tax, legal and information technology services;

  •
  Other selling, general and administrative expenses;

  •
  Costs for defined contribution plans, medical and other employee benefits; and

  •
  Financing costs, including interest, mark-to-market changes in interest rate swap, and losses on extinguishment of debt.

        Selling, general and administrative expense allocations were based primarily on the nature of the expense incurred, with the exception of compensation and compensation related expenses. Compensation expenses, including share-based compensation, are allocated to CVR Refining as governed by percentages determined by management to be reasonable and in line with the nature of an individual's roles and responsibilities. Allocations related to share-based compensation are more fully described in Note 6 ("Share-Based Compensation"). Property insurance costs, included in direct operating expenses (exclusive of depreciation and amortization), were allocated based upon specific segment valuations. See Note 15 ("Related Party Transactions") for a detailed discussion of transactions with affiliated entities. The table below reflects cost allocations, either allocated or billed, by period reflected in the Combined Statement of Operations.

	Year Ended December 31,
	2012	2011	2010
Direct operating expenses (exclusive of depreciation and amortization)	$13,354	$9,064	$9,789
Selling, general and administrative expenses (exclusive of depreciation and amortization)	65,466	39,723	35,347

	$78,820	$48,787	$45,136

  Net Income Per Unit

        CVR Refining has omitted earnings per unit because CVR Refining has operated under a divisional equity structure until December 31, 2012.

  Subsequent Events

        The Partnership evaluated subsequent events, if any, that would require an adjustment to the Partnership's consolidated and combined financial statements or require disclosure in the notes to the

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

consolidated and combined financial statements through the date of issuance of the consolidated and combined financial statements. See Note 18 ("Subsequent Events") for further discussion.

  New Accounting Pronouncements

        In May 2011, the FASB issued Accounting Standards Update ("ASU") No. 2011-04, "Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U. S. GAAP and IFRS," ("ASU 201104"). ASU 2011-04 changes the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between GAAP and International Financial Reporting Standards ("IFRS"). ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. CVR Refining adopted this ASU as of January 1, 2012. The adoption of this standard did not impact the consolidated and combined financial statement footnote disclosures.

        In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11"). ASU 2011-11 retains the existing offsetting requirements and enhances the disclosure requirements to allow investors to better compare financial statements prepared under GAAP with those prepared under IFRS. On January 31, 2013, the FASB issued ASU No. 2013-04, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities" ("ASU 2013-04"). ASU 2013-04 limits the scope of the new balance sheet offsetting disclosures to derivatives, repurchase agreements and securities lending transactions. Both standards will be effective for interim and annual periods beginning January 1, 2013 and should be applied retrospectively. The Partnership believes these standards will expand its consolidated and combined financial statement footnote disclosures.

(4)   Change of Control at CVR Energy

        On April 18, 2012, IEP Energy LLC ("IEP Energy"), a majority owned subsidiary of Icahn Enterprises, L.P. ("Icahn Enterprises"), and certain other affiliates of Icahn Enterprises and Carl C. Icahn (collectively, the "IEP Parties"), entered into a Transaction Agreement (the "Transaction Agreement") with CVR Energy, with respect to IEP Energy's tender offer (the "Offer") to purchase all of the issued and outstanding shares of CVR Energy's common stock for a price of $30.00 per share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent payment right for each share of CVR Energy common stock (the "CCP"), which represents the contractual right to receive an additional cash payment per share if a definitive agreement for the sale of CVR Energy is executed on or prior to August 18, 2013 and such transaction closes.

        In May 2012, the IEP Parties announced that a majority of the common stock of CVR Energy had been acquired through the Offer. As a result of the shares tendered into the Offer during the initial offering period and subsequent additional purchases, the IEP Parties owned approximately 82% of CVR Energy's common stock as of December 31, 2012.

        Pursuant to the Transaction Agreement, all restricted shares scheduled to vest in 2012 were converted to restricted stock units whereby the recipient received cash settlement of the offer price of $30.00 per share plus one CCP upon vesting. Restricted shares scheduled to vest in 2013, 2014 and 2015 were converted to restricted stock units whereby the awards will be settled in cash upon vesting in an amount equal to the lesser of the offer price or the fair market value as determined at the most recent valuation date of December 31 of each year. Additional share-based compensation was incurred at CVR Energy to revalue the unvested awards upon modification. For awards vesting subsequent to

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

2012, the awards will be remeasured at each subsequent reporting date until they vest. See further discussion in Note 6 ("Share-Based Compensation").

(5)   Wynnewood Acquisition

        On December 15, 2011, CVR Refining, through CRLLC, completed the acquisition of all the issued and outstanding shares of the Gary-Williams Energy Corporation (subsequently converted to WEC), including its two wholly-owned subsidiaries (the "Wynnewood Acquisition"), for a purchase price of $593.4 million from The Gary-Williams Company, Inc. (the "Seller"). This consisted of $525.0 million, in cash, plus approximately $66.6 million for working capital and approximately $1.8 million for a capital expenditure adjustment. The Wynnewood Acquisition was partially funded by proceeds received from the issuance of additional First Lien Notes. See Note 10 ("Long-Term Debt") for further discussion of the issuance. The Wynnewood Acquisition was accounted for under the purchase method of accounting and, as such, CVR Refining's results of operations on the Combined Statement of Operations for the year ended December 31, 2011 include WEC's revenues and operating loss of approximately $115.7 million and $2.3 million, respectively, for the period from December 16, 2011 through December 31, 2011.

        WEC owned a 70,000 bpd refinery in Wynnewood, Oklahoma that includes approximately 2.0 million barrels of company-owned storage tanks. Located in the PADD II Group 3 distribution area, the Wynnewood refinery is a dual crude oil unit facility that processes a variety of crudes and produces high-value fuel products (including gasoline, ultra-low sulfur diesel, jet fuel and solvent) as well as liquefied petroleum gas and a variety of asphalts.

  Purchase Price Allocation

        Under the purchase method of accounting, the total purchase price was allocated to WEC's net tangible assets based on their fair values as of December 15, 2011. An independent appraisal of the net assets was completed. The purchase price included a preliminary networking capital amount, which was finalized in the first quarter of 2012. At December 31, 2011, this difference was estimated at approximately $15.8 million and was recorded in prepaid expenses and other current assets in the Combined Balance Sheet.

        In accordance with the Stock Purchase and Sale Agreement (the "Purchase Agreement"), CVR Refining provided a Post-Closing Statement to the Seller on February 13, 2012 which reflected the difference between the cash paid at closing for the estimated working capital as compared to the actual net working capital acquired. In March 2012, the preliminary purchase price was increased by $1.1 million following settlement of the estimated cash paid for working capital in excess of actual working capital.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        The following table displays the total final purchase price allocated to WEC's net tangible assets based on their fair values as of December 15, 2011 (in millions):

Cash and cash equivalents	$6.3
Accounts receivable	159.0
Inventories	213.5
Prepaid expenses and other current assets	6.0
Property, plant and equipment	577.0
Accounts payable and accrued liabilities	(316.1)
Long-term debt	(52.3)

Total fair values of net assets acquired	593.4

Less: cash acquired	6.3

Total consideration transferred, net of cash acquired	$587.1

  Acquisition Costs

        For the years ended December 31, 2012 and 2011, the Partnership recognized approximately $11.0 million and $5.2 million, respectively in transaction fees and integration expenses that are included in selling, general and administrative expense in the Combined Statement of Operations. In 2012, these costs primarily relate to accounting and other professional consulting fees incurred associated with post-closing transaction matters and continued integration of various processes, policies, technologies and systems of GWEC. In 2011, these costs primarily relate to legal, accounting, initial purchaser discounts and commissions, and other professional fees incurred since the announcement of the Wynnewood Acquisition in November 2011. In addition, CVR Refining, through CRLLC, entered into a commitment letter for a senior secured one-year bridge loan to ensure that financing would be available for the Wynnewood Acquisition in the event that the additional offering of First Lien Notes was not closed by the date of the Wynnewood Acquisition. The bridge loan was never drawn. A commitment fee and other third-party costs totaling $3.9 million are included in selling, general and administrative expenses associated with the undrawn bridge loan.

(6)   Share-Based Compensation

        Certain employees of CVR Refining and employees of CVR Energy who perform services for CVR Refining participate in the equity compensation plans of CVR Refining's affiliates. Accordingly, CVR Refining has recorded compensation expense for these plans in accordance with SAB Topic 1-B and in accordance with guidance regarding the accounting for share-based compensation granted to employees of an equity method investee. All compensation expense related to these plans for full-time employees of CVR Refining has been allocated 100% to CVR Refining. For employees of CVR Energy performing services for CVR Refining, CVR Refining recorded share-based compensation relative to the percentage of time spent by each employee providing services to CVR Refining as compared to the total calculated share-based compensation by CVR Energy. CVR Refining is not responsible for payment of share-based compensation and all expense amounts are reflected as an increase or decrease to partners' capital/divisional equity.

        Prior to CVR Energy's initial public offering, CVR Energy's subsidiaries were held and operated by Coffeyville Acquisition LLC ("CALLC"). CALLC issued non-voting override units to certain management members who held common units of CALLC. There were no required capital

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

contributions for the override operating units. In connection with CVR Energy's initial public offering in October 2007, CALLC was split into two entities: CALLC and Coffeyville Acquisition II LLC ("CALLC II"). In connection with this split, management's equity interest in CALLC, including both their common units and non-voting override units, was split so that half of management's equity interest was in CALLC and half was in CALLC II. In addition, in connection with the transfer of the managing general partner of CVR Partners to CALLC III in October 2007, CALLC III issued non-voting override units to certain management members of CALLC III.

        In February 2011, CALLC and CALLC II sold into the public market 11,759,023 shares and 15,113,254 shares, respectively, of CVR Energy's common stock, pursuant to a registered public offering. In May 2011, CALLC sold into the public market 7,988,179 shares of CVR Energy's common stock, pursuant to a registered public offering.

        As a result, CALLC and CALLC II ceased to be stockholders of CVR Energy. Subsequent to CALLC II's divestiture of its ownership interest in CVR Energy in February 2011 and CALLC's divestiture of its ownership interest in CVR Energy in May 2011, no additional share-based compensation expense was incurred with respect to override units and phantom units. The final fair values of the override units of CALLC and CALLC II were derived based upon the values resulting from the proceeds received associated with each entity's respective divestiture of its ownership in CVR Energy. These values were utilized to determine the related compensation expense for the unvested units.

        The final fair value of the CALLC III override units was derived based upon the aggregate principal amount of the proceeds received by CVR Partners' general partner upon the purchase of CVR Partners' incentive distribution rights ("IDRs") by CVR Partners. These proceeds were subsequently distributed to the owners of CALLC III which includes the override unitholders. This value was utilized to determine the related compensation expense for the unvested units. No additional share-based compensation was incurred with respect to override units of CALLC III following the year ended December 31, 2011 due to the complete distribution of the value during that year.

        The following table provides key information for the share-based compensation plans related to the override units of CALLC, CALLC II, and CALLC III.

				*Compensation Expense for the Year Ended December 31,
	Benchmark Value (per Unit)	Original Awards Issued
Award Type			Grant Date	2011	2010
				(in thousands)
Override Operating Units	$11.31	919,630	June 2005	$—	$104
Override Operating Units	$34.72	72,492	December 2006	—	2
Override Value Units(a)	$11.31	1,839,265	June 2005	1,353	5,199
Override Value Units(b)	$34.72	144,966	December 2006	(4)	58
Override Units(c)	$10.00	642,219	February 2008	(94)	(244)

			Total	$1,255	$5,119

*
As CVR Energy's common stock price increased or decreased, compensation expense associated with the unvested CALLC and CALLC II override units increased or was reversed in correlation with the calculation of the fair value under the probability-weighted expected return method.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        Due to the divestiture of all ownership in CVR Energy by CALLC and CALLC II and due to the purchase of the IDRs from CVR Partners' general partner and the distribution to CALLC III, there was no associated unrecognized compensation expense as of December 31, 2012.

  Valuation Assumptions

        Significant assumptions used in the valuation of the Override Value Units (a) and (b) were as follows:

	(a) Override Value Units December 31,	(b) Override Value Units December 31,
	2010	2010
Estimated forfeiture rate	None	None
Derived service period	6 years	6 years
CVR Energy's closing stock price	$15.18	$15.18
Estimated fair value (per unit)	$22.39	$6.56
Marketability and minority interest discounts	20.0%	20.0%
Volatility	43.0%	43.0%

        (c) Override Units — Using a probability-weighted expected return method that utilized CALLC III's cash flow projections which includes expected future earnings and the anticipated timing of IDRs, the estimated grant date fair value of the override units was approximately $3,000. As a non-contributing investor, CVR Energy also recognized income equal to the amount that its interest in the investee's net book value has increased (that is its percentage share of the contributed capital recognized by the investee) as a result of the disproportionate funding of the compensation cost. Of the 642,219 units issued, 109,720 were immediately vested upon issuance and the remaining units were subject to a forfeiture schedule. Significant assumptions used in the valuation were as follows:

December 31,
2010
Estimated forfeiture rate	None
Derived Service Period	Forfeiture schedule
Estimated fair value (per unit)	$2.60
Marketability and minority interest discounts	10.0%
Volatility	47.6%

  Phantom Unit Plans

        CVR Energy, through CRLLC, had two Phantom Unit Appreciation Plans (the "Phantom Unit Plans") whereby directors, employees and service providers were eligible to be awarded phantom points at the discretion of CVR Energy's board of directors or the compensation committee. Holders of service phantom points received distributions when CALLC and CALLC II holders of override operating units received distributions. Holders of performance phantom points received distributions when CALLC and CALLC II holders of override value units received distributions.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        There was no compensation expense for the year ended December 31, 2012 related to the Phantom Unit Plans. The Phantom Unit Plans were terminated in December 2012. Compensation expense allocated for the years ended December 31, 2011 and 2010 related to the Phantom Unit Plans was approximately $4.3 million and $5.9 million, respectively. Due to the divestiture of all ownership of CVR Energy by CALLC and CALLC II, there was no unrecognized compensation expense associated with the Phantom Unit Plans at December 31, 2012.

        Using CVR Energy's closing stock price at December 31, 2010 to determine the company's equity value, through an independent valuation process, the service phantom interest and performance phantom interest were valued as follows:

December 31, 2010
Service Phantom interest (per point)	$14.64
Performance Phantom interest (per point)	$21.25

  Long-Term Incentive Plan — CVR Energy

        CVR Energy has a Long-Term Incentive Plan ("CVR Energy LTIP") that permits the grant of options, stock appreciation rights, restricted shares, restricted share units, dividend equivalent rights, share awards and performance awards (including performance share units, performance units and performance based restricted stock). As of December 31, 2012, only restricted shares of CVR Energy common stock, restricted stock units and stock options had been granted under the CVR Energy LTIP. Individuals who are eligible to receive awards and grants under the CVR Energy LTIP include CVR Energy's or its subsidiaries' (including CVR Refining) employees, officers, consultants and directors.

  Restricted Shares

        Through the CVR Energy LTIP, shares of restricted stock and restricted stock units (collectively "restricted shares") have been granted to employees of CVR Energy and CVR Refining. Restricted shares, when granted, were historically valued at the closing market price of CVR Energy's common stock on the date of issuance and amortized to compensation expense on a straight-line basis over the vesting period of the common stock. These shares generally vest over a three-year period.

        The change of control and related Transaction Agreement discussed in Note 4 ("Change in Control at CVR Energy") triggered a modification to outstanding awards under the CVR Energy LTIP. Pursuant to the Transaction Agreement, all restricted shares scheduled to vest in 2012 were converted to restricted stock units whereby the recipient received cash settlement of the offer price of $30.00 per share in cash plus one CCP upon vesting. Restricted shares scheduled to vest in 2013, 2014 and 2015 were converted to restricted stock units whereby the awards will be settled in cash upon vesting in an amount equal to the lesser of the offer price or the fair market value as determined at the most recent valuation date of December 31 of each year. As a result of the modification, the Partnership was allocated additional share-based compensation of approximately $6.3 million. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest.

        In December 2012, restricted stock units were granted to certain employees of CVR Energy and its subsidiaries (including CVR Refining). The non-vested restricted stock units are expected to vest over three years on the basis of one-third of the award each year with the exception of awards granted to certain executive officers of CVR Energy that vest over one year. Each restricted stock unit represents the right to receive, upon vesting, a cash payment equal to (a) the fair market value of one share of the CVR Energy's common stock, plus (b) the cash value of all dividends declared and paid

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

per share of the CVR Energy's common stock from the grant date to and including the vesting date. The awards will be remeasured at each subsequent reporting date until they vest.

        Additionally, CVR Energy approved a discretionary award of up to 62,920 restricted stock units to Mr. Lipinski, CVR Energy's Chief Executive Officer and President, on or before December 31, 2013. This discretionary award remains subject to the review and recommendation of the Compensation Committee and approval of the board of directors of the CVR Energy, and is conditioned on Mr. Lipinski continuing to be employed through December 31, 2013. As such, no expense related to this discretionary award was recorded during the year ended December 31, 2012. To the extent awarded, the discretionary award will vest immediately, and include dividend equivalent rights for the time period commencing on December 28, 2012 through the date of the award.

        Assuming the allocation of costs from CVR Energy remains consistent with the allocation percentages in place at December 31, 2012, there was approximately $13.3 million of total unrecognized compensation cost related to restricted shares to be recognized over a weighted-average period of approximately 1.1 years. Inclusion of the vesting table is not considered meaningful due to changes in allocation percentages that occur from time to time. The unrecognized compensation expense has been determined by the number of restricted shares and respective allocation percentage for individuals for whom, as of December 31, 2012, compensation expense has been allocated to the Partnership.

        Compensation expense recorded for the years ended December 31, 2012, 2011 and 2010, related to the restricted shares, was approximately $18.5 million, $3.3 million and $0.5 million, respectively.

(7)   Inventories

        Inventories consisted of the following:

	December 31,
	2012	2011
	(in thousands)
Finished goods	$269,460	$316,654
Raw materials and precious metals	158,110	154,530
In-process inventories	42,723	115,090
Parts and supplies	29,169	27,056

	$499,462	$613,330

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

(8)   Property, Plant, and Equipment

        A summary of costs for property, plant, and equipment is as follows:

	December 31,
	2012	2011
	(in thousands)
Land and improvements	$23,962	$19,193
Buildings	36,680	33,887
Machinery and equipment	1,685,616	1,570,191
Automotive equipment	14,327	9,603
Furniture and fixtures	6,168	5,713
Leasehold improvements	774	413
Construction in progress	46,039	39,781

	1,813,566	1,678,781
Accumulated depreciation	461,975	357,994

	$1,351,591	$1,320,787

        Capitalized interest recognized as a reduction in interest expense for the years ended December 31, 2012, 2011 and 2010 totaled approximately $3.0 million, $1.1 million and $1.8 million, respectively. Land, building and equipment that are under a capital lease obligation had an original carrying value of approximately $24.8 million, $24.8 million and $0 for the years ended December 31, 2012, 2011 and 2010, respectively. Amortization of assets held under capital leases is included in depreciation expense.

(9)   Insurance Claims

        On December 28, 2010 the Coffeyville crude oil refinery experienced an equipment malfunction and small fire in connection with its fluid catalytic cracking unit ("FCCU"), which led to reduced crude oil throughput. The refinery returned to full operation on January 26, 2011. This interruption adversely impacted the production of refined products for the petroleum business in the first quarter of 2011. Total gross repair and other costs recorded related to the incident as of December 31, 2011 were approximately $8.0 million. No costs were recorded in 2012.

        CVR Refining maintains property damage insurance policies through CRLLC which have an associated deductible of $2.5 million. CVR Refining anticipates that substantially all of the repair costs in excess of the deductible should be covered by insurance. As of December 31, 2012 and 2011, the Partnership had received $4.0 million of insurance proceeds. As of December 31, 2012 and 2011, the Partnership had recorded an insurance receivable related to the incident of approximately $1.3 million and $1.2 million, respectively. The insurance receivable is included in current assets in the Consolidated and Combined Balance Sheets. The recording of the insurance proceeds and receivable resulted in a reduction of direct operating expenses (exclusive of depreciation and amortization).

        In February 2013, all insurance claims associated with the FCCU incident were fully settled and closed. Substantially all repair costs incurred in excess of the associated $2.5 million deductible were recovered by insurance.

        The Coffeyville crude oil refinery experienced a small fire at its continuous catalytic reformer ("CCR") in May 2011. Total gross repair and other costs related to the incident that were recorded

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

during the year ended December 31, 2011 approximated $3.2 million. No costs were recorded in 2012. CVR Refining anticipates that substantially all of the costs in excess of the $2.5 million deductible should be covered by insurance under its property damage insurance policy. Approximately $0.7 million of insurance proceeds were received for the year-ended December 31, 2012. As of December 31, 2011, the Partnership has recorded an insurance receivable of approximately $0.7 million. The insurance receivable is included in current assets in the Combined Balance Sheet. The recording of the insurance receivable resulted in a reduction of direct operating expenses (exclusive of depreciation and amortization).

        As of December 31, 2012, all insurance claims associated with the fire at the CCR have been fully settled and closed. Substantially all repair costs incurred in excess of the associated $2.5 million deductible were recovered by insurance.

(10) Long-Term Debt

        Long-term debt was as follows:

	December 31,
	2012	2011
	(in thousands)
9.0% First Lien Senior Secured Notes, due 2015, net of unamortized premium of $9,003(1) as of December 31, 2011	$—	$456,053
10.875% Second Lien Senior Secured Notes, due 2017, net of unamortized discount of $1,840 and $2,159 as of December 31, 2012 and December 31, 2011, respectively(2)	220,910	220,591
6.5% Second Lien Senior Secured Notes, due 2022	500,000	—
Capital lease obligations	51,168	52,259

Long-term debt	$772,078	$728,903

(1)
Net unamortized premium of $9.0 million represents an unamortized discount of $0.9 million on the original First Lien Notes and a $9.9 million unamortized premium on the additional First Lien Notes issued in December 2011.

(2)
All of the Second Lien Notes due 2017 were repaid as of February 2013.

  Senior Secured Notes

        On April 6, 2010, CRLLC and its then wholly-owned subsidiary, Coffeyville Finance, completed a private offering of $275.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the "First Lien Notes") and $225.0 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the "Second Lien Notes" and together with the First Lien Notes, the "Old Notes"). The First Lien Notes were issued at 99.511% of their principal amount and the Second Lien Notes were issued at 98.811% of their principal amount. The associated original issue discount of the Old Notes was amortized to interest expense and other financing costs over the respective terms of the Old Notes. CRLLC received total net proceeds from the offering of approximately $485.7 million, net of underwriter fees of $10.0 million and original issue discount of approximately $4.0 million and certain third party fees of $287,000. In addition, CRLLC incurred additional third party fees and expenses, totaling $3.6 million associated with the offering. Of the underwriters fees and third-party costs, approximately $76,000 and $30,000, respectively were

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

immediately expensed and the remaining approximately $9.9 million and $3.9 million were deferred and amortized as interest expense using the effective-interest method. CRLLC applied the net proceeds to prepay all of the outstanding balance of its tranche D term loan under its first priority credit facility in an amount equal to approximately $453.3 million and to pay related fees and expenses. In accordance with the terms of its first priority credit facility, CRLLC paid a 2.0% premium totaling approximately $9.1 million to the lenders of the tranche D term loan upon the prepayment of the outstanding balance. This amount was recorded as a loss on extinguishment of debt during the second quarter of 2010. This premium was in addition to the 2.0% premium totaling $0.5 million paid in the first quarter of 2010 for voluntary unscheduled prepayments of $25.0 million on CRLLC's tranche D term loan. This premium was recognized as a loss on extinguishment of debt in the first quarter of 2010. As a result of the extinguishment, CRLLC wrote off $5.4 million of previously deferred financing costs.

        On December 30, 2010, CRLLC made a voluntary unscheduled principal payment of approximately $27.5 million on the First Lien Notes that resulted in a premium payment of 3.0% and a partial write-off of previously deferred financing costs and unamortized original issue discount totaling approximately $1.6 million, which was recognized as a loss on extinguishment of debt in the Combined Statements of Operations for the year ended December 31, 2010. On May 16, 2011, CRLLC repurchased $2.7 million of the First Lien Notes at a purchase price of 103.0% of the outstanding principal amount. In connection with the repurchase, CRLLC wrote off a portion of previously deferred financing costs and unamortized original issue discount of approximately $89,000 which is recorded as a loss on extinguishment of debt for the year ended December 31, 2011. CRLLC also recorded additional losses on extinguishment of debt of $81,000 in connection with premiums paid for the repurchase As the Old Notes were incurred for the benefit of the operations of CVR Refining, all the debt and associated costs have been allocated to CVR Refining.

        On December 15, 2011, CRLLC and Coffeyville Finance issued an additional $200.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the "Additional First Lien Notes"). The Additional First Lien Notes were sold at an issue price of 105.0%, plus accrued interest from October 1, 2011 of $3.7 million. The associated original issue premium of $10.0 million for the Additional First Lien Notes has been amortized to interest expense and other financing costs over the term of the Additional First Lien Notes. The Additional First Lien Notes were offered in connection with CRLLC's acquisition of WEC. Proceeds of the Additional First Lien Notes were used to partially fund the Wynnewood Acquisition. On November 2, 2011, CRLLC entered into a commitment letter with certain lenders regarding a senior secured one year bridge loan (the "bridge loan"). CRLLC entered into the commitment letter in connection with ensuring that financing would be available for the Wynnewood Acquisition in the event that the offering of the Additional First Lien Notes was not closed by the date of closing of the Wynnewood Acquisition. Due to the closing of the issuance of the Additional First Lien Notes, the bridge loan was never drawn. At the closing of the issuance of the Additional First Lien Notes and the Wynnewood Acquisition, a commitment fee was paid to the lenders who provided the commitment. Other third-party costs were incurred. All costs associated with the undrawn bridge loan were fully expensed. In conjunction with the issuance of the Additional First Lien Notes, CRLLC expanded the existing ABL credit facility (see "ABL Credit Facility" below for further discussion of the expansion and associated accounting treatment) and incurred a commitment fee and other third-party costs associated with the expansion.

        CRLLC received total net proceeds from the offering of approximately $202.8 million, net of an underwriting discount of $4.0 million, bridge loan commitment and other associated fees of $3.3 million, an ABL commitment fee of $2.6 million, an Additional First Lien Notes structuring fee of $0.2 million, and certain third party fees of $0.8 million. The related original issue premium and other

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

debt issuance costs related to the Additional First Lien Notes were being amortized over the remaining term of the First Lien Notes. Fees and third-party costs totaling $3.9 million related to the undrawn bridge loan were expensed for the year ended December 31, 2011 and are included in selling, general and administrative expenses (exclusive of depreciation and amortization) on the Combined Statements of Operations. Fees and third-party costs associated with the ABL credit facility expansion are being amortized over the remaining term of the facility.

        The First Lien Notes were scheduled to mature on April 1, 2015, unless earlier redeemed or repurchased by the issuers. See further discussion below related to the tender and redemption of all of the outstanding First Lien Notes in the fourth quarter of 2012. The Second Lien Notes were scheduled to mature on April 1, 2017, unless earlier redeemed or repurchased by the issuers. The indenture governing the Second Lien Notes was satisfied and discharged on January 23, 2013. See Note 18 ("Subsequent Events").

        The change of control discussed in Note 4 required CVR Energy to make an offer to repurchase all of the Issuers' outstanding Old Notes; and on June 4, 2012, the issuers offered to purchase all or any part of the Old Notes, at a cash purchase price of 101% of the aggregate principal amount of the Old Notes, plus accrued and unpaid interest, if any. The offer expired on July 5, 2012 with none of the outstanding Old Notes tendered.

  2022 Senior Secured Notes

        On October 23, 2012, Refining LLC and Coffeyville Finance completed a private offering of $500.0 million aggregate principal amount of 6.5% Second Lien Senior Secured Notes due 2022 (the "2022 Notes"). The 2022 Notes were issued at par. Refining LLC received approximately $492.5 million of cash proceeds, net of the underwriting fees, but before deducting other third-party fees and expenses associated with the offering. The 2022 Notes were secured by substantially the same assets that secured the outstanding Second Lien Notes, subject to exceptions, until such time that the outstanding Second Lien Notes were satisfied and discharged in full, which occurred on January 23, 2013.

        A portion of the net proceeds from the offering of the 2022 Notes approximating $348.1 million were used to purchase approximately $323.0 million of the First Lien Notes pursuant to a tender offer and to settle accrued interest of approximately $1.8 million through October 23, 2012 and to pay related fees and expenses. Tendered notes were purchased at a premium of approximately $23.2 million in aggregate amount. CRLLC used the remaining proceeds from the offering to fund a completed and settled redemption of the remaining $124.1 million of outstanding First Lien Notes and to settle accrued interest of approximately $1.6 million through November 23, 2012. Redeemed notes were purchased at a premium of approximately $8.4 million in aggregate amount. Any remaining proceeds will be used for general corporate purposes.

        Previously deferred financing charges and unamortized original issuance premium related to the First Lien Notes totaled approximately $8.1 million and $6.3 million, respectively. As a result of these transactions, a loss on extinguishment of debt of $33.4 million was recorded in the Combined Statement of Operations in the fourth quarter of 2012, which includes the total premiums paid of $31.6 million and the write-off of previously deferred financing charges of $8.1 million, partially offset by the write-off of unamortized original issuance premium of $6.3 million.

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        The debt issuance costs of the 2022 Notes totaled approximately $8.7 million and will be amortized over the term of the 2022 Notes as interest expense using the effective-interest amortization method.

        The 2022 Notes mature on November 1, 2022, unless earlier redeemed or repurchased by the issuers. Interest is payable on the 2022 Notes semi-annually on May 1 and November 1 of each year, commencing on May 1, 2013.

        Included in other current liabilities on the Consolidated and Combined Balance Sheets is accrued interest payable totaling approximately $12.2 million and $16.1 million for the years ended December 31, 2012 and 2011, respectively, related to the Old Notes and 2022 Notes. Of the balance at December 31, 2011, $3.7 million represents cash received from the Additional First Lien Notes offering for accrued interest for the period October 1, 2011 through December 15, 2011. At December 31, 2012, the estimated fair value of the Second Lien Notes and 2022 Notes was approximately $243.0 million and $497.5 million, respectively. These estimates of fair value are Level 2 as they were determined by quotations obtained from a broker-dealer who makes a market in these and similar securities. The 2022 Notes were issued by Refining LLC and Coffeyville Finance and are fully and unconditionally guaranteed by CVR Refining, LP and each of Refining LLC's existing domestic subsidiaries (other than the co-issuer, Coffeyville Finance) on a joint and several basis. CVR Refining, LP has no independent assets or operations and Refining LLC is a 100% owned finance subsidiary of CVR Refining, LP. Prior to the satisfaction and discharge of the Second Lien Notes, which occurred on January 23, 2013, the 2022 Notes were also guaranteed by CRLLC. CVR Energy, CVR Partners and CRNF are not guarantors.

  Asset Backed (ABL) Credit Facility

        On February 22, 2011, CRLLC entered into a $250.0 million asset-backed revolving credit agreement (the "ABL credit facility") with a group of lenders including Deutsche Bank Trust Company Americas as collateral and administrative agent. The ABL credit facility was scheduled to mature in August 2015 and replaced the $150.0 million first priority credit facility which was terminated. The ABL credit facility was used to finance ongoing working capital, capital expenditures, letters of credit issuance and general needs of CVR Refining and includes among other things, a letter of credit sublimit equal to 90% of the total facility commitment and a feature which permits an increase in borrowings of up to $250.0 million (in the aggregate), subject to additional lender commitments. On December 15, 2011, CRLLC entered into an incremental commitment agreement to increase the borrowings under the ABL credit facility to $400.0 million in the aggregate in connection with the Additional First Lien Notes issuance as discussed above. Terms of the ABL credit facility did not change as a result of the additional availability. On December 20, 2012, the ABL credit facility was amended and restated as discussed below. There were no borrowings outstanding under the ABL credit facility as of December 31, 2011.

        Borrowings under the facility bore interest based on a pricing grid determined by the previous quarter's excess availability. The pricing for borrowings under the ABL credit facility could range from LIBOR plus a margin of 2.75% to LIBOR plus 3.0% or the prime rate plus 1.75% to prime rate plus 2.0% for Base Rate Loans. Availability under the ABL credit facility was determined by a borrowing base formula supported primarily by cash and cash equivalents, certain accounts receivable and inventory.

        In connection with the ABL credit facility, CRLLC incurred lender and other third-party costs of approximately $9.1 million for the year ended December 31, 2011. As the ABL credit facility was incurred for the benefit of the operations of CVR Refining, all the debt and associated costs have been

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

allocated to CVR Refining. These costs were deferred and amortized to interest expense and other financing costs using a straight-line method over the term of the facility. In connection with termination of the first priority credit facility, a portion of the unamortized deferred financing costs associated with this facility, totaling approximately $1.9 million, was written off in the first quarter of 2011. In accordance with guidance provided by the FASB regarding the modification of revolving debt arrangements, the remaining approximately $0.8 million of unamortized deferred financing costs associated with the first priority credit facility were amortized over the term of the ABL credit facility.

        In connection with the closing of CVR Partners' initial public offering in April 2011, CVR Partners and CRNF were released as guarantors of the ABL credit facility.

        In connection with the change in control described in Note 4 above, CRLLC, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, the lenders and the other parties thereto, entered into a First Amendment to Credit Agreement effective as of May 7, 2012 (the "ABL First Amendment"), pursuant to which the parties agreed to exclude Icahn's acquisition of Shares from the definition of change of control as provided in the ABL credit facility. Absent the ABL First Amendment, the change in control of CVR Energy described above would have triggered an event of default pursuant to the ABL credit facility.

  Amended and Restated Asset Backed (ABL) Credit Facility

        On December 20, 2012, CRLLC, CVR Refining, Refining LLC and each of the operating subsidiaries of Refining LLC (collectively, the "Credit Parties") entered into an amended and restated ABL credit agreement (the "Amended and Restated ABL Credit Facility") with a group of lenders and Wells Fargo Bank, National Association ("Wells Fargo"), as administrative agent and collateral agent. The Amended and Restated ABL Credit Facility replaced the ABL credit facility described above and is scheduled to mature on December 20, 2017. Under the amended and restated facility, the Partnership assumed CRLLC's position as borrower and CRLLC's obligations under the facility upon closing of the Initial Public Offering on January 23, 2013, as further discussed in Note 18 ("Subsequent Events").

        The Amended and Restated ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $400.0 million with an incremental facility, which permits an increase in borrowings of up to $200.0 million subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Amended and Restated ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of 10% of the total facility commitment for swing line loans and 90% of the total facility commitment for letters of credit.

        Borrowings under the Amended and Restated ABL Credit Facility bear interest at either a base rate or LIBOR plus an applicable margin. The applicable margin is (i) (a) 1.75% for LIBOR borrowings and (b) 0.75% for prime rate borrowings, in each case if quarterly average excess availability exceeds 50% of the lesser of the borrowing base and the total commitments and (ii) (a) 2.00% for LIBOR borrowings and (b) 1.00% for prime rate borrowings, in each case if quarterly average excess availability is less than or equal to 50% of the lesser of the borrowing base and the total commitments. The Amended and Restated ABL Credit Facility also requires the payment of customary fees, including an unused line fee of (i) 0.40% if the daily average amount of loans and letters of credit outstanding is less than 50% of the lesser of the borrowing base and the total

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

commitments and (ii) 0.30% if the daily average amount of loans and letters of credit outstanding is equal to or greater than 50% of the lesser of the borrowing base and the total commitments. The Partnership will also be required to pay customary letter of credit fees equal to, for standby letters of credit, the applicable margin on LIBOR loans on the maximum amount available to be drawn under and, for commercial letters of credit, the applicable margin on LIBOR loans less 0.50% on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.

        The Amended and Restated ABL Credit Facility also contains customary covenants for a financing of this type that limit the ability of the Credit Parties and their respective subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries. The amended and restated facility also contains a fixed charge coverage ratio financial covenant, as defined under the facility. We were in compliance with the covenants of the Amended and Restated ABL Credit Facility as of December 31, 2012.

        In connection with the Amended and Restated ABL Credit Facility, CRLLC and its subsidiaries incurred lender and other third-party costs of approximately $2.1 million for the year ended December 31, 2012. These costs will be deferred and amortized to interest expense and other financing costs using a straight-line method over the term of the amended facility. In connection with amendment of the ABL credit facility, a portion of the unamortized deferred financing costs associated with the ABL Credit Facility, totaling approximately $4.1 million, were written off in the fourth quarter of 2012. This expense is reflected on the Combined Statement of Operations as a loss on extinguishment of debt for the year ended December 31, 2012. In accordance with guidance provided by the FASB regarding the modification of revolving debt arrangements, the remaining approximately $2.8 million of unamortized deferred financing costs associated with the ABL credit facility will continue to be amortized over the term of the Amended and Restated ABL credit facility.

        As of December 31, 2012, CRLLC and its subsidiaries had availability under the Amended and Restated ABL Credit Facility of $372.3 million and had letters of credit outstanding of approximately $27.7 million. There were no borrowings outstanding under the Amended and Restated ABL Credit Facility as of December 31, 2012.

  Deferred Financing Costs

        For the years ended December 31, 2012, 2011 and 2010, amortization of deferred financing costs reported as interest expense and other financing costs totaled approximately $4.1 million, $4.2 million and $3.7 million, respectively.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        Estimated amortization of deferred financing costs is as follows:

Year Ending December 31,	Deferred Financing
(in thousands)
2013	$2,723
2014	2,723
2015	2,723
2016	2,723
2017	2,047
Thereafter	4,215

$17,154

  Capital Lease Obligations

        As a result of the Wynnewood Acquisition, CVR Refining acquired two leases accounted for as a capital lease and a finance obligation related to the Magellan Pipeline Terminals, L.P. and Excel Pipeline LLC. See Note 5 ("Wynnewood Acquisition") for further discussion. The underlying assets and related depreciation were included in property, plant and equipment. The capital lease relates to a sales-lease back agreement with Sunoco Pipeline, L.P. for its membership interest in the Excel Pipeline. The lease has 202 months remaining through September 2029. The financing agreement relates to the Magellan Pipeline terminals, bulk terminal and loading facility. The lease has 201 months remaining and will expire in September 2029. See Note 12 ("Commitments and Contingencies") for further discussion.

        Future payments required under capital lease at December 31, 2012 are as follows:

Capital Lease
(in thousands)
2013	$6,269
2014	6,311
2015	6,355
2016	6,411
2017	6,444
2018 and thereafter	76,756

Total future payments	108,546
Less: amount representing interest	56,287

Present value of future minimum payments	52,259
Less: current portion	1,091

Long-term portion	$51,168

(11) Benefit Plans

        As of December 31, 2012, CVR Energy sponsored three defined-contribution 401(k) plans (the "Plans") in which all employees of CVR Refining may participate. Participants in the Plans may elect to contribute up to 50% of their annual salaries and up to 100% of their annual income sharing. CVR Energy matches up to 100% of the first 6% of the participant's contribution for the nonunion plan,

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100% of the first 6% of the participant's contribution for the CVR Energy union plan, and 80% on the first 5% of the participant's contributions plus a 3% employer contribution each pay period for the Wynnewood union plan. All Plans are administered by CVR Energy and contributions for the union plans were determined in accordance with provisions of negotiated labor contracts. Participants in all Plans are immediately vested in their individual contributions. All Plans have a three year vesting schedule for CVR Energy's matching funds and contain a provision to count service with any predecessor organization. CVR Energy's contributions under the Plans for employees of CVR Refining were approximately $3.3 million, $1.4 million and $1.3 million for the years ended December 31, 2012, 2011 and 2010, respectively. The Wynnewood Union 401(k) Plan became effective with the Wynnewood Acquisition on December 16, 2011. Participants include all Wynnewood union employees. Wynnewood non-union employees are participants in the CVR Energy 401(k) Plan.

        Beginning April 1, 2013, the Wynnewood Union 401(k) Plan will be merged into the CVR Energy union plan, thereby decreasing the number of defined-contribution 401(k) plans from three to two. The CVR Energy union plan retains its match of 100% of the first 6% of the participant's contribution. There were no changes to the nonunion plan.

(12) Commitments and Contingencies

        The minimum required payments for CVR Refining's operating lease agreements and unconditional purchase obligations are as follows:

Year Ending December 31,	Operating Leases	Unconditional Purchase Obligations(1)
	(in thousands)
2013	$2,786	$112,943
2014	2,237	105,430
2015	1,407	94,514
2016	948	87,473
2017	229	86,189
Thereafter	233	919,024

	$7,840	$1,405,573

(1)
This amount includes approximately $1,007.8 million payable ratably over eighteen years pursuant to petroleum transportation service agreements between CRRM and TransCanada Keystone Pipeline, LP ("TransCanada"). Under the agreements, CRRM receives transportation of at least 25,000 barrels per day of crude oil with a delivery point at Cushing, Oklahoma for a term of twenty years on TransCanada's Keystone pipeline system. CRRM began receiving crude oil under the agreements in the first quarter of 2011.

        CVR Refining leases various equipment, including real properties under long-term operating leases expiring at various dates. For the years ended December 31, 2012, 2011 and 2010, lease expense totaled approximately $2.9 million, $1.4 million and $0.6, respectively. The lease agreements have various remaining terms. Some agreements are renewable, at CVR Refining's option, for additional periods. It is expected, in the ordinary course of business, that leases will be renewed or replaced as they expire.

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        Additionally, in the normal course of business, CVR Refining has long-term commitments to purchase, storage capacity and pipeline transportation services. See below for further discussion and related expense of material long-term commitments.

        CRRM has a Pipeline Construction, Operation and Transportation Commitment Agreement with Plains Pipeline, L.P. ("Plains Pipeline") pursuant to which Plains Pipeline constructed a crude oil pipeline from Cushing, Oklahoma to Caney, Kansas. The term of the agreement expires on March 1, 2025. Pursuant to the agreement, CRRM transports approximately 80,000 barrels per day of its crude oil requirements for the Coffeyville refinery at a fixed charge per barrel for the first five years of the agreement and for the remaining fifteen years of the agreement, CRRM must transport all of its non-gathered crude oil up to the capacity of the pipeline. The rate is subject to a Federal Energy Regulatory Commission ("FERC") tariff and is subject to change on an annual basis per the agreement. Lease expense associated with this agreement and included in cost of product sold (exclusive of depreciation and amortization) for the years ended December 31, 2012, 2011 and 2010, totaled approximately $12.5 million, $9.8 million and $11.4 million, respectively.

        During 2005, CRRM entered into a Pipeage Contract with Mid-America Pipeline Company ("MAPL") pursuant to which CRRM agreed to ship a minimum quantity of NGLs on an inbound pipeline operated by MAPL between Conway, Kansas and Coffeyville, Kansas. Pursuant to the contract, CRRM is obligated to ship 2.0 million barrels ("Minimum Commitment") of NGLs per year at a fixed rate per barrel. All barrels above the Minimum Commitment are at a different fixed rate per barrel. The rates are subject to a tariff approved by the Kansas Corporation Commission ("KCC") and are subject to change throughout the term of this contract as ordered by the KCC. In 2011, MAPL filed an application with KCC to increase rates, as discussed in further detail below in the Litigation section. Lease expense associated with this contract agreement and included in cost of product sold (exclusive of depreciation and amortization) for the years ended December 31, 2012, 2011 and 2010, totaled approximately $3.5 million, $1.3 million and $2.4 million, respectively.

        During 2004, CRRM entered into a Transportation Services Agreement with CCPS Transportation, LLC ("CCPS") pursuant to which CCPS reconfigured an existing pipeline ("Spearhead Pipeline") to transport Canadian sourced crude oil to Cushing, Oklahoma. The agreement expires March 1, 2016. Pursuant to the agreement and pursuant to options for increased capacity which CRRM has exercised, CRRM is obligated to pay an incentive tariff, which is a fixed rate per barrel for a minimum of 10,000 barrels per day. Lease expense associated with this agreement included in cost of product sold (exclusive of depreciation and amortization) for the years ended December 31, 2012, 2011 and 2010, totaled approximately $6.1 million, $8.4 million and $16.6 million, respectively.

        During 2004, CRRM entered into a Terminalling Agreement with Plains Marketing, LP ("Plains") whereby CRRM has the exclusive storage rights for working storage, blending, and terminalling services at several Plains tanks in Cushing, Oklahoma. During 2007, CRRM entered into an Amended and Restated Terminalling Agreement with Plains that replaced the 2004 agreement. Pursuant to the Amended and Restated Terminalling Agreement, CRRM is obligated to pay fees on a minimum throughput volume commitment of 29.2 million barrels per year. Fees are subject to change annually based on changes in the Consumer Price Index ("CPI-U") and the Producer Price Index ("PPI-NG"). Expenses associated with this agreement, included in cost of product sold (exclusive of depreciation and amortization) for the years ended December 31, 2012, 2011 and 2010, totaled approximately $2.6 million, $2.4 million and $2.5 million, respectively. The original term of the Amended and Restated Terminalling Agreement expires December 31, 2014, but is subject to annual automatic extensions of one year beginning two years and one day following the effective date of the agreement,

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and successively every year thereafter unless either party elects not to extend the agreement. Concurrently with the above-described Amended and Restated Terminalling Agreement, CRRM entered into a separate Terminalling Agreement with Plains whereby CRRM has obtained additional exclusive storage rights for working storage and terminalling services at several Plains tanks in Cushing, Oklahoma. CRRM is obligated to pay Plains fees based on the storage capacity of the tanks involved, and such fees are subject to change annually based on changes in the Producer Price Index ("PPI-FG" and "PPI-NG"). Expenses associated with this Terminalling Agreement totaled approximately $3.4 million, $3.3 million and $3.1 million for 2012, 2011 and 2010, respectively. Select tanks covered by this agreement have been designated as delivery points for crude oil.

        During 2006, CRRM entered into a Lease Storage Agreement with Enterprise Crude Pipeline LLC ("Enterprise") (as successor in interest to TEPPCO Crude Pipeline, L.P.) whereby CRRM leases tank capacity at Enterprise's Cushing tank farm in Cushing, Oklahoma. In September 2006, CRRM exercised its option to increase the shell capacity leased at the facility subject to this agreement. Pursuant to the agreement, CRRM is obligated to pay a monthly per barrel fee regardless of the number of barrels of crude oil actually stored at the leased facilities. Expenses associated with this agreement included in cost of product sold (exclusive of depreciation and amortization) for the years ended December 31, 2012, 2011 and 2010, totaled approximately $2.4 million, $1.8 million and $1.3 million, respectively. CRRM and Enterprise entered into a new five-year lease agreement for the above-described tank capacity effective March 1, 2011.

        On October 10, 2008, CRRM entered into ten year agreements with Magellan Pipeline Company LP ("Magellan") that will allow for the transportation of an additional 20,000 barrels per day of refined fuels from CVR Refining's Coffeyville, Kansas refinery and the storage of refined fuels on the Magellan system. CRRM commenced usage of the capacity lease in December 2009 and the storage of refined fuels commenced in April 2010. Expenses associated with this agreement included in cost of product sold (exclusive of depreciation and amortization) for the years ended December 31, 2012, 2011 and 2010, totaled $2.1 million, $0.7 million and $0.6 million, respectively.

        On December 15, 2011, CVR Refining consummated the Wynnewood Acquisition, which resulted in the assumption of certain agreements. CVR Refining assumed a throughput and deficiency agreement with Excel Pipeline LLC that expires in 2020. Under the agreement, CVR Refining is obligated to pay a tariff fee on the minimum daily volume of crude oil or else pay for any deficiencies. Expenses associated with the throughput and deficiency agreement totaled $3.6 million for the year ended December 31, 2012.

  Crude Oil Supply Agreement

        On August 31, 2012, CRRM and Vitol Inc. ("Vitol"), entered into an Amended and Restated Crude Oil Supply Agreement (the "Vitol Agreement"). The Vitol Agreement amends and restates the Crude Oil Supply Agreement between CRRM and Vitol dated March 30, 2011, as amended (the "Previous Supply Agreement"). Under the agreement, Vitol supplies the petroleum business with crude oil and intermediation logistics, which helps to reduce the Partnership's inventory position and mitigate crude oil pricing risk.

        The Vitol Agreement has an initial term commencing on August 31, 2012 and extending through December 31, 2014 (the "Initial Term"). Following the Initial Term, the Vitol Agreement will automatically renew for successive one-year terms (each such term, a "Renewal Term") unless either party provides the other with notice of nonrenewal at least 180 days prior to expiration of the Initial

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Term or any Renewal Term. Notwithstanding the foregoing, CRRM has an option to terminate the Vitol Agreement effective December 31, 2013 by providing written notice of termination to Vitol on or before May 1, 2013.

  Litigation

        From time to time, CVR Refining is involved in various lawsuits arising in the normal course of business, including matters such as those described below under "Environmental, Health, and Safety ("EHS") Matters". Liabilities related to such litigation are recognized when the related costs are probable and can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. It is possible that management's estimates of the outcomes will change within the next year due to uncertainties inherent in litigation and settlement negotiations. In the opinion of management, the ultimate resolution of any other litigation matters is not expected to have a material adverse effect on the accompanying consolidated and combined financial statements. There can be no assurance that management's beliefs or opinions with respect to liability for potential litigation matters are accurate.

        Samson Resources Company, Samson Lone Star, LLC and Samson Contour Energy E&P, LLC (together, "Samson") filed fifteen lawsuits in federal and state courts in Oklahoma and two lawsuits in state courts in New Mexico against CRRM and other defendants between March 2009 and July 2009. In addition, in May 2010, separate groups of plaintiffs (the "Anstine and Arrow cases") filed two lawsuits against CRRM and other defendants in state court in Oklahoma and Kansas. All of the lawsuits filed in state court were removed to federal court. All of the lawsuits (except for the New Mexico suits, which remained in federal court in New Mexico) were then transferred to the Bankruptcy Court for the United States District Court for the District of Delaware, where the SemGroup bankruptcy resides. In March 2011, CRRM was dismissed without prejudice from the New Mexico suits. All of the lawsuits allege that Samson or other respective plaintiffs sold crude oil to a group of companies, which generally are known as SemCrude or SemGroup (collectively, "Sem"), which later declared bankruptcy and that Sem has not paid such plaintiffs for all of the crude oil purchased from Sem. The Samson lawsuits further allege that Sem sold some of the crude oil purchased from Samson to J. Aron & Company ("J. Aron") and that J. Aron sold some of this crude oil to CRRM. All of the lawsuits seek the same remedy, the imposition of a trust, an accounting and the return of crude oil or the proceeds therefrom. The amount of the plaintiffs' alleged claims is unknown since the price and amount of crude oil sold by the plaintiffs and eventually received by CRRM through Sem and J. Aron, if any, is unknown. CRRM timely paid for all crude oil purchased from J. Aron. On January 26, 2011, CRRM and J. Aron entered into an agreement whereby J. Aron agreed to indemnify and defend CRRM from any damage, out-of-pocket expense or loss in connection with any crude oil involved in the lawsuits which CRRM purchased through J. Aron, and J. Aron agreed to reimburse CRRM's prior attorney fees and out-of-pocket expenses in connection with the lawsuits. The indemnification agreement does not provide reimbursement for any damages that CRRM may be liable for in connection with any purchases it made directly from Sem. Samson and CRRM entered a stipulation of dismissal with respect to all of the Samson cases and the Samson cases were dismissed with prejudice on February 8, 2012. In February 2013, CRRM agreed to a settlement in the Anstine and Arrow cases. The settlement will not have a material adverse effect on the consolidated and combined financial statements.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        On December 17, 2012, Gary Community Investment Company, F/K/A The Gary-Williams Company and GWEC Holding Company, Inc. (referred to herein collectively as "Gary-Williams") filed a lawsuit in the Supreme Court of New York, New York County (Gary Community Investment Co. v. CVR Energy, Inc., No. 654401/12) against CVR Energy and CRLLC (referred to collectively for purposes of this paragraph as "CVR"). The action arises out of claims relating to CVR's purchase of the Wynnewood, Oklahoma refinery pursuant to the Purchase and Sale Agreement entered into by the parties on November 2, 2011 (the "Purchase Agreement"). Specifically, CVR provided notice to Gary-Williams that it sought indemnification for various breaches of the Purchase Agreement and subsequently made a claim notice for payment of the entire escrow property pursuant to the Escrow Agreement by an among Gary-Williams, CRLLC, and the escrow agent, dated as of December 15, 2011. Gary-Williams, in its lawsuit, alleges that CVR breached the Purchase Agreement and the Escrow Agreement, and is seeking a declaratory judgment that CVR's claims are without any legal basis, damages in an unspecified amount, and release of the full amount of the escrow property to Gary-Williams.

        On July 25, 2011, Mid-America Pipeline Company, LLC ("MAPL") filed an application with the Kansas Corporation Commission ("KCC") for the purpose of establishing rates ("New Rates") effective October 1, 2011 for pipeline transportation service on MAPL's liquids pipelines running between Conway, Kansas and Coffeyville, Kansas ("Inbound Line") and between Coffeyville, Kansas and El Dorado, Kansas ("Outbound Line"). CRRM ships refined fuels on the Outbound Line ships natural gas liquids on the Inbound Line. On April 3, 2012, the parties entered into a Settlement Agreement which resolved the rate dispute both at the KCC and at the U.S. Federal Energy Regulatory Commission ("FERC"). Among other provisions, the Settlement Agreement provides for pipeage contracts to be entered into between the parties with rates ("Settlement Rates") to be established for an initial one year period. The Settlement Rates consist of two components, a base rate and a pipeline integrity cost recovery rate along with an annual take or pay minimum transportation quantity. The Settlement Rate on the Inbound Line was effective April 1, 2012 and the Settlement Rate on the Outbound Line was effective June 1, 2012. Prior to the end of the initial one year term of the pipeage contracts, and prior to the end of each annual period thereafter until the tenth anniversary of each of the two pipeage contracts, MAPL will provide its estimate of pipeline integrity costs for the upcoming annual period and CRRM may either agree to pay a rate for such upcoming annual period which includes a recovery rate component sufficient to collect such pipeline integrity costs for such upcoming annual period subject to true-up to actual costs at the end of the annual period. FERC rates will be the same as the KCC rates.

        Coffeyville Resources Nitrogen Fertilizers, LLC ("CRNF") is an affiliate of CRRM. On February 25, 2013, Montgomery County and CRNF agreed to a settlement for tax years 2009 through 2012 which, among other things, generally provides that the nitrogen fertilizer plant will be appraised at a total value of $35.0 million for tax years 2013 through 2016 which will lower CRNF's property taxes by about $10.5 million per year based on current mill levy rates. In addition, on February 25, 2013, CRRM also agreed to a settlement with Montgomery County that generally provides the Coffeyville refinery will be appraised at a total value of $160.0 million for tax years 2013 through 2016. This is a continuation of the settlement CRRM has had with Montgomery County for tax years 2007 through 2012.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

  Flood, Crude Oil Discharge and Insurance

        Crude oil was discharged from CVR Refining's Coffeyville refinery on July 1, 2007, due to the short amount of time available to shut down and secure the refinery in preparation for the flood that occurred on June 30, 2007. In connection with the discharge, CVR Refining received in May 2008, notices of claims from sixteen private claimants under the Oil Pollution Act ("OPA") in an aggregate amount of approximately $4.4 million (plus punitive damages). In August 2008, those claimants filed suit against CVR Refining in the United States District Court for the District of Kansas in Wichita (the "Angleton Case"). In October 2009 and June 2010, companion cases to the Angleton Case were filed in the United States District Court for the District of Kansas in Wichita, seeking a total of approximately $3.2 million (plus punitive damages) for three additional plaintiffs as a result of the July 1, 2007 crude oil discharge. CVR Refining has settled all of the claims with the plaintiffs from the Angleton Case and has settled all of the claims except for one of the plaintiffs from the companion cases. The settlements did not have a material adverse effect on the consolidated and combined financial statements. CVR Refining believes that the resolution of the remaining claim will not have a material adverse effect on the consolidated and combined financial statements.

        As a result of the crude oil discharge that occurred on July 1, 2007, CVR Refining entered into an administrative order on consent (the "Consent Order") with the EPA on July 10, 2007. As set forth in the Consent Order, the U.S. Environmental Protection Agency (the "EPA") concluded that the discharge of crude oil from CVR Refining's Coffeyville refinery caused an imminent and substantial threat to the public health and welfare. Pursuant to the Consent Order, CVR Refining agreed to perform specified remedial actions to respond to the discharge of crude oil from CVR Refining's refinery. The substantial majority of all required remedial actions were completed by January 31, 2009. CVR Refining prepared and provided its final report to the EPA in January 2011 to satisfy the final requirement of the Consent Order. In April 2011, the EPA provided CVR Refining with a notice of completion indicating that CVR Refining has no continuing obligations under the Consent Order, while reserving its rights to recover oversight costs and penalties.

        On October 25, 2010, CVR Refining received a letter from the United States Coast Guard on behalf of the EPA seeking approximately $1.8 million in oversight cost reimbursement. CVR Refining responded by asserting defenses to the Coast Guard's claim for oversight costs. On September 23, 2011, the United States Department of Justice ("DOJ"), acting on behalf of the EPA and the United States Coast Guard, filed suit against CRRM in the United States District Court for the District of Kansas seeking recovery from CRRM related to alleged non-compliance with the Clean Air Act's Risk Management Program ("RMP"), the Clean Water Act ("CWA") and the OPA. (See "Environmental, Health and Safety ("EHS") Matters" below.) CRRM has reached an agreement with the DOJ resolving its claims under CWA and OPA. The agreement is memorialized in a Consent Decree that was filed with the Court on February 12, 2013 (the "2013 Consent Decree"). CRRM will pay a civil penalty in the amount of $0.6 million for CWA violations and reimburse the Coast Guard for oversight costs under OPA in the amount of $1.7 million. The 2013 Consent Decree also requires CRRM to make upgrades to the Coffeyville refinery, including flood control measures, the installation of river modeling and monitoring procedures, the implementation of a wet weather plan and training employees on proper shutdown procedures during a flood. The parties also reached an agreement to settle DOJ's RMP claims, but DOJ has re-opened the negotiations. Any liability to DOJ related to the RMP claims is not expected to be material.

        CVR Refining is seeking insurance coverage for this release and for the ultimate costs for remediation and third-party property damage claims. On July 10, 2008, CRRM filed a lawsuit in the

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

United States District Court for the District of Kansas against certain of its environmental insurance carriers requesting insurance coverage indemnification for the June/July 2007 flood and crude oil discharge losses. Each insurer reserved its rights under various policy exclusions and limitations and cited potential coverage defenses. Although the Court has now issued summary judgment opinions that eliminate the majority of the insurance defendants' reservations and defenses, CVR Refining cannot be certain of the ultimate amount or timing of such recovery because of the difficulty inherent in projecting the ultimate resolution of the claims. CVR Refining has received $25.0 million of insurance proceeds under its primary environmental liability insurance policy which constitutes full payment of the primary pollution liability policy limit.

        The lawsuit with the insurance carriers under the environmental policies remains the only unsettled lawsuit with the insurance carriers related to these events.

Environmental, Health, and Safety ("EHS") Matters

        CRRM, CRCT, CRT and WRC are subject to various stringent federal, state, and local EHS rules and regulations. Liabilities related to EHS matters are recognized when the related costs are probable and can be reasonably estimated. Estimates of these costs are based upon currently available facts, existing technology, site-specific costs, and currently enacted laws and regulations. In reporting EHS liabilities, no offset is made for potential recoveries.

        CRRM, CRCT, WRC and CRT own and/or operate manufacturing and ancillary operations at various locations directly related to petroleum refining and distribution. Therefore, CRRM, CRCT, WRC and CRT have exposure to potential EHS liabilities related to past and present EHS conditions at these locations. Under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), and related state laws, certain persons may be liable for the release or threatened release of hazardous substances. These persons include the current owner or operator of property where a release or threatened release occurred, any persons who owned or operated the property when the release occurred, and any persons who disposed of, or arranged for the transportation or disposal of, hazardous substances at a contaminated property. Liability under CERCLA is strict, and under certain circumstances, joint and several, so that any responsible party may be held liable for the entire cost of investigating and remediating the release of hazardous substances. Similarly, the OPA generally subjects owners and operators of facilities to strict, joint and several liability for all containment and clean-up costs, natural resource damages, and potential governmental oversight costs arising from oil spills into the waters of the United States.

        CRRM and CRT have agreed to perform corrective actions at the Coffeyville, Kansas refinery and the now-closed Phillipsburg, Kansas terminal facility, pursuant to Administrative Orders on Consent issued under the RCRA to address historical contamination by the prior owners (RCRA Docket No. VII-94-H-0020 and Docket No. VII-95-H-011, respectively). As of December 31, 2012 and 2011, environmental accruals of approximately $2.3 million and $1.9 million, respectively, were reflected in the Consolidated and Combined Balance Sheets for probable and estimated costs for remediation of environmental contamination under the RCRA Administrative Orders, for which approximately $0.7 million and $0.5 million, respectively, are included in other current liabilities. Accruals were determined based on an estimate of payment costs through 2031, for which the scope of remediation was arranged with the EPA, and were discounted at the appropriate risk free rates at December 31, 2012 and 2011, respectively. The accruals include estimated closure and post-closure costs of

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

approximately $0.8 million and $0.9 million for two landfills at December 31, 2012 and 2011, respectively. The estimated future payments for these required obligations are as follows:

Year Ending December 31,	Amount
(in thousands)
2013	$724
2014	334
2015	184
2016	127
2017	109
Thereafter	1,056

Undiscounted total	2,534
Less amounts representing interest at 1.47%	210

Accrued environmental liabilities at December 31, 2012	$2,324

        Management periodically reviews and, as appropriate, revises its environmental accruals. Based on current information and regulatory requirements, management believes that the accruals established for environmental expenditures are adequate.

        CRRM, CRCT, WRC and CRT are subject to extensive and frequently changing federal, state and local, environmental and health and safety laws and regulations governing the emission and release of hazardous substances into the environment, the treatment and discharge of waste water, the storage, handling, use and transportation of petroleum and the characteristics and composition of gasoline and diesel fuels. The ultimate impact of complying with evolving laws and regulations is not always clearly known or determinable due in part to the fact that our operations may change over time and certain implementing regulations for laws, such as the federal Clean Air Act, have not yet been finalized, are under governmental or judicial review or are being revised. These laws and regulations could result in increased capital, operating and compliance costs.

        In 2007, the EPA promulgated the Mobile Source Air Toxic II ("MSAT II") rule that requires the reduction of benzene in gasoline by 2011. CRRM and WRC are considered to be small refiners under the MSAT II rule and compliance with the rule is extended until 2015 for small refiners. However, the change in control resulting from the Icahn Enterprises acquisition in 2012 triggered the loss of small refiner status. Accordingly, the MSAT II projects have been accelerated by three months. Capital expenditures to comply with the rule are expected to be approximately $59.0 million for CRRM and $94.0 million for WRC.

        CVR Refining is subject to the Renewable Fuel Standard ("RFS") which requires refiners to blend "renewable fuels" in with their transportation fuels or purchase renewable energy credits known as renewable identification numbers ("RINs") in lieu of blending. The EPA is required to determine and publish the applicable annual renewable fuel percentage standards for each compliance year by November 30 for the forthcoming year. The percentage standards represent the ratio of renewable fuel volume to gasoline and diesel volume. In 2012, about 9% of all fuel used was required to be "renewable fuel." About 9.6% of all transportation fuel is required to be "renewable fuel" in 2013. Due to mandates in the RFS requiring increasing volumes of renewable fuels to replace petroleum products in the U.S. motor fuel market, there may be a decrease in demand for petroleum products.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The petroleum business currently purchases RINs for some fuel categories on the open market as well as waiver credits for cellulosic biofuels from the EPA, in order to comply with RFS. Beginning in 2011, the Coffeyville refinery was required to blend renewable fuels into its gasoline and diesel fuel or purchase RINs in lieu of blending. The Wynnewood refinery is required to comply beginning in 2013. In the future, the petroleum business likely will be required to purchase additional RINs on the open market or waiver credits from the EPA to comply with RFS. The petroleum business cannot predict the future prices of RINs or waiver credits, but the costs to obtain the necessary number of RINs and waiver credits could likely be material. Additionally, the Coffeyville and Wynnewood refineries may be impacted by increased operating expenses and production costs to meet the mandated renewable fuel volumes to the extent that these increased costs cannot be passed on to the consumers.

        The EPA is expected to propose "Tier 3" gasoline sulfur standards in 2013. If the EPA were to propose a standard at the level currently being discussed in the pre-proposal phase by the EPA, CRRM will need to make capital expenditures and install controls in order to meet the anticipated new standard. It is not anticipated that the Wynnewood refinery would require additional controls or capital expenditures to meet the anticipated new standard. The Company does not believe that costs associated with the EPA's proposed Tier 3 rule will be material.

        In March 2004, CRRM and CRT entered into a Consent Decree (the "2004 Consent Decree") with the EPA and the Kansas Department of Health and Environment (the "KDHE") to resolve air compliance concerns raised by the EPA and KDHE related to Farmland Industries Inc.'s prior ownership and operation of the Coffeyville crude oil refinery and the now-closed Phillipsburg terminal facilities. Under the 2004 Consent Decree, CRRM agreed to install controls to reduce emissions of sulfur dioxide, nitrogen oxides and particulate matter from its FCCU by January 1, 2011. In addition, pursuant to the 2004 Consent Decree, CRRM and CRT assumed clean-up obligations at the Coffeyville refinery and the now-closed Phillipsburg terminal facilities.

        In March 2012, CRRM entered into a "Second Consent Decree" with the EPA, which replaces the 2004 Consent Decree, as amended (other than certain financial assurance provisions associated with corrective action at the refinery and terminal under RCRA). The Second Consent Decree gives CRRM more time to install the FCCU controls from the 2004 Consent Decree and expands the scope of the settlement so that it is now considered a "global settlement" under the EPA's "National Petroleum Refining Initiative." Under the National Petroleum Refining Initiative, the EPA identified industry-wide non-compliance with four "marquee" issues under the Clean Air Act: New Source Review, Flaring, Leak Detection and Repair, and Benzene Waste Operations NESHAP. The National Petroleum Refining Initiative has resulted in most U.S. refineries (representing more than 90% of the US refining capacity) entering into consent decrees imposing civil penalties and requiring the installation of pollution control equipment and enhanced operating procedures. Under the Second Consent Decree, the Partnership was required to pay a civil penalty of approximately $0.7 million and complete the installation of FCCU controls required under the 2004 Consent Decree, add controls to certain heaters and boilers and enhance certain work practices relating to wastewater and fugitive emissions. The remaining costs of complying with the Second Consent Decree are expected to be approximately $41.0 million, of which approximately $39.0 million is expected to be capital expenditures. CRRM also agreed to complete a voluntary environmental project that will reduce air emissions and conserve water at an estimated cost of approximately $1.2 million. The incremental capital expenditures associated with the Second Consent Decree will not be material and will be limited primarily to the retrofit and replacement of heaters and boilers over a five to seven year timeframe. The Second Consent Decree was entered by the U.S. District Court for the District of Kansas on April 19, 2012.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        WRC's refinery has not entered into a global settlement with the EPA and the Oklahoma Department of Environmental Quality (the "ODEQ") under the National Petroleum Refining Initiative, although it had discussions with the EPA and the ODEQ about doing so. Instead, WRC entered into a Consent Order with the ODEQ in August 2011 (the "Wynnewood Consent Order"). The Wynnewood Consent Order addresses some, but not all, of the traditional marquee issues under the National Petroleum Refining Initiative and addresses certain historic Clean Air Act compliance issues that are generally beyond the scope of a traditional global settlement. Under the Wynnewood Consent Order, WRC paid a civil penalty of $950,000, and agreed to install certain controls, enhance certain compliance programs, and undertake additional testing and auditing. A substantial portion of the costs of complying with the Wynnewood Consent Order were expended during the last turnaround. The remaining costs are expected to be $2.0 million. In consideration for entering into the Wynnewood Consent Order, WRC received a release from liability from ODEQ for matters described in the ODEQ order.

        The EPA has investigated CRRM's operation for compliance with the RMP. On September 23, 2011, the DOJ, acting on behalf of the EPA and the United States Coast Guard, filed suit against CRRM in the United States District Court for the District of Kansas (in addition to the matters described above, see "Flood, Crude Oil Discharge and Insurance") seeking recovery from CRRM related to alleged non-compliance with the RMP. The Partnership has reached an agreement with DOJ to settle the RMP claims, but the DOJ re-opened the negotiations. Any liability to DOJ related to the RMP claims is not expected to be material. The lawsuit is stayed while the parties attempt to finalize and file the consent decree.

        WRC has entered into a series of Clean Water Act consent orders with ODEQ. The latest Consent Order (the "CWA Consent Order"), which supersedes other consent orders, became effective in September 2011. The CWA Consent Order addresses alleged non-compliance by WRC with its Oklahoma Pollutant Discharge Elimination System permit limits. The CWA Consent Order requires WRC to take corrective action steps, including undertaking studies to determine whether the Wynnewood refinery's wastewater treatment plant capacity is sufficient. The Wynnewood refinery may need to install additional controls or make operational changes to satisfy the requirements of the CWA Consent Order. The cost of additional controls, if any, cannot be predicted at this time. However, based on our experience with wastewater treatment and controls, the Partnership does not anticipate that the costs of any required additional controls or operational changes would be material.

        Environmental expenditures are capitalized when such expenditures are expected to result in future economic benefits. For the years ended December 31, 2012, 2011 and 2010, capital expenditures were approximately $27.9 million, $7.4 million and $13.0 million, respectively, and were incurred to improve the environmental compliance and efficiency of the operations.

        CRRM, CRCT, WRC and CRT each believe it is in substantial compliance with existing EHS rules and regulations. There can be no assurance that the EHS matters described above or other EHS matters which may develop in the future will not have a material adverse effect on the business, financial condition, or results of operations.

  Wynnewood Refinery Incident

        On September 28, 2012, the Wynnewood refinery experienced an explosion in a boiler unit that had been temporarily shut down as part of the turnaround process. Two employees were fatally injured. Damage at the refinery was limited to the boiler; process units and other areas of the facility were unaffected. Additionally, there has been no evidence of environmental impact. The refinery was shut

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

down for turnaround maintenance at the time of the incident. The Partnership has completed an internal investigation of the incident and continues to cooperate with OSHA and Oklahoma Department of Labor ("ODL") investigations.

(13) Fair Value Measurements

        ASC Topic 820 — Fair Value Measurements and Disclosures ("ASC 820") established a single authoritative definition of fair value when accounting rules require the use of fair value, set out a framework for measuring fair value and required additional disclosures about fair value measurements. ASC 820 clarifies that fair value is an exit price, representing the amount from the perspective of a market participant that holds the asset or owes the liability at the measurement date.

        ASC 820 discusses valuation techniques, such as the market approach (prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets and liabilities such as a business), the income approach (techniques to convert future amounts to a single current amount based on market expectations about those future amounts including present value techniques and option pricing), and the cost approach (amount that would be required currently to replace the service capacity of an asset which is often referred to as a replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels.

  •
  Level 1 — Quoted prices in active markets for identical assets or liabilities

  •
  Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities)

  •
  Level 3 — Significant unobservable inputs (including CVR Refining's own assumptions in determining the fair value)

        The following table sets forth the assets and liabilities measured at fair value on a recurring basis, by input level, as of December 31, 2012 and 2011.

	December 31, 2012
	Level 1	Level 2	Level 3	Total
	(in thousands)
Location and Description
Cash equivalents	$—	$—	$—	$—
Other current assets (marketable securities)	38	—	—	38
Other current assets (derivative agreements)	—	—	—	—
Other long-term assets (derivative agreements)	—	938	—	938

Total Assets	$38	$938	$—	$976

Other current liabilities (derivative agreements)	—	(67,747)	—	(67,747)
Other long-term liabilities (derivative agreements)	—	—	—	—

Total Liabilities	$—	$(67,747)	$—	$(67,747)

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

	December 31, 2011
	Level 1	Level 2	Level 3	Total
	(in thousands)
Location and Description
Cash equivalents	$2,745	$—	$—	$2,745
Other current assets (derivative agreements)	—	63,051	—	63,051
Other long-term assets (derivative agreements)	—	18,831	—	18,831

Total Assets	$2,745	$81,882	$—	$84,627

Other current liabilities (derivative agreements)	—	—	—	—
Other long-term liabilities (derivative agreements)	—	—	—	—

Total Liabilities	$—	$—	$—	$—

        As of December 31, 2012, the only financial assets and liabilities that are measured at fair value on a recurring basis are CVR Refining's marketable securities and derivative instruments. Additionally, the fair value of the debt issuances is disclosed in Note 10 ("Long-Term Debt"). The commodity derivative contracts are valued using broker quoted market prices of similar commodity contracts using level 2 inputs. CVR Refining had no transfers of assets or liabilities between any of the above levels during the year ended December 31, 2012.

(14) Derivatives and Financial Instruments

        Gain (loss) on derivatives, net consisted of the following:

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
Realized gain (loss) on other derivative agreements	$(137,565)	$(7,182)	$(2,140)
Unrealized gain (loss) on other derivative agreements	(148,027)	85,262	634

Total gain (loss) on derivatives, net	$(285,592)	$78,080	$(1,506)

        CVR Refining is subject to price fluctuations caused by supply conditions, weather, economic conditions, interest rate fluctuations and other factors. To manage price risk on crude oil and other inventories and to fix margins on certain future production, CVR Refining from time to time enters into various commodity derivative transactions. CVR Refining entered into certain commodity derivate contracts and, through CRLLC, entered into an interest rate swap as required by the long-term debt agreements. The commodity derivative contracts are for the purpose of managing price risk on crude oil and finished goods and the interest rate swap was for the purpose of managing interest rate risk until June 30, 2010.

        CVR Refining has adopted accounting standards which impose extensive record-keeping requirements in order to designate a derivative financial instrument as a hedge. CVR Refining holds derivative instruments, such as exchange-traded crude oil futures and certain over-the-counter forward swap agreements, which it believes provide an economic hedge on future transactions, but such instruments are not designated as hedges for GAAP purposes. Gains or losses related to the change in fair value and periodic settlements of these derivative instruments are classified as gain (loss) on derivatives, net in the Combined Statements of Operations.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

        CVR Refining maintains a margin account to facilitate other commodity derivative activities. A portion of this account may include funds available for withdrawal. These funds are included in cash and cash equivalents within the Consolidated and Combined Balance Sheets. The maintenance margin balance is included within other current assets within the Consolidated and Combined Balance Sheets. Dependent upon the position of the open commodity derivatives, the amounts are accounted for as another current asset or another current liability within the Consolidated and Combined Balance Sheets. From time to time, CVR Refining may be required to deposit additional funds into this margin account. The fair value of the open commodity positions as of December, 2012 was a net loss of $14,000 included in accrued liabilities. For the year ended December 31, 2012, the Partnership recognized a realized loss of $10.9 million and an unrealized loss of $0.8 million, which is recorded in loss on derivatives, net in the Combined Statement of Operations.

  Commodity Swap

        Beginning September 2011, CRLLC, for the benefit of CRRM, entered into several commodity swap contracts with effective periods beginning in January 2012. The physical volumes are not exchanged and these contracts are net settled with cash. The contract fair value of the commodity swaps is reflected on the Consolidated and Combined Balance Sheets with changes in fair value currently recognized in the Combined Statements of Operations. Quoted prices for similar assets or liabilities in active markets (Level 2) are considered to determine the fair values for the purpose of marking to market the hedging instruments at each period end. At December 31, 2012 and 2011, CVR Refining had open commodity hedging instruments consisting of 23.3 million and 13.0 million barrels of crack spreads, respectively, primarily to fix the margin on a portion of its future gasoline and distillate production. The fair value of the outstanding contracts at December 31, 2012 was a net unrealized loss of $66.8 million, $67.7 million of which is included in current liabilities and $0.9 million is included in non-current assets. The fair value of the outstanding contracts at December 31, 2011 was a net unrealized gain of $80.4 million, $61.6 million of which is included in current assets and $18.8 million is included in non-current assets. For the years ended December 31, 2012 and 2011, the Partnership recognized a realized loss of $126.6 million and $0, respectively, and an unrealized loss of $147.3 million and an unrealized gain of $80.4 million, respectively, which are recorded in gain (loss) on derivatives, net in the Combined Statements of Operations. In addition, the consolidated and combined financial statements include a commodity swap assumed as part of its Wynnewood Acquisition that expired on December 31, 2011. This commodity swap was not designated as a hedge.

  Interest Rate Swap

        Until June 30, 2010, CRLLC, on behalf of the Refining Subsidiaries, held derivative contracts known as interest rate swap agreements (the "Interest Rate Swap") that converted floating-rate bank debt into 4.195% fixed-rate debt on a notional amount of $180.0 million from March 31, 2009 until March 31, 2010 and $110.0 million from March 31, 2010 until June 30, 2010. The Interest Rate Swap expired on June 30, 2010. Half of the Interest Rate Swap agreements were held with a related party (as described in Note 15, "Related Party Transactions"), and the other half were held with a financial institution that was also a lender under CRLLC's first priority credit facility until April 6, 2010.

        Under the Interest Rate Swap, CRLLC paid the fixed rate of 4.195% and received a floating rate based on three month LIBOR rates, with payments calculated on the notional amount. The notional amount did not represent the actual amount exchanged by the parties but instead represented the amount on which the contracts are based. The Interest Rate Swap was settled quarterly and marked to

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

market at each reporting date with all unrealized gains and losses recognized on the Combined Statement of Operations.

(15) Related Party Transactions

        In connection with the formation of CVR Refining in September 2012, CVR Refining and CRRM entered into an agreement with CVR Energy and its subsidiaries that governs the business relations among CVR Refining, its general partner and CRRM on the one hand, and CVR Energy and its subsidiaries, on the other hand. CRRM has previously entered into other agreements with CVR Partners and its subsidiary. Certain of the agreements described below were amended and restated on April 13, 2011 in connection with the initial public offering of CVR Partners; the agreements are described as in effect at December 31, 2012. Amounts owed to CVR Refining and CRRM from CVR Energy and its subsidiaries with respect to these agreements are included in accounts receivable, prepaid expenses and other current assets, and other long-term assets, on the Consolidated and Combined Balance Sheets. Conversely, amounts owed to CVR Energy and its subsidiaries by CVR Refining and CRRM with respect to these agreements are included in accounts payable, accrued expenses and other current liabilities, and other long-term liabilities, on CVR Refining's Consolidated and Combined Balance Sheets.

  Insight Portfolio Group LLC (formerly known as Icahn Sourcing, LLC)

        Icahn Sourcing, LLC ("Icahn Sourcing") is an entity formed and controlled by Mr. Icahn in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property at negotiated rates. The Partnership was a member of the buying group in 2012 through its relationship with CVR Energy. Prior to December 31, 2012, the Partnership did not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement.

        In December, 2012, Icahn Sourcing advised Icahn Enterprises that effective January 1, 2013 it would restructure its ownership and change its name to Insight Portfolio Group LLC ("Insight Portfolio Group"). CVR Energy acquired a minority equity interest in Insight Portfolio Group and agreed to pay a portion of Insight Portfolio Group's operating expenses in 2013. The Partnership participates in Insight Portfolio Group's buying group through its relationship with CVR Energy. The Partnership may purchase a variety of goods and services as members of the buying group at prices and on terms that management believes would be more favorable than those which would be achieved on a stand-alone basis.

  Feedstock and Shared Services Agreement

        CRRM entered into a feedstock and shared services agreement with CRNF under which the two parties provide feedstock and other services to one another. These feedstocks and services are utilized in the respective production processes of CRRM's Coffeyville, Kansas refinery and CRNF's nitrogen fertilizer plant.

        Pursuant to the feedstock agreement, CRRM and CRNF have the obligation to transfer excess hydrogen to one another. Net monthly sales of hydrogen to CRNF have been reflected as net sales for CVR Refining. Net monthly receipts of hydrogen from CRNF have been reflected in cost of product sold (exclusive of depreciation and amortization) for CVR Refining. For the years ended December 31, 2012, 2011 and 2010, the net sales generated from the sale of hydrogen to CRNF were approximately $0.2 million, $1.0 million and $1.8 million, respectively. For the years ended December 31, 2012, 2011

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

and 2010, CVR Refining also recognized $6.3 million, $14.2 million and $0.1 million of cost of product sold (exclusive of depreciation and amortization) related to the purchase of excess hydrogen from the nitrogen fertilizer facility, respectively. At December 31, 2012 and 2011, there was approximately $0.2 million and $0.1 million, respectively, of payables included in accounts payable on the Consolidated and Combined Balance Sheets associated with unpaid balances related to hydrogen.

        The agreement provides that both parties must deliver high-pressure steam to one another under certain circumstances. Net reimbursed or (paid) direct operating expenses recorded during the years ended December 31, 2012, 2011 and 2010 were approximately $10,000, $0.2 million and $0.1 million, respectively, related to high-pressure steam. Reimbursements or paid amounts for each of the years on a gross basis were nominal.

        CRNF is also obligated to make available to CRRM any nitrogen produced by the Linde air separation plant that is not required for the operation of the nitrogen fertilizer plant, as determined by CRNF in a commercially reasonable manner. Direct operating expenses associated with nitrogen purchased by CRRM from CRNF for the years ended December 31, 2012, 2011 and 2010, were approximately $1.4 million, $1.5 million and $0.8 million, respectively. No amounts were paid by CRNF to CRRM for any of the years.

        The agreement also provides a mechanism pursuant to which CRNF transfers a tail gas stream to CRRM. For the years ended December 31, 2012 and 2011, CRRM recognized approximately $0.2 million of direct operating expenses generated from the purchase of tail gas from CRNF.

        In April 2011, in connection with the tail gas stream, CRRM installed a pipe between the Coffeyville, Kansas refinery and the nitrogen fertilizer plant to transfer the tail gas. CRNF has agreed to pay CRRM the cost of installing the pipe over the next three years and in the fourth year provide an additional 15% to cover the cost of capital. At December 31, 2012 and 2011, an asset of approximately $0.5 million was included in other current assets and approximately $0.4 million and $0.8 million, respectively, was included in other non-current assets with an offset liability of approximately $0.2 million in other current liabilities and approximately $1.3 million and $1.5 million, respectively, in other non-current liabilities in the Consolidated and Combined Balance Sheets.

        CRNF also provided finished product tank capacity to CRRM under the agreement. Approximately $0.1 million and $0.3 million was incurred by CRRM for the use of tank capacity for the year ended December 31, 2012 and 2011. This expense was recorded as direct operating expenses. No amounts were paid in prior years.

        The agreement has an initial term of 20 years, which will be automatically extended for successive five year renewal periods. Either party may terminate the agreement, effective upon the last day of a term, by giving notice no later than three years prior to a renewal date. The agreement will also be terminable by mutual consent of the parties or if one party breaches the agreement and does not cure within applicable cure periods and the breach materially and adversely affects the ability of the terminating party to operate its facility. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or the Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

        At December 31, 2012 and 2011, payables of $0.4 million and $0.3 million, respectively, were included in accounts payable on the Consolidated and Combined Balance Sheets associated with amounts yet to be paid related to components of the feedstock and shared services agreement. At December 31, 2012 and 2011, receivables of $0.4 million and $0.3 million, respectively, were included in

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

prepaid expenses and other current assets on the Consolidated and Combined Balance Sheets associated with receivables related to components of the feedstock and shared services agreement.

  Coke Supply Agreement

        CRRM entered into a coke supply agreement with CRNF pursuant to which CRRM supplies CRNF with pet coke. This agreement provides that CRRM must deliver to CRNF during each calendar year an annual required amount of pet coke equal to the lesser of (i) 100 percent of the pet coke produced at CRRM's Coffeyville, Kansas petroleum refinery or (ii) 500,000 tons of pet coke. CRNF is also obligated to purchase this annual required amount. If during a calendar month CRRM produces more than 41,667 tons of pet coke, then CRNF will have the option to purchase the excess at the purchase price provided for in the agreement. If CRNF declines to exercise this option, CRRM may sell the excess to a third party.

        The price CRNF pays pursuant to the pet coke supply agreement is based on the lesser of a pet coke price derived from the price received for urea ammonium nitrate ("UAN"), or the UAN-based price, and a pet coke price index. The UAN-based price begins with a pet coke price of $25 per ton based on a price per ton for UAN (exclusive of transportation cost), or netback price, of $205 per ton, and adjusts up or down $0.50 per ton for every $1.00 change in the netback price. The UAN-based price has a ceiling of $40 per ton and a floor of $5 per ton.

        CRNF pays any taxes associated with the sale, purchase, transportation, delivery, storage or consumption of the pet coke. Amounts payable under the feedstock and shared services agreements can be offset with any amount receivable for pet coke.

        The agreement has an initial term of 20 years and will be automatically extended for successive five year renewal periods. Either party may terminate the agreement by giving notice no later than three years prior to a renewal date. The agreement is also terminable by mutual consent of the parties or if a party breaches the agreement and does not cure within applicable cure periods. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or the Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

        Net sales associated with the transfer of pet coke from CRRM to CRNF were approximately $9.9 million, $11.4 million and $4.3 million for the years ended December 31, 2012, 2011 and 2010, respectively. Receivables of $0.6 million and $1.0 million related to the coke supply agreement were included in accounts receivable on the Consolidated and Combined Balance Sheets at December 31, 2012, and 2011, respectively.

  Lease Agreement

        CRRM entered into a lease agreement with CRNF under which CRNF leases certain office and laboratory space. The initial term of the lease will expire in October 2017, provided, however, that CRNF may terminate the lease at any time during the initial term by providing 180 days prior written notice. In addition, CRNF has the option to renew the lease agreement for up to five additional one-year periods by providing CRRM with notice of renewal at least 60 days prior to the expiration of the then existing term. For the years ended December 31, 2012, 2011 and 2010, amounts received related to the use of the office and laboratory space totaled approximately $0.1 million for all years. There were no receivables outstanding with respect to the lease agreement as of December 31, 2012 and 2011, respectively.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

  Environmental Agreement

        CRRM entered into an environmental agreement with CRNF which provides for certain indemnification and access rights in connection with environmental matters affecting the Coffeyville, Kansas refinery and the nitrogen fertilizer plant. Generally, both CRRM and CRNF have agreed to indemnify and defend each other and each other's affiliates against liabilities associated with certain hazardous materials and violations of environmental laws that are a result of or caused by the indemnifying party's actions or business operations. This obligation extends to indemnification for liabilities arising out of off-site disposal of certain hazardous materials. Indemnification obligations of the parties will be reduced by applicable amounts recovered by an indemnified party from third parties or from insurance coverage.

        The agreement provides for indemnification in the case of contamination or releases of hazardous materials that were present but unknown at the time the agreement was entered into to the extent such contamination or releases are identified in reasonable detail through October 2012. The agreement further provides for indemnification in the case of contamination or releases which occur subsequent to the execution of the agreement.

        The term of the agreement is for at least 20 years, or for so long as the feedstock and shared services agreement is in force, whichever is longer.

  Interest Rate Swap

        On June 30, 2005, CRLLC entered into three Interest Rate Swap agreements with J. Aron for the benefit of CRRM. Approximately $(16,000) was recognized in gain (loss) on derivatives, net, related to these swap agreements for the year ended December 31, 2010. The Interest Rate Swap expired June 30, 2010.

  Financing and Other

        In March 2010, CRLLC amended its outstanding first priority credit facility, which was incurred for the benefit of the Refining Subsidiaries. In connection with the amendment, CVR Refining paid a subsidiary of GS fees and expenses of approximately $0.9 million for their services as lead bookrunner. In addition, on April 6, 2010, a subsidiary of GS received a fee of $2.0 million as a participating underwriter upon completion of the issuance of the Old Notes (as described in Note 10 "Long-Term Debt").

        For the years ended December 31, 2011 and 2010, CVR Refining recognized approximately $0.5 million and $0.7 million, respectively, in expenses for the benefit of GS, Kelso Investment Associates VII, L.P. and related entities, and the president, chief executive officer and chairman of the Board of CVR Energy, in connection with CVR Energy's Registration Rights Agreement. These amounts included registration and filing fees, printing fees, external accounting fees and external legal fees.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

(16) Major Customers and Suppliers

        Sales to major customers were as follows:

	Year Ended December 31,
	2012	2011	2010
Customer A	10%	15%	14%
Customer B	9%	12%	11%
Customer C	8%	9%	10%

	27%	36%	35%

        CRRM obtained crude oil from one supplier under a long-term supply agreement during 2012, 2011 and 2010. Purchases contracted as a percentage of the total cost of product sold (exclusive of depreciation and amortization) for each of the periods were as follows:

	Year Ended December 31,
	2012	2011	2010
Supplier A	45%	65%	64%

(17) Selected Quarterly Financial Information (unaudited)

        Summarized quarterly financial data for December 31, 2012 and 2011.

	Year Ended December 31, 2012
	Quarter
	First	Second	Third	Fourth
	(in thousands)
Net sales	$1,898,485	$2,229,629	$2,337,457	$1,816,173
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	1,630,665	1,866,245	1,694,122	1,476,484
Direct operating expenses (exclusive of depreciation and amortization)	92,703	71,583	88,890	173,351
Selling, general and administrative (exclusive of depreciation and amortization)	20,214	26,096	21,244	18,626
Depreciation and amortization	26,259	26,638	27,458	27,288

Total operating costs and expenses	1,769,841	1,990,562	1,831,714	1,695,749

Operating income	128,644	239,067	505,743	120,424
Other income (expense):
Interest expense and other financing costs	(18,836)	(18,991)	(18,217)	(20,170)
Realized loss on derivatives, net	(19,086)	(8,069)	(53,271)	(57,139)
Unrealized gain (loss) on derivatives, net	(128,167)	46,886	(115,699)	48,953
Loss on extinguishment of debt	—	—	—	(37,540)
Other income, net	81	628	14	33

Total other income (expense)	(166,008)	20,454	(187,173)	(65,863)

Net income (loss)	$(37,364)	$259,521	$318,570	$54,561

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2011
	Quarter
	First	Second	Third	Fourth
	(in thousands)
Net sales	$1,111,978	$1,376,681	$1,284,677	$979,478
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	931,001	1,122,763	1,024,779	849,077
Direct operating expenses (exclusive of depreciation and amortization)	45,410	44,054	54,510	103,691
Selling, general and administrative (exclusive of depreciation and amortization)	12,951	9,361	9,175	19,495
Depreciation and amortization	16,916	16,966	16,990	18,980

Total operating costs and expenses	1,006,278	1,193,144	1,105,454	991,243

Operating income (loss)	105,700	183,537	179,223	(11,765)
Other income (expense):
Interest expense and other financing costs	(12,956)	(13,401)	(12,841)	(13,797)
Realized gain (loss) on derivatives, net	(18,848)	483	67	11,116
Unrealized gain (loss) on derivatives, net	(3,258)	6,448	(9,991)	92,063
Loss on extinguishment of debt	(1,908)	(170)	—	—
Other income (expense), net	377	327	33	(159)

Total other income (expense)	(36,593)	(6,313)	(22,732)	89,223

Net income	$69,107	$177,224	$156,491	$77,458

(18) Subsequent Events

        CVR Refining evaluated subsequent events, if any, that would require an adjustment to CVR Refining's consolidated and combined financial statements or require disclosure in the notes to the consolidated and combined financial statements through the date of issuance of the consolidated and combined financial statements.

        On January 23, 2013, $253.0 million of the proceeds from the Initial Public Offering were utilized to satisfy and discharge the indenture governing the Second Lien Notes. The amounts were used to (i) repay the face amount of all $222.8 million aggregate principal amount of Second Lien Notes then outstanding, (ii) pay the redemption premium of approximately $20.6 million and (iii) settle accrued interest with respect thereto in an amount of approximately $9.5 million. The repurchase of the Second Lien Notes resulted in a loss on extinguishment of debt of approximately $26.1 million in the first quarter of 2013, which includes the write-off of previously deferred financing fees of $3.7 million and unamortized original issue discount of $1.8 million.

CVR REFINING, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(unaudited)
	(in thousands, except unit data)
ASSETS
Current assets:
Cash and cash equivalents	$525,060	$153,145
Accounts receivable, net of allowance for doubtful accounts of $2,205 and $1,915, including $890 and $610 due from affiliates at March 31, 2013 and December 31, 2012, respectively	272,683	204,508
Inventories	493,328	499,462
Prepaid expenses and other current assets, including $1,355 and $878 due from affiliates at March 31, 2013 and December 31, 2012, respectively	36,309	26,990
Insurance receivable	—	1,260

Total current assets	1,327,380	885,365
Property, plant, and equipment, net of accumulated depreciation	1,346,900	1,351,591
Deferred financing costs, net	11,108	14,439
Insurance receivable	4,042	4,042
Other long-term assets, including $239 and $355 due from affiliates at March 31, 2013 and December 31, 2012, respectively	3,846	3,078

Total assets	$2,693,276	$2,258,515

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Note payable and capital lease obligations	$1,129	$1,091
Accounts payable, including $8,344 and $404 due to affiliates at March 31, 2013 and December 31, 2012, respectively	326,326	364,732
Personnel accruals	8,372	13,966
Accrued taxes other than income taxes	33,499	29,527
Accrued expenses and other current liabilities, including $179 due to affiliates at March 31, 2013 and December 31, 2012	91,867	93,435

Total current liabilities	461,193	502,751
Long-term liabilities:
Long-term debt and capital lease obligations, net of current portion	550,884	772,078
Accrued environmental liabilities, net of current portion	1,540	1,597
Other long-term liabilities, including $1,271 and $1,315 due to affiliates at March 31, 2013 and December 31, 2012, respectively	1,319	1,323

Total long-term liabilities	553,743	774,998
Commitments and contingencies
Partners' capital:
Common unitholders, 147,600,000 units issued and outstanding at March 31, 2013	1,678,339	—
General partner's interest	1	—
Limited partner interest	—	980,766

Total partners' capital	1,678,340	980,766

Total liabilities and partners' capital	$2,693,276	$2,258,515

See accompanying notes to the condensed consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2013	2012
	(unaudited) (in thousands, except per unit data)
Net sales	$2,274,018	$1,898,485
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	1,805,774	1,630,665
Direct operating expenses (exclusive of depreciation and amortization)	86,046	92,703
Selling, general and administrative expenses (exclusive of depreciation and amortization)	18,647	20,214
Depreciation and amortization	27,951	26,259

Total operating costs and expenses	1,938,418	1,769,841

Operating income	335,600	128,644
Other income (expense):
Interest expense and other financing costs	(14,157)	(18,836)
Interest income	83	1
Realized loss on derivatives, net	(52,515)	(19,086)
Unrealized gain (loss) on derivatives, net	32,489	(128,167)
Loss on extinguishment of debt	(26,127)	—
Other income, net	67	80

Total other expense	(60,160)	(166,008)

Income (loss) before income tax expense	275,440	(37,364)
Income tax expense	51	—

Net income (loss)	$275,389	$(37,364)

Net income subsequent to initial public offering (January 23, 2013 through March 31, 2013)	197,528
Net income per common unit—basic(1)	$1.34
Net income per common unit—diluted(1)	$1.34
Weighted-average common units outstanding:
Basic	147,600,000
Diluted	147,600,000

(1)
Represents net income per common unit since closing the Partnership's initial public offering on January 23, 2013. See Note 10 to the condensed consolidated and combined financial statements.

See accompanying notes to the condensed consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL

	Common Units Issued	Limited Partner Interest	Common Unitholders	General Partner Interest	Total Partners' Capital
	(unaudited)
	(in thousands, except unit data)
Balance at December 31, 2012	—	$980,766	$—	$—	$980,766
Net income attributable to period from January 1, 2013 through January 22, 2013	—	77,861	—	—	77,861
Share-based compensation—affiliates attributable to the period from January 1, 2013 through January 22, 2013	—	804	—	—	804
Distributions to affiliates, net	—	(150,000)	—	—	(150,000)
Conversion of limited partner interest to common units and general partner interest	147,600,000	(909,431)	909,430	1	—
Issuance of common units to public, net of offering costs	—	—	653,658	—	653,658
Distribution to affiliates, net	—	—	(85,050)	—	(85,050)
Share-based compensation—affiliates	—	—	2,773	—	2,773
Net income attributable to period from January 23, 2013 through March 31, 2013	—	—	197,528	—	197,528

Balance at March 31, 2013	147,600,000	$—	$1,678,339	$1	$1,678,340

See accompanying notes to condensed consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2013	2012
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$275,389	$(37,364)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,951	26,259
Allowance for doubtful accounts	290	94
Amortization of deferred financing costs	509	1,669
Amortization of original issue discount	21	133
Amortization of original issue premium	—	(886)
Loss on disposition of assets	67	509
Loss on extinguishment of debt	26,127	—
Share-based compensation	3,577	1,779
Unrealized (gain) loss on derivatives, net	(32,489)	128,167
Changes in assets and liabilities:
Accounts receivable	(68,465)	(66,588)
Inventories	6,134	44,657
Prepaid expenses and other current assets	(12,124)	(11,044)
Insurance receivable	—	(4)
Insurance proceeds on Coffeyville Refinery incident	1,260	—
Other long-term assets	100	112
Accounts payable	(17,525)	29,294
Accrued expenses and other liabilities	28,776	28,314
Accrued environmental liabilities	(57)	(96)
Other long-term liabilities	(1)	(44)

Net cash provided by operating activities	239,540	144,961

Cash flows from investing activities:
Capital expenditures	(44,582)	(35,510)
Proceeds from sale of assets	3	141

Net cash used in investing activities	(44,579)	(35,369)

Cash flows from financing activities:
Payment of capital lease obligations	(246)	(222)
Payments on senior secured notes	(243,366)	—
Payment of deferred financing costs	(60)	(1,142)
Proceeds from issuance of common units, net of offering costs	655,676	—
Net distributions to parent	—	(68,709)
Distribution to affiliates	(235,050)	—

Net cash provided by (used in) financing activities	176,954	(70,073)

Net increase in cash and cash equivalents	371,915	39,519
Cash and cash equivalents, beginning of period	153,145	2,745

Cash and cash equivalents, end of period	$525,060	$42,264

Supplemental disclosures:
Cash paid for interest net of capitalized interest of $382 and $667 for the three months ended March 31, 2013 and 2012, respectively	$11,693	$1,910
Non-cash investing and financing activities:
Accrual of construction in progress additions	$(20,901)	$(5,308)

See accompanying notes to condensed consolidated and combined financial statements.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

March 31, 2013

(unaudited)

(1) Formation of the Partnership, Organization and Nature of Business

        CVR Refining, LP and subsidiaries (referred to as "CVR Refining" or the "Partnership") is an independent petroleum refiner and marketer of high value transportation fuels. As of March 31, 2013, Coffeyville Resources, LLC (referred to as "CRLLC") a wholly-owned subsidiary of CVR Energy, Inc. (referred to as "CVR Energy"), owns 100% of our general partner interest and approximately 81% of our limited partner interests. As of March 31, 2013, IEP (defined below) owns approximately 82% of CVR Energy.

        In preparation for the initial public offering (the "Initial Public Offering") of CVR Refining, on December 31, 2012, CRLLC contributed all of its interests in the operating subsidiaries which constitute its petroleum refining and related logistics business, as well as Coffeyville Finance Inc. ("Coffeyville Finance"), a finance subsidiary formed to serve as a co-issuer of debt securities, to a newly-formed subsidiary, CVR Refining, LLC ("Refining LLC"). The operating subsidiaries that were contributed to Refining LLC include the following entities: Wynnewood Energy Company, LLC ("WEC"); Wynnewood Refining Company, LLC ("WRC"); Coffeyville Resources Refining & Marketing, LLC ("CRRM"); Coffeyville Resources Crude Transportation, LLC ("CRCT"); Coffeyville Resources Terminal, LLC ("CRT"); and Coffeyville Resources Pipeline, LLC ("CRP"). The entities that were contributed by CRLLC to Refining LLC in connection with the Initial Public Offering are referred to herein as the "Refining Subsidiaries." CVR Refining Holdings, LLC ("CVR Refining Holdings"), a wholly-owned subsidiary of CRLLC, contributed its 100% membership interest in Refining LLC to the Partnership on December 31, 2012. In connection with the closing of the Initial Public Offering, CVR Refining Holdings and its subsidiary were issued a designated number of common units of the Partnership, which now equates to approximately an 81% limited partner interest. CRLLC has retained its other assets, including common units representing approximately a 70% limited partner interest in CVR Partners, LP ("CVR Partners"), a NYSE traded manufacturer of nitrogen fertilizer, and a 100% membership interest in CVR GP, LLC, the general partner of CVR Partners.

        The contribution of entities as discussed above by CRLLC to Refining LLC is not considered a business combination accounted for under the purchase method as it is a transfer of assets under common control and, accordingly, balances have been transferred at their historical cost. The combined financial statements for the periods prior to the contribution have been prepared using the Refining Subsidiaries' historical basis in the assets and liabilities, and include all revenues, costs, assets and liabilities attributed to these entities.

  Initial Public Offering of CVR Refining, LP

        On January 23, 2013, the Partnership completed the Initial Public Offering. The Partnership sold 24,000,000 common units at a price of $25.00 per common unit. Additionally, on January 30, 2013, the underwriters closed their option to purchase an additional 3,600,000 common units at a price of $25.00 per common unit. The common units, which are listed on the NYSE, began trading on January 17, 2013 under the symbol "CVRR."

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(1) Formation of the Partnership, Organization and Nature of Business (Continued)

        The net proceeds to CVR Refining of approximately $653.6 million after deducting underwriting discounts and commissions and offering expenses from the Initial Public Offering have been, or will be, utilized as follows:

  •
  approximately $253.0 million was used to repurchase CRLLC's 10.875% senior secured notes due 2017 (including accrued interest);

  •
  approximately $54.0 million was used to fund the turnaround expenses at the Wynnewood refinery that were incurred during the fourth quarter of 2012;

  •
  approximately $85.1 million was distributed to CRLLC;

  •
  approximately $160.0 million has been allocated to be used to prefund certain maintenance and environmental capital expenditures through 2014; and

  •
  the balance of the proceeds of approximately $101.5 million has been allocated to be utilized for general corporate purposes.

        Prior to the closing of the Initial Public Offering, the Partnership distributed approximately $150.0 million of cash on hand to CRLLC. Subsequent to the closing of the Initial Public Offering, common units held by public security holders represented approximately 19% of all outstanding limited partner interests (this number includes the common units held by an affiliate of Icahn Enterprises, representing approximately 3% of all outstanding limited partner interests) and CVR Refining Holdings, LLC held common units approximating 81% of all outstanding limited partner interests.

        The Partnership's general partner, CVR Refining GP, LLC, manages the Partnership's activities subject to the terms and conditions specified in the Partnership's partnership agreement. The Partnership's general partner is owned by CVR Refining Holdings. The operations of the general partner, in its capacity as general partner, are managed by its board of directors. Actions by the general partner that are made in its individual capacity are made by CVR Refining Holdings as the sole member of the Partnership's general partner and not by the board of directors of the general partner. The members of the board of directors of the Partnership's general partner are not elected by the Partnership's unitholders and are not subject to re-election on a regular basis. The officers of the general partner manage the day-to-day affairs of the business.

        The Partnership has adopted a policy pursuant to which it will distribute all of the available cash it generates each quarter. The available cash for each quarter will be determined by the board of directors of the Partnership's general partner following the end of such quarter and will generally be distributed within 60 days of quarter end. The partnership agreement does not require that the Partnership make cash distributions on a quarterly basis or at all, and the board of directors of the general partner of the Partnership can change the distribution policy at any time.

        The Partnership entered into a services agreement on December 31, 2012, pursuant to which the Partnership and its general partner obtain certain management and other services from CVR Energy. In addition, by virtue of the fact that the Partnership is a controlled affiliate of CVR Energy, the Partnership is bound by an omnibus agreement entered into by CVR Energy, CVR Partners and the

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(1) Formation of the Partnership, Organization and Nature of Business (Continued)

general partner of CVR Partners, pursuant to which the Partnership may not engage in, whether by acquisition or otherwise, the production, transportation or distribution, on a wholesale basis, of fertilizer in the contiguous United States, or a fertilizer restricted business, for so long as CVR Energy and certain of its affiliates continue to own at least 50% of CVR Partners' outstanding units.

  Registration Statement on Form S-1

        On March 29, 2013, the Partnership filed a Registration Statement on Form S-1 to enable the offer and sale of common units, the proceeds of which would be used to redeem from CVR Refining Holdings an equal number of our common units.

  CVR Energy Transaction Agreement

        On April 18, 2012, CVR Energy entered into a Transaction Agreement (the "Transaction Agreement") with IEP Energy, LLC and certain of its affiliates (collectively "IEP"). Pursuant to the Transaction Agreement, IEP offered (the "Offer") to purchase all of the issued and outstanding shares of CVR Energy's common stock (the "IEP Acquisition") for a price of $30.00 per share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment ("CCP") right for each share which represents the contractual right to receive an additional cash payment per share if a definitive agreement for the sale of CVR Energy is executed on or before August 18, 2013 and such transaction closes.

        On May 7, 2012, IEP announced that control of CVR Energy had been acquired through the Offer. As a result of shares tendered into the Offer during the initial offering period, the subsequent offering period and subsequent additional purchases, IEP owned approximately 82% of the shares of CVR Energy as of March 31, 2013.

(2) Basis of Presentation

        The accompanying unaudited condensed consolidated and combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and in accordance with the rules and regulations of the SEC.

        Prior to the contribution of Refining LLC to the Partnership and entering into the services agreement on December 31, 2012, certain expenses incurred by CVR Energy and its affiliates were only indirectly attributable to its ownership of the refining and related logistics assets of CRLLC. As a result, certain assumptions and estimates were made in order to allocate a reasonable share of such expenses to CVR Refining, so that the accompanying combined financial statements reflect substantially all costs of doing business. Accounts and balances related to the refining and related logistics operations were based on a combination of specific identification and allocations. CVR Energy and CRLLC allocated various corporate overhead expenses based on a percentage of total refining and related logistics payroll to the total payrolls of its segments (i.e., the petroleum and fertilizer segments are comprised of CVR Refining and CVR Partners, respectively). See additional discussion in Note 15 ("Allocation of Costs).

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(2) Basis of Presentation (Continued)

        Beginning in 2013, the condensed consolidated financial statements include certain selling, general and administrative expenses (exclusive of depreciation and amortization) and direct operating expenses (exclusive of depreciation and amortization) that CVR Energy and its affiliates incurred on behalf of the Partnership. These related party transactions are governed by the services agreement originally entered into on December 31, 2012. See Note 16 ("Related Party Transactions") for additional discussion of the services agreement and billing and allocation of certain costs. The amounts charged or allocated to the Partnership are not necessarily indicative of the cost that the Partnership would have incurred had it operated as an independent entity.

        In the opinion of the Partnership's management, the accompanying unaudited condensed consolidated and combined financial statements and related notes reflect all adjustments that are necessary to fairly present the financial position of the Partnership as of March 31, 2013 and December 31, 2012, the results of operations and cash flows of the Partnership for the three months ended March 31, 2013 and 2012 and the changes in partners' capital for the Partnership for the three month period ended March 31, 2013.

        The preparation of condensed consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that reflect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. Results of operations and cash flows are not necessarily indicative of the results that will be realized for the year ended December 31, 2013 or any other interim period.

        The Partnership has omitted net income per unit for the three months ended March 31, 2012, because the Partnership operated under a different capital structure prior to the closing of the Initial Public Offering, and, as a result, the per unit data would not be meaningful to investors. Per unit data for the three months ended March 31, 2013 is calculated since the closing of the Initial Public Offering on January 23, 2013.

(3) Recent Accounting Pronouncements

        In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11"). ASU 2011-11 retains the existing offsetting requirements and enhances the disclosure requirements to allow investors to better compare financial statements prepared under GAAP with those prepared under IFRS. On January 31, 2013, the FASB issued ASU No. 2013-01, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities" ("ASU 2013-01"). ASU 2013-01 limits the scope of the new balance sheet offsetting disclosures to derivatives, repurchase agreements and securities lending transactions. Both standards are effective for interim and annual periods beginning January 1, 2013 and are to be applied retrospectively. The Partnership adopted these standards as of January 1, 2013. The adoption of these standards expanded the Partnership's condensed consolidated and combined financial statement footnote disclosures.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(4) Share-Based Compensation

        Certain employees of CVR Refining and employees of CVR Energy who perform services for CVR Refining participate in the equity compensation plans of CVR Refining's affiliates. Accordingly, CVR Refining has recorded compensation expense for these plans in accordance with SAB Topic 1-B and in accordance with guidance regarding the accounting for share-based compensation granted to employees of an equity method investee. All compensation expense related to these plans for full-time employees of CVR Refining has been allocated 100% to CVR Refining. For employees of CVR Energy performing services for CVR Refining, CVR Refining recorded share-based compensation relative to the percentage of time spent by each employee providing services to CVR Refining as compared to the total calculated share-based compensation by CVR Energy. CVR Refining is not responsible for payment of share-based compensation and all expense amounts are reflected as an increase or decrease to partners' capital.

  Long-Term Incentive Plan—CVR Energy

        CVR Energy has a Long-Term Incentive Plan ("CVR Energy LTIP") that permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, share awards and performance awards (including performance share units, performance units and performance based restricted stock). As of March 31, 2013, only grants of restricted stock units under the CVR Energy LTIP remain outstanding. Individuals who are eligible to receive awards and grants under the CVR Energy LTIP include CVR Energy's or its subsidiaries' (including CVR Refining) employees, officers, consultants and directors.

  Restricted Shares

        Through the CVR Energy LTIP, shares of restricted stock and restricted stock units (collectively "restricted shares") have been granted to employees of CVR Energy and CVR Refining. Restricted shares, when granted, were historically valued at the closing market price of CVR Energy's common stock on the date of issuance and amortized to compensation expense on a straight-line basis over the vesting period of the common stock. These shares generally vest over a three-year period.

        The change of control and related Transaction Agreement in May 2012 triggered a modification to outstanding awards under the CVR Energy LTIP. Pursuant to the Transaction Agreement, all restricted shares scheduled to vest in 2012 were converted to restricted stock units whereby the recipient received cash settlement of the offer price of $30.00 per share in cash plus one CCP upon vesting. Restricted shares scheduled to vest in 2013, 2014 and 2015 were converted to restricted stock units whereby the awards will be settled in cash upon vesting in an amount equal to the lesser of the offer price or the fair market value as determined at the most recent valuation date of December 31 of each year. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest.

        In December 2012, restricted stock units were granted to certain employees of CVR Energy and its subsidiaries (including CVR Refining). The non-vested restricted stock units are expected to vest over three years on the basis of one-third of the award each year with the exception of awards granted

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(4) Share-Based Compensation (Continued)

to certain executive officers of CVR Energy that vest over one year. Each restricted stock unit represents the right to receive, upon vesting, a cash payment equal to (a) the fair market value of one share of the CVR Energy's common stock, plus (b) the cash value of all dividends declared and paid per share of the CVR Energy's common stock from the grant date to and including the vesting date. The awards will be remeasured at each subsequent reporting date until they vest.

        Additionally, CVR Energy approved a discretionary award of up to 62,920 restricted stock units to Mr. Lipinski, CVR Energy's Chief Executive Officer and President, on or before December 31, 2013. This discretionary award remains subject to the review and recommendation of the Compensation Committee and approval of the board of directors of the CVR Energy, and is conditioned on Mr. Lipinski continuing to be employed through December 31, 2013. As such, no expense related to this discretionary award was recorded during the three months ended March 31, 2013. To the extent awarded, the discretionary award will vest immediately, and include dividend equivalent rights for the time period commencing on December 28, 2012 through the date of the award.

        Assuming the allocation of costs from CVR Energy remains consistent with the allocation percentages in place at March 31, 2013, there was approximately $12.2 million of total unrecognized compensation cost related to restricted stock units and associated dividends to be recognized over a weighted-average period of approximately 1.07 years. Inclusion of the vesting table is not considered meaningful due to changes in allocation percentages that occur from time to time. The unrecognized compensation expense has been determined by the number of restricted stock units and associated dividends and respective allocation percentage for individuals for whom, as of March 31, 2013, compensation expense has been allocated to the Partnership. Compensation expense recorded for the three months ended March 31, 2013 and 2012 was approximately $3.5 million and $1.8 million, respectively.

  Long-Term Incentive Plan—CVR Refining

        In connection with the Initial Public Offering, on January 16, 2013, the board of directors of the general partner adopted the CVR Refining, LP Long-Term Incentive Plan (the "CVR Refining LTIP"). Individuals who are eligible to receive awards under the CVR Refining LTIP include employees, officers, consultants and directors of CVR Refining and the general partner and their respective subsidiaries and parents. The CVR Refining LTIP provides for the grant of options, unit appreciation rights, restricted units, phantom units, unit awards, substitute awards, other-unit based awards, cash awards, performance awards, and distribution equivalent rights, each in respect of common units. The maximum number of common units issuable under the CVR Refining LTIP is 11,070,000. As of March 31, 2013, no awards have been granted under the plan.

(5) Inventories

        Inventories consist primarily of domestic and foreign crude oil, blending stock and components, work-in-progress and refined fuels and by-products. Inventories are valued at the lower of the first-in, first-out ("FIFO") cost or market for refined fuels and by-products for all periods presented. Refinery

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(5) Inventories (Continued)

unfinished and finished products inventory values were determined using the ability-to-bear process, whereby raw materials and production costs are allocated to work-in-process and finished products based on their relative fair values. Other inventories, including other raw materials, spare parts, and supplies, are valued at the lower of moving-average cost, which approximates FIFO, or market. The cost of inventories includes inbound freight costs.

        Inventories consisted of the following:

	March 31, 2013	December 31, 2012
	(in thousands)
Finished goods	$257,594	$269,460
Raw materials and precious metals	152,170	158,110
In-process inventories	54,227	42,723
Parts and supplies	29,337	29,169

	$493,328	$499,462

(6) Property, Plant, and Equipment

        A summary of costs for property, plant, and equipment is as follows:

	March 31, 2013	December 31, 2012
	(in thousands)
Land and improvements	$23,974	$23,962
Buildings	37,023	36,680
Machinery and equipment	1,697,389	1,685,616
Automotive equipment	15,262	14,327
Furniture and fixtures	6,279	6,168
Leasehold improvements	774	774
Construction in progress	55,972	46,039

	1,836,673	1,813,566
Accumulated depreciation	489,773	461,975

	$1,346,900	$1,351,591

        Capitalized interest recognized as a reduction in interest expense for the three months ended March 31, 2013 and 2012 totaled approximately $0.4 million and $0.7 million, respectively. Land, buildings and equipment that are under a capital lease obligation had an original carrying value of approximately $24.8 million as of March 31, 2013 and December 31, 2012. Amortization of assets held under capital leases is included in depreciation expense.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(7) Cost Classifications

        Cost of product sold (exclusive of depreciation and amortization) includes cost of crude oil, other feedstocks, blendstocks and freight and distribution expenses. Cost of product sold excludes depreciation and amortization of approximately $1.1 million and $0.7 million for the three months ended March 31, 2013 and 2012, respectively.

        Direct operating expenses (exclusive of depreciation and amortization) includes direct costs of labor, maintenance and services, energy and utility costs, property taxes, environmental compliance costs as well as chemicals and catalysts and other direct operating expenses. Direct operating expenses also include allocated non-cash share-based compensation for CVR Energy, as discussed in Note 4 ("Share-Based Compensation"). Direct operating expenses exclude depreciation and amortization of approximately $26.8 million and $25.4 million for the three months ended March 31, 2013 and 2012, respectively.

        Selling, general and administrative expenses (exclusive of depreciation and amortization) consist primarily of direct and allocated legal expenses, treasury, accounting, marketing, human resources and maintaining the corporate and administrative offices in Texas, Kansas and Oklahoma. Selling, general and administrative expenses also include allocated non-cash share-based compensation expense from CVR Energy as discussed in Note 4 ("Share-Based Compensation"). Selling, general and administrative expenses exclude depreciation and amortization of approximately $0.1 million and $0.2 million for the three months ended March 31, 2013 and 2012, respectively.

(8) Long-Term Debt

        Long-term debt was as follows:

	March 31, 2013	December 31, 2012
	(in thousands)
10.875% Senior Secured Notes, due 2017, net of unamortized discount of $1,840 as December 31, 2012	—	220,910
6.5% Senior Notes, due 2022	500,000	500,000
Capital lease obligations	50,884	51,168

Long-term debt	$550,884	$772,078

Senior Secured Notes

        On April 6, 2010, CRLLC and its then wholly-owned subsidiary, Coffeyville Finance Inc. (together the "Issuers"), completed a private offering of $275.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the "First Lien Notes") and $225.0 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the "Second Lien Notes" and together with the First Lien Notes, the "Old Notes"). The First Lien Notes were issued at 99.511% of their principal amount and the Second Lien Notes were issued at 98.811% of their principal amount. The associated original issue discount of the Old Notes was amortized to interest expense and other

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(8) Long-Term Debt (Continued)

financing costs over their respective terms. In addition, CRLLC incurred additional third party fees and expenses, totaling $3.6 million associated with the offering.

        On December 15, 2011, the Issuers sold an additional $200.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the "Additional First Lien Notes"). The Additional First Lien Notes were sold at an issue price of 105.0%, plus accrued interest from October 1, 2011 of $3.7 million. The associated original issue premium of $10.0 million for the Additional First Lien Notes was amortized to interest expense and other financing costs over the term of the Additional First Lien Notes. In conjunction with the issuance of the Additional First Lien Notes, CRLLC expanded the existing ABL credit facility (see "ABL Credit Facility" below for further discussion of the expansion and associated accounting treatment) and incurred a commitment fee and other third-party costs associated with the expansion.

        The related original issue premium and other debt issuance costs related to the Additional First Lien Notes were amortized over the remaining term of the First Lien Notes. Fees and third-party costs associated with the ABL credit facility expansion were amortized over the remaining term of the facility.

        The First Lien Notes were scheduled to mature on April 1, 2015, unless earlier redeemed or repurchased by the Issuers. See further discussion below related to the tender for and subsequent redemption of all of the outstanding First Lien Notes in the fourth quarter of 2012. The Second Lien Notes were scheduled to mature on April 1, 2017, unless earlier redeemed or repurchased by the Issuers. On January 23, 2013, $253.0 million of the proceeds from the Initial Public Offering were utilized to satisfy and discharge the indenture governing the Second Lien Notes. The amounts were used to (i) repay the face amount of all $222.8 million aggregate principal amount of Second Lien Notes then outstanding, (ii) pay the redemption premium of approximately $20.6 million and (iii) settle accrued interest with respect thereto in an amount of approximately $9.5 million. The repurchase of the Second Lien Notes resulted in a loss on extinguishment of debt of approximately $26.1 million for the three months ended March 31, 2013, which includes the write-off of previously deferred financing fees of $3.7 million and unamortized original issue discount of $1.8 million.

2022 Senior Secured Notes

        On October 23, 2012, Refining LLC and Coffeyville Finance completed a private offering of $500.0 million aggregate principal amount of 6.5% Second Lien Senior Secured Notes due 2022 (the "2022 Notes"). The 2022 Notes were issued at par. Refining LLC received approximately $492.5 million of cash proceeds, net of the underwriting fees, but before deducting other third-party fees and expenses associated with the offering. The 2022 Notes were secured by substantially the same assets that secured the then outstanding Second Lien Notes, subject to exceptions, until such time that the outstanding Second Lien Notes were satisfied and discharged in full, which occurred on January 23, 2013. The 2022 Notes were issued by Refining LLC and Coffeyville Finance and are fully and unconditionally guaranteed by CVR Refining, LP and each of Refining LLC's existing domestic subsidiaries (other than the co-issuer, Coffeyville Finance) on a joint and several basis. CVR Refining, LP has no independent

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(8) Long-Term Debt (Continued)

assets or operations and Refining LLC is a 100% owned finance subsidiary of CVR Refining, LP. Prior to the satisfaction and discharge of the Second Lien Notes, which occurred on January 23, 2013, the 2022 Notes were also guaranteed by CRLLC. CVR Energy, CVR Partners and Coffeyville Nitrogen Fertilizers ("CRNF") are not guarantors.

        A portion of the net proceeds from the offering of the 2022 Notes approximating $348.1 million were used to purchase approximately $323.0 million of the First Lien Notes pursuant to a tender offer and to settle accrued interest of approximately $1.8 million through October 23, 2012 and to pay related fees and expenses. Tendered notes were purchased at a premium of approximately $23.2 million in aggregate amount. CRLLC used the remaining proceeds from the offering to fund a completed and settled redemption of the remaining $124.1 million of outstanding First Lien Notes and to settle accrued interest of approximately $1.6 million through November 23, 2012. Redeemed notes were purchased at a premium of approximately $8.4 million in aggregate amount.

        Previously deferred financing charges and unamortized original issuance premium related to the First Lien Notes totaled approximately $8.1 million and $6.3 million, respectively. As a result of the repayment of the First Lien Notes, a loss on extinguishment of debt of $33.4 million was recorded in the fourth quarter of 2012, which included the total premiums paid of $31.6 million and the write-off of previously deferred financing charges of $8.1 million, partially offset by the write-off of unamortized original issuance premium of $6.3 million.

        The debt issuance costs of the 2022 Notes totaled approximately $8.7 million and are being amortized over the term of the 2022 Notes as interest expense using the effective-interest amortization method.

        The 2022 Notes mature on November 1, 2022, unless earlier redeemed or repurchased by the issuers. Interest is payable on the 2022 Notes semi-annually on May 1 and November 1 of each year, commencing on May 1, 2013.

        The 2022 Notes requires the Partnership to maintain a minimum fixed charge coverage ratio and contains customary covenants for a financing of this type that limit, subject to certain exceptions, the incurrence of additional indebtedness or guarantees, the creation of liens on assets, the ability to dispose of assets, the ability to make payments on subordinated or unsecured debt, the ability to merge, consolidate with or into another entity and the ability to enter into certain affiliate transactions. The 2022 Notes provide that the Partnership can make distributions to holders of its common units provided, among other things, it is in compliance with the fixed coverage ratio and there is no default or event of default under the 2022 Notes. As of March 31, 2013, the Partnership was in compliance with the covenants contained in the 2022 Notes.

        At March 31, 2013, the estimated fair value of the 2022 Notes was approximately $511.3 million. These estimates of fair value are Level 2 as they were determined by quotations obtained from a broker-dealer who makes a market in these and similar securities.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(8) Long-Term Debt (Continued)

Asset Backed (ABL) Credit Facility

        On February 22, 2011, CRLLC entered into a $250.0 million asset-backed revolving credit agreement (the "ABL credit facility") with a group of lenders including Deutsche Bank Trust Company Americas as collateral and administrative agent. The ABL credit facility was scheduled to mature in August 2015 and replaced the $150.0 million first priority credit facility which was terminated. The ABL credit facility was used to finance ongoing working capital, capital expenditures, letters of credit issuance and general needs of CVR Refining and includes among other things, a letter of credit sublimit equal to 90% of the total facility commitment and a feature which permits an increase in borrowings of up to $250.0 million (in the aggregate), subject to additional lender commitments. On December 15, 2011, CRLLC entered into an incremental commitment agreement to increase the borrowings under the ABL credit facility to $400.0 million in the aggregate in connection with the Additional First Lien Notes issuance as discussed above. Terms of the ABL credit facility did not change as a result of the additional availability. On December 20, 2012, the ABL credit facility was amended and restated as discussed below.

        In connection with the change in control described in Note 1 above, CRLLC, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, the lenders and the other parties thereto, entered into a First Amendment to Credit Agreement effective as of May 7, 2012 (the "ABL First Amendment"), pursuant to which the parties agreed to exclude the IEP Acquisition from the definition of change of control as provided in the ABL credit facility. Absent the ABL First Amendment, the change in control of CVR Energy described above would have triggered an event of default pursuant to the ABL credit facility.

Amended and Restated Asset Backed (ABL) Credit Facility

        On December 20, 2012, CRLLC, CVR Refining, Refining LLC and each of the operating subsidiaries of Refining LLC (collectively, the "Credit Parties") entered into an amended and restated ABL credit agreement (the "Amended and Restated ABL Credit Facility") with a group of lenders and Wells Fargo Bank, National Association ("Wells Fargo"), as administrative agent and collateral agent. The Amended and Restated ABL Credit Facility, which replaced the ABL credit facility, is scheduled to mature on December 20, 2017. Under the amended and restated facility, the Partnership assumed CRLLC's position as borrower and CRLLC's obligations under the facility upon closing of the Initial Public Offering on January 23, 2013.

        The Amended and Restated ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $400.0 million with an incremental facility, which permits an increase in borrowings of up to $200.0 million subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Amended and Restated ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(8) Long-Term Debt (Continued)

10% of the total facility commitment for swingline loans and 90% of the total facility commitment for letters of credit.

        Borrowings under the Amended and Restated ABL Credit Facility bear interest at either a base rate or LIBOR plus an applicable margin. The applicable margin is (i) (a) 1.75% for LIBOR borrowings and (b) 0.75% for prime rate borrowings, in each case if quarterly average excess availability exceeds 50% of the lesser of the borrowing base and the total commitments and (ii) (a) 2.00% for LIBOR borrowings and (b) 1.00% for prime rate borrowings, in each case if quarterly average excess availability is less than or equal to 50% of the lesser of the borrowing base and the total commitments. The Amended and Restated ABL Credit Facility also requires the payment of customary fees, including an unused line fee of (i) 0.40% if the daily average amount of loans and letters of credit outstanding is less than 50% of the lesser of the borrowing base and the total commitments and (ii) 0.30% if the daily average amount of loans and letters of credit outstanding is equal to or greater than 50% of the lesser of the borrowing base and the total commitments. The Partnership will also be required to pay customary letter of credit fees equal to, for standby letters of credit, the applicable margin on LIBOR loans on the maximum amount available to be drawn under and, for commercial letters of credit, the applicable margin on LIBOR loans less 0.50% on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.

        The Amended and Restated ABL Credit Facility also contains customary covenants for a financing of this type that limit the ability of the Credit Parties and their respective subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries. The amended and restated facility also contains a fixed charge coverage ratio financial covenant, as defined therein. We were in compliance with the covenants of the Amended and Restated ABL Credit Facility as of March 31, 2013.

        Lender and other third-party costs associated with the Amended and Restated ABL Credit Facility of $2.1 million were deferred and are being amortized to interest expense and other financing costs using a straight-line method over the term of the amended facility. In accordance with guidance provided by the FASB regarding the modification of revolving debt arrangements, a portion of the unamortized deferred costs associated with the ABL credit facility of approximately $2.8 million will continue to be amortized over the term of the Amended and Restated ABL Credit Facility.

        As of March 31, 2013, we had availability under the Amended and Restated ABL Credit Facility of $372.8 million and had letters of credit outstanding of approximately $27.2 million. There were no borrowings outstanding under the Amended and Restated ABL Credit Facility as of March 31, 2013.

  Intercompany Credit Facility

        On January 23, 2013, prior to the closing of the Initial Public Offering, the Partnership entered into a new $150.0 million senior unsecured revolving credit facility (the "intercompany credit facility")

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(8) Long-Term Debt (Continued)

with CRLLC as the lender, to be used to fund growth capital expenditures. The intercompany credit facility is for a term of six years and bears interest at a rate of LIBOR plus 3% per annum.

        The intercompany credit facility contains covenants that require the Partnership to, among other things, notify CRLLC of the occurrence of any default or event of default and provide CRLLC with information in respect of the Partnership's business and financial status as it may reasonably require, including, but not limited to, copies of its unaudited quarterly financial statements and its audited annual financial statements.

        In addition, the intercompany credit facility contains customary events of default, including, among others, failure to pay any sum payable when due; the occurrence of a default of other indebtedness in excess of $25.0 million; and the occurrence of an event that results in either (i) CRLLC no longer directly or indirectly controlling the general partner, or (ii) CRLLC and its affiliates no longer owning a majority of the Partnership's equity interests. As of March 31, 2013, the Partnership had $150.0 million available under the intercompany credit facility.

  Capital Lease Obligations

        As a result of the acquisition of the Wynnewood refinery, CVR Refining acquired two leases accounted for as a capital lease and a finance obligation related to Magellan Pipeline Terminals, L.P. and Excel Pipeline LLC. The underlying assets and related depreciation were included in property, plant and equipment. The capital lease relates to a sales-lease back agreement with Sunoco Pipeline, L.P. for its membership interest in the Excel Pipeline. The lease has 199 months remaining through September 2029. The financing agreement relates to the Magellan Pipeline terminals, bulk terminal and loading facility. The lease has 198 months remaining and will expire in September 2029.

(9) Partners' Capital and Partnership Distributions

        The Partnership has two types of partnership interests outstanding at March 31, 2013:

  •
  common units; and

  •
  a general partner interest, which is not entitled to any distributions, and which is held by the general partner.

        At March 31, 2013, the Partnership had a total of 147,600,000 common units issued and outstanding, of which 120,000,000 common units were owned by CVR Refining Holdings, a wholly-owned subsidiary of CVR Energy, representing approximately 81% of the total Partnership units outstanding.

        The board of directors of the Partnership's general partner has adopted a policy for the Partnership to distribute all available cash generated on a quarterly basis. Available cash for the quarter ended March 31, 2013 has been calculated for the period after the closing of the offering on January 23, 2013 through March 31, 2013. Cash distributions will be made to the common unitholders of record on the applicable record date, generally within 60 days after the end of each quarter.

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(9) Partners' Capital and Partnership Distributions (Continued)

Available cash for each quarter will be determined by the board of directors of the general partner following the end of such quarter. Available cash for each quarter will generally equal Adjusted EBITDA reduced for cash needed for debt service, reserves for environmental and maintenance capital expenditures, reserves for future major scheduled turnaround expenses and, to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distributions may be increased by previously established cash reserves, if any, at the discretion of the board of directors of our general partner.

        See Note 17 ("Subsequent Events") concerning distributions declared on April 30, 2013 for the three month period ended March 31, 2013.

(10) Net Income per Common Unit

        The net income per unit figures on the Condensed Consolidated and Combined Statements of Operations are based on the net income of the Partnership after the closing of the offering on January 23, 2013 through March 31, 2013, since this is the amount of net income that is attributable to the newly issued common units.

        The Partnership's net income is allocated wholly to the common units as the general partner does not have an economic interest.

        Basic and diluted net income per common unit is calculated by dividing net income by the weighted-average number of common units outstanding during the period and, when applicable, give effect to unvested common units granted under the CVR Refining LTIP. No common units were issued or outstanding under the CVR Refining LTIP during the period.

        The following table illustrates the Partnership's calculation of net income per common unit (in thousands, except per unit information):

January 23, 2013 to March 31, 2013
Net income (from the closing of the offering on January 23, 2013 to March 31, 2013)	$197,528
Net income per common unit, basic	$1.34
Net income per common unit, diluted	$1.34
Weighted-average common units outstanding, basic	147,600,000
Weighted-average common units outstanding, diluted	147,600,000

(11) Income Taxes

        CVR Refining is treated as a partnership for U.S. federal income tax purposes. Generally, each common unitholder is required to take into account its respective share of CVR Refining's income, gains, loss and deductions. The Partnership is not subject to income taxes, except for a franchise tax in the state of Texas. The income tax liability of the common unitholders is not reflected in the condensed consolidated and combined financial statements of the Partnership.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies

        The minimum required payments for CVR Refining's operating lease agreements and unconditional purchase obligations are as follows:

	Operating Leases	Unconditional Purchase Obligations(1)
	(in thousands)
Nine months ended December 31, 2013	$2,208	$84,334

Year Ending December 31,
2014	2,277	105,485
2015	1,450	94,569
2016	987	87,527
2017	268	86,248
Thereafter	316	920,428

	$7,506	$1,378,591

(1)
This amount includes approximately $993.9 million payable ratably over eighteen years pursuant to petroleum transportation service agreements between CRRM and TransCanada Keystone Pipeline, LP ("TransCanada"). Under the agreements, CRRM receives transportation of at least 25,000 barrels per day of crude oil with a delivery point at Cushing, Oklahoma for a term of twenty years on TransCanada's Keystone pipeline system. CRRM began receiving crude oil under the agreements in the first quarter of 2011.

        CVR Refining leases various equipment and real properties under long-term operating leases expiring at various dates. For the three months ended March 31, 2013 and 2012 lease expense totaled approximately $0.8 million and $0.7 million, respectively. The lease agreements have various remaining terms. Some agreements are renewable, at CVR Refining's option, for additional periods. It is expected, in the ordinary course of business, that leases will be renewed or replaced as they expire. Additionally, in the normal course of business, the Partnership has long-term commitments to purchase storage capacity and pipeline transportation services.

  Crude Oil Supply Agreement

        On August 31, 2012, CRRM and Vitol Inc. ("Vitol"), entered into an Amended and Restated Crude Oil Supply Agreement (the "Vitol Agreement"). The Vitol Agreement amends and restates the Crude Oil Supply Agreement between CRRM and Vitol dated March 30, 2011, as amended (the "Previous Supply Agreement"). Under the Vitol Agreement, Vitol supplies the Partnership's refineries with crude oil and intermediation logistics, which helps to reduce the Partnership's inventory position and mitigate crude oil pricing risk.

        The Vitol Agreement has an initial term commencing on August 31, 2012 and extending through December 31, 2014 (the "Initial Term"). Following the Initial Term, the Vitol Agreement will

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

automatically renew for successive one-year terms (each such term, a "Renewal Term") unless either party provides the other with notice of nonrenewal at least 180 days prior to expiration of the Initial Term or any Renewal Term. Notwithstanding the foregoing, CRRM has an option to terminate the Vitol Agreement effective December 31, 2013 by providing written notice of termination to Vitol on or before May 1, 2013.

  Litigation

        From time to time, CVR Refining is involved in various lawsuits arising in the normal course of business, including matters such as those described below under "Environmental, Health, and Safety ("EHS") Matters." Liabilities related to such litigation are recognized when the related costs are probable and can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. It is possible that management's estimates of the outcomes will change due to uncertainties inherent in litigation and settlement negotiations. In the opinion of management, the ultimate resolution of any other litigation matters is not expected to have a material adverse effect on the accompanying condensed consolidated and combined financial statements. There can be no assurance that management's beliefs or opinions with respect to liability for potential litigation matters are accurate.

        In May 2010, separate groups of plaintiffs (the "Anstine and Arrow cases") filed two lawsuits against CRRM and other defendants in state court in Oklahoma and Kansas. Both lawsuits were removed to federal court and were then transferred to the Bankruptcy Court for the United States District Court for the District of Delaware. The Anstine and Arrow cases allege the respective plaintiffs sold crude oil to a group of companies, which generally are known as SemCrude or SemGroup (collectively, "Sem"), which later declared bankruptcy and that Sem has not paid such plaintiffs for all of the crude oil purchased from Sem. Both lawsuits seek the same remedy, the imposition of a trust, an accounting and the return of crude oil or the proceeds therefrom. In February 2013, CRRM agreed to a settlement in the Anstine and Arrow cases. The settlement did not have a material adverse effect on the condensed consolidated and combined financial statements.

        On December 17, 2012, Gary Community Investment Company, F/K/A The Gary-Williams Company and GWEC Holding Company, Inc. (referred to herein collectively as "Gary-Williams") filed a lawsuit in the Supreme Court of New York, New York County (Gary Community Investment Co. v. CVR Energy, Inc., No. 654401/12) against CVR Energy and CRLLC (referred to collectively for purposes of this paragraph as "CVR"). The action arises out of claims relating to CVR's purchase of the Wynnewood, Oklahoma refinery pursuant to the Purchase and Sale Agreement entered into by the parties on November 2, 2011 (the "Purchase Agreement"). Specifically, CVR provided notice to Gary-Williams that it sought indemnification for various breaches of the Purchase Agreement and subsequently made a claim notice for payment of the entire escrow property pursuant to the Escrow Agreement by an among Gary-Williams, CRLLC, and the escrow agent, dated as of December 15, 2011. Gary-Williams, in its lawsuit, alleges that CVR breached the Purchase Agreement and the Escrow Agreement, and is seeking a declaratory judgment that CVR's claims are without any legal basis,

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

damages in an unspecified amount, and release of the full amount of the escrow property to Gary-Williams.

  Flood, Crude Oil Discharge and Insurance

        Crude oil was discharged from CVR Refining's Coffeyville refinery on July 1, 2007, due to the short amount of time available to shut down and secure the refinery in preparation for the flood that occurred on June 30, 2007. In connection with the discharge, CVR Refining received in May 2008, notices of claims from sixteen private claimants under the Oil Pollution Act ("OPA") in an aggregate amount of approximately $4.4 million (plus punitive damages). In August 2008, those claimants filed suit against CVR Refining in the United States District Court for the District of Kansas in Wichita (the "Angleton Case"). In October 2009 and June 2010, companion cases to the Angleton Case were filed in the United States District Court for the District of Kansas in Wichita, seeking a total of approximately $3.2 million (plus punitive damages) for three additional plaintiffs as a result of the July 1, 2007 crude oil discharge. CVR Refining has settled all of the claims with the plaintiffs from the Angleton Case and has settled all of the claims except for one of the plaintiffs from the companion cases. The settlements did not have a material adverse effect on the condensed consolidated and combined financial statements. CVR Refining believes that the resolution of the remaining claim will not have a material adverse effect on the condensed consolidated and combined financial statements.

        On October 25, 2010, CVR Refining received a letter from the United States Coast Guard on behalf of the U.S. Environmental Protection Agency (the "EPA") seeking approximately $1.8 million in oversight cost reimbursement. CVR Refining responded by asserting defenses to the Coast Guard's claim for oversight costs. On September 23, 2011, the United States Department of Justice ("DOJ"), acting on behalf of the EPA and the United States Coast Guard, filed suit against CRRM in the United States District Court for the District of Kansas seeking recovery from CRRM related to alleged non-compliance with the Clean Air Act's Risk Management Program ("RMP"), the Clean Water Act ("CWA") and the OPA. CRRM has reached an agreement with the DOJ resolving its claims under CWA and OPA. The agreement is memorialized in a Consent Decree that was filed and approved with the court on February 12, 2013 and March 25, 2013, respectively (the "2013 Consent Decree"). On April 19, 2013, CRRM paid a civil penalty plus accrued interest in the amount of $0.6 million for CWA violations and reimbursed the Coast Guard for oversight costs under OPA in the amount of $1.7 million. The 2013 Consent Decree also requires CRRM to make small capital upgrades to the Coffeyville refinery crude oil tank farm, develop flood procedures and provide employee training. The parties are negotiating an agreement to settle DOJ's RMP claims. Any liability to DOJ related to the RMP claims is not expected to be material.

        CVR Refining is seeking insurance coverage for this release and for the ultimate costs for remediation and third-party property damage claims. On July 10, 2008, CRRM filed a lawsuit in the United States District Court for the District of Kansas against certain of its environmental insurance carriers requesting insurance coverage indemnification for the June/July 2007 flood and crude oil discharge losses. Each insurer reserved its rights under various policy exclusions and limitations and cited potential coverage defenses. Although the Court has now issued summary judgment opinions that

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

eliminate the majority of the insurance defendants' reservations and defenses, CVR Refining cannot be certain of the ultimate amount or timing of such recovery because of the difficulty inherent in projecting the ultimate resolution of the claims. CVR Refining has received $25.0 million of insurance proceeds under its primary environmental liability insurance policy which constitutes full payment of the primary pollution liability policy limit.

        The lawsuit with the insurance carriers under the environmental policies remains the only unsettled lawsuit with the insurance carriers related to these events.

  Environmental, Health, and Safety ("EHS") Matters

        CRRM, CRCT, CRT and WRC are subject to various stringent federal, state, and local EHS rules and regulations. Liabilities related to EHS matters are recognized when the related costs are probable and can be reasonably estimated. Estimates of these costs are based upon currently available facts, existing technology, site-specific costs, and currently enacted laws and regulations. In reporting EHS liabilities, no offset is made for potential recoveries.

        CRRM, CRCT, WRC and CRT own and/or operate manufacturing and ancillary operations at various locations directly related to petroleum refining and distribution. Therefore, CRRM, CRCT, WRC and CRT have exposure to potential EHS liabilities related to past and present EHS conditions at these locations. Under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), and related state laws, certain persons may be liable for the release or threatened release of hazardous substances. These persons include the current owner or operator of property where a release or threatened release occurred, any persons who owned or operated the property when the release occurred, and any persons who disposed of, or arranged for the transportation or disposal of, hazardous substances at a contaminated property. Liability under CERCLA is strict, and under certain circumstances, joint and several, so that any responsible party may be held liable for the entire cost of investigating and remediating the release of hazardous substances. Similarly, the OPA generally subjects owners and operators of facilities to strict, joint and several liability for all containment and clean-up costs, natural resource damages, and potential governmental oversight costs arising from oil spills into the waters of the United States.

        CRRM and CRT have agreed to perform corrective actions at the Coffeyville, Kansas refinery and the now-closed Phillipsburg, Kansas terminal facility, pursuant to Administrative Orders on Consent issued under RCRA to address historical contamination by the prior owners (RCRA Docket No. VII-94-H-0020 and Docket No. VII-95-H-011, respectively). As of March 31, 2013 and December 31, 2012, environmental accruals of approximately $2.2 million and $2.3 million, respectively, were reflected in the Condensed Consolidated Balance Sheets for probable and estimated costs for remediation of environmental contamination under the RCRA Administrative Orders, for which approximately $0.6 million and $0.7 million, respectively, are included in other current liabilities. The Partnership's accruals were determined based on an estimate of payment costs through 2031, for which the scope of remediation was arranged with the EPA, and were discounted at the appropriate risk free

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

rates at March 31, 2013 and December 31, 2012, respectively. The accruals include estimated closure and post-closure costs of approximately $0.8 million for two landfills at March 31, 2013 and December 31, 2012. The estimated future payments for these required obligations are as follows:

Amount
(in thousands)
Nine months ending December 31, 2013	$533

Year Ending December 31,
2014	340
2015	190
2016	132
2017	114
Thereafter	1,068

Undiscounted total	2,377

Less amounts representing interest at 1.62%	219

Accrued environmental liabilities at March 31, 2013	$2,158

        Management periodically reviews and, as appropriate, revises its environmental accruals. Based on current information and regulatory requirements, management believes that the accruals established for environmental expenditures are adequate.

        CRRM, CRCT, WRC and CRT are subject to extensive and frequently changing federal, state and local, environmental and health and safety laws and regulations governing the emission and release of hazardous substances into the environment, the treatment and discharge of waste water, the storage, handling, use and transportation of petroleum and the characteristics and composition of gasoline and diesel fuels. The ultimate impact of complying with evolving laws and regulations is not always clearly known or determinable due in part to the fact that our operations may change over time and certain implementing regulations for laws, such as the federal Clean Air Act, have not yet been finalized, are under governmental or judicial review or are being revised. These laws and regulations could result in increased capital, operating and compliance costs.

        In 2007, the EPA promulgated the Mobile Source Air Toxic II ("MSAT II") rule that requires the reduction of benzene in gasoline by 2011. CRRM and WRC are considered to be small refiners under the MSAT II rule and compliance with the rule is extended until 2015 for small refiners. However, the change in control resulting from the IEP Acquisition in 2012 triggered the loss of small refiner status. Accordingly, the MSAT II projects have been accelerated by three months. Capital expenditures to comply with the rule are expected to be approximately $59.0 million for CRRM and $94.0 million for WRC.

        CVR Refining is subject to the Renewable Fuel Standard ("RFS") which requires refiners to blend "renewable fuels" in with their transportation fuels or purchase renewable energy credits, known as

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

renewable identification numbers ("RINs"), in lieu of blending. The EPA is required to determine and publish the applicable annual renewable fuel percentage standards for each compliance year by November 30 for the forthcoming year. The percentage standards represent the ratio of renewable fuel volume to gasoline and diesel volume. In 2013, about 9.6% of all transportation fuel is required to be "renewable fuel". Beginning in 2011, the Coffeyville refinery was required to blend renewable fuels into its gasoline and diesel fuel or purchase RINs in lieu of blending, and in 2013, the Wynnewood refinery was required to comply. From time to time, CVR Refining may purchase RINs on the open market or waiver credits for cellulosic biofuels from the EPA in order to comply with RFS. While CVR Refining cannot predict the future prices of RINs or waiver credits, the cost of purchasing RINs has been extremely volatile and has significantly increased over the last year. If CVR Refining is unable to pass the costs of compliance with RFS on to its customers, if sufficient RINs are unavailable for purchase at times when CVR Refining seeks to purchase RINs, if CVR Refining has to pay a significant higher price for RINs or if CVR Refining is subject to penalties as a result of delays in its ability to timely deliver RINs to the EPA, its business, financial condition and results of operations could be materially adversely affected.

        In 2013, the EPA proposed "Tier 3" gasoline sulfur standards. Based on the proposed standards, CRRM anticipates it will incur less than $20.0 million of capital expenditures to install controls in order to meet the anticipated new standards. The project is expected to be completed during the Coffeyville refinery's next scheduled turnaround in 2016. It is not anticipated that the Wynnewood refinery will require additional controls or capital expenditures to meet the anticipated new standard.

        In March 2004, CRRM and CRT entered into a Consent Decree (the "2004 Consent Decree") with the EPA and the Kansas Department of Health and Environment (the "KDHE") to resolve air compliance concerns raised by the EPA and KDHE related to Farmland Industries Inc.'s prior ownership and operation of the Coffeyville crude oil refinery and the now-closed Phillipsburg terminal facilities. Under the 2004 Consent Decree, CRRM agreed to install controls to reduce emissions of sulfur dioxide, nitrogen oxides and particulate matter from its FCCU by January 1, 2011. In addition, pursuant to the 2004 Consent Decree, CRRM and CRT assumed clean-up obligations at the Coffeyville refinery and the now-closed Phillipsburg terminal facilities.

        In March 2012, CRRM entered into a "Second Consent Decree" with the EPA, which replaces the 2004 Consent Decree, as amended (other than certain financial assurance provisions associated with corrective action at the refinery and terminal under RCRA). The Second Consent Decree gives CRRM more time to install the FCCU controls from the 2004 Consent Decree and expands the scope of the settlement so that it is now considered a "global settlement" under the EPA's "National Petroleum Refining Initiative." Under the National Petroleum Refining Initiative, the EPA identified industry-wide non-compliance with four "marquee" issues under the Clean Air Act: New Source Review, Flaring, Leak Detection and Repair, and Benzene Waste Operations NESHAP. The National Petroleum Refining Initiative has resulted in most U.S. refineries (representing more than 90% of the US refining capacity) entering into consent decrees imposing civil penalties and requiring the installation of pollution control equipment and enhanced operating procedures. Under the Second Consent Decree, the Partnership was required to pay a civil penalty of approximately $0.7 million and complete the

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

installation of FCCU controls required under the 2004 Consent Decree, add controls to certain heaters and boilers and enhance certain work practices relating to wastewater and fugitive emissions. The remaining costs of complying with the Second Consent Decree are expected to be approximately $41.0 million, of which approximately $39.0 million is expected to consist of capital expenditures for air pollution control equipment. CRRM also agreed to complete a voluntary environmental project that will reduce air emissions and conserve water at an estimated cost of approximately $1.2 million. Additional incremental capital expenditures associated with the Second Consent Decree will not be material and will be limited primarily to the retrofit and replacement of heaters and boilers over a five to seven year timeframe. The Second Consent Decree was entered by the U.S. District Court for the District of Kansas on April 19, 2012.

        WRC's refinery has not entered into a global settlement with the EPA and the Oklahoma Department of Environmental Quality (the "ODEQ") under the National Petroleum Refining Initiative, although it had discussions with the EPA and the ODEQ about doing so. Instead, WRC entered into a Consent Order with the ODEQ in August 2011 (the "Wynnewood Consent Order"). The Wynnewood Consent Order addresses some, but not all, of the traditional marquee issues under the National Petroleum Refining Initiative and addresses certain historic Clean Air Act compliance issues that are generally beyond the scope of a traditional global settlement. Under the Wynnewood Consent Order, WRC paid a civil penalty of $950,000, and agreed to install certain controls, enhance certain compliance programs, and undertake additional testing and auditing. A substantial portion of the costs of complying with the Wynnewood Consent Order were expended during the last turnaround. The remaining costs are expected to be $2.0 million. In consideration for entering into the Wynnewood Consent Order, WRC received a release from liability from ODEQ for matters described in the ODEQ order.

        WRC has entered into a series of Clean Water Act consent orders with ODEQ. The latest Consent Order (the "CWA Consent Order"), which supersedes other consent orders, became effective in September 2011. The CWA Consent Order addresses alleged non-compliance by WRC with its Oklahoma Pollutant Discharge Elimination System permit limits. The CWA Consent Order requires WRC to take corrective action steps, including undertaking studies to determine whether the Wynnewood refinery's wastewater treatment plant capacity is sufficient. The Wynnewood refinery may need to install additional controls or make operational changes to satisfy the requirements of the CWA Consent Order. The cost of additional controls, if any, cannot be predicted at this time. However, based on our experience with wastewater treatment and controls, the Partnership does not anticipate that the costs of any required additional controls or operational changes would be material.

        Environmental expenditures are capitalized when such expenditures are expected to result in future economic benefits. For the three months ended March 31, 2013 and 2012, capital expenditures were approximately $22.2 million and $5.3 million, respectively, and were incurred to improve the environmental compliance and efficiency of the operations.

        CRRM, CRCT, WRC and CRT each believe it is in substantial compliance with existing EHS rules and regulations. There can be no assurance that the EHS matters described above or other EHS

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(12) Commitments and Contingencies (Continued)

matters which may develop in the future will not have a material adverse effect on the business, financial condition, or results of operations.

  Wynnewood Refinery Incident

        On September 28, 2012, the Wynnewood refinery experienced an explosion in a boiler unit during start up after a short outage as part of the turnaround process. Two employees were fatally injured. Damage at the refinery was limited to the boiler. Additionally, there was no environmental impact. The refinery was in the final stages of shutdown for turnaround maintenance at the time of the incident. The Partnership has completed an internal investigation of the incident and continues to cooperate with OSHA and Oklahoma Department of Labor ("ODL") investigations. OSHA also conducted a general inspection of the facility during the boiler incident investigation. In March 2013, OSHA completed its investigation and communicated its citations to WRC. OSHA also placed WRC in its Severe Violators Enforcement Program ("SVEP"). WRC has filed its notice of contest against the citations, and will vigorously defend against the citations and OSHA's placement of WRC in the SVEP. WRC is in the process of reviewing the citations and no settlement has been reached. Any penalties associated with OSHA's citations are not expected to have a material adverse effect on the condensed consolidated and combined financial statements.

(13) Fair Value Measurements

        In accordance with ASC Topic 820—Fair Value Measurements and Disclosures ("ASC 820"), the Partnership utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

        ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

  •
  Level 1—Quoted prices in active markets for identical assets and liabilities

  •
  Level 2—Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities)

  •
  Level 3—Significant unobservable inputs (including the Partnership's own assumptions in determining the fair value)

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(13) Fair Value Measurements (Continued)

        The following table sets forth the assets and liabilities measured at fair value on a recurring basis, by input level, as of March 31, 2013 and December 31, 2012:

	March 31, 2013
	Level 1	Level 2	Level 3	Total
	(in thousands)
Location and Description
Other current assets (marketable securities)	$50	$—	$—	$50
Other current assets (derivative agreements)	—	—	—	—
Other long-term assets (derivative agreements)	—	1,461	—	1,461

Total Assets	$50	$1,461	$—	$1,511

Other current liabilities (derivative agreements)	$—	$(35,781)	$—	$(35,781)
Other current liabilities (other fair value measurements)	—	(31,960)	—	(31,960)
Other long-term liabilities (derivative agreements)	—	—	—	—

Total Liabilities	$—	$(67,741)	$—	$(67,741)

	December 31, 2012
	Level 1	Level 2	Level 3	Total
	(in thousands)
Location and Description
Other current assets (marketable securities)	$38	$—	$—	$38
Other current assets (derivative agreements)	—	—	—	—
Other long-term assets (derivative agreements)	—	938	—	938

Total Assets	$38	$938	$—	$976

Other current liabilities (derivative agreements)	$—	$(67,747)	$—	$(67,747)
Other current liabilities (other fair value measurements)	—	(1,072)	—	(1,072)
Other long-term liabilities (derivative agreements)	—	—	—	—

Total Liabilities	$—	$(68,819)	$—	$(68,819)

        As of March 31, 2013 and December 31, 2012, the only financial assets and liabilities that are measured at fair value on a recurring basis are CVR Refining's marketable securities, derivative instruments and certain other current liabilities. Additionally, the fair value of the debt issuances is disclosed in Note 8 ("Long-Term Debt"). The commodity derivative contracts and other current liabilities which use fair value measurements are valued using broker quoted market prices of similar instruments which are considered level 2 inputs. CVR Refining had no transfers of assets or liabilities between any of the above levels during the three months ended March 31, 2013.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(14) Derivative Financial Instruments

        Loss on derivatives, net consisted of the following:

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Realized loss on derivative agreements	$(52,515)	$(19,086)
Unrealized gain (loss) on derivative agreements	32,489	(128,167)

Total loss on derivatives, net	$(20,026)	$(147,253)

        CVR Refining is subject to price fluctuations caused by supply conditions, weather, economic conditions and other factors. To manage price risk on crude oil and other inventories and to fix margins on certain future production, CVR Refining from time to time enters into various commodity derivative transactions.

        CVR Refining has adopted accounting standards which impose extensive record-keeping requirements in order to designate a derivative financial instrument as a hedge. CVR Refining holds derivative instruments, such as exchange-traded crude oil futures and certain over-the-counter forward swap agreements, which it believes provide an economic hedge on future transactions, but such instruments are not designated as hedges for GAAP purposes. Gains or losses related to the change in fair value and periodic settlements of these derivative instruments are classified as loss on derivatives, net in the Condensed Consolidated and Combined Statements of Operations.

        CVR Refining maintains a margin account to facilitate other commodity derivative activities. A portion of this account may include funds available for withdrawal. These funds are included in cash and cash equivalents within the Condensed Consolidated Balance Sheets. The maintenance margin balance is included within other current assets within the Condensed Consolidated Balance Sheets. Dependent upon the position of the open commodity derivatives, the amounts are accounted for as an other current asset or an other current liability within the Condensed Consolidated Balance Sheets. From time to time, CVR Refining may be required to deposit additional funds into this margin account. The fair value of the open commodity positions as of March 31, 2013 was a net loss of $0.3 million included in accrued liabilities. For the three months ended March 31, 2013 and 2012, CVR Refining recognized a realized loss of $2.0 million and $8.2 million, respectively, which is recorded in realized loss on derivatives, net in the Condensed Consolidated and Combined Statements of Operations. For the three months ended March 31, 2013 and 2012, CVR Refining recognized an unrealized loss of $0.2 million and an unrealized gain of $0.2 million, respectively, which are recorded in unrealized gain (loss) on derivatives, net in the Condensed Consolidated and Combined Statements of Operations.

  Commodity Swap

        CVR Refining enters into commodity swap contracts in order to fix the margin on a portion of future production. The physical volumes are not exchanged and these contracts are net settled with

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

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(14) Derivative Financial Instruments (Continued)

cash. The contract fair value of the commodity swaps is reflected on the Condensed Consolidated Balance Sheets with changes in fair value currently recognized in the Condensed Consolidated and Combined Statements of Operations. Quoted prices for similar assets or liabilities in active markets (Level 2) are considered to determine the fair values for the purpose of marking to market the hedging instruments at each period end. At March 31, 2013 and December 31, 2012, CVR Refining had open commodity hedging instruments consisting of 22.8 million barrels and 23.3 million barrels of crack spreads, respectively, primarily to fix the margin on a portion of its future gasoline and distillate production. The fair value of the outstanding contracts at March 31, 2013 was a net unrealized loss of $34.1 million, $35.5 million of which is included in current liabilities and $1.4 million is included in non-current assets. For the three months ended March 31, 2013 and 2012, CVR Refining recognized a realized loss of $50.5 million and $10.9 million, respectively, which is recorded in realized loss on derivatives, net in the Condensed Consolidated and Combined Statements of Operations. For the three months ended March 31, 2013 and 2012, CVR Refining recognized an unrealized gain of $32.7 million and an unrealized loss of $128.3 million, respectively, which are recorded in unrealized gain (loss) on derivatives, net in the Condensed Consolidated and Combined Statements of Operations.

  Offsetting Assets and Liabilities

        The commodity swaps and other commodity derivatives agreements discussed above include multiple derivative positions with a number of counterparties for which CVR Refining has entered into agreements governing the nature of the derivative transactions. Each of the counterparty agreements provides for the right to setoff each individual derivative position to arrive at the net receivable due from the counterparty or payable owed by CVR Refining. As a result of the right to setoff, CVR Refining's recognized assets and liabilities associated with the outstanding derivative positions have been presented net in the Condensed Consolidated Balance Sheets. In accordance with guidance issued by the FASB related to "Disclosures about Offsetting Assets and Liabilities," the tables below outline the gross amounts of the recognized assets and liabilities and the gross amounts offset in the Condensed Consolidated Balance Sheets for the various types of open derivative positions.

        The offsetting assets and liabilities for CVR Refining's derivatives as of March 31, 2013 are recorded as non-current assets in other long-term assets in the Condensed Consolidated Balance Sheets and as current liabilities in other current liabilities in the Condensed Consolidated Balance Sheets as follows:

	As of March 31, 2013
Description	Gross Non-Current Assets	Gross Amounts Offset	Net Non-Current Assets Presented	Cash Collateral Not Offset	Net Amount
	(in thousands)
Commodity Swaps	$1,463	$(2)	$1,461	$—	$1,461

Total	$1,463	$(2)	$1,461	$—	$1,461

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(14) Derivative Financial Instruments (Continued)

	As of March 31, 2013
Description	Gross Current Liabilities	Gross Amounts Offset	Net Current Liabilities Presented	Cash Collateral Not Offset	Net Amount
	(in thousands)
Commodity Swaps	$54,588	$(19,058)	$35,530	$—	$35,530
Other Derivative Activity	251	—	251	(251)	—

Total	$54,839	$(19,058)	$35,781	$(251)	$35,530

        The offsetting assets and liabilities for CVR Refining's derivatives as of December 31, 2012 are recorded as non-current assets in other long-term assets in the Condensed Consolidated Balance Sheets and as current liabilities in other current liabilities in the Condensed Consolidated Balance Sheets as follows:

	As of December 31, 2012
Description	Gross Non-Current Assets	Gross Amounts Offset	Net Non-Current Assets Presented	Cash Collateral Not Offset	Net Amount
	(in thousands)
Commodity Swaps	$945	$(7)	$938	$—	$938

Total	$945	$(7)	$938	$—	$938

	As of December 31, 2012
Description	Gross Current Liabilities	Gross Amounts Offset	Net Current Liabilities Presented	Cash Collateral Not Offset	Net Amount
	(in thousands)
Commodity Swaps	$74,178	$(6,445)	$67,733	$—	$67,733
Other Derivative Activity	21	(7)	14	(14)	—

Total	$74,199	$(6,452)	$67,747	$(14)	$67,733

(15) Allocation of Costs

        Prior to the contribution of Refining LLC to the Partnership and entering into the services agreement with CVR Energy on December 31, 2012, certain expenses incurred by CVR Energy and its affiliates were only indirectly attributable to its ownership of the refining and related logistics assets of CRLLC. Accordingly, the historical combined financial statements for the three months ended March 31, 2012 have been prepared in accordance with SAB Topic 1-B, as more fully explained in Note 2. These rules require allocations of costs for salaries and benefits, depreciation, rent, accounting and legal services, and other general and administrative expenses. CVR Energy and CRLLC allocated general and administrative expenses to CVR Refining based on allocation methodologies that management considers reasonable and result in an allocation of the historical cost of doing business

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(15) Allocation of Costs (Continued)

borne by CVR Energy and CRLLC on behalf of CVR Refining. These allocations may not be indicative of the cost of future operations. For the three months ended March 31, 2013, amounts incurred by CVR Energy and its affiliates on behalf of Partnership have been governed and billed in accordance with the services agreement entered into between the Partnership and CVR Energy on December 31, 2012 as more fully described in Note 16 ("Related Party Transactions").

        CVR Refining's Combined Statements of Operations for the three months ended March 31, 2012 reflect all of the expenses that CRLLC and CVR Energy incurred on CVR Refining's behalf. CVR Refining's financial statements therefore include certain expenses incurred by CVR Energy and CRLLC which may include, but are not necessarily limited to, the following:

  •
  Officer and employee salaries and share-based compensation;

  •
  Rent or depreciation;

  •
  Advertising;

  •
  Accounting, tax, legal and information technology services;

  •
  Other selling, general and administrative expenses;

  •
  Costs for defined contribution plans, medical and other employee benefits; and

  •
  Financing costs, including interest and losses on extinguishment of debt.

        Selling, general and administrative expense allocations were based primarily on the nature of the expense incurred, with the exception of compensation and compensation related expenses. Compensation expenses, including share-based compensation, are allocated to CVR Refining as governed by percentages determined by management to be reasonable and in line with the nature of an individual's roles and responsibilities. Allocations related to share-based compensation are more fully described in Note 4 ("Share-Based Compensation"). Cost allocations, either allocated or billed, of $2.9 million and $14.5 million were included in direct operating expenses (exclusive of depreciation and amortization) and selling, general and administrative expenses (exclusive of depreciation and amortization), respectively, for the three months ended March 31, 2012.

(16) Related Party Transactions

        In connection with the formation of CVR Refining in September 2012 and the Initial Public Offering in January 2013, CVR Refining and CRRM entered into certain agreements with CVR Energy and its subsidiaries that govern the business relations among CVR Refining, its general partner and CRRM on the one hand, and CVR Energy and its subsidiaries, on the other hand. CRRM has previously entered into other agreements with CVR Partners and its subsidiary. Certain of the agreements described below were amended and restated on April 13, 2011 in connection with the initial public offering of CVR Partners; the agreements are described as in effect at March 31, 2013. Amounts owed to CVR Refining and CRRM from CVR Energy and its subsidiaries with respect to these agreements are included in accounts receivable, prepaid expenses and other current assets, and other

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(16) Related Party Transactions (Continued)

long-term assets, on the Condensed Consolidated Balance Sheets. Conversely, amounts owed to CVR Energy and its subsidiaries by CVR Refining and CRRM with respect to these agreements are included in accounts payable, accrued expenses and other current liabilities, and other long-term liabilities, on CVR Refining's Condensed Consolidated Balance Sheets.

  Feedstock and Shared Services Agreement

        CRRM entered into a feedstock and shared services agreement with CRNF under which the two parties provide feedstock and other services to one another. These feedstocks and services are utilized in the respective production processes of CRRM's Coffeyville, Kansas refinery and CRNF's nitrogen fertilizer plant.

        Pursuant to the feedstock agreement, CRRM and CRNF have the obligation to transfer excess hydrogen to one another. Net monthly sales of hydrogen to CRNF have been reflected as net sales for CVR Refining. Net monthly receipts of hydrogen from CRNF have been reflected in cost of product sold (exclusive of depreciation and amortization) for CVR Refining. For the three months ended March 31, 2013 and 2012, the net sales generated from the sale of hydrogen to CRNF were approximately $0.2 million and $0, respectively. For the three months ended March 31, 2013 and 2012, CVR Refining also recognized $29,000 and $5.7 million of cost of product sold (exclusive of depreciation and amortization) related to the purchase of excess hydrogen from the nitrogen fertilizer facility, respectively. At March 31, 2013 and December 31, 2012, there was approximately $29,000 and $0.2 million, respectively, of payables included in accounts payable on the Condensed Consolidated Balance Sheets associated with unpaid balances related to hydrogen.

        The agreement provides that both parties must deliver high-pressure steam to one another under certain circumstances. Net reimbursed or (paid) direct operating expenses recorded during the three months ended March 31, 2013 and 2012 were approximately $(3,000) and $36,000, respectively, related to high-pressure steam. Reimbursements or paid amounts for each of the years on a gross basis were nominal.

        CRNF is also obligated to make available to CRRM any nitrogen produced by the Linde air separation plant that is not required for the operation of the nitrogen fertilizer plant, as determined by CRNF in a commercially reasonable manner. Direct operating expenses associated with nitrogen purchased by CRRM from CRNF for the three months ended March 31, 2013 and 2012, were approximately $0.2 million and $0.5 million, respectively. No amounts were paid by CRNF to CRRM for any of the years.

        The agreement also provides a mechanism pursuant to which CRNF transfers a tail gas stream to CRRM. For both the three months ended March 31, 2013 and 2012, CRRM recognized approximately $0.1 million of direct operating expenses generated from the purchase of tail gas from CRNF.

        In April 2011, in connection with the tail gas stream, CRRM installed a pipe between the Coffeyville, Kansas refinery and the nitrogen fertilizer plant to transfer the tail gas. CRNF has agreed to pay CRRM the cost of installing the pipe over the next three years and in the fourth year provide

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(16) Related Party Transactions (Continued)

an additional 15% to cover the cost of capital. At March 31, 2013 and December 31, 2012, an asset of approximately $0.5 million was included in other current assets and approximately $0.2 million and $0.4 million, respectively, was included in other non-current assets with an offset liability of approximately $0.2 million in other current liabilities and approximately $1.3 million in other non-current liabilities in the Condensed Consolidated Balance Sheets.

        CRNF also provided finished product tank capacity to CRRM under the agreement. Approximately $0.1 million was incurred by CRRM for the use of tank capacity for both the three months ended March 31, 2013 and 2012. This expense was recorded as direct operating expenses. No amounts were paid in prior years.

        The agreement has an initial term of 20 years, which will be automatically extended for successive five year renewal periods. Either party may terminate the agreement, effective upon the last day of a term, by giving notice no later than three years prior to a renewal date. The agreement will also be terminable by mutual consent of the parties or if one party breaches the agreement and does not cure within applicable cure periods and the breach materially and adversely affects the ability of the terminating party to operate its facility. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or the Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

        At March 31, 2013 and December 31, 2012, payables of $0.2 million and $0.4 million, respectively, were included in accounts payable on the Condensed Consolidated Balance Sheets associated with amounts yet to be paid related to components of the feedstock and shared services agreement. At March 31, 2013 and December 31, 2012, receivables of $0.8 million and $0.4 million, respectively, were included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets associated with receivables related to components of the feedstock and shared services agreement.

  Coke Supply Agreement

        CRRM entered into a coke supply agreement with CRNF pursuant to which CRRM supplies CRNF with pet coke. This agreement provides that CRRM must deliver to CRNF during each calendar year an annual required amount of pet coke equal to the lesser of (i) 100 percent of the pet coke produced at CRRM's Coffeyville, Kansas petroleum refinery or (ii) 500,000 tons of pet coke. CRNF is also obligated to purchase this annual required amount. If during a calendar month CRRM produces more than 41,667 tons of pet coke, then CRNF will have the option to purchase the excess at the purchase price provided for in the agreement. If CRNF declines to exercise this option, CRRM may sell the excess to a third party.

        The price CRNF pays pursuant to the pet coke supply agreement is based on the lesser of a pet coke price derived from the price received for urea ammonium nitrate ("UAN"), or the UAN-based price, and a pet coke price index. The UAN-based price begins with a pet coke price of $25 per ton based on a price per ton for UAN (exclusive of transportation cost), or netback price, of $205 per ton,

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

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(16) Related Party Transactions (Continued)

and adjusts up or down $0.50 per ton for every $1.00 change in the netback price. The UAN-based price has a ceiling of $40 per ton and a floor of $5 per ton.

        CRNF pays any taxes associated with the sale, purchase, transportation, delivery, storage or consumption of the pet coke. Amounts payable under the feedstock and shared services agreements can be offset with any amount receivable for pet coke.

        The agreement has an initial term of 20 years and will be automatically extended for successive five year renewal periods. Either party may terminate the agreement by giving notice no later than three years prior to a renewal date. The agreement is also terminable by mutual consent of the parties or if a party breaches the agreement and does not cure within applicable cure periods. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or the Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

        Net sales associated with the transfer of pet coke from CRRM to CRNF were approximately $2.7 million and $2.4 million for the three months ended March 31, 2013 and 2012, respectively. Receivables of $0.9 million and $0.6 million related to the coke supply agreement were included in accounts receivable on the Condensed Consolidated Balance Sheets at March 31, 2013 and December 31, 2012, respectively.

  Terminal Operating and Lease Agreement

        On May 4, 2012, CRT entered into an operating and lease agreement with CRNF, under which it leases premises to CRNF located at Phillipsburg, Kansas, which CRNF uses as a UAN terminal. The initial term of the agreement will expire in May 2032, provided, however, that CRNF may terminate the lease at any time during the initial term by providing 180 days prior written notice. In addition, this agreement will automatically renew for successive five-year terms, provided that CRNF may terminate the agreement during any renewal term with at least 180 days written notice. CRNF will pay CRT $1.00 per year for rent, $4.00 per ton of UAN placed into the terminal and $4.00 per ton of UAN taken out of the terminal. For the three months ended March 31, 2013, revenue related to the terminal operating and lease agreement totalled approximately $7,000.

  Lease Agreement

        CRRM entered into a lease agreement with CRNF under which CRNF leases certain office and laboratory space. The initial term of the lease will expire in October 2017, provided, however, that CRNF may terminate the lease at any time during the initial term by providing 180 days prior written notice. In addition, CRNF has the option to renew the lease agreement for up to five additional one-year periods by providing CRRM with notice of renewal at least 60 days prior to the expiration of the then existing term. For the three months ended March 31, 2013 and 2012, amounts received related to the use of the office and laboratory space totaled approximately $27,000 and $26,000, respectively. There were no receivables outstanding with respect to the lease agreement as of March 31, 2013 and December 31, 2012, respectively.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(16) Related Party Transactions (Continued)

  Environmental Agreement

        CRRM entered into an environmental agreement with CRNF which provides for certain indemnification and access rights in connection with environmental matters affecting the Coffeyville, Kansas refinery and the nitrogen fertilizer plant. Generally, both CRRM and CRNF have agreed to indemnify and defend each other and each other's affiliates against liabilities associated with certain hazardous materials and violations of environmental laws that are a result of or caused by the indemnifying party's actions or business operations. This obligation extends to indemnification for liabilities arising out of off-site disposal of certain hazardous materials. Indemnification obligations of the parties will be reduced by applicable amounts recovered by an indemnified party from third parties or from insurance coverage.

        The agreement provides for indemnification in the case of contamination or releases of hazardous materials that were present but unknown at the time the agreement was entered into to the extent such contamination or releases were identified in reasonable detail through October 2012. The agreement further provides for indemnification in the case of contamination or releases which occur subsequent to the execution of the agreement.

        The term of the agreement is for at least 20 years, or for so long as the feedstock and shared services agreement is in force, whichever is longer.

  Services Agreement

        On December 31, 2012, CVR Refining entered into a services agreement with CVR Energy. CVR Refining obtains certain management and other services from CVR Energy pursuant to a services agreement between the Partnership, CVR Refining GP and CVR Energy. Under this agreement, the Partnership's general partner has engaged CVR Energy to conduct a substantial portion of its day-to-day business operations. CVR Energy provides CVR Refining with the following services under the agreement, among others:

  •
  services from CVR Energy's employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve the Partnership on a shared, part-time basis only, unless the Partnership and CVR Energy agree otherwise;

  •
  administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs;

  •
  management of the Partnership's property and the property of its operating subsidiaries in the ordinary course of business;

  •
  recommendations on capital raising activities to the board of directors of the Partnership's general partner, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions;

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(16) Related Party Transactions (Continued)

  •
  managing or overseeing litigation and administrative or regulatory proceedings, establishing appropriate insurance policies for the Partnership and providing safety and environmental advice;

  •
  recommending the payment of distributions; and

  •
  managing or providing advice for other projects, including acquisitions, as may be agreed by CVR Energy and the Partnership's general partner from time to time.

        As payment for services provided under the agreement, the Partnership, its general partner or subsidiaries must pay CVR Energy (i) all costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, other than administrative personnel, who provide the Partnership services under the agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, including administrative personnel, who provide the Partnership services under the agreement on a part-time basis, but excluding share-based compensation, and such prorated share shall be determined by CVR Energy on a commercially reasonable basis, based on the percentage of total working time that such shared personnel are engaged in performing services for the Partnership; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the agreement, including travel, insurance, legal and audit services, government and public relations and bank charges.

        Either CVR Energy or the Partnership's general partner may temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days' notice. Beginning in January 2014, either CVR Energy or the Partnership's general partner may terminate the agreement upon at least 180 days', but not more than one year's notice. Furthermore, the Partnership's general partner may terminate the agreement immediately if CVR Energy becomes bankrupt or dissolves or commences liquidation or winding-up procedures.

        In order to facilitate the carrying out of services under the agreement, CVR Refining and CVR Energy have granted one another certain royalty-free, non-exclusive and non-transferable rights to use one another's intellectual property under certain circumstances.

        The agreement also contains an indemnity provision whereby the Partnership, its general partner, and its subsidiaries, as indemnifying parties, agree to indemnify CVR Energy and its affiliates (other than the indemnifying parties themselves) against losses and liabilities incurred in connection with the performance of services under the agreement or any breach of the agreement, unless such losses or liabilities arise from a breach of the agreement by CVR Energy or other misconduct on its part, as provided in the agreement. The agreement contains a provision stating that CVR Energy is an independent contractor under the agreement and nothing in the agreement may be construed to impose an implied or express fiduciary duty owed by CVR Energy, on the one hand, to the recipients of services under the agreement, on the other hand. The agreement prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from CVR Energy or

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NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(16) Related Party Transactions (Continued)

certain affiliates, except in cases of gross negligence, willful misconduct, bad faith, reckless disregard in performance of services under the agreement, or fraudulent or dishonest acts.

        Net amounts incurred under the services agreement for the three months ended March 31, 2013 were approximately $20.9 million. Of these charges approximately $14.6 million were included in selling, general and administrative expenses (exclusive of depreciation and amortization). In addition, $6.3 million were included in direct operating expenses (exclusive of depreciation and amortization). At March 31, 2013, payables of $8.2 million were included in accounts payable on the Condensed Consolidated Balance Sheets with respect to amounts billed in accordance with the services agreement. See Note 15 ("Allocation of Costs") for costs allocated to CVR Refining for the three months ended March 31, 2012 prior to this services agreement going into effect on December 31, 2012.

  Limited Partnership Agreement

        In connection with the Initial Public Offering, CVR Refining GP and CVR Refining Holdings entered into the first amended and restated agreement of limited partnership of the Partnership, dated January 23, 2013.

        The Partnership's general partner manages the Partnership's operations and activities as specified in the partnership agreement. The general partner of the Partnership is managed by its board of directors. CVR Refining Holdings has the right to select the directors of the general partner. Actions by the general partner that are made in its individual capacity are made by CVR Refining Holdings as the sole member of the general partner and not by its board of directors. The members of the board of directors of the general partner are not elected by the unitholders and are not subject to re-election on a regular basis by the unitholders. The officers of the general partner manage the day-to-day affairs of the Partnership's business.

        The partnership agreement provides that the Partnership will reimburse its general partner for all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any person to perform services for the Partnership or for its general partner in connection with operating the Partnership). No amounts were incurred or reimbursed under the partnership agreement for the three months ended March 31, 2013.

  Intercompany Credit Facility

        On January 23, 2013, prior to the closing of the Initial Public Offering, the Partnership entered into a $150.0 million intercompany credit facility, with CRLLC as the lender, to be used to fund growth capital expenditures. The intercompany credit facility is for a term of six years and bears interest at a rate of LIBOR plus 3% per annum. There were no amounts outstanding under the intercompany credit facility at March 31, 2013. See Note 8 ("Long-Term Debt") for additional discussion of the intercompany credit facility.

CVR REFINING, LP AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

March 31, 2013

(unaudited)

(16) Related Party Transactions (Continued)

  Insight Portfolio Group

        Insight Portfolio Group LLC ("Insight Portfolio Group") is an entity formed and controlled by Mr. Icahn in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property at negotiated rates. In January 2013, CVR Energy acquired a minority equity interest in Insight Portfolio Group. The Partnership participates in Insight Portfolio Group's buying group through its relationship with CVR Energy. The Partnership may purchase a variety of goods and services as members of the buying group at prices and on terms that management believes would be more favorable than those which would be achieved on a stand-alone basis.

(17) Subsequent Events

  Distribution

        On April 30, 2013, the board of directors of the Partnership's general partner declared a cash distribution for the first quarter of 2013 to the Partnership's unitholders of $1.58 per common unit or $233.2 million in aggregate. The cash distribution will be paid on May 17, 2013 to unitholders of record at the close of business on May 10, 2013. This distribution was adjusted to exclude the period from January 1, 2013 through January 22, 2013 (the period preceding the closing of the Initial Public Offering).

        Until                  , 2013, all dealers that effect transactions in the exchange notes may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

  CVR Refining, LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company's limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company operating agreement of CVR Refining, LLC provides generally for the indemnification of members and officers to the fullest extent permitted by law.

  Coffeyville Finance Inc.

        Section 102(b)(7) of the Delaware General Corporate Law, which we refer to as the "DGCL," permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, for conduct that falls under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

        In addition, pursuant to Section 145 of the DGCL, Coffeyville Finance generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of Coffeyville Finance, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Delaware registrants also have the power to purchase and maintain insurance for such directors and officers.

        The certificate of incorporation and bylaws of Coffeyville Finance provide generally for the indemnification of directors and officers to the fullest extent permitted by law.

        Coffeyville Finance may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under its bylaws.

  Delaware Limited Liability Company Guarantors—Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC and Wynnewood Refining Company, LLC

        For a description of Delaware law see above under the heading "CVR Refining, LLC." The limited liability company operating agreements of each of Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Terminal, LLC provide generally for the indemnification of the members of each respective limited liability company. The certificates of formation and limited liability company operating agreements of Wynnewood Energy Company, LLC and Wynnewood Refining Company, LLC do not address indemnification.

  Delaware Limited Partnership Guarantor—CVR Refining, LP

        Section 17-08 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. For a description of Delaware limited liability company law see above under the heading "CVR Refining, LLC." The limited liability company operating agreement of Refining LP's general partner provides for the indemnification of the following persons in most circumstances to the fullest extent permitted by law:

  (1)
  Refining LP's general partner;

  (2)
  any departing general partner;

  (3)
  any affiliate of Refining LP's or any departing general partner;

  (4)
  any person who is or was a director, officer, fiduciary, trustee, manager or managing member of Refining LP or its subsidiaries, Refining LP's general partner or any departing general partner or any of the general partner's or any departing general partner's affiliates;

  (5)
  any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to Refining LP or its subsidiary at the request of a general partner or any departing general partner;

  (6)
  any person who controls, or has previously controlled, Refining LP's general partner; or

  (7)
  any person designated by Refining LP's general partner.

        Refining LP may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether Refining LP would have the power to indemnify the person against liabilities under the partnership agreement.

        Additionally, the limited liability company agreement of CVR Refining, GP, LLC, Refining LP's general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. Refining LP may enter into indemnity agreements with each of the current directors and officers of its general partner to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the general's partners limited liability company agreement and to provide additional procedural protections.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number		Exhibit Title
3.1		Certificate of Limited Partnership of CVR Refining, LP (incorporated by reference to Exhibit 3.1 to CVR Refining, LP's Form S-1 filed on October 1, 2012).

3.2		First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP, dated as of January 23, 2013 (incorporated by reference to Exhibit 3.1 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

3.3	**	Certificate of Formation of CVR Refining, LLC.

3.4	**	Limited Liability Company Agreement of CVR Refining, LLC.

Exhibit Number		Exhibit Title
3.5	**	Certificate of Incorporation of Coffeyville Finance Inc.

3.6	**	By-laws of Coffeyville Finance Inc.

3.7	**	Certificate of Formation of Coffeyville Resources Crude Transportation, LLC.

3.8	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Crude Transportation, LLC.

3.9	**	Certificate of Formation of Coffeyville Resources Pipeline, LLC.

3.10	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Pipeline, LLC.

3.11	**	Certificate of Formation of Coffeyville Resources Refining & Marketing, LLC.

3.12	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Refining & Marketing, LLC.

3.13	**	Certificate of Formation of Coffeyville Resources Terminal, LLC.

3.14	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Terminal, LLC.

3.15	**	Certificate of Formation of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.15.1	**	Certificate of Amendment to Certificate of Formation of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.16	**	Limited Liability Company Agreement of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.16.1	**	First Amendment to the Limited Liability Company Agreement of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.17	**	Certificate of Formation of Wynnewood Refining Company, LLC.

3.18	**	Limited Liability Company Agreement of Wynnewood Refining Company, LLC.

4.1		Indenture relating to 6.500% Senior Notes due 2022, dated as of October 23, 2012, by and among CVR Refining, LLC, Coffeyville Finance Inc., each of the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492)).

4.2		Forms of 6.500% Senior Notes due 2022 (included within the Indenture filed as Exhibit 4.1).

4.3		Registration Rights Agreement, dated October 23, 2012, among CVR Refining, LLC, Coffeyville Finance Inc., the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492)).

4.4		Registration Rights Agreement, dated as of January 23, 2013, by and among CVR Refining, LP, Icahn Enterprises Holdings L.P., CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

Exhibit Number		Exhibit Title

4.5	**	First Supplemental Indenture, dated as of March 8, 2013, among CVR Refining, LP, CVR Refining, LLC, Coffeyville Finance Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

5.1	**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

10.1		Contribution Agreement, dated December 31, 2012, by and among CVR Refining, LP, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to CVR Refining, LP's Form S-1/A filed on January 8, 2013).

10.2	++	CVR Refining, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to CVR Refining, LP's Form 8-K filed on January 23, 2013).

10.3		Services Agreement, dated December 31, 2012, by and among CVR Refining, LP, CVR Refining GP, LLC and CVR Energy, Inc. (incorporated by reference to Exhibit 10.2 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

10.4		Trademark License Agreement, dated as of January 23, 2013, by and among CVR Refining, LP and CVR Energy, Inc. (incorporated by reference to Exhibit 10.3 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

10.5		Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to CVR Refining, LP's Form S-1/A filed on November 27, 2012).

10.6		Amended and Restated Omnibus Agreement, dated as of April 13, 2011, among CVR Energy, Inc., CVR GP, LLC and CVR Partners, LP (incorporated by reference to Exhibit 10.2 to CVR Energy, Inc.'s Form 8-K/A filed on May 23, 2011 (Commission File No. 001-33492)).

10.7		Amended and Restated ABL Credit Agreement, dated as of December 20, 2012, among Coffeyville Resources, LLC, CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as collateral agent and administrative agent (incorporated by reference to Exhibit 1.1 to CVR Energy, Inc.'s Form 8-K filed on December 27, 2012 (Commission File No. 001-33492)).

10.8		Amended and Restated ABL Pledge and Security Agreement, dated as of December 20, 2012, among CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 1.2 to CVR Energy, Inc.'s Form 8-K filed on December 27, 2012 (Commission File No. 001-33492)).

Exhibit Number	Exhibit Title
10.9	Amended and Restated First Lien Pledge and Security Agreement, dated as of December 28, 2006, among Coffeyville Resources, LLC, CL JV Holdings, LLC, Coffeyville Pipeline, Inc., Coffeyville Refining and Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, as grantors, and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.2 to CVR Energy Inc.'s Registration Statement on Form S-1/A, File No. 333-137588, filed on February 12, 2007 (Commission File No. 001-33492)).

10.10	ABL Intercreditor Agreement, dated as of February 22, 2011, among Coffeyville Resources, LLC, Coffeyville Finance Inc., Deutsche Bank Trust Company Americas, as collateral agent for the ABL secured parties, Wells Fargo Bank, National Association, as collateral trustee for the secured parties in respect of the outstanding first lien obligations, and the outstanding second lien notes and certain subordinated liens, respectively, and the Guarantors (as defined therein) (incorporated by reference to Exhibit 1.3 to CVR Energy, Inc.'s Form 8-K filed on February 28, 2011 (Commission File No. 001-33492)).

10.11	First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of April 6, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the other grantors from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Wells Fargo Bank, National Association, as indenture agent, J. Aron & Company, as hedging counterparty, each additional first lien representative and Wells Fargo Bank, National Association, as collateral trustee (incorporated by reference to Exhibit 10.33 to CVR Energy Inc.'s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012 (Commission File No. 001-33492)).

10.12	Omnibus Amendment Agreement and Consent under the Intercreditor Agreement, dated as of April 6, 2010, by and among Coffeyville Resources, LLC, Coffeyville Finance Inc., Coffeyville Pipeline, Inc., Coffeyville Refining & Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., CL JV Holdings, LLC, and certain subsidiaries of the foregoing as Guarantors, the Requisite Lenders, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and Revolving Issuing Bank, J. Aron & Company, as a hedge counterparty and Wells Fargo Bank, National Association, as Collateral Trustee (incorporated by reference to Exhibit 1.4 to CVR Energy Inc.'s Form 8-K filed on April 12, 2010 (Commission File No. 001-33492)).

10.13	First and Subordinated Lien Intercreditor Agreement, dated as of April 6, 2010, among Coffeyville Resources, LLC, Wells Fargo Bank, National Association, as collateral agent for the first lien claimholders, and Wells Fargo Bank, National Association, as collateral trustee for itself and the subordinated lien claimholders (incorporated by reference to Exhibit 10.34 to CVR Energy Inc.'s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012 (Commission File No. 001-33492)).

10.14	Senior Unsecured Revolving Credit Agreement, dated as of January 23, 2013, by and among CVR Refining, LLC and Coffeyville Resources, LLC (incorporated by reference to Exhibit 10.4 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

Exhibit Number		Exhibit Title
10.15		Coke Supply Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.5 of the Form 10-Q filed by CVR Energy, Inc. on December 6, 2007 (Commission File No. 001-33492)).

10.16		Amended and Restated Cross-Easement Agreement, dated as of April 13, 2011, among Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.5 to the Form 8-K/A filed by CVR Energy, Inc. on May 23, 2011 (Commission File No. 001-33492)).

10.17		Environmental Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.7 of the Form 10-Q filed by CVR Energy, Inc. on December 6, 2007).

10.18		Supplement to Environmental Agreement, dated as of February 15, 2008, by and between Coffeyville Resources Refining and Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.17.1 of the Form 10-K filed by CVR Energy, Inc. on March 28, 2008 (Commission File No. 001-33492)).

10.19		Second Supplement to Environmental Agreement, dated as of July 23, 2008, by and between Coffeyville Resources Refining and Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.1 of the Form 10-Q filed by CVR Energy, Inc. on August 14, 2008 (Commission File No. 001-33492)).

10.20		Amended and Restated Feedstock and Shared Services Agreement, dated as of April 13, 2011, among Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.4 to the Form 8-K/A filed by CVR Energy, Inc. on May 23, 2011 (Commission File No. 001-33492)).

10.21		Raw Water and Facilities Sharing Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.9 of the Form 10-Q filed by CVR Energy, Inc. on December 6, 2007 (Commission File No. 001-33492)).

10.22	†	Amended and Restated Crude Oil Supply Agreement dated August 31, 2012, by and between Vitol Inc. and Coffeyville Resources Refining & Marketing, LLC (incorporated by reference to Exhibit 10.16 to CVR Refining, LP's Form S-1 filed on October 1, 2012).

10.23	†	Pipeline Construction, Operation and Transportation Commitment Agreement, dated February 11, 2004, as amended, between Plains Pipeline, L.P. and Coffeyville Resources Refining & Marketing, LLC (incorporated by reference to Exhibit 10.17 to CVR Refining, LP's Form S-1/A filed on November 27, 2012).

10.24	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and John J. Lipinski (incorporated by reference to Exhibit 10.16 of the Form S-1/A of CVR Partners, LP filed on January 28, 2011 (Commission File No. 001-35120)).

10.25	++	Third Amended and Restated Employment Agreement, dated as of July 27, 2012, by and between CVR Energy, Inc. and Susan M. Ball (incorporated by reference to Exhibit 10.1 of CVR Energy Inc.'s Form 10-Q for the quarter ended September 30, 2012, filed on November 6, 2012) (Commission File No. 001-33492)).

Exhibit Number		Exhibit Title
10.26	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and Stanley A. Riemann (incorporated by reference to Exhibit 10.18 of the Form S-1/A filed by CVR Partners, LP on January 28, 2011 (Commission File No. 001-35120)).

10.27	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and Edmund S. Gross (incorporated by reference to Exhibit 10.4 to the CVR Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011 (Commission File No. 001-33492)).

10.28	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and Robert W. Haugen (incorporated by reference to Exhibit 10.5 to the CVR Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011 (Commission File No. 001-33492)).

10.29		Reorganization Agreement, dated as of January 16, 2013, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to CVR Refining, LP's Form 8-K filed on January 23, 2013).

10.30	++	Amendment to Third Amended and Restated Employment Agreement, dated as of March 11, 2013, by and between CVR Energy, Inc. and John J. Lipinski (incorporated by reference to Exhibit 10.6 to CVR Refining, LP's Form 10-Q for the quarter ended March 31, 2013).

12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1		List of Subsidiaries of CVR Refining, LP (incorporated by reference to Exhibit 21.1 to CVR Refining, LP's Form S-1 filed on October 1, 2012).

23.1	*	Consent of KPMG LLP.

23.2	**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.1).

24.1	**	Powers of Attorney (included on signature pages).

25.1	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the Indenture governing the 6.500% Senior Notes due 2022.

99.1	*	Form of Letter of Transmittal, with respect to outstanding notes and exchange notes.

99.2	**	Form of Notice of Guaranteed Delivery, with respect to outstanding notes and exchange notes.

99.3	**	Form of Instructions to Registered Holder Beneficial Owners.

99.4	**	Form of Letter to Clients.

99.5	**	Form of Letter to Registered Holders.

Exhibit Number		Exhibit Title
101	***	The following financial information of CVR Refining, LP contained in this registration statement on Form S-4, formatted in XBRL (Extensible Business Reporting Language) includes: (i) the Consolidated and Combined Balance Sheets as of March 31, 2013, December 31, 2012 and December 31, 2011, (ii) the Combined Statements of Operations for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010, (iii) the Combined Statements of Changes in Partners' Capital/Divisional Equity for the three months ended March 31, 2013 and for the years ended December 31, 2012, 2011 and 2010, (iv) the Combined Statements of Cash Flows for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010 and (v) the Notes to the Consolidated and Combined Financial Statements for the respective interim and annual periods.

*
Filed herewith.

**
Previously filed.

***
Previously furnished. Users of this data are advised pursuant to Rule 406T of Regulation S-T that this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and is otherwise not subject to liability under these sections.

†
Certain portions of this exhibit have been omitted and separately filed with the SEC pursuant to a request for confidential treatment which has been granted by the SEC.

++
Denotes management contract or compensatory plan or arrangement.

Item 22.    Undertakings.

        Each of the undersigned registrants hereby undertake:

  (a)
  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

  (5)
  that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference in to the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c)
  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, CVR Refining, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

CVR REFINING, LLC
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LP		Sole Member	July 11, 2013
By:	CVR REFINING GP, LLC
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer, President and Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Coffeyville Finance Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

COFFEYVILLE FINANCE INC.
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski	Chairman, Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball	Director, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act, CVR Refining, LP has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

CVR REFINING, LP
By:	CVR REFINING GP, LLC
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer, President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski	Chief Executive Officer, President and Director (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
* Stanley A. Riemann	Director of CVR Refining GP, LLC	July 11, 2013
Carl C. Icahn	Director of CVR Refining GP, LLC	July 11, 2013
* SungHwan Cho	Director of CVR Refining GP, LLC	July 11, 2013
* Keith Cozza	Director of CVR Refining GP, LLC	July 11, 2013
* Vincent J. Intrieri	Director of CVR Refining GP, LLC	July 11, 2013

Signature	Title	Date

Samuel Merksamer	Director of CVR Refining GP, LLC	July 11, 2013
* Daniel A. Ninivaggi	Director of CVR Refining GP, LLC	July 11, 2013
* Kenneth Shea	Director of CVR Refining GP, LLC	July 11, 2013
* Jon R. Whitney	Director of CVR Refining GP, LLC	July 11, 2013
* Glenn R. Zander	Director of CVR Refining GP, LLC	July 11, 2013

By:	/s/ SUSAN M. BALL Susan M. Ball As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Coffeyville Resources Crude Transportation, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LLC		Sole Member	July 11, 2013
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Coffeyville Resources Pipeline, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

COFFEYVILLE RESOURCES PIPELINE, LLC
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LLC		Sole Member	July 11, 2013
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Coffeyville Resources Refining & Marketing, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LLC		Sole Member	July 11, 2013
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

SIGNATURES

        Pursuant to the requirements of the Securities Act, Coffeyville Resources Terminal, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

COFFEYVILLE RESOURCES TERMINAL, LLC
By:	/s/ JOHN J. LIPINSKI
John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LLC		Sole Member	July 11, 2013
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Wynnewood Energy Company, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

WYNNEWOOD ENERGY COMPANY, LLC
By:	/s/ JOHN J. LIPINSKI
John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LLC		Sole Member	July 11, 2013
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Wynnewood Refining Company, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on the eleventh day of July, 2013.

WYNNEWOOD REFINING COMPANY, LLC
By:	/s/ JOHN J. LIPINSKI
John J. Lipinski Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN J. LIPINSKI John J. Lipinski		Chief Executive Officer and President (Principal Executive Officer)	July 11, 2013
/s/ SUSAN M. BALL Susan M. Ball		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 11, 2013
CVR REFINING, LLC		Sole Member	July 11, 2013
By:	/s/ JOHN J. LIPINSKI John J. Lipinski Chief Executive Officer and President

EXHIBIT LIST

Exhibit Number		Exhibit Title
3.1		Certificate of Limited Partnership of CVR Refining, LP (incorporated by reference to Exhibit 3.1 to CVR Refining, LP's Form S-1 filed on October 1, 2012).

3.2		First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP, dated as of January 23, 2013 (incorporated by reference to Exhibit 3.1 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

3.3	**	Certificate of Formation of CVR Refining, LLC.

3.4	**	Limited Liability Company Agreement of CVR Refining, LLC.

3.5	**	Certificate of Incorporation of Coffeyville Finance Inc.

3.6	**	By-laws of Coffeyville Finance Inc.

3.7	**	Certificate of Formation of Coffeyville Resources Crude Transportation, LLC.

3.8	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Crude Transportation, LLC.

3.9	**	Certificate of Formation of Coffeyville Resources Pipeline, LLC.

3.10	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Pipeline, LLC.

3.11	**	Certificate of Formation of Coffeyville Resources Refining & Marketing, LLC.

3.12	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Refining & Marketing, LLC.

3.13	**	Certificate of Formation of Coffeyville Resources Terminal, LLC.

3.14	**	Amended and Restated Limited Liability Company Operating Agreement of Coffeyville Resources Terminal, LLC.

3.15	**	Certificate of Formation of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.15.1	**	Certificate of Amendment to Certificate of Formation of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.16	**	Limited Liability Company Agreement of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.16.1	**	First Amendment to the Limited Liability Company Agreement of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC).

3.17	**	Certificate of Formation of Wynnewood Refining Company, LLC.

3.18	**	Limited Liability Company Agreement of Wynnewood Refining Company, LLC.

4.1		Indenture relating to 6.500% Senior Notes due 2022, dated as of October 23, 2012, by and among CVR Refining, LLC, Coffeyville Finance Inc., each of the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492)).

4.2		Forms of 6.500% Senior Notes due 2022 (included within the Indenture filed as Exhibit 4.1).

Exhibit Number		Exhibit Title
4.3		Registration Rights Agreement, dated October 23, 2012, among CVR Refining, LLC, Coffeyville Finance Inc., the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492)).

4.4		Registration Rights Agreement, dated as of January 23, 2013, by and among CVR Refining, LP, Icahn Enterprises Holdings L.P., CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

4.5	**	First Supplemental Indenture, dated as of March 8, 2013, among CVR Refining, LP, CVR Refining, LLC, Coffeyville Finance Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

5.1	**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

10.1		Contribution Agreement, dated December 31, 2012, by and among CVR Refining, LP, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to CVR Refining, LP's Form S-1/A filed on January 8, 2013).

10.2	++	CVR Refining, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to CVR Refining, LP's Form 8-K filed on January 23, 2013).

10.3		Services Agreement, dated December 31, 2012, by and among CVR Refining, LP, CVR Refining GP, LLC and CVR Energy, Inc. (incorporated by reference to Exhibit 10.2 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

10.4		Trademark License Agreement, dated as of January 23, 2013, by and among CVR Refining, LP and CVR Energy, Inc. (incorporated by reference to Exhibit 10.3 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

10.5		Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to CVR Refining, LP's Form S-1/A filed on November 27, 2012).

10.6		Amended and Restated Omnibus Agreement, dated as of April 13, 2011, among CVR Energy, Inc., CVR GP, LLC and CVR Partners, LP (incorporated by reference to Exhibit 10.2 to CVR Energy, Inc.'s Form 8-K/A filed on May 23, 2011 (Commission File No. 001-33492)).

10.7		Amended and Restated ABL Credit Agreement, dated as of December 20, 2012, among Coffeyville Resources, LLC, CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as collateral agent and administrative agent (incorporated by reference to Exhibit 1.1 to CVR Energy, Inc.'s Form 8-K filed on December 27, 2012 (Commission File No. 001-33492)).

10.8		Amended and Restated ABL Pledge and Security Agreement, dated as of December 20, 2012, among CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 1.2 to CVR Energy, Inc.'s Form 8-K filed on December 27, 2012 (Commission File No. 001-33492)).

Exhibit Number	Exhibit Title
10.9	Amended and Restated First Lien Pledge and Security Agreement, dated as of December 28, 2006, among Coffeyville Resources, LLC, CL JV Holdings, LLC, Coffeyville Pipeline, Inc., Coffeyville Refining and Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, as grantors, and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.2 to CVR Energy Inc.'s Registration Statement on Form S-1/A, File No. 333-137588, filed on February 12, 2007 (Commission File No. 001-33492)).

10.10	ABL Intercreditor Agreement, dated as of February 22, 2011, among Coffeyville Resources, LLC, Coffeyville Finance Inc., Deutsche Bank Trust Company Americas, as collateral agent for the ABL secured parties, Wells Fargo Bank, National Association, as collateral trustee for the secured parties in respect of the outstanding first lien obligations, and the outstanding second lien notes and certain subordinated liens, respectively, and the Guarantors (as defined therein) (incorporated by reference to Exhibit 1.3 to CVR Energy, Inc.'s Form 8-K filed on February 28, 2011 (Commission File No. 001-33492)).

10.11	First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of April 6, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the other grantors from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Wells Fargo Bank, National Association, as indenture agent, J. Aron & Company, as hedging counterparty, each additional first lien representative and Wells Fargo Bank, National Association, as collateral trustee (incorporated by reference to Exhibit 10.33 to CVR Energy Inc.'s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012 (Commission File No. 001-33492)).

10.12	Omnibus Amendment Agreement and Consent under the Intercreditor Agreement, dated as of April 6, 2010, by and among Coffeyville Resources, LLC, Coffeyville Finance Inc., Coffeyville Pipeline, Inc., Coffeyville Refining & Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., CL JV Holdings, LLC, and certain subsidiaries of the foregoing as Guarantors, the Requisite Lenders, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and Revolving Issuing Bank, J. Aron & Company, as a hedge counterparty and Wells Fargo Bank, National Association, as Collateral Trustee (incorporated by reference to Exhibit 1.4 to CVR Energy Inc.'s Form 8-K filed on April 12, 2010 (Commission File No. 001-33492)).

10.13	First and Subordinated Lien Intercreditor Agreement, dated as of April 6, 2010, among Coffeyville Resources, LLC, Wells Fargo Bank, National Association, as collateral agent for the first lien claimholders, and Wells Fargo Bank, National Association, as collateral trustee for itself and the subordinated lien claimholders (incorporated by reference to Exhibit 10.34 to CVR Energy Inc.'s Form 10-K for the year ended December 31, 2011, filed on February 29, 2012 (Commission File No. 001-33492)).

10.14	Senior Unsecured Revolving Credit Agreement, dated as of January 23, 2013, by and among CVR Refining, LLC and Coffeyville Resources, LLC (incorporated by reference to Exhibit 10.4 to CVR Refining, LP's Form 8-K filed on January 29, 2013).

10.15	Coke Supply Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.5 of the Form 10-Q filed by CVR Energy, Inc. on December 6, 2007 (Commission File No. 001-33492)).

10.16	Amended and Restated Cross-Easement Agreement, dated as of April 13, 2011, among Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.5 to the Form 8-K/A filed by CVR Energy, Inc. on May 23, 2011 (Commission File No. 001-33492)).

Exhibit Number		Exhibit Title

10.17		Environmental Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.7 of the Form 10-Q filed by CVR Energy, Inc. on December 6, 2007).

10.18		Supplement to Environmental Agreement, dated as of February 15, 2008, by and between Coffeyville Resources Refining and Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.17.1 of the Form 10-K filed by CVR Energy, Inc. on March 28, 2008 (Commission File No. 001-33492)).

10.19		Second Supplement to Environmental Agreement, dated as of July 23, 2008, by and between Coffeyville Resources Refining and Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.1 of the Form 10-Q filed by CVR Energy, Inc. on August 14, 2008 (Commission File No. 001-33492)).

10.20		Amended and Restated Feedstock and Shared Services Agreement, dated as of April 13, 2011, among Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.4 to the Form 8-K/A filed by CVR Energy, Inc. on May 23, 2011 (Commission File No. 001-33492)).

10.21		Raw Water and Facilities Sharing Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC (incorporated by reference to Exhibit 10.9 of the Form 10-Q filed by CVR Energy, Inc. on December 6, 2007 (Commission File No. 001-33492)).

10.22	†	Amended and Restated Crude Oil Supply Agreement dated August 31, 2012, by and between Vitol Inc. and Coffeyville Resources Refining & Marketing, LLC (incorporated by reference to Exhibit 10.16 to CVR Refining, LP's Form S-1 filed on October 1, 2012).

10.23	†	Pipeline Construction, Operation and Transportation Commitment Agreement, dated February 11, 2004, as amended, between Plains Pipeline, L.P. and Coffeyville Resources Refining & Marketing, LLC (incorporated by reference to Exhibit 10.17 to CVR Refining, LP's Form S-1/A filed on November 27, 2012).

10.24	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and John J. Lipinski (incorporated by reference to Exhibit 10.16 of the Form S-1/A of CVR Partners, LP filed on January 28, 2011 (Commission File No. 001-35120)).

10.25	++	Third Amended and Restated Employment Agreement, dated as of July 27, 2012, by and between CVR Energy, Inc. and Susan M. Ball (incorporated by reference to Exhibit 10.1 of CVR Energy Inc.'s Form 10-Q for the quarter ended September 30, 2012, filed on November 6, 2012) (Commission File No. 001-33492)).

10.26	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and Stanley A. Riemann (incorporated by reference to Exhibit 10.18 of the Form S-1/A filed by CVR Partners, LP on January 28, 2011 (Commission File No. 001-35120)).

10.27	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and Edmund S. Gross (incorporated by reference to Exhibit 10.4 to the CVR Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011 (Commission File No. 001-33492)).

10.28	++	Third Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between CVR Energy, Inc. and Robert W. Haugen (incorporated by reference to Exhibit 10.5 to the CVR Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011 (Commission File No. 001-33492)).

Exhibit Number		Exhibit Title
10.29		Reorganization Agreement, dated as of January 16, 2013, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to CVR Refining, LP's Form 8-K filed on January 23, 2013).

10.30	++	Amendment to Third Amended and Restated Employment Agreement, dated as of March 11, 2013, by and between CVR Energy, Inc. and John J. Lipinski (incorporated by reference to Exhibit 10.6 to CVR Refining, LP's Form 10-Q for the quarter ended March 31, 2013).

12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1		List of Subsidiaries of CVR Refining, LP (incorporated by reference to Exhibit 21.1 to CVR Refining, LP's Form S-1 filed on October 1, 2012).

23.1	*	Consent of KPMG LLP.

23.2	**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.1).

24.1	**	Powers of Attorney (included on signature pages).

25.1	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the Indenture governing the 6.500% Senior Notes due 2022.

99.1	*	Form of Letter of Transmittal, with respect to outstanding notes and exchange notes.

99.2	**	Form of Notice of Guaranteed Delivery, with respect to outstanding notes and exchange notes.

99.3	**	Form of Instructions to Registered Holder Beneficial Owners.

99.4	**	Form of Letter to Clients.

99.5	**	Form of Letter to Registered Holders.

101	***	The following financial information of CVR Refining, LP contained in this registration statement on Form S-4, formatted in XBRL (Extensible Business Reporting Language) includes: (i) the Consolidated and Combined Balance Sheets as of March 31, 2013, December 31, 2012 and December 31, 2011, (ii) the Combined Statements of Operations for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010, (iii) the Combined Statements of Changes in Partners' Capital/Divisional Equity for the three months ended March 31, 2013 and for the years ended December 31, 2012, 2011 and 2010, (iv) the Combined Statements of Cash Flows for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010 and (v) the Notes to the Consolidated and Combined Financial Statements for the respective interim and annual periods.

*
Filed herewith.

**
Previously filed.

***
Previously furnished. Users of this data are advised pursuant to Rule 406T of Regulation S-T that this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and is otherwise not subject to liability under these sections.

†
Certain portions of this exhibit have been omitted and separately filed with the SEC pursuant to a request for confidential treatment which has been granted by the SEC.

++
Denotes management contract or compensatory plan or arrangement.